As filed with the Securities and Exchange Commission on August 29, 2017

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-2903252
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1311 Pineview Drive, Suite 501

Morgantown, West Virginia 26505

1-304-292-2226

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Stephen Turner

Chief Executive Officer

Protea Biosciences Group, Inc.

1311 Pineview Drive, Suite 501

Morgantown, West Virginia 26505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen A. Weiss, Esq. Megan J. Penick, Esq. CKR Law LLP 12100 Wilshire Boulevard, Suite 480 Los Angeles, California 90025 Tel: (310) 312-1860 Fax: (310) 477-3481	Harvey Kesner, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $0.0001 per share (2)(3)	$17,250,000	$2,000

Common stock underlying representative’s common stock purchase warrants (2)(4)	$1,155,000	$134

Total	$18,405,000	$2,134

(1)	Gives retroactive effect to a 1-for-50 reverse stock split to be effected prior to the effective date of this Registration Statement and assumes an initial public offering price of $5.00 per share. The proposed maximum aggregate offering price assumes an offering of 3,000,000 shares of common stock for the account of the Registrant and the full exercise of the underwriters’ over-allotment option to purchase up to an additional 450,000 shares, and is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments.

(2)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(3)	Includes shares which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any (up to 15% of the offering amount).

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representatives’ warrants is equal to 110% of $1,150,000 (7% of $15,000,000).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 29, 2017

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION

Protea Biosciences Group, Inc.

                 Shares of Common Stock

We are offering for sale a total of               shares of our common stock, $0.0001 par value per share.

Our common stock is currently quoted on the OTCQB under the symbol “PRGB.” We intend to apply to have our common stock listed on The NASDAQ Capital Market under the symbol [PRGB]. On August 22, 2017 the last reported sale price of our common stock as reported on the OTCQB was $0.065. In order to obtain NASDAQ listing approval we intend to effect a reverse split of our common stock; the exact amount of which shall be determined by our board of directors immediately prior to the date of this prospectus. In this prospectus, we assume that the price per share in this offering, on a post-split basis, will be in the range of $4.00 to $6.00, and we have used the $5.00 per share (the midpoint of such range) for the assumptions set forth herein.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)
Proceeds to us, before expenses	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discounts and commissions. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters a 45 day option, exercisable by the underwriters, in whole or in part, to purchase up to an additional           shares of common stock, at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.  If the underwriters exercise the option in full, the total discount and commissions will be $         , and the total proceeds, before expenses, to us will be $         .

The underwriters expect to deliver our securities to investors on or about        , 2017.

Except as otherwise indicated, all share and per share amounts in this prospectus assume and give retroactive effect to a 1-for-50 reverse stock split of our outstanding shares of common stock, which will occur prior to or upon the effective date of this prospectus.  However, based upon our pre-offering closing market price at August 22, 2017 of $0.065 per share, a 1-for-50 ratio of the reverse stock split may be insufficient in order to offer our shares of common stock within the price range referred to above and list our shares on the Nasdaq Capital Market or other national securities exchange. Accordingly, prior to the effective date of this registration statement of which this prospectus is a part, we may be required to obtain another approval from our stockholders to increase a reverse stock split ratio in excess of 1-for-50.

LAIDLAW & COMPANY (UK) LTD.

The date of this prospectus is _______, 2017

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States:  We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements”.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” the “registrant,” “Protea,” “we,” “our,” or “us” in this prospectus mean Protea Biosciences Group, Inc. and its consolidated subsidiaries;

•	all shares, common stock, and per share data assumes and gives pro forma retroactive effect to a one-for-50 reverse stock split of Protea’s outstanding capital stock that will be consummated prior to the effective date of the registration statement of which this prospectus is a part;

•	assumes a public offering price of our common stock (after giving effect to such reverse stock split) of $5.00 per share, the mid-range of the estimated $4.00 to $6.00 initial offering price per share;

•	“year” or “fiscal year” mean the year ending December 31;

•	all dollar or $ references when used in this prospectus refer to United States dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•	the results of clinical trials and the regulatory approval process;

•	our ability to raise capital to fund continuing operations;

•	market acceptance of any products that may be approved for commercialization;

•	our ability to protect our intellectual property rights;

•	the impact of any infringement actions or other litigation brought against us;

•	competition from other providers and products; our ability to develop and commercialize new and improved products and services;

•	changes in government regulation;

•	our ability to complete capital raising transactions; and

•	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

We have estimated that the initial offering price of our common stock will range between $4.00 and $6.00 per share and have assumed an initial offering price of $5.00, representing the mid-point of such range.

Except as otherwise indicated, all share and per share amounts in this prospectus assumes and gives retroactive effect to a 1-for-50 reverse stock split of our outstanding shares of common stock, which will occur prior to or upon the effective date of this prospectus. Our Board of Directors has discretionary authority to determine the exact ratio of the reverse stock split (up to 1-for-50) based upon the market price of our common stock on the date of such determination and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. On August 25, 2017, our Board of Directors authorized a 1-for-50 reverse stock split. However, based on our pre-offering closing market price at August 22, 2017 of $0.065 per share, a 1-for-50 ratio of the reverse stock split may be insufficient in order to offer our shares of common stock within the price range referred to above and list our shares on the Nasdaq Capital Market or other national securities exchange. Accordingly, prior to the effective date of this registration statement of which this prospectus is a part, we may be required to obtain another approval from our stockholders to increase a reverse stock split ratio in excess of 1-for-50.

About Our Business

We provide bioanalytical services that support the development of new pharmaceuticals and other products by providing detailed molecular information as requested by our clients. Our services and technology address the molecular information needs of immunotherapy and therapeutic protein drug development, which has been the source of all of our historical revenues. We can provide both visual and analytical evaluation of therapeutic efficacy and the analysis of drug target tissues and tumor microenvironments. Our clients include pharmaceutical, chemical and biotechnology companies, as well as academic and government laboratories, both under contracts and on an ad-hoc basis.

Protea is an emerging growth, bioanalytical technology company that has developed proprietary technology which enables the rapid and direct identification, mapping and display of the molecules present in living cells and tissue samples, thereby providing “molecular information” that is of value to the pharmaceutical, diagnostic and life science industries.

We are applying our proprietary technology to create a new class of molecular tests for the improved diagnosis and management of cancer. We have established a collaborative research initiative with The Yale University School of Medicine that employs our technology for the definitive diagnosis of malignant melanoma. We anticipate the commercial availability of our first cancer diagnostic test sometime in 2018. In July 2017, we entered into a Collaborative Research Agreement with the Massachusetts General Hospital (MGH) for the joint development of new medical diagnostic technology in the fields of oncology and wound healing. Additional collaborations are in development.

We have completed the development of a proprietary bioanalytical technology that enables the rapid and direct analysis and visualization of molecules in cells. Known as LAESI®, under an exclusive licensed from The George Washington University.  This technology is covered under twelve issued patents and has been the subject of over 50 peer-reviewed publications. LAESI technology couples with “mass spectrometers,” which are instruments that detect, characterize, and identify molecules. LAESI enables rapid speed (providing data results in seconds to minutes vs. days) and the generation of large molecular datasets. Based on our tests and actual usage of our LAESI® technology, more than 1,000 molecules can be directly identified in a single analysis.

“Bioanalytics” and “molecular information” as referenced herein refer to the identification and characterization of the proteins, metabolites, lipids and other biologically active molecules that are produced by all living cells and life forms, and the use of proprietary machine learning algorithms (AI) to analyze these very large data sets.

In summary, we are pursuing our vision of developing and applying next generation bioanalytical technology to support a new era of medical research and disease diagnosis, where the molecular networks of human cellular processes can be clearly defined, with data rapidly available, thereby accelerating pharmaceutical development, and revolutionizing cancer diagnosis and treatment.

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Our Business Strategy

Protea is developing two primary business areas, bioanalytical services and bioanalytical diagnostics, which are described in more detail below.

Bioanalytical Services

We provide bioanalytical services that support the development of new pharmaceuticals by providing detailed molecular information as requested by our clients. Employing our proprietary technology and methods, we can provide integrated proteomics, metabolomics, protein characterization and imaging solutions. Our mass spec imaging methods can identify biologically-active molecules produced by cells, then instantly spatially-display the molecules (both two- and three-dimensional) in tissue (histology) sections.

We continue to develop new bioanalytics technology to improve the availability, comprehensiveness, and usefulness of molecular information to address the needs of our clients.

We are growing our list of platform extending partnerships to bundle our services with theirs and expand our total available services market opportunities.

Bioanalytical Diagnostics

We are creating a new class of bioanalytics-based molecular tests for the improved diagnosis and management of cancer. We believe our proprietary bioanalytics technology will provide more accurate and unambiguous results for use in the diagnosis and management of cancer. We employ proprietary “machine learning algorithms” on tissue, targeting data generated from our proprietary workflows to provide a statistically supportive diagnostic decision.

Our test methodology has been developed and now applied to our first cancer test, for the differential diagnosis of malignant melanoma.

To advance the development of a broad range of new tests, we are developing partnerships with top tier medical research institutions that combine our expertise with the institutions’ medical knowledge and resources.

Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. As such, these risks are discussed in more detail in the section of this prospectus entitled “Risk Factors,” which begins on page 9 of this prospectus and includes the following sections:

•	We have a history of losses;
•	We may be required to raise additional financing;
•	We have a significant amount of indebtedness and have defaulted in the payment of many debt obligations;
•	We may be unable to protect our intellectual property;
•	Market acceptance of our products is still uncertain;
•	We face significant competition; and
•	Investors in this offering will incur substantial dilution.

Our Reverse Stock Split

On April 28, 2017, we obtained shareholder approval to increase the number of shares of our authorized common stock, $0.0001 par value per share, from 500,000,000 shares to 750,000,000 shares.  In addition, and in order to seek to qualify the listing of our shares of common stock on the Nasdaq Capital Market or another national securities exchange, on April 28, 2017, we obtained shareholder approval to seek discretionary authority to effect a reverse stock split of our issued and outstanding shares of common stock of up to one-for-50, as determined at the discretion of our Board to be in our best interests without further approval from our stockholders

We intend to consummate a reverse stock split immediately prior to the effective date of the registration statement of which this prospectus is a part. Thus far, the Company has obtained authorization from our stockholders to consummate a reverse stock split of up to 1:50 and our Board of Directors approved the 1:50 reverse stock split on August 25, 2017, with the effective date of the reverse stock split to be such time as the officers of the Company deem appropriate. For the reasons set forth below, prior to the effective date of this prospectus, we intend to seek stockholder approval to effectuate an additional increase in the authorized range of such reverse stock split from a minimum of 1:50 to a maximum of 1:125. No fractional shares of common stock will be issued in connection with the reverse stock split, and all such fractional interests will be rounded down to the nearest whole number. Issued and outstanding stock options, convertible notes and warrants will be split on the same basis and exercise prices will be adjusted accordingly.

Unless otherwise indicated, all information presented in this prospectus gives retroactive effect to such 1-for-50 reverse stock split and all share price, per share, convertible note conversion prices and stock option and warrant exercise price data set forth in this prospectus has been adjusted to give effect to the 1-for-50 reverse stock split.

As of December 31, 2016 and August 21, 2017, on a pre-split basis, we had issued and outstanding a total of (i) 162,471,373 and 398,633,940 shares of our common stock, respectively, and (ii) warrants to purchase a total of 122,475,881 and 221,611,629 shares of our common stock, respectively, at certain exercise prices ranging from $0.075 to $2.25 per share.

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As a result of the proposed 1-for-50 reverse stock split, we will have (i) 750,000,000 shares of common stock authorized,  of which (ii) all outstanding 398,633,940 shares of our common stock, prior to the consummation of such reverse stock split, will be reduced to 7,972,679 shares, (iii) all 108,167,947 shares of our common stock issuable upon conversion of $6,107,068 principal amount of convertible notes and debentures, would be reduced to 2,163,364 shares with a corresponding increase in the conversion price of such convertible securities ranging from $0.50 to $25.00 per share, and (iv) all 221,661,629 shares of our common stock issuable upon exercise of outstanding warrants, prior to the consummation of the reverse stock split, will be reduced to 4,432,233 shares with a corresponding increase in the exercise prices of such warrants to prices ranging from $3.75 to $112.50 per share.

Notwithstanding the above, based on our current pre-offering closing market price on the OTCQB at August 22, 2017 of $0.065 per share, in order to offer our shares of common stock within a price range of between $4.00 and $6.00 per share and meet the requirements to list our shares on the Nasdaq Capital Market or other national securities exchange, prior to the effective date of the registration statement of which this prospectus is a part, we will need to obtain another approval from our stockholders to complete a reverse split ratio in excess of 1-for-50.  We therefore will likely be required to seek approval from the holders of a majority of our outstanding shares of common stock to (i) effect a reverse split within a range of between 1-for-50 to 1-for-125, (ii) grant our Board discretionary authority to determine the exact ratio of the reverse stock split based upon the market price of our common stock on the date of such determination and (iii) cause such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. There can be no assurance that such stockholder approval will be obtained. See the section entitled “Risk Factors” beginning on page 9 of this prospectus.

Additional information regarding our issued and outstanding securities may be found in the section of this prospectus entitled “Description of Securities.”

Recent Sales of Securities

Between November 2016 through March 2017, we received an aggregate of $2,095,430 in gross cash proceeds from 71 accredited investors in connection with the sale of approximately 209.54 units of securities (each a “Unit” and collectively, the “Units”) pursuant to the terms and conditions of subscription agreements (the “Subscription Agreements”) by and among the Company and each of the purchasers thereto.  The Units were offered at a price of $10,000 per Unit and consisted of up to (a) 2,667 shares of common stock, (b) 18-month warrants to purchase 2,667 shares of common stock at an exercise price of $4.50 per share (the “Class A Warrants”), and (c) five-year warrants to purchase 2,667 shares of common stock at an exercise price of $5.63 per share (the “Class B Warrants” and, together with the Class A Warrants, the “Investor Warrants”).  The offering terminated on March 31, 2017, and we issued an aggregate of 552,115 shares of common stock at $3.75 per share, Class A Warrants to purchase 552,115 shares of common stock at an exercise price of $4.50 per share, and Class B Warrants to purchase 552,115 shares of common stock at an exercise price of $5.63 per share.

In connection with the Unit offering, the Company paid to Laidlaw & Company (UK) Ltd., as placement agent, an aggregate of $258,092 in cash compensation, representing fees and an expense allowance, and issued a warrant to the placement agent to purchase an aggregate of 149,274 shares of common stock, with an exercise price of $3.75 per share and a term of three years. The Company also issued one Unit to the placement agent’s legal counsel for services rendered in connection with the Closing.

The sales of common stock from November 2016 through March 2017 (see above) at a unit price of $3.75 per share triggered the anti-dilution provisions contained in certain financial instruments we had previously issued between 2013 and 2016. As a result, to satisfy our obligations under such provisions, we were required to issue 1,714,500 additional shares of common stock, issue 504,887 Warrants to purchase shares of common stock, reduce the conversion rate of certain outstanding notes to $3.75 per share and reduce the exercise price of 989,191 outstanding warrants.

In April 2017, we received a loan of $500,000 from Summit Resources, Inc., an affiliate of one of our directors, under a 15% maximum $1,750,000 secured installment convertible note that matures in March 2020, and is convertible at the option of the holder into shares of our common stock at a price equal to the lower of 85% of the per share offering price in this prospectus or $0.075 ($3.75, as adjusted for the contemplated reverse stock split.  In connection with such financing, we issued to the note holder a warrant to purchase 400,000 shares of our common stock at an exercise price equal to the conversion price of the note.

In June 2017, we received the sum of $1,000,000 from the issuance of a 20% original issue discount debenture in $1,200,000 face amount to Andreas Wawrla.  The debenture is due and payable on the earlier of November 30, 2017 or from the net proceeds of our sale of $5,000,000 or more of our securities in any public or private offering.  The debenture is convertible to our common stock at a conversion price of $3.75 per share.  We also issued to the debenture holder a three-year warrant to purchase additional shares of our common stock equal to 100% of the shares issuable upon conversion of the debenture at an exercise price of $3.75 per share.

In July 2017, the Company issued a $360,000 note to PPLL, LLC under a two-year advisory agreement that was entered into in connection with the Company’s collaboration and research agreement with MGH. The note is convertible into 720,000 shares of the Company’s common stock at any time after January 28, 2018 at the option of the holder and may be paid by the Company by the issuance of such shares of common stock in exchange for cancellation of the note.   For further information, see “Certain Relationships and Related Transactions” on page 56 of this prospectus.

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In August 2017, we received a loan agreement in the amount of $440,000 from Summit Resources under a maximum 10% $500,000 note payable on the earlier of (a) December 31, 2017, (b) our receipt of $2,500,000 or more from any subsequent private placement of securities consummated prior to December 31, 2017, or (c) the completion of the offering contemplated by this prospectus.   In consideration of its making of the Loan, and in addition to interest and any other charges to be paid pursuant to this Note, the Borrower hereby grants to the Lender or its designees a seven (7) year warrant to purchase, for an initial exercise price of $3.75 per share, 1,200,000 shares of the common stock, $0.0001 par value per share.

In addition to the above financings, and in order to provide it with funds necessary to continue to operate its business, prior to the effective date of the registration statement of which this prospectus is a part, the Company intends to engage in one or more private placements of convertible notes and warrants to accredited investors and seek to raise up to $5,550,000 (the “Interim Financings”).  However, as of August 25, 2017, on a pre-split basis, based on 398,633,940 outstanding shares of our common stock and up to 329,779,576 additional shares that would be issuable upon conversion of currently outstanding convertible notes and debentures and exercise of currently outstanding warrants, we would not have enough shares authorized under our certificate of incorporation to issue shares of common stock or reserve shares of common stock for subsequent issuance to prospective investors in such Interim Financings.

On August 25, 2017, we entered into an agreement with PPLL and Summit, who each agreed that until January 15, 2018, they

•	would not convert any convertible notes held by them or exercise any warrants issued to Summit unless and until the Company has, in addition to all shares of common stock issued and issuable to connection with the proposed Interim Financings, a sufficient number of shares of authorized common stock available to be issued to PPLL and Summit upon full conversion or exercise of their securities; and’

•	would waive the covenants of our Company to reserve up 139,333,333 shares of our common stock otherwise potentially issuable to PPLL and Summit.

In connection with such agreement, we committed that by no later than January 15, 2018, the Company would either consummate a reverse stock split or obtain stockholder approval to increase the 750,000,000 shares of common stock under our certificate of incorporation to provide for a sufficient number of authorized but unissued shares of common stock to accommodate the full conversion and exercise of all convertible notes and warrants held by PPLL and Summit. Failure to effectuate the reverse split or amendment to our certificate of incorporation would be an event of default under the notes.

There can be no assurance that we will be able to obtain any Interim Financing or that we will be able to provide an adequate number of shares of our common stock to comply with the terms of all of our outstanding convertible securities and warrants.  See “Risk Factors” on page 9 of this prospectus.

Our Exchange Offers

As of August 21, 2017, we were in default on the payment of approximately $2,085,400 of outstanding notes and debentures.

In addition, the anti-dilution provisions contained in many of our outstanding securities between 2013 and 2017 has created significant derivative liabilities for our Company. As of December 31, 2016, such derivative liability has been calculated to be in excess of $3,100,000 and increases as we sell additional warrants with anti-dilution provisions. Such derivative liability directly impacts and reduces our stockholders’ equity, which could materially and adversely affect our ability to qualify to list our common stock for trading on the Nasdaq Capital Market or other comparable national securities exchange.

In order to cure our defaults in payment of our debt securities and to reduce, if not eliminate, the derivative liability, we:

•	Offered to the holder(s) of all $2,270,688 of 20% original issue discount debentures issued in 2016 an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange their debentures for a new 20% original issued discount convertible debenture due September 30, 2017, plus one share of our common stock for each $1.00 outstanding principal amount of the new 20% OID convertible debenture issued to them. As proposed, the contemplated restated 20% OID convertible debenture would be in face amount equal to 100% of the outstanding principal of and accrued interest on the earlier convertible debentures and, upon consummation of any subsequent public offering of our common stock that is registered under the Securities Act prior to the new maturity date, would be subject to mandatory conversion at a 20% discount to the initial public offering price of our common stock (the “OID Convertible Debenture Exchange Offer”). As of the date of this prospectus, an aggregate of $2,254,281 of the 2016 20% OID Debentures were exchanged for $2,366,995 of new 20% OID Debentures due September 30, 2017, and the parties to the exchange offer received an additional 49,779 shares of our common stock. The remaining $16,406 of our 20% original discount debentures that were not exchanged for new 20% OID Debentures are currently in default and there can be no assurance that the three holders of such defaulted debentures will agree to accept our exchange offer.

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•	Offered to the 156 holders of our common stock and warrants issued in the 2013 offering, an opportunity under Section 3(a)(9) of the Securities Act, to (a) waive for all purposes the “make whole” provisions in their subscription agreement in exchange for one-quarter of a warrant exercisable at $4.50 per share for each of the 2,069,952 shares of Common Stock issued and issuable to them in the 2013 Offering (approximately 517,488 additional warrants) which would contain no weighted average or full ratchet anti-dilution provisions, plus (b) exchange all of the outstanding 2013 B Warrants issued in the 2013 offering (approximately 155,246 warrants) for one additional share of our common stock (the “2013 Exchange Offer”). As of the date of this prospectus, 116 of the purchasers of our securities in the 2013 offering accepted the exchange offer, resulting in the issuance of 123,251 additional shares of common stock and warrants to purchase 410,838 shares of common stock.

•	Offered to the 72 holders of our common stock and warrants issued in the 2016-17 offering, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange all of their 2016-17 Class A Warrants and 2016-17 Class B Warrants for 1.5 shares of Common Stock for each 2016-17 Class A Warrant and 2016-17 Class B Warrant (the “2016-17 Exchange Offer”). Accordingly, each $10,000 Unit that represented 2,667 shares of common stock, plus 2,667 of 2016-17 Class A Warrants and 2,667 of 2016-17 Class B Warrants would be exchanged for 1,403,620 shares of Common Stock, representing (a) 561,448 shares of Common Stock, plus (ii) 842,172 additional shares of common stock issued in lieu of the 2016-17 Class A Warrants and 2016-17 Class B Warrants. As of the date of this prospectus, 70 of the purchasers of our securities in the 2016-17 offering accepted the exchange offer resulting in the issuance of 822,172 additional shares of common stock.

•	Entered into agreements with certain related parties, including members of our board of directors, to convert approximately $2,651,719 of our indebtedness and accrued interest of $92,319 owed to such individuals into 738,410 shares of our common stock and 738,410 Class A Warrants to purchase shares of our common stock at an exercise price of 4.50 per share, and 738,410 Class B Warrants to purchase shares of our common stock at an exercise price of $5.63 per share, all upon the same terms as the Units of equity securities offered in our 2016-17 Offering. In July 2017, these related parties accepted the terms of the 2016-2017 Exchange Offer referred to above, as a result of which they were issued an aggregate of 1,097,615 additional shares of common stock in lieu of their Class A Warrants and Class B Warrants. As of the date of this prospectus, the balance of the related party debt is $2,068,994.

As a result of the acceptances we received in the above exchange offers, we believe that we will be able to significantly reduce our derivative liability.  In such connection, we intend to engage an outside consulting firm to calculate the amount of such derivative liability reduction based upon and following the issuance of our unaudited June 30, 2017 balance sheet.

Related Party Indebtedness

In 2017, related parties, including members of our board of directors, converted a total of $2,646,719 principal amount of notes we owed to such persons and accrued interest of $92,319 into units of our securities consisting of (a)730,410 shares of our common stock (a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 730,410 shares of common stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 730,410 shares of common stock at an exercise price of $5.63 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and June 30, 2017.  In July 2017, these related parties accepted the terms of the 2016-2017 Exchange Offer referred to above, as a result of which they were issued an aggregate of 1,097,615 additional shares of common stock in lieu of their Class A Warrants and Class B Warrants.

On April 7, 2017, we received a loan of $1,750,000 from Summit Resources, Inc. (“Summit”), one of our principal stockholders and an affiliate of Steve Antoline, one of our directors. The loaned amount includes $500,000 previously advanced by Summit and an additional $1,250,000 will be advanced to us from April 2017 through August 2017. We issued to Summit our senior secured promissory note in the principal amount of up to $1,750,000 that is payable in monthly installments over a period of 36 months. In addition, the Company granted a seven-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $3.75 per share.

Of the loan proceeds, we intend to apply $1,250,000 to purchase two new mass spectrometers and the balance of the loan for working capital. The company is presently evaluating the different mass spectrometers on the market prior to making its purchase and is working with Summit to amend the note agreement to best reflect these plans. We have agreed to apply 30% of the net proceeds (after commissions and offering expenses) we receive from any equity or equity type financing to reduce and prepay the $500,000 working capital portion of the loan. In addition, the entire loan is subject to mandatory prepayment in the event and to the extent that we receive gross proceeds of $5,000,000 or more from any subsequent public offering of our securities.

Commencing 30 days after installation of the state-of-the-art mass spectrometer we will pay monthly installments of principal and accrued interest in the amount equal to the greater of (a) $62,030.86 (representing 36 monthly installments of principal and accrued interest at the rate of 15% per annum), or (b) 20% of the cash proceeds we receive from customers who request services from the Company using the new mass spectrometer equipment. We also agreed to establish a special lock box to deposit cash proceeds we receive from use of such equipment.

The note is convertible into shares of our common stock, at the option of the holder at a conversion price equal to the lower of $3.75 per share (as adjusted by the contemplated the reverse stock split), or (b) 85% of the offering price per share of the common stock in any subsequent public offering of our common stock.  Based on our initial per share offering price in this offering, the conversion price of the note will be $3.75 per share.

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The loan is secured by a first lien and security interest on all of our assets and properties, including the purchased equipment and all purchase orders we receive in connection therewith.

In a related development on April 21, 2017, we entered into an agreement with Summit under which Summit agreed to waive its security interest in our accounts receivable and inventory until such time as we retire a $301,578 obligation to an unaffiliated third party, subject to our agreement to reaffirm Summit’s senior priority lien and security interest on all of our assets and properties, other than the specific accounts receivable and related collateral granted to such third party.  On June 28, 2017, we satisfied our obligation to the unaffiliated third party and the waiver is no longer applicable.

For further information, see “Certain Relationships and Related Transactions” elsewhere in this prospectus.

Organizational History

We were incorporated as SRKP 5, Inc., in Delaware on May 24, 2005. Prior to the Reverse Merger (as defined below) and split-off (as described below), our business was to provide software solutions to deliver geo-location targeted coupon advertising to mobile internet devices.

On September 2, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Protea Biosciences, Inc., a Delaware corporation (“PBI”), and we formed our wholly-owned subsidiary to complete the merger. Under the terms of the Merger Agreement, our subsidiary merged with and into PBI, as a result of which PBI became our wholly owned subsidiary (the “Reverse Merger”). In the Reverse Merger, each share of PBI common stock was automatically converted into one share of our common stock, all shares of PBI common stock in treasury were canceled and we assumed all of PBI’s rights and obligations for outstanding convertible securities and warrants. Upon the Reverse Merger, we discontinued our prior business and our business became the business of PBI and its subsidiaries.

Corporate Information

Our principal executive office is located at 1311 Pineview Drive, Suite 501, Morgantown, West Virginia 26505. Our telephone number is 1-304-292-2226 and our web address is http://proteabio.com. Information included on our website is not a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) December 31, 2019, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2019. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the "JOBS Act," and references herein to "emerging growth company" have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions available to us as a result of being an emerging growth company include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

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An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a "smaller reporting company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Common stock outstanding prior to the offering	7,972,679 shares (1)

Common stock offered by the Company	shares

Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to additional shares of our common stock to cover over-allotments, if any.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $13,000,000 or approximately $15,000,000 if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund research and development of new products, for development of the Melanoma Diagnostic Pilot Lab and commercialization efforts, to increase our sales and marketing efforts, to build infrastructure, including hiring of additional personnel, to reduce certain indebtedness and accounts payable, and for working capital and other general corporate purposes. For additional information, please refer to the section entitled “Use of Proceeds” on page 21 of this prospectus.

Proposed Nasdaq Stock Market symbol:	PRGB. Our common stock is currently quoted on the OTCQB under the symbol “PRGB.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	Represents shares of our common stock outstanding as of August 21, 2017 and does not include the following:

•	255,702 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $24.33 per share;
•	4,227,933 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.42 per share;
•	20,900 shares of common stock issuable upon conversion of $400,000 of convertible notes, 635,793 shares of common stock issuable upon conversion of $2,384,267 of convertible notes issued in the second and third quarter of 2016, 320,000 shares of common stock upon conversion of $1,200,000 of convertible 20% OID issued in 2017 and 466,667 shares of common stock upon conversion of $1,750,000 convertible promissory note;
•	204,299 shares of common stock issuable upon the exercise of outstanding warrants issued to Laidlaw & Co. (UK) Ltd. or its assigns in connection with acting as placement agent in private placements of our securities consisting of (i) warrants to purchase up to 14,820 shares of common stock at $10.00 per share, (ii) warrants to purchase up to 9,825 shares of common stock at exercise price of $10.00 per share, (iii) warrants to purchase up to 30,380 shares of common stock at an exercise price of $10.00 per share and (iv) warrants to purchase up to 149,274 shares of common stock at an exercise price of $3.75; and
•	720,000 shares of common stock issuable to PPLL, LLC in payment of, or upon conversion of, a $360,000 note due June 30, 2019 that was issued under a business advisory agreement entered into in July 2017.

Except as otherwise indicated, all information in this prospectus assumes and gives effect to (a) a 1-for-50 reverse split of our common stock, which will occur prior to the effectiveness of the registration statement of which this prospectus is a part; and (b) no exercise by the underwriters of their option to purchase up to an additional 450,000 shares of our common stock.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

Our independent registered public accounting firm has issued a “going concern” opinion.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or obtain the necessary financing we need to meet our obligations and repay our liabilities arising from normal business operations when they come due. We plan to continue to provide for our capital requirements that are not met by income from our operations by issuing additional equity or debt securities. No assurance can be given that additional capital will be available when required or on terms acceptable to us. We also cannot give assurance that we will achieve sufficient revenues in the future to achieve profitability and cash flow positive operations. The outcome of these matters cannot be predicted at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our business plan or to generate positive operating results. We believe that that these matters, among others, raise substantial doubt about our ability to continue as a going concern.

We are an emerging growth company with a limited operating history and limited sales to date.

The Company is subject to all of the risks inherent in the establishment of an emerging growth company including the absence of an operating history and the risk that we may be unable to successfully develop, manufacture and sell our products. There can be no assurance that the Company will be able to execute its business plan, including without limitation the Company’s plans to develop, then manufacture, market and sell its technologies, products and services. The Company has engaged in limited manufacturing operations to date and although the Company believes that its plans to conduct manufacturing of its products internally will work, there is no assurance that this will be the case. The Company began to sell products and services in the fourth quarter of 2007 and sales to date are limited. There can be no assurance that the Company’s sales projections and marketing plans will be achieved as anticipated and planned. It is likely that losses will be incurred during the early stages of operations. The Company believes that its future success will depend on its ability to develop and introduce its instruments and services for mass spec molecular imaging, to meet a wide range of customer needs and achieve market acceptance. The Company cannot assure prospective investors that it will be able to successfully develop and market its products or that it will recover the initial investment that must be made to develop and market such products.

We have incurred net losses since inception.

We incurred a net loss of $11,365,977 for the six months ended June 30, 2017, $15,647,922 for the year ended December 31, 2016 and $9,574,434 for the year ended December 31, 2015. The Company has a net loss of $ 106,611,507 since inception. Our independent registered public accountants issued an opinion on our audited financial statements as of and for the year ended December 31, 2016 that contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We are in default in payments of approximately $2,085,400 of our outstanding notes and debentures.

As of August 21, 2017, approximately $2,068,994 of our Loans Payable to Stockholders, advances from related parties and all $16,406 of our 20% original issued discount (“OID”) Convertible Debentures have matured and are currently in default. Although we are attempting to obtain extensions of the maturity date of these debt obligations, there is no assurance that we will be successful in such endeavors. Even if we are able to renegotiate the terms of such debt obligations and extend their maturity dates to September 30, 2017, there is no assurance that we will have the funds available by September 30, 2017 to pay our obligations, if required. In the event that all or substantially all of such creditors do not agree upon an extension of our defaulted debt securities, or we are unable to pay such debts by September 30, 2017, assuming we are able to obtain extensions of the current maturity dates, the holders of such notes and debentures could accelerate the indebtedness evidenced thereby in which event we may be forced to cease operations or be required to seek protection under the United States Bankruptcy Act.

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We may be required to raise significant additional capital.

We have been operating at a loss since inception and our working capital requirements continue to be significant. We have been supporting our business through the sale of debt and equity since inception. We will need additional funding for developing products and services, increasing our sales and marketing capabilities, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Our working capital requirements depend and will continue to depend on numerous factors including the timing of revenues, the expense involved in development of our products, and capital improvements. If we are unable to generate sufficient revenue and cash flow from operations, we will need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations, which may have the effect of diluting our existing stockholders or restricting our ability to run our business.

We plan to meet our working capital requirements by raising additional funds from the sale of equity or debt securities, the sale of certain assets, and possibly developing corporate development partnerships to advance our molecular information technology development activities by sharing the costs of development and commercialization with our partners.

Although we believe that the net proceeds of this offering will be sufficient to enable us to develop our business, increase our revenues and sustain our working capital requirements for the next 18 months, we may have to raise additional capital during such period or thereafter. We can provide no assurance as to whether our capital raising efforts will be successful or when, or if, we will ever be profitable in the future. Even if we are able to achieve profitability, we may not be able to sustain such profitability.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and our financial condition may be materially adversely affected. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt and could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results. Equity financing, if obtained, could result in additional dilution to our then existing stockholders.

We depend on the pharmaceutical and biotechnology industries.

Over the past several years, some areas of our business have grown significantly as a result of an increase in the sales of our bioanalytical instrument platform known as “LAESI®” and the increase in pharmaceutical, academic and clinical research laboratory outsourcing of their clinical drug research support activities. We believe that due to the significant investment in facilities and personnel required to support drug development, pharmaceutical, academic and clinical research laboratories look to purchase our bioanalytical instrument platforms and solutions technology to meet and administer their drug research requirements. Our revenues depend greatly on the expenditures made by these pharmaceutical and academic or clinical research laboratory companies in research and development. In some instances, companies in these industries are reliant on their ability to raise capital in order to fund their research and development projects. Accordingly, economic factors and industry trends that affect our clients in these industries also affect our business. If companies in these industries were to reduce the number of research and development projects they conduct or outsource, our business could be materially adversely affected.

Changes in government regulation or in practices relating to the pharmaceutical industry could change the need for the services we provide.

Governmental agencies throughout the world, but particularly in the United States, strictly regulate the drug development process. Changes in regulation, such as regulatory submissions to meet the internal research and development standards of pharmaceutical research, a relaxation in existing regulatory requirements, the introduction of simplified drug approval procedures or an increase in regulatory requirements that we may have difficulty satisfying or that make our services less competitive, could substantially change the demand for our services. Also, if the government increases efforts to contain drug costs and pharmaceutical companies profits from new drugs, our customers may spend less, or reduce their growth in spending on research and development.

We may be affected by health care reform.

In March 2010, the United States Congress enacted the Patient Protection and Affordable Care Act (“PPACA”) which is intended over time to expand health insurance coverage and impose health industry cost containment measures.  PPACA legislation and the accompanying regulations may significantly impact the pharmaceutical and biotechnology industries as it is implemented over the next several years.  In addition, the U.S. Congress, various state legislatures and European and Asian governments may consider various types of health care reform in order to control growing health care costs. We are unable to predict what legislative proposals will be adopted in the future, if any.

Implementation of health care reform legislation may have certain benefits but also may contain costs that could limit the profits that can be made from the development of new drugs. This could adversely affect research and development expenditures by pharmaceutical and biotechnology companies, which could in turn decrease the business opportunities available to us both in the United States and abroad. In addition, new laws or regulations may create a risk of liability, increase our costs or limit our service offerings.

Changes in healthcare law and implementing regulations, including government restrictions on pricing and reimbursement, as well as healthcare policy and other healthcare payor cost-containment initiatives, may negatively impact our ability to generate revenues.

The pricing and reimbursement environment for the pharmaceutical and biotechnology industries may change in the future and become more challenging due to, among other reasons, policies advanced by the current or any new presidential administration, federal agencies, new healthcare legislation passed by Congress or fiscal challenges faced by all levels of government health administration authorities. If pricing and regulatory changes pressure our customer base in the pharmaceutical and biotechnology industries our revenue generating ability may be adversely impacted.

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A reduction in research and development budgets at pharmaceutical companies and clinical research institutions may adversely affect our business.

Our customers include researchers at pharmaceutical companies and academic or clinical research laboratory institutions. Our ability to continue to grow and win new business is dependent in large part upon the ability and willingness of the pharmaceutical and biotechnology industries to continue to spend on research and development and to outsource their product equipment and service needs. Fluctuations in the research and development budgets of these researchers and their organizations could have a significant effect on the demand for our products and services. Research and development budgets fluctuate due to changes in available resources, mergers of pharmaceutical companies and spending priorities and institutional budgetary policies of academic or clinical research organizations. Our business could be adversely affected by any significant decrease in life sciences research and development expenditures by pharmaceutical and academic or clinical research companies. Similarly, economic factors and industry trends that affect our clients in these industries also affect our business.

We rely on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

Six customers accounted for approximately 53% of our gross revenue in fiscal 2016 and five customers accounted for approximately 52% of our gross revenues in fiscal 2015. One large pharmaceutical company (our largest customer) accounted for 22% of our gross revenue in 2016, and this customer will not continue to be a significant contributor to revenue in 2017 due to management changes within the customer laboratory. The loss of a significant amount of business from one of our major customers would materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant clients or projects in any one period may not continue to be significant clients or projects in other periods. In any given year, there is a possibility that a single pharmaceutical, academic or clinical research laboratory company may account for 5% or more of our gross revenue or that our business may be dependent on one or more large projects. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

We may bear financial risk if we underprice our contracts or overrun cost estimates.

Since some of our contracts are structured as fixed price or fee-for-service, we bear the financial risk if we initially underprice our contracts or otherwise overrun our cost estimates. Such underpricing or significant cost overruns could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

A default in our credit facility could materially and adversely affect our operating results and our financial condition.

The Company has an outstanding line of credit with United Bank. This credit facility requires us to adhere to certain contractual covenants. If there were an event of default under our credit facility that was not cured or waived, the lenders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure that our assets or cash flow would be sufficient to fully repay borrowings under the credit facility, either upon maturity or if accelerated, upon an event of default, or that we would be able to refinance or restructure the payments becoming due on the credit facility. Please see Note 3 Bank Line of Credit in Part IV, Financial Statement Footnotes in this prospectus for additional detail regarding our credit facility.

We might incur expenses to develop products that are never successfully commercialized.

We have incurred and expect to continue to incur research and development and other expenses in connection with our products business. The potential products to which we devote resources might never be successfully developed or commercialized by us for numerous reasons including:

•	inability to develop products that address our customers’ needs;
•	competitive products with superior performance;
•	patent conflicts or unenforceable intellectual property rights;
•	demand for the particular product;
•	other factors that could make the product uneconomical; and
•	termination of pre-existing license agreements.

Incurring expenses for a potential product that is not successfully developed and/or commercialized could have a material adverse effect on our business, financial condition, prospects and stock price.

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Our business uses biological and hazardous materials, which could injure people or violate laws, resulting in liability that could adversely impact our financial condition and business.

Our activities involve the controlled use of potentially harmful biological materials as well as hazardous materials and chemicals. We cannot completely eliminate the risk of accidental contamination or injury from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for damages that result and any liability could exceed our insurance coverage and ability to pay. Any contamination or injury could also damage our reputation, which is critical to obtaining new business. In addition, we are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations is significant and if changes are made to impose additional requirements, these costs could increase and have an adverse impact on our financial condition and results of operations.

Hardware or software failures, delays in the operations of our computer and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our computer and communications systems. A failure of our network or data gathering procedures could impede the processing of data, delivery of databases and services, client orders and day-to-day management of our business and could result in the corruption or loss of data. While all of our operations have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a delay in the delivery of data, we could be required to transfer our data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients. Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Finally, long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although we carry property and business interruption insurance, our coverage might not be adequate to compensate us for all losses that may occur.

We rely on third parties for important services.

We depend on third parties to provide us with services critical to our business. The failure of any of these third parties to adequately provide the needed services including, without limitation, licensed intellectual property rights, could have a material adverse effect on our business.

We license a significant portion of our intellectual property from third parties.

The Company has entered into a number of technology license agreements with various universities for the exclusive use of a significant portion of the patent-based intellectual property that the Company uses. Generally, the license agreements impose, and we expect that future license agreements will impose, various diligence, milestone payment, royalty and other obligations on us. If we fail to comply with our obligations under these agreements, or if we file for bankruptcy, we may be required to make certain payments to the licensor, we may lose the exclusivity of our license, or the licensor may have the right to terminate the license, in which event we would not be able to develop or market products covered by the license.

Additionally, the milestone and other payments associated with these licenses could materially and adversely affect our business, financial condition and results of operations. While the Company is currently in compliance with the respective terms of these agreements, if there are one or more breaches thereunder, such as the failure to pay the applicable royalties, and one or more of these agreements are terminated, the Company will not be able to use such technology and the Company’s business may be adversely affected.

In some cases, patent prosecution of our licensed technology may be controlled solely by the licensor. If our licensors fail to obtain and maintain patent or other protection for the proprietary intellectual property we in-license from them, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, and our competitors could market competing products using the intellectual property. In certain cases, we may control the prosecution of patents resulting from licensed technology. In the event we breach any of our obligations related to such prosecution, we may incur significant liability to our licensing partners. Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise regarding intellectual property subject to a licensing agreement, including, but not limited to:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

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•	the sublicensing of patent and other rights;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our collaborators; and

•	the priority of invention of patented technology.

If disputes over intellectual property and other rights that we have in-licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected drug candidates. If we fail to comply with any such obligations to our licensor, such licensor may terminate their licenses to us, in which case we would not be able to market products covered by these licenses. The loss of any of our current licensing arrangements and potentially other licenses that we enter into in the future, would have a material adverse effect on our business.

We may be unable to obtain or maintain patent or other intellectual property protection for any products or processes that we may develop.

The Company faces risks and uncertainties related to intellectual property rights. The Company may be unable to obtain or maintain its patents or other intellectual property protection for any products or processes that it may develop; third parties may obtain patents covering the manufacture, use or sale of these products or processes which may prevent the Company from commercializing its technology; or any patents that the Company may obtain may not prevent other companies from competing with it by designing their products or conducting their activities so as to avoid the coverage of the Company’s patents.

Since patent applications in the U.S. are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from the earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

Proceedings to obtain, enforce or defend patents and to defend against charges of infringement are time consuming and expensive activities, and it is possible that the Company could become involved in such proceedings. Unfavorable outcomes in these proceedings could limit the Company’s activities and any patent rights that the Company may obtain, which could adversely affect its business or financial condition. Even if such proceedings ultimately are determined to be without merit, they can be expensive and distracting for the Company’s operations and personnel.

In addition, the Company’s success will depend in part on the ability of the Company to preserve its trade secrets. The Company cannot ensure investors that the obligations to maintain the confidentiality of trade secrets or proprietary information will not wrongfully be breached by employees, consultants, advisors or others or that the Company’s trade secrets or proprietary know how will not otherwise become known or be independently developed by competitors in such a manner that the Company has no legal recourse.

We are in a highly competitive market.

The Company is engaged in the highly competitive field of biotechnology. Competition from numerous existing biotechnology companies and others entering the proteomics field is intense and expected to increase. Many of these companies are larger, more established and recognized in the marketplace, and/or have substantially greater financial and business resources than the Company. Moreover, competitors who are able to develop and to commence commercial sales of their products before the Company may enjoy a significant competitive advantage. Likewise, innovations by competitors could cause the Company’s products or services to become obsolete or less attractive in the marketplace, adversely affecting sales and/or sales projections. The Company cannot assure investors that its technology will enable it to compete successfully in the future.

We may expand our business through acquisitions.

We occasionally review acquisition candidates. Factors which may affect our ability to grow successfully through acquisitions include:

•	inability to obtain financing;

•	difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;
•	diversion of management’s attention from current operations;
•	the possibility that we may be adversely affected by risk factors facing the acquired companies;

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•	acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our Common Stock to the shareholders of the acquired company, dilutive to the percentage of ownership of our existing stockholders;

•	potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and

•	loss of key employees of the acquired companies.

We are dependent on certain key personnel.

The success of the Company is dependent to a significant degree upon the skill and experience of its founders and other key personnel including Stephen Turner, David Halverson, Matthew Powell, Haddon Goodman, and others. The loss of the services of any of these individuals would adversely affect the Company’s business. Although the Company has obtained key man life insurance policies on Mr. Turner, its CEO, there is no assurance that policy proceeds would cover all potential costs or operational challenges that would result from the loss of services from Mr. Turner and in any event, such policy would not cover the lives or loss of these other individuals. The Company cannot assure prospective investors that it would be able to find adequate replacements for these key individuals. In addition, the Company believes that its future success will depend in large part upon its continued ability to attract and retain highly skilled employees, who are in great demand.

We are developing products in a rapidly evolving field and there are no assurances that the results of our research and development efforts will not be rendered obsolete by the research efforts and technological activities of others.

The bioanalytics field in which the Company is developing products is rapidly evolving. The Company cannot assure prospective investors that any results of the Company’s research and development efforts will not be rendered obsolete by the research efforts and technological activities of others, including the efforts and activities of governments, major research facilities and large multinational corporations. While the Company believes that its initial efforts to develop its bioanalytics technology platform have been successful thus far, there can be no assurance that the Company will be able to successfully expand its operations in the future, to commercialize, market and sell products and services at projected levels, or to fully develop the technology in a timely and successful manner.

To date, we have obtained no revenues from the diagnostic sector.

As of the date of filing this prospectus, we have not yet earned any revenues from the diagnostics sector of our business. While we are hopeful that we will earn revenues at some point in the near future, and while we believe that our initial efforts to develop our bioanalytics technology platform have been successful thus far, we cannot offer any assurance that we will be able to successfully commercialize, market and sell our products or that we will definitely achieve any revenues from such efforts.

There is no assurance that the Company’s manufacturing plans will be successful.

The Company employs internal and contract manufacturing. There is no assurance that the Company’s manufacturing plans will be successful. While the Company has a quality assurance program for its products, there nonetheless is inherent in any manufacturing process the risk of product defects or manufacturing problems that could result in potential liability for product liability risks.

Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our products or services which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets may not be able to obtain adequate access to credit or equity funding, which could affect their ability to make timely payments to us. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. In addition, the financial condition of our credit facility providers, which is beyond our control, may adversely change. Any decrease in our access to borrowings under our credit facility, tightening of lending standards and other changes to our sources of liquidity could adversely impact our ability to obtain the financing we need to continue operating the business in our current manner. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

Risks Relating to Ownership of Our Securities

There is no active public trading market for our Common Stock and we cannot assure you that an active trading market will develop in the near future.

Our Common Stock is quoted under the symbol “PRGB” in the over-the-counter markets, including the OTCQB tier of the OTC Markets Group, Inc.; however, it is not listed on any stock exchange and there is currently very limited trading in our securities. We cannot assure you that an active trading market for our Common Stock will develop in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. There may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our Common Stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our Common Stock is not active.

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Our share price could be volatile and our trading volume may fluctuate substantially.

The market price of our Common Stock may experience volatility. Many factors could have a significant impact on the future price of our Common Stock including:

•	our failure to successfully implement our business objectives;
•	compliance with ongoing regulatory requirements;
•	market acceptance of our products;
•	technological innovations, new commercial products or drug discovery efforts and clinical activities by us or our competitors;
•	changes in government regulations;
•	general economic conditions and other external factors;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	the degree of trading liquidity in our Common Stock; and
•	our ability to meet the minimum standards required for remaining listed on the OTC Markets.

These factors also include ones beyond our control such as market conditions within our industry and changes in the pharmaceutical and biotechnology industries. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. The stock market, and in particular the market for pharmaceutical and biotechnology company stocks, has also experienced significant decreases in value in the past. This volatility and valuation decline has affected the market prices of securities issued by many companies, often for reasons unrelated to their operating performance, and might adversely affect the price of our Common Stock.

We have established Preferred Stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has authorized 10,000,000 shares of Preferred Stock, of which none are issued and outstanding. The shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock pursuant to the Board of Directors’ authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred Stock issued by us may rank senior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Sales of securities that are currently subject to market standoff provisions would cause our stock price to decrease.

Stockholders holding aggregate of 1,751,126 shares of our Common Stock, including our directors, officers and certain key employees, are subject to a market standoff agreement which provides that the purchaser will not sell, assign or otherwise transfer or dispose of any Common Stock, warrants or other securities of the Company until September 30, 2017. The price of our Common Stock could decline if there are substantial sales of our Common Stock following the “lock-up” period, particularly sales by our directors, executive officers and significant stockholders, or if there is a large number of shares of our Common Stock available for sale.

Our Certificate of Incorporation provides our directors with limited liability.

Our Certificate of Incorporation states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law (the “DGCL”) or shall be liable because the director (i) shall have breached his duty of loyalty to us or our stockholders, (ii) shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law, or (iii) shall have derived an improper personal benefit. Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

Certain provisions of our Certificate of Incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and the DGCL contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of our stockholders.

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We also are subject to the anti-takeover provisions of the DGCL, which prohibit us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. This statute has the effect of making it more difficult to effect a change in control of a Delaware company.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

As a public reporting company, we require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;
•	fraudulent action of an individual or collusion of two or more people;
•	inappropriate management override of procedures; and
•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2016 based on the criteria established in “Internal Control - Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded as a result of material weaknesses in our internal control over financial reporting, our disclosure controls and procedures were not effective as of December 31, 2016. The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses our internal control over financial reporting, which are common to many small companies: (i) lack of sufficient personnel commensurate with the Company’s reporting requirements; (ii) the Company did not consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives; and (iii) insufficient written documentation or training of internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission (the “SEC”) and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

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We do not presently have effective internal controls; if we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder. At present, we do not presently have effective internal controls in place and our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls that we have in place will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years following our initial public offering, that is, until February 2019, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

Our officers, directors and principal stockholders collectively beneficially own approximately 35.83% of our outstanding Common Stock. As a result, these stockholders, if they act together, will be able to control the management and affairs of our Company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Common Stock. This concentration of ownership may not be in the best interests of our other stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our Common Stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our Common Stock.

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Risks Related to Our Reverse Stock Split

The recent decline in the market price for our common stock may adversely impact our proposed 1-for-50 reverse stock split and the offering of our common stock, and we may be required to seek shareholder approval for an additional reverse stock split prior to listing our shares on the Nasdaq Capital Market and consummating this offering.

Between April 2014 and August 21, 2017, the market price of our common stock has declined from a high of $2.10 per share to as low as $0.04 per share and closed on August 22, 2017 at $0.065 per share. In order to qualify to list our shares on the Nasdaq Capital Market we will need to maintain a minimum $4.00 per share market price. On March 2, 2017, we obtained stockholder approval to effectuate a reverse stock split in the range of 1-for-15 and 1-for-50.  While our Board of Directors has since approved effectuating a 1-for-50 reverse stock split at such time as the officers’ of the Company deem necessary, as our common stock’s trading price remains low, we have deemed it in the Company’s best interest to seek stockholder approval for a reverse split in excess of 1-for-50.  Accordingly, in order to offer our shares of common stock for sale within the anticipated price range of between $4.00 and $6.00 per share, unless the current market price of our common stock increases prior to the effective date of the registration statement of which this prospectus is a part, we will seek approval from our stockholders to increase such reverse stock split to an amount in excess of 1-for-50.  If required, we will seek this approval from majority holders of our common stock to effect a reverse split in a range of between 1-for-50 to 1-for-125, grant our Board of Directors discretionary authority to determine the exact ratio of the reverse stock split within such range, based upon the market price of our common stock on the date of such determination and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board of Directors in its sole discretion. This potential increase in a reverse split ratio is significant, and there can be no assurance that such stockholder approval will be obtained. If we cannot obtain this approval from our stockholders at that time, we will not be able to comply with the minimum bid price requirement on the Nasdaq Capital Market or other national securities exchange, will not be able to list our common stock on any of these national securities, and therefore, be required to abandon this offering.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market.

Even if the reverse stock split achieves the requisite reverse stock split ratio in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company's common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the future market price of our common stock and jeopardize our ability to maintain the Nasdaq Capital Market's minimum bid price requirement. In addition to specific listing and maintenance standards, the Nasdaq Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

Even if the reverse stock split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of the Nasdaq Capital Market.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. Our failure to meet these requirements may result in our common stock being delisted from the Nasdaq Capital Market, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Risks Relating to this Offering

We have significant discretion over the use of the gross proceeds.

The maximum gross proceeds to us from the sale of our common stock will be $15,000,000 ($17,250,000 if the over-allotment is exercised). Substantially all of the remaining net proceeds of this Offering will be used for working capital and general corporate purposes. The proceeds shall be used to repay indebtedness, carry out our business plan, pay salaries to our employees and satisfy our expenses, foreseeable and unforeseeable. As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As of June 30, 2017, our net tangible book value was a deficit of ($11,806,081) or (1.48) per share. After giving effect to the sale of 3,000,000 shares of common stock in this offering at the anticipated offering price of $5.00 per share, and after deducting estimated offering expenses payable by us, our net tangible book value as of June 30, 2017 would have been $5,380,572, or approximately $0.46 per share of our common stock. This represents an immediate increase in as adjusted pro forma, net tangible book value per share of $1.95 to the existing stockholders and an immediate substantial dilution in as adjusted pro forma net tangible book value per share of $4.54 to new investors who purchase our common stock in the offering. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

A substantial number of shares of our common stock may be sold after completion of this offering, which could cause the price of our common stock to decline.

As of the date of this prospectus, an aggregate of 7,972,679 shares of our common stock are issued and outstanding. In this offering, we will sell ________ shares, or approximately ___% of the total number of shares of our common stock to be outstanding stock after giving effect to completion of this offering. In addition, as many as an additional 4,014,493 shares may be issued upon exercise of our outstanding warrants and options and conversion of our outstanding convertible notes and debentures (including warrants issuable to the Representative of the underwriters). The sale in this offering and any future sales of a substantial number of shares of our common stock in the public market (in, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restriction on resale or the expiration of lock-up agreements such as those entered into in connection with this offering, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management's attention and harm our business.

The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of biotechnology and biopharmaceutical companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and biopharmaceutical companies have experienced significant stock price volatility in recent years. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management's attention and resources, which could adversely affect our business.

An investment in the Company’s common stock is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

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If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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USE OF PROCEEDS

The net proceeds from the sale of our common stock, after deducting the underwriters’ commissions and estimated offering expenses payable by us, will be approximately $13,000,000 or approximately $15,000,000 if the underwriters’ over-allotment option is exercised in full, based on an assumed public offering price of $5.00 per share (after giving effect to the proposed reverse split), such net proceeds will be applied, approximately, as follows:

•	approximately $2,500,000 will be used to increase our sales and marketing efforts;

•	approximately $2,000,000 will be used to development of the Melanoma Diagnostic Pilot Lab and commercialization efforts;

•	approximately $1,500,000 will be used for research and development of new diagnostic products;

•	approximately $1,800,000 to build infrastructure, including hiring of additional personnel;

•	approximately $2,500,000 to retire certain indebtedness and reduce accounts payable; and

•	the balance of approximately $2,700,000 for working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. The costs and timing of development activities are highly uncertain, subject to substantial risks and can often change. Due to the many variables inherent to the development of our drug candidates, we cannot currently predict the stage of development we expect the net proceeds of this offering to achieve for our clinical trials, preclinical studies and drug candidates.

Our management will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes. For example, if we identify opportunities that we believe are in the best interests of our stockholders, we may use a portion of the net proceeds from this offering to acquire, invest in or license complementary products, technologies or businesses, although we have no current understandings, agreements or commitments to do so. In addition, the amounts and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical trials or clinical trials we may commence in the future and the timing of regulatory submissions. Depending on the outcome of these activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering toward different uses and in different proportions than we currently anticipate.

Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we currently do not anticipate paying any cash dividends for the foreseeable future. Instead, we anticipate that all of our earnings on our common stock will be used to provide working capital, to support our operations, and to finance the growth and development of our business, or investment in, businesses, technologies or products that complement our existing business. Any future determination relating to dividend policy will be made at the discretion of our Board and will depend on a number of factors, including, but not limited to, our future earnings, capital requirements, financial condition, future prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits and other factors our Board might deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2017, on:

•	an actual basis, after giving effect to our one-for-50 reverse stock split; and

•	on a pro forma as adjusted basis giving effect to the foregoing and the sale of shares of common stock by us in this offering at the estimated initial public offering price of $5.00 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	June 30, 2017
	Actual	As Adjusted
Cash and cash equivalents*	$82,652	$13,882,652
Indebtedness due within one year (1)(2)	$9,158,383	$6,517,403

Total long term debt - net of current portion (A)(B)	$1,776,185	$1,776,185

Stockholders’ equity:
Common stock, $0.0001 par value, 750,000,000 shares authorized, 4,196,971 actual shares and 7,843,479 as adjusted shares outstanding (1)	789	1,155
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares outstanding
Additional paid-in capital	94,804,489	111,245,104
Accumulated deficit	(106,611,507)	(105,865,834)
Accumulated other comprehensive (loss) income	148	148
Total stockholders' equity (deficit)	(11,806,081)	5,380,572
Total capitalization	$(788,861)	$27,556,812

(1)

In the second and third quarters of 2016, the Company issued convertible promissory notes that had a total outstanding balance of $2,332,541 as of June 30, 2017, received a $3,000,000 bank line of credit that becomes due in July 2018, received related parties advances totaling $1,662,144 and issued a note to CKR Law LLP, the Company’s legal counsel, in the amount of $308,439 (the “CKR Note”).

(2)	As adjusted, indebtedness gives effect to the automatic conversion into our common stock of OID Notes of $2,332,541 and the CKR Note of $308,439

(A) $1.00 increase in the assumed public offering price of $5.00 per share would decrease the as adjusted number of shares of common stock issued and outstanding by approximately 500,000 and a $1.00 decrease in the assumed public offering price of $5.00 per common share, which was the minimum anticipated offering price based on an assumed share price of $0.10 pre-split, would increase the adjusted number of shares issued and outstanding by approximately 750,000. A 100,000 share increase (decrease) in the number of shares offered by us at the assumed public offering price of $5.00 per common share would increase (decrease) the as adjusted amount of each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders' equity and total capitalization by approximately $460,000, after deducting estimated placement agent's fees and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

(B) The number of shares of our common stock prior to and to be outstanding immediately after this offering is based on 7,972,679 shares of our common stock outstanding as of August 21, 2017.

The actual and as adjusted number of shares of our common stock outstanding, above excludes:

•	333,000 shares of common stock issuable upon exercise of options granted under the 2002 Equity incentive plan and the 2013 Equity Incentive Plan of which 146,420 shares have vested to date, and 32,593 additional shares reserved for issuance under such plans.

•	4,227,933 shares of common stock issuable upon exercise of outstanding warrants with an exercise prices ranging from $3.75 to $112.50 per share.

•	204,299 shares of common stock issuable upon the exercise of outstanding warrants issued to Laidlaw & Co. (UK) Ltd. or its assigns in connection with acting as placement agent in private placements of our securities consisting of (i) warrants to purchase up to 14,820 shares of common stock at $10.00 per share, (ii) warrants to purchase up to 9,825 shares of common stock at exercise price of $10.00 per share, (iii) warrants to purchase up to 30,380 shares of common stock at an exercise price of $10.00 per share and (iv) warrants to purchase up to 149,274 shares of common stock at an exercise price of $3.75.

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•	20,900 shares of common stock issuable upon conversion of $400,000 of convertible notes as at June 30, 2016, 635,792 shares of common stock issuable upon conversion of $2,383,824 of convertible notes issued in 2nd & 3rd Quarters of 2016, 320,000 shares of common stock issuable upon conversion of $1,200,000 of convertible 20% OID issued in 2017 and 466,667 shares of common stock upon conversion of $1,750,000 convertible promissory note.

•	720,000 shares of common stock issuable to PPLL, LLC in payment of, or upon conversion of, a $360,000 note due June 30, 2019 that was issued under a business advisory agreement entered into in July 2017

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of June 30, 2017 was a deficit of $(11,806,081) or $(1.48) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date. On a pro forma basis, after giving effect to the sale of 3,000,000 shares in this offering at an assumed initial public offering price of $5.00 per share for net proceeds of $13,000,000, as if such offering had occurred at the end of the June 30, 2017, our pro forma net tangible book value as of June 30, 2017 would have been approximately $5,380,572, or approximately $0.46 per share of our common stock. This represents an immediate increase in as adjusted pro forma, net tangible book value per share of $1.95 to the existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value per share of $4.54 to new investors who purchase shares in the offering. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$5.00
Historical net tangible book value per share as of June 30, 2017	$(1.48)
Pro forma net tangible book value (deficit) per share as of June 30, 2017	0.46
Increase in as adjusted pro forma net tangible book value per share attributable to the offering	1.95
Dilution in net tangible book value per share to new investors		$4.54

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share after giving effect to the offering would be $0.63 per share. This represents an increase in as adjusted net tangible book value of $2.11 per share to existing stockholders and dilution in as adjusted net tangible book value of $4.37 per share to new investors.

A $1.00 increase in the assumed public offering price of $5.00 per share of common stock would increase our as adjusted net tangible book value by $3,000,000 to approximately $0.71 per share, and dilution per share to new investors to approximately $4.29 per share, assuming that the number of shares of common stock offered by us remains the same. A $1.00 decrease in in the assumed public offering price of $5.00 per share of common stock would decrease our as adjusted net tangible book value by $3,000,000 to approximately $0.51 per share and dilution per share to new investors by approximately $4.49.

If the underwriters’ option to purchase additional shares to cover over-allotments is exercised in full, our existing stockholders would own approximately 70% and our new investors would own approximately 30% of the total number of shares of our common stock outstanding after this offering.

The above table and discussion exclude the following:

•	333,000 shares of common stock issuable upon exercise of options granted under the 2002 Equity incentive plan and the 2013 Equity Incentive Plan of which 146,420 shares have vested to date, and 32,593 additional shares reserved for issuance under such plans.

•	4,227,933 shares of common stock issuable upon exercise of outstanding warrants with an exercise prices ranging from $3.75 to $112.50 per share.

•	204,299 shares of common stock issuable upon the exercise of outstanding warrants issued to Laidlaw & Co. (UK) Ltd. or its assigns in connection with acting as placement agent in private placements of our securities consisting of (i) warrants to purchase up to 14,820 shares of common stock at $10.00 per share, (ii) warrants to purchase up to 9,825 shares of common stock at exercise price of $10.00 per share, (iii) warrants to purchase up to 30,380 shares of common stock at an exercise price of $10.00 per share and (iv) warrants to purchase up to 149,274 shares of common stock at an exercise price of $3.75.

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•	20,900 shares of common stock issuable upon conversion of $400,000 of convertible notes as at June 30, 2016, 635,793 shares of common stock issuable upon conversion of $2,383,824 of convertible notes issued in 2nd & 3rd Quarters of 2016, 320,000 shares of common stock issuable upon conversion of $1,200,000 of convertible 20% OID issued in 2017 and 466,667 shares of common stock upon conversion of $1,750,000 convertible promissory note.

•	720,000 shares of common stock issuable to PPLL, LLC in payment of, or upon conversion of, a $360,000 note due June 30, 2019 that was issued under a business advisory agreement entered into in July 2017

•	450,000 shares of common stock issuable upon the full exercise of the underwriters’ over-allotment option.

To the extent that outstanding options or warrants are exercised and outstanding convertible notes are converted into common stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The following table summarizes, on an as adjusted basis as of August 21, 2017 the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at an assumed public offering price of $5.00 as shown on the cover page of this prospectus.

	Shares Purchased		Total Consideration		Average Price
	Number	%	Amount	%	Per Share
Existing stockholders	7,972,679	72.7	$60,489,219	80	7.59
New investors from this offering	3,000,000	27.3	$15,000,000	20	5.00
Total	10,972,679	100.0	$75,489,219	100.0%	6.88

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statement Notice

Certain statements made in this prospectus are “forward-looking statements” regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Protea Biosciences Group, Inc. (“we,” “us,” “our,” “Protea” or the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company’s plans and objectives are based, in part, on assumptions involving the continued expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and therefore, there can be no assurance the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

OVERVIEW

Protea Biosciences Group, Inc. (referred to herein as “Protea,” “the Company,” “we,” “us” and “our”) is an emerging growth, molecular information company that has developed a revolutionary platform technology that enables the direct analysis, mapping and display of biologically active molecules in living cells and tissue samples. The technology platform offers new, unprecedented capabilities useful to the pharmaceutical, diagnostic, clinical research, agricultural and life science industries. “Molecular information” refers to the generation and bioinformatic processing of very large data sets, known as “big data,” obtained by applying the Company’s technology to identify and characterize the proteins, metabolites, lipids and other molecules which are the biologically active molecular products of all living cells and life forms.

For a comprehensive discussion of the Company’s business, its strategy, products and services, competitive environment and related information please see the Business section of this prospectus.

RESULTS OF OPERATIONS

Three Months Ended June 30, 2017 Compared to the Three Months Ended June 30, 2016

The Company recorded a net loss of $5,501,348 for the three months ended June 30, 2017. This result represents an increased loss of $3,693,751 over the $1,807,598 net loss recorded for the three months ended June 30, 2016. The change reflects a $5,891,250 decrease in the Company’s estimate of the fair value of the anti-dilutive provisions included in certain of the Company’s outstanding financial instruments compared to June 30, 2016. See Note 4 Fair Value of Financial Assets and Liabilities – Derivative Financial Instruments to our Unaudited Financial Statements for the Quarter Ended June 30, 2017 for additional information. Other quarter-over-quarter changes include an increase in interest expense of $817,810 due to the expensing of the estimated fair value of warrants associated with related party advances which have no terms.

Gross revenue for the three months ended June 30, 2017 decreased by 44% over the gross revenue recognized for the three months ended June 30, 2016. Traditionally the second quarter of the year trends higher than the first quarter due to the nature of the business. However, a major customer changed from outsourcing to insourcing which has led to a decrease in revenue, along with a turnover in our sales force. Revenue from molecular information services decreased by 48%. The revenue component reflects a decrease the number of services projects completed in the quarter offset by the actual dollar amount of the service projects. At the end of the three months ended June 30, 2017, there was a back log of projects due to customers that were unable to provide samples to process. This is a continuation of the back log known as of the three months ending March 31, 2017. Molecular information service customers include pharmaceutical, biotechnology, chemical and medical device companies.

In the three months ending June 30, 2017, we did not sell any LAESI® devices and didn’t sell any devices during the three months ended June 30, 2016. The revenue for LAESI Instrument Platform has increased by 242% quarter-over-quarter. This is due to income from warranty plans and spare parts for the units has increased compared to the three months ending June 30, 2016.

Revenue from research products decreased by 41%. The decrease reflects fewer bulk sales from one significant customer, items on backorder thus missing sales opportunities and from discontinuing certain products.

For the three months ended June 30, 2017 versus the three months ended June 30, 2016, cost of revenue as presented in the Statement of Operations and Comprehensive Loss decreased by $100,087 or 20% primarily as a result of the Company not having significant ongoing revenue generating projects.

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Selling, general and administrative (“SG&A”) expenses recognized during the three months ended June 30, 2017 were $1,110,475 or 20% less than the SG&A expenses recorded during the comparable period in 2016. This decrease is due to a decrease in outside services, legal expense and merchant service fees with an offset of an increase in executed consulting agreements.

For the three months ended June 30, 2017 compared to the three months ended June 30, 2016, research and development expenses increased 42% primarily due to an increase in lab supplies offset with a decrease in consulting fees and salaries, wages and benefits. In addition, funding for certain expenses incurred by the Company in support of its ongoing participation in the Defense Advanced Research Projects Agency (“DARPA”) program referred to as the Rapid Threat Assessment program is recorded in this line item. The funding was $57,314 for the three months ended June 30, 2017 versus $63,364 for the three months ended June 30, 2016. The amount and timing of future expenses and expense recovery related to our participation in this program are difficult to forecast considering the research and development nature of the collaboration.

For the three months ended June 30, 2017, interest expense increased 219% versus the three months ended June 30, 2016 reflecting both an overall increase in debt issuance costs and original issue discount associated with those obligations (i.e., the amortization of debt issuance costs and accretion of original issue discount to interest expense over the term of the underlying obligation). As of June 30, 2017, total interest-bearing indebtedness was $10,946,948 versus $9,473,024 as of June 30, 2016. As of December 31, 2016, interest-bearing indebtedness was $10,329,070. See also Note 9 Bank Line of Credit, Note 10 Obligations to Stockholders, Note 12 Debt, and Note 18 Evaluation of Subsequent Events in Notes to Consolidated Financial Statements included in this prospectus for additional information regarding the Company’s short and long-term debt and advances and loans from stockholders.

The Company recorded other income of $5,171,902 for the net decrease in the fair value of derivative liabilities during the three months ended June 30, 2017. The decrease in the expense is due to the Exchange Offers accepted by investors, which eliminated down-round anti-dilution provisions that were causing certain instruments to be accounted for as derivatives. These derivative liabilities include certain anti-dilution provisions contained in various financial instruments issued by the Company, in particular convertible notes and warrants. There have been no changes in the assumptions underlying the calculation of estimated fair value of these liabilities in 2017. Detailed information regarding the fair value of these liabilities, including the assumptions used to estimate the fair value of these liabilities, can be found in Note 4 Fair Value of Financial Assets and Liabilities – Derivative Financial Instruments in Notes to Consolidated Financial Statements included in this prospectus.

In connection with the Exchange Offers, the Company recognized a one-time non-cash inducement expense of $8,138,109 related to the fair value of the additional shares of common stock and additional stock warrants that were issued to shareholders holding the original shares that contained down-round anti-dilution provisions. Detailed information regarding the Exchange Offers can be found in Note 13 Common Stock in our Notes to Unaudited Consolidated Financial Statements for the Quarter Ended June 30, 2017.

The Company did not recognize a provision for income taxes for the three months ended June 30, 2017 or for the comparable periods in 2016. The Company has evaluated its income tax position in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740, Income Taxes, and determined that a full valuation allowance against its deferred tax asset was appropriate as of June 30, 2017 and December 31, 2016, the two balance sheet dates included in the Consolidated Balance Sheets included in this report. As of June 30, 2017, the Company had a deferred tax asset of $32,000,000 with a full, offsetting valuation allowance. Net operating loss (“NOL”) carryforwards totaled approximately $81,200,000 as of June 30, 2017. These NOLs begin to expire in 2021 for both federal and state income tax purposes.

Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016

The Company recorded a net loss for the six months ended June 30, 2017 of $11,365,977, a 293% increased loss over the comparable six months ended June 30, 2016 of $2,893,141. The increase in net loss is related to the exchange agreements contributing $8,143,109 of expense associated with the issuance of stock related to the exchange offers and debt inducement costs, stock warrant expense increasing $70,497 and loss on asset disposal increased $73,420 over the comparable period in 2016. See Note 13 Common Stock in Notes to Consolidated Financial Statements included in our Notes to Unaudited Consolidated Financial Statements for the Quarter Ended June 30, 2017 for additional information regarding the exchange agreements.

Gross revenue for the six months ended June 30, 2017 decreased by 35% over the gross revenue recognized for the six months ended June 30, 2016. Revenue from molecular information services decreased by 28%. The decrease reflects decreases in both the number of customers for whom we performed services and the number of services projects completed in the period. The major contributor to our decrease in revenues is one of our major customers, who contributed to 30% of overall molecular information services in 2016, has changed from outsourcing projects to insourcing projects.

We recorded revenue from the sales of one LAESI® device in the six months ended June 30, 2016. However, we did not sell any devices in the six months ending June 30, 2017. With recorded revenues from this extended warranties and sales of LAESI spare parts this component decreased 83% over the six months ending June 30, 2016. The lack of sales is due to the Company changing directions toward a fee for service platform.

For the six months ended June 30, 2017 versus the six months ended June 30, 2016, cost of revenue as presented in the Consolidated Statements of Operations and Comprehensive Loss decreased 2% primarily as a result of the Company having less revenue producing activities during the six months ended June 30, 2017.

SG&A expenses recognized during the six months ended June 30, 2017 were $2,607,781, which was 13% decrease than the SG&A expenses recorded for the comparable period in 2016. The decrease is from the decrease in wages and benefits, depreciation, merchant services fees and a decrease in legal fees in the six months ended June 30, 2017.

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For the six months ended June 30, 2017 compared to the six months ended June 30, 2016, R&D expenses decreased 12% primarily due to a decrease in costs associated with the development of the LAESI® instrument platform. In addition, funding for certain expenses incurred by the Company in support of its ongoing participation in the DARPA program referred to as the Rapid Threat Assessment program is recorded in this line item. The funding was $120,678 for the six months ended June 30, 2017 versus $86,116 for the six months ended June 30, 2016.

The gains from sales of investment of $85,355 recorded during the six months ended June 30, 2017 reflects the Company’s sale of 25,000 shares of AzurRx Common Stock. The gains are equivalent to the proceeds resulting from the sales of the shares less transaction costs as the basis for the Company’s AzurRx investment had previously been reduced to $0.

During the six months ended June 30, 2016, the Company received proceeds from an insurance claim of $45,952. No insurance claims were filed during the first six months ending June 30, 2017.

For the six months ended June 30, 2017, interest expense increased 215% versus the six months ended June 30, 2016 reflecting both an overall increase in outstanding debt and the interest expense associated with those obligations, including the amortization of issuance costs and accretion of original-issue-discount. See Note 9 Bank Line of Credit, Note 10 Obligations to Stockholders, and Note 12 Debt in Notes to Consolidated Financial Statements included in Part I, Item 1 of this report for additional information regarding the Company’s short and long-term debt. Although there were no debt conversion inducement costs recognized in the first six months of 2016 the Company recognized debt conversion inducement costs of $8,143,109 in the six months ending June 30, 2017 as part of the exchange agreements and inducement costs. See Note 13 Common Stock in Notes to Consolidated Financial Statements in this prospectus for additional information.

Fiscal Year Ended December 31, 2016 Compared to the Fiscal Year Ended December 31, 2015

The Company recorded a net loss for the year ended December 31, 2016 of $15,647,922. This result is an increase of $6,073,488 over the net loss of $9,574,434 recorded for the year ended December 31, 2015. This increase is due primarily to an increase in the estimated fair value of the anti-dilutive provisions included in certain of the Company’s outstanding financial instruments of $7,970,851 and an increase in interest expense of $351,110, offset by an increase in revenues of $584,993, a decrease in total operating expenses of $1,061,931 (cost of revenue, SG&A and R&D expenses) and gains increase totaling $592,100 resulting from the Company’s sales of AzurRx Common Stock.

Gross revenue for the year ended December 31, 2016 increased by 31% over the gross revenue recognized for the year ended December 31, 2015. Revenue from molecular information services increased by 91%. The increase reflects increases in both the number of customers for whom we performed services and the number of services projects completed in the period.

We recorded revenue from the sale of four LAESI® devices in the year ended December 31, 2015. However, we sold only two of these devices in the year ended December 31, 2016. As a result, the revenues from this component decreased 44% versus the year ended December 31, 2015. The lack of a sale in the recent completed quarter is more reflective of the Company changing focus of revenue to Lab Services more than the sale of LAESI instruments.

Revenue from research products increased by 6%. This increase primarily reflects an increase in revenue from the sales of consumables.

Selling, general and administrative (“SG&A”) expenses recognized during the year ended December 31, 2016 were $5,631,978, which was 19% less than the SG&A expenses of $6,923,228 for the year ended December 31, 2015. The change reflects both the Company’s adoption of a new methodology to estimate cost of revenue for molecular information services during the three months ended June 30, 2016, September 30, 2016 and December 31, 2016 and efforts to reduce personnel costs, outside services, consulting expenses, and other activity recorded as SG&A expenses, in particular during the year ended December 31, 2015.

For the year ended December 31, 2016 compared to the year ended December 31, 2015, R&D expenses decreased 55% primarily due to a decrease in costs associated with the development of the LAESI® instrument platform and Nanopost Array (“NAPA”) technologies. As mentioned above, both of these products are now considered commercial products. In addition, funding for certain expenses incurred by the Company in support of its ongoing participation in the DARPA program referred to as the Rapid Threat Assessment program is recorded in this line item. The funding was $101,808 for the year ended December 31, 2016 versus $141,484 for the year ended December 31, 2015. The amount and timing of future expenses and expense recovery related to our participation in this program are difficult to forecast considering the research and development nature of the collaboration.

The gains from sales of investment of $1,502,100 recorded during the year ended December 31, 2016 reflects the sale of 1,706,941 shares of AzurRx Common Stock, including 1,016,941, 550,000 and 140,000 shares in the first, second and third quarter of 2016, respectively. The gains are equivalent to the proceeds resulting from the sales of the shares less transaction costs as the basis for the Company’s AzurRx investment had previously been reduced to $0.

For the year ended December 31, 2016 interest expense was $1,968,138 versus $1,617,028 for the year ended December 31, 2015, an increase of 22%, reflecting both an overall increase in outstanding debt and the interest expense associated with those obligations, including the amortization of issuance costs and accretion of original-issue-discount and the fair value of warrants issued in conjunction with certain debt issuances. As of December 31, 2016, total interest-bearing indebtedness was $10,329,070 versus $7,166,752 as of December 31, 2015. Although there were no debt conversion inducement costs recognized in the year ended December 31, 2016 the Company recognized debt conversion inducement costs of $60,419 in the comparable period in 2015 for the fair value of warrants issued to Summit Resources, Inc. (“Summit”) related to the conversion of certain amounts due to Summit into Common Stock.

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The Company recorded an expense of $9,602,437 for the net increase in the fair value of derivative liabilities during the year ended December 31, 2016. These derivative liabilities are certain anti-dilution provisions contained in various financial instruments issued by the Company, in particular convertible notes and warrants. There have been no changes in the assumptions underlying the calculation of estimated fair value of these liabilities in 2016, except for a decrease in the estimated unit price at which a future capital raise is modeled, now $0.075 per share of Common Stock which triggered anti-dilution. The triggering of anti-dilution caused the derivative expense to increase $7,970,851 over 2015. The amount recorded of $1,631,586 for the year ended December 31, 2015 reflects an increase in the estimated fair value of anti-dilution provisions contained in certain of the Company’s outstanding financial instruments.

The Company did not recognize a provision for income taxes for the year ended December 31, 2016 or for the year ended December 31, 2015. The Company has evaluated its income tax position in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740, Income Taxes, and determined that a full valuation allowance against its deferred tax asset was appropriate as of December 31, 2016 and December 31, 2015, the two balance sheet dates included in the Consolidated Balance Sheets included in this report. As of December 31, 2016, the Company had a deferred tax asset of $31,104,000 million with a full, offsetting valuation allowance. Net operating loss (“NOL”) carryforwards totaled approximately $76,531,000 million as of December 31, 2016. These NOLs begin to expire in 2021 for both federal and state income tax purposes.

Going Concern

The accompanying Consolidated Financial Statements have been prepared on the assumption that the Company will continue as a going concern. As detailed below, the Company requires additional financial resources to continue its operations. If we cannot obtain additional financial resources through additional debt and equity financings or the sale of assets, we may be forced to further curtail our operations or consider other strategic alternatives, which would likely result in substantial dilution of our current stockholders. Even if we are successful in raising additional financial resources, there can be no assurance regarding the timing or terms of any such transaction.

The Company continues to explore its alternatives as far as obtaining additional financial resources.  Since inception, we have been successful in raising funds and selling certain assets to fund our operations and believe that we will be successful in obtaining the necessary capital resources to fund our operations going forward; however, there can be no assurances that we will be able to secure any additional funding or capital resources or the terms and conditions of any such arrangements. These factors raise substantial doubt about our ability to continue as a going-concern.

The accompanying Consolidated Financial Statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Net cash used in operating activities for the six months ended June 30, 2017 totaled $2,270,549, which represents a decrease of $570,142 or 20% from the net cash used in operating activities of $2,840,691 for the six months ended June 30, 2016. The largest factors for the improvement include a lower overall cost structure in 2017 and delaying payment of certain accounts payable and other current liabilities (see related discussion below under Cash Requirements).

Net cash provided in investing activities decreased 99% in the six months ended June 30, 2017 compared to the six months ended June 30, 2016. An increase usage of cash of $69,890 to purchase equipment for the lab in the six months ended June 30, 2017 offset by the receipt of cash of $85,355 from the sale of AzurRx stock contributed to the decrease in funds used in investing activities for the six months ending June 30, 2017. The comparable six months ending June 30, 2016 cash used in investing was only $7,817 offset by cash received of $1,358,127 from the sale of AzurRx stock sales and insurance claim.

Net cash provided by financing activities for the six months ended June 30, 2017 was 2,258,914, which represents an increase of $600,754 or 36% from the net cash provided by financing activities of 1,658,160 for the six months ended June 30, 2016. The first six months of 2017 include payments on debt and capital leases of $708,292 with payments of $201,133 in the comparable period in 2016. However, net activity involving stockholder advances and debt was $1,247,773 higher during the first six months of 2017. In addition, the first six months of 2017 included proceeds of $554,258 from the sale of common stock. Additional information regarding the Company’s issuance of debt to third parties during the first six months of 2017 can be found in Note 12 Debt in Notes to Consolidated Financial Statements included in Part I, Item 1 of this report. Additional information regarding activity involving stockholder advances and debt can be found in Note 10 Obligation to Stockholders in Notes to Unaudited Consolidated Financial Statements for the period ended June 30, 2017 included in this prospectus. As discussed below, the Company requires additional capital resources to fund future operations, service outstanding debt, and continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

The following section pertains to activity included in the Company’s Unaudited Consolidated Balance Sheets and Consolidated Statements of Cash Flows for the period ended June 30, 2017, both of which are contained in this prospectus.

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As of June 30, 2017, the Company’s current assets totaled $500,448, current liabilities totaled $12,855,255, and working capital was a deficit of $12,354,807. As of December 31, 2016, current assets totaled $728,924, current liabilities $15,550,489, and working capital was a deficit of $14,821,565. Current assets decreased as accounts receivable, net, decreased due primarily to a decrease in sales for June 2017 as compared to December 2016 and the Company held a lower investment in inventory related to reclassifying LAESI inventory to fixed asset. The 20% decrease in current liabilities is due primarily to the decrease of derivative liabilities and related party advances offset by the increase in current maturities on short and long term debt, and a decrease in accounts payables.

As detailed in Note 10 Obligations to Stockholders and Note 12 Debt in Notes to Unaudited Consolidated Financial Statements for the period ended June 30, 2017 included in this prospectus, the Company continues to have a substantial amount of indebtedness outstanding that is payable within twelve months. As of the date of this report through September 30, 2017, scheduled interest and principal payments on outstanding debt (including capital leases) and payments related to debt obligations reaching maturity, total $3,289,361, excluding the balance of the line of credit, which the Company has reclassified as a current liability, but for which, by terms, does not mature until July 2018. As discussed under Cash Requirements below, the Company is in arrears on certain scheduled interest and principal payments on outstanding debt and has deferred payments to certain vendors and suppliers past stated terms. The Company also expects cash flows from operating activities to be at a deficit during this period, thus placing an additional burden on the Company to raise additional financial resources in order to meet its obligations and otherwise sustain operations.

Cash Requirements

The Company’s Consolidated Financial Statements included in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has funded its activities to date almost exclusively from debt and equity financings as well as sales of certain assets. Substantially all of the Company’s property and equipment are security for outstanding indebtedness. We will continue to require substantial funds to support our molecular information services business and service outstanding debt obligations, including scheduled interest and principal payments, and fulfilling payment obligations related to debt that has reached maturity.

The Company has experienced negative cash flows from operations since inception. Since inception, our operations have been funded primarily through proceeds received from the issuance of debt and sale of equity securities in private placement offerings and, from time-to-time, sales of certain assets. Management intends to continue to meet the Company’s operating cash flow requirements by raising additional funds from the sale of equity or debt securities, the sale of certain assets, and possibly developing corporate development partnerships to advance our molecular information technology development activities by sharing the costs of development and commercialization. For example, we could also enter into a transaction such as a merger with a business that is complimentary to ours.

We have also worked closely with various parties who financed our short- and long-term debt to obtain extensions and modifications that deferred or reduced amounts due under these obligations. Such extensions and modifications have included, in certain cases, the issuance of warrants. In addition, three members of the Company’s Board of Directors and the estate of a former board member guarantee payment of the Company’s outstanding bank line of credit. Such extensions, modifications and guarantees have been an important part of the Company’s ability to manage its liquidity and short-term capital resources. In addition, as part of these efforts, the Company has delayed payments to certain vendors and suppliers. As of June 30, 2017, the Company’s accounts payable balance of $1,143,007 included $1,112,900 that was overdue by its terms, which includes $988,985 that was more than 90 days past due (see Note 16 Commitments and Contingencies included in this prospectus for related information). The Company is also in arrears on scheduled interest and principal payments on certain other debt obligations, as discussed in more detail in Note 10 Obligations to Stockholders and Note 12 Debt. There can be no assurances that the Company will be able to continue to obtain such extensions and modifications to outstanding debt, delay certain payments or use other methods such as guarantees by or advances from stockholders, when and if necessary, to ensure the Company has the liquidity and capital resources necessary to fund future operations and to continue as a going concern.

In January 2017 through March 2017, the Company sold Common Stock and accompanying warrants resulting in gross proceeds of $688,000; the Company received a total of $554,258 after transaction costs.

Certain of the Company’s outstanding financial instruments contain anti-dilution provisions that may be triggered by the issuance of Common Stock or financial instruments such as Preferred Stock and warrants that are convertible or otherwise exchangeable or exercisable for shares of the Company’s Common Stock. As detailed in Note 13 Common Stock of this prospectus, the Company’s sale of Common Stock in the 2016-17 Offering triggered anti-dilution provisions included in certain outstanding financial instruments and resulted in substantial dilution to the Company’s existing investors that did not have such protection. See also Note 4 Derivative Liabilities included in this prospectus for additional information related to the estimated fair value of the anti-dilution provisions included in the Company’s financial instruments that were outstanding as of June 30, 2017.

The Company continues to explore its alternatives as far as obtaining additional financial resources.  Since inception, we have been successful in raising funds and selling certain assets to fund our operations and believe that we will be successful in obtaining the necessary capital resources to fund our operations going forward; however, there can be no assurances that we will be able to secure any additional funding or capital resources or the terms and conditions of any such arrangements. These factors raise substantial doubt about our ability to continue as a going-concern.

The accompanying Consolidated Financial Statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

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The Company continues to have an immediate need for additional working capital to sustain its current level of operations. Based on our current projections, management estimates that the Company will need approximately $8.5 – $10 million in additional working capital to maintain the current level of operations, meet scheduled interest and principal payments on outstanding debt, and meet payment obligations related to debt reaching maturity, for the next twelve calendar months. As discussed above, the Company has recently raised additional funds through the issuance of Common Stock; however, the Company must raise additional capital resources to sustain operations and meet existing obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

CRITICAL ACCOUNTING POLICIES

For information regarding critical accounting policies see Note 2 to our Unaudited Consolidated Financial Statements for the period ended June 30, 2017 included in this prospectus.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

For information regarding recently issued accounting pronouncements please see Note 2 to our financial statements included in this prospectus.

MARKET FOR OUR COMMON STOCK

Our Common Stock is quoted on OTC Markets under the symbol “PRGB”; however, it is not listed on any stock exchange, and there is currently very limited trading in our securities. The quotation of our Common Stock began on or about April 7, 2014. There has been very limited trading in our Common Stock to date. On August 21, 2017, the last reported sale price for our Common Stock was $2.55 per share.

As of the date of this prospectus, the Company had 7,972,679 shares of our Common Stock issued and outstanding held by approximately 635 stockholders of record.

The Company has outstanding:

•	255,702 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $24.33 per share;
•	4,227,933 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.42 per share; and
•	204,299 shares of common stock issuable upon the exercise of outstanding warrants issued to Laidlaw & Co. (UK) Ltd. or its assigns in connection with acting as placement agent in private placements of our securities consisting of (i) warrants to purchase up to 14,820 shares of common stock at $10.00 per share, (ii) warrants to purchase up to 9,825 shares of common stock at exercise price of $10.00 per share, (iii) warrants to purchase up to 30,380 shares of common stock at an exercise price of $10.00 per share and (iv) warrants to purchase up to 149,274 shares of common stock at an exercise price of $3.75.

The following table sets forth the high and low closing bid prices for our Common Stock for the fiscal quarter indicated as reported on the OTC Market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our Common Stock is very thinly traded and, thus, pricing of our Common Stock on the OTC Market does not necessarily represent its fair market value.

Period	High	Low
Quarter ending June 30, 2014 (from April 11, 2014)	$2.10	$0.70
Quarter ending September 30, 2014	0.88	0.51
Quarter ending December 31, 2014	0.55	0.20
Quarter ending March 31, 2015	0.60	0.12
Quarter ending June 30, 2015	0.48	0.20
Quarter ending September 30, 2015	0.47	0.16
Quarter ending December 31, 2015	0.25	0.10
Quarter ending March 31, 2016	0.35	0.11
Quarter ending June 30, 2016	0.24	0.10
Quarter ending September 30, 2016	0.19	0.08
Quarter ending December 31, 2016	0.12	0.06
Quarter ending March 31, 2017	0.14	0.05
Quarter ending June 30, 2017	0.09	0.04
Quarter ending September 30, 2017 (through August 25, 2017)	0.07	0.03

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The following table sets forth the high and low closing bid prices for our Common Stock for the fiscal quarter indicated as reported on the OTC Market on a pro-forma basis, giving retroactive effect to our proposed 1-for-50 reverse stock split.

Period	High	Low
Quarter ending June 30, 2014 (from April 11, 2014)	$105.00	35.00
Quarter ending September 30, 2014	44.00	25.50
Quarter ending December 31, 2014	27.50	10.00
Quarter ending March 31, 2015	30.00	6.00
Quarter ending June 30, 2015	24.00	10.00
Quarter ending September 30, 2015	23.50	8.00
Quarter ending December 31, 2015	12.50	5.00
Quarter ending March 31, 2016	17.50	5.50
Quarter ending June 30, 2016	12.00	5.00
Quarter ending September 30, 2016	9.50	4.00
Quarter ending December 31, 2016	6.00	3.00
Quarter ending March 31, 2017	7.00	2.50
Quarter ending June 30, 2017	4.50	2.05
Quarter ending September 30, 2017 (through August 25, 2017)	3.50	1.50

Dividends

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance under Equity Compensation Plans

In 2002, the board of directors of PBI adopted, and our stockholders subsequently approved, the 2002 Equity Incentive Plan (the “2002 Plan”) which governed equity awards to employees, directors and consultants of the Company. There were 83,000 shares of common stock reserved for issuance under the Plan. Following the Reverse Merger, and in accordance with the 2002 Plan, the Company’s Board of Directors approved the substitution of the shares of PBI’s common stock underlying the options granted under the 2002 Plan with shares of common stock of the Company, subject to any further approvals or actions as may be required to ensure that the implementation of the substitution is in accordance with all state and federal rules and regulations that may be applicable.

The 2002 Plan had a term of ten years and expired in July 2012. The types of awards permitted under the 2002 Plan include qualified incentive stock options and non-qualified stock options, and restricted stock. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify. Stock options generally vest over four years and expire no later than ten years from the date of grant.

On February 8, 2013, the Board of Directors of the Company adopted, and the Company’s stockholders subsequently approved, the 2013 Equity Incentive Plan (the “2013 Plan”), which governs equity awards to employees, directors and consultants of the Company. The 2013 Plan has a term of ten years and permits the grant of qualified incentive stock options, non-qualified stock options, restricted stock awards as well as performance based cash compensation awards. Under the 2013 Equity Incentive Plan, an additional 100,000 shares of common stock are reserved for issuance.

As of December 1, 2014, our stockholders approved an amendment to the 2013 Plan to permit the Board to increase the number of shares of common stock issuable under the 2013 Plan on January 1 of each year in an amount equal to the lesser of: (i) 250,000 shares of common stock or the equivalent of such number of shares after the Administrator (as defined in the 2013 Plan), in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 11(a) of the 2013 Plan; (ii) 15% of the shares of common stock issued and outstanding as of the last day of the prior year; or (iii) an amount determined by the Board. As a result, as of January 1, 2016, the total number of shares of common stock issuable under the 2013 Plan was increased to 333,000.

The Board of Directors has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2013 Plan will terminate ten years after it was adopted.

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Equity Compensation Plan Information

The following table summarizes information about stock options at August 25, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders - 2013 Plan	217,407	$14.98	32,593
Equity compensation plans not approved by security holders – 2002	38,295	$77.37	-
Total	255,702	$24.33	32,593

The following table summarizes information about stock options at June 30, 2017:

	Options Outstanding			Options Exercisable
Exercise Price	Outstanding	Weighted Average Remaining contractual life (in years)	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$5.50	22,000			22,000
$6.00	7,000			1,313
$7.50	79,700			10,638
$12.50	31,467			16,792
$24.00	3,000			1,125
$25.00	1,580			1,580
$26.50	6,500			2,844
$27.50	66,240			49,378
$62.50	1,000			1,000
$75.00	32,920			32,920
$100.00	4,295			4,295
$5.50 - $100.00	255,702	7.20	$24.33	146,420	$33.66

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BUSINESS

About Our Business

PBI is an emerging growth, bioanalytical technology company that has developed proprietary technology which enables the rapid and direct identification, mapping and display of the molecules present in living cells and tissue samples, thereby providing “molecular information” that is of value to the pharmaceutical, diagnostic and life science industries.

We are applying our proprietary technology to create a new class of molecular tests for the improved diagnosis and management of cancer. We have established a collaborative research initiative with The Yale University School of Medicine that employs our technology for the definitive diagnosis of malignant melanoma. We anticipate the commercial availability of our first cancer diagnostic test in 2018. In addition, in July of 2017, we entered into a Collaborative Research Agreement with the Massachusetts General Hospital (MGH) for the joint development of new medical diagnostic technology in the fields of oncology and wound healing. Additional collaborations are in development.

We have completed the development of a proprietary bioanalytical technology that enables the rapid and direct analysis and visualization of molecules in cells. Known as LAESI®, the technology is exclusively licensed from The George Washington University, and is now the subject of twelve issued patents and over 50 peer-reviewed publications. LAESI technology couples with “mass spectrometers,” which are instruments that detect, characterize, and identify molecules. LAESI enables rapid speed (providing data results in seconds to minutes vs. days) and the generation of large molecular datasets - over 1,000 molecules can be directly identified in a single analysis.

We provide bioanalytical services that support the development of new pharmaceuticals and other products by providing detailed molecular information as requested by our clients. For example, our technology addresses the molecular information needs of immunotherapy and therapeutic protein drug development. We can provide both visual and analytical evaluation of therapeutic efficacy and the analysis of drug target tissues and tumor microenvironments. Our clients include pharmaceutical, chemical and biotechnology companies, and academic and government laboratories.

“Bioanalytics” and “molecular information” refer here to the identification and characterization of the proteins, metabolites, lipids and other biologically active molecules that are produced by all living cells and life forms. and the use of proprietary machine learning algorithms (AI) to analyze these very large data sets.

In summary, we are pursuing our vision of developing and applying next generation bioanalytical technology to support a new era of medical research and disease diagnosis, where the molecular networks of human cellular processes can be clearly defined, with data rapidly available, thereby accelerating pharmaceutical development, and revolutionizing cancer diagnosis and treatment.

Our Business Strategy

PBI is developing two primary business areas:

Bioanalytical Diagnostics

We are creating a new class of bioanalytics-based, molecular tests for the improved diagnosis and management of cancer. We believe our proprietary bioanalytics technology will provide more accurate and unambiguous results for use in the diagnosis and management of cancer. We employ proprietary “machine learning algorithms” on tissue, targeting data generated from our proprietary workflows to provide a statistically supportive diagnostic decision.

Our test methodology has been developed and now applied to our first cancer test, for the differential diagnosis of malignant melanoma.

To advance the development of a broad range of new tests, we are developing partnerships with top tier medical research institutions that combine our expertise with the institutions’ medical knowledge and resources.

Bioanalytical Services

We provide bioanalytical services that support the development of new pharmaceuticals by providing detailed molecular information as requested by our clients. Employing our proprietary technology and methods, we can provide integrated proteomics, metabolomics, protein characterization and imaging solutions. Our mass spec imaging methods can identify biologically-active molecules produced by cells, then instantly spatially-display the molecules (both two- and three-dimensional) in tissue (histology) sections.

We will continue to develop new bioanalytics technology to improve the availability, comprehensiveness, and usefulness of molecular information to address the needs of our clients.

We will add to our list of platform extending partners, to bundle our services with theirs, to expand our total available services market opportunities.

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Our Commercial Offering

Bioanalytical Services

We provide bioanalytical services that support the development of new pharmaceuticals and other products by providing detailed molecular information as requested by our clients, to help them achieve their drug development objectives. Understanding the distribution of a drug, assessing drug localization, its molecular derivatives, metabolites and the cell “molecular profile” affected by a candidate drug compound, can provide insight into the efficacy of the drug and its overall molecular impact. As examples, our services can provide molecular information to answer the following questions:

•	Is my drug reaching its intended molecular target and cell population?

•	Are there changes in the molecular production of the cells as a result of our drug?

•	Are there molecular “biomarkers” that will tell us if patients are responders?

We offer services for the identification and characterization of both small molecules (e.g., lipids and metabolites) and large molecules (e.g. proteins). We offer mass spec imaging services that provide both small and large molecule 2D and 3D molecular imaging capabilities. With our collaboration partner Agilent (NYSE: A), we develop new methods for the characterization of monoclonal antibodies for the biopharmaceutical industry.

The Company’s “Mass Spec Imaging” services enable the identification of biologically-active molecules produced by cells, and combines this with the ability to instantly spatially-display the molecules (both two- and three-dimensional) in tissue sections. LAESI imaging can be performed without sample preparation, labeling or antibody techniques, thereby integrating direct molecular identification with tissue pathology. Since the sample is not touched, data is unbiased and rapidly available.

Our proprietary LAESI technology is also capable of rapidly analyzing micro titer well plates filled with biofluids such as blood, urine or serum. The cycling time per well can be less than 10 seconds. This profiling speed is incredibly useful for researchers with large numbers of samples who are interested in a rapid “snapshot” of the molecular content in a well.

Because LAESI operates at ambient pressure (non-vacuum), it is the only laser based mass spectrometry imaging technology that can analyze vacuum incompatible samples such as living cell cultures and bacterial colonies. Due to this unique capability, LAESI can be used to analyze a bacterial colony, and then that colony can be re-incubated and analyzed at a later time, enabling biodynamics studies on living samples for the first time. Below is a LAESI mass spec image of a bacterial colony.  This application can be used to rapidly screen and discover potential new pharmaceuticals produced from bacteria and fungi.  In addition, LAESI can be used to monitor the production of a specific compound being overexpressed for increased production and yield in bioprocessing workflows.

LAESI is the only laser based mass spectrometry imaging technology that performs a volumetric sampling on biological samples. All other biological mass spectrometry imaging technologies perform surface analysis or desorption whereby they are only extracting small amounts of molecular information. This volumetric sampling is a key, unique advantage, which enables three-dimensional analysis and imaging. Our LAESI software then compiles the molecular data into planes representing each layer of sample analyzed by the LAESI system.

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Below is a three-dimensional (3D) LAESI mass spectrometry image that shows the distribution of a molecule in a contact lens.  The left image shows the contact lens (in gray) with the two-dimensional image of a specific compound mapped in the lower quarter of the lens.  The right image shows the same data but in a three-dimensional view, mapping the distribution of the compound throughout the depth of the lens.  This type of imaging can provide insight into lens materials as well as biomolecules adhering to the lens after being worn.  Source: The Company

LAESI two-dimensional ion map image of a live bacterial colony showing the spatial distribution of an antibiotic molecule (green) and a biomolecule produced by the bacterial cells (orange).  The bacterial colony in gray is analyzed by the LAESI system directly on the plate at ambient pressure without any manipulation.  The colony could then be incubated for further time-course studies, since it was not removed from the plate. This as-is analysis enables rapid profiling or screening for antibiotics or other compounds that could feed into the drug development pipeline. The ProteaPlot software maps the distribution of these compounds as an overlay across the bacterial colony. Source: Shrestha B., Walsh C.M., Boyce G.R., Nemes P. (2016) Microprobe MS imaging of live tissues, cells, and bacterial colonies using LAESI. In: Cramer R. (eds) Advances in Maldi and Laser-Induced Soft Ionization Mass Spectrometry. Springer, Cham, pp 149-167.

Bioanalytical Products

We developed and brought to market related, proprietary consumable products for use in molecular analysis, including Progenta™ reagents - acid labile surfactants used to solubilize proteins for mass spectrometry analysis.

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Bioanalytical Diagnostics

We are creating a new class of bioanalytics-based, molecular tests for the improved diagnosis and management of cancer. We believe our proprietary bioanalytics technology will provide more accurate and unambiguous results for use in the diagnosis and management of cancer. To advance development of our cancer molecular diagnostic assays, we intend to expand our collaborations with major medical centers for the joint development of additional tests. These external collaborations are structured to afford access to the expertise of top tier medical professionals to support the test development processes.  Internally, we are focused on the following:

•	Increasing the overall robustness and statistical power of the assays by increasing the number of samples used to create the training sets in the algorithms developed for each assay.
•	Standardizing the sample preparation and complete sample analysis workflow to create an industrialized process that is robust, reproducible and transferrable to other testing facilities.
•	Delivering the test results to a defined set of analytical performance specifications, which is required in the CLIA (Clinical Laboratory Improvement Amendments) testing environment.
•	Engaging medical professionals for early access to our molecular diagnostic assays for assessment of patient samples in a pre-clinical environment.

We are in discussions with large industry providers to commercialize these assays via out-licensing arrangements.  We also are planning to in-license related assays and technologies to be offered as clinical tests within a future CLIA laboratory.  We are assembling the infrastructure to create a bioanalytics CLIA lab with the goal to commence offering our first test to patients and clinicians nationwide in 2018.

Melanoma diagnosis - Yale Collaboration

We established a collaborative research initiative with The Yale University School of Medicine that employs our technology to differentiate benign melanocytic nevi from malignant melanoma, by identifying unique protein expression profiles within the cells. In April 2016, we entered into an exclusive license agreement for technology with Yale University related to the differential diagnosis of melanoma, specifically designated as a "Method of Differentiating Benign Melanocytic Nevi from Malignant Melanoma." The technology was co-invented by Dr. Rossitza Lazova, and Dr. Erin Seeley, our Principal Investigator.

To date we have analyzed 229 patients that were classified at 96% accuracy into 128 malignant melanomas and 101 benign nevi cases. The assay has produced 90% sensitivity and 92% specificity between malignant and benign patients in a validation set of 50 cases per group. The assay is also classifying based on 8 subtypes of melanoma.  Additional samples are planned for analysis to increase the sample set to over 1000 patients. The results from our current study will be completed in 2017.

The U.S. market for analysis of indeterminate or borderline analysis of malignant melanoma is approximately $720 million annually. About 500,000 skin biopsies are labeled as indeterminate or borderline every year in the U.S. Moreover, in a recent study where 13 pathologists reviewed the same 75 samples, there was a very high discordance between their individual diagnoses of the same samples. (Gerami, et al. Am J Surg Pathol 2014;38:934–940). More accurate, sensitive and unbiased testing is needed to address samples where the diagnosis is initially indeterminate.

Oncology and wound healing – Collaboration Agreement with Massachusetts General Hospital

In July 2017, we entered into Collaborative Research Agreement with the MGH for the joint development of new medical diagnostic technology in the fields of oncology and wound healing.  We will sponsor two collaborative research projects with the Vaccine and Immunotherapy Center (VIC), a partnership of the Massachusetts General Hospital and Harvard Medical School.

The two projects are titled “Information Layering on Immunohistochemistry with Mass Spectrometry Imaging as a Novel System for Immunotherapy Assessment and Prognosis in Cancer”, and “Using Mass Spectrometry Imaging as a Novel Predictive Diagnostic Tool for the Rapid Assessment of Chronic Wounds”. Under the Terms of the Agreement, the Company will have the exclusive right to negotiate exclusive or non-exclusive, royalty-bearing licenses, for commercial purposes, to patent rights resulting from inventions occurring during the Term of the collaborative research agreement.

The Company is obligated to pay MGH a total of $489,000 for the two studies over the course of the year to cover direct and indirect costs. In addition, we will be obligated to pay the patent costs. The Term of the Agreement is for one year, and can be terminated by mutual consent; also, Protea may terminate the agreement or any specific research plan at any time in its sole discretion by giving 60 days advance written notice.

We believe that if the results of either or both studies are positive, it could greatly enhance the demand for our mass spectrometry tests and services for hospitals, physicians and other health care facilities and significantly increase our revenues.

We were able to obtain the collaboration agreement with MGH through the efforts of certain members of PPLL, LLC.  In July 2017, we entered into a two-year advisory agreement with PPLL under which they have agreed, in addition to the services previously rendered to us, to finance a portion of our financial obligations to Mass General under the collaboration agreement and continue to assist our Company in obtaining additional collaboration agreements and other business initiatives.  We have valued the prior and ongoing services of PPLL at $360,000 and issued to PPLL our 4% promissory note due June 30, 2019 which we can pay at our option after July 15, 2018 by issuing to PPLL or its members an aggregate of 720,000 shares of our common stock.  Conversely, PPLL may, at any time on or after January 1, 2018, convert the note at any times into all or a portion of such 720,000 shares. For further information, see “Certain Relationships and Related Transactions” on page 56 of this prospectus.

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Our Technology, Research and Development

Bioanalytical Diagnostic Technology

To support our development of a new class of bioanalytics-based molecular tests, we developed a proprietary software suite known as “Histology Guided Mass Spec Imaging (HG-MSI).” The software enables pathologists to combine traditional microscopy and histology with high resolution mass spectrometry molecular imaging, allowing researchers to share, annotate and direct the analysis of specific tissue morphologies and cell subpopulations by mass spec imaging. With HG-MSI, molecular profiling data are collected from discrete locations within a tissue section using a histology stained section as a guide. The digital tissue scans are visually analyzed by pathologists, who annotate specific areas for further analysis. The annotated areas are then targeted by mass spectrometry to acquire a chemical fingerprint of the representative area.  This chemical information can then be used to identify specific molecules of interest and map the biomolecules present in a visualized morphology.  This workflow is applicable to all classes of biomolecules (e.g., proteins, peptides, lipids, metabolites) and can be carried out on both fresh frozen and formalin fixed, paraffin embedded (FFPE) tissue specimens.  We have analyzed a number of tissues with a known diagnosis to create a training set of data.  The training set contains a spectrum of peptides that are indicative of malignant or benign melanoma.  The training set was used to create a machine learning algorithm that can be applied to tissues of unknown diagnosis.

(1) Source: “Mass Spectrometry Imaging - an objective and reliable method to differentiate between benign melanocytic nevi and malignant melanomas”, Rossitza Lazova, MD1 and Erin H. Seeley, PhD2; 1Department of Dermatology, Yale University School of Medicine, New Haven, CT.  2Protea Biosciences, Inc., Morgantown, WV; October, 2015 Annual meeting of the American Society of Dermatopathology, San Francisco, CA.

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LAESI bioanalytics technology

LAESI (Laser Ablation Electrospray Ionization) technology was invented in the laboratory of Professor Akos Vertes, Ph.D., Dept. of Chemistry, The George Washington University (GWU), and exclusively-licensed to Protea on [DATE].

LAESI employs a proprietary (patented) method that utilizes the water content in a sample (native or applied) to transition the sample into a gas state, where it can be analyzed by a mass spectrometer. LAESI accomplishes this without requiring the sample to be touched. By eliminating sample preparation, the biological sample can be analyzed without the possible contamination, bias or sample loss that occurs with current techniques, which require the introduction of chemicals, or the destruction of the sample itself, in order to enable analysis by mass spectrometry.

We successfully completed the development of prototype instrumentation of LAESI technology, which integrates with laboratory instruments known as mass spectrometers. The Company believes that LAESI technology has the potential to significantly improve the availability of molecular information in pharmaceutical research as well as many other fields including agriculture, pathology, biomarker discovery, biodefense and forensics.

Because LAESI operates at ambient pressure (non-vacuum), it is the only laser based mass spectrometry imaging technology that can analyze vacuum incompatible samples such as living cell cultures and bacterial colonies. Due to this unique capability, LAESI can be used to analyze a bacterial colony, and then that colony can be re-incubated and analyzed at a later time, enabling biodynamics studies on living samples for the first time. Below is a LAESI mass spec image of a bacterial colony.  This application can be used to rapidly screen and discover potential new pharmaceuticals produced from bacteria and fungi.  In addition, LAESI can be used to monitor the production of a specific compound being overexpressed for increased production and yield in bioprocessing workflows.

LAESI is the only laser based mass spectrometry imaging technology that performs a volumetric sampling on biological samples. All other biological mass spectrometry imaging technologies perform surface analysis or desorption whereby they are only extracting small amounts of molecular information. This volumetric sampling is a key, unique advantage, which enables three-dimensional analysis and imaging. Our LAESI software then compiles the molecular data into planes representing each layer of sample analyzed by the LAESI system. This allows the integration of mass spectrometry data with current pathology and microscopic imaging techniques.

LAESI Illustration

As depicted above, LAESI technology utilizes a mid-range infrared laser pulse that rapidly (microseconds) boils the water in a given sample creating an ablation event that results in the biomolecules from that particular area being ejected vertically where they meet a stream of electrospray droplets and become charged biomolecules or ions. The ionized sample then moves through an inlet tube and into the mass spectrometer where the mass analyzer determines the mass-to-charge ratio of the representative biomolecules and their relative abundance is determined by the detector.

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The LAESI DP-1000 instrument is the Company’s prototype embodiment of proprietary LAESI technology. It is a fully-automated instrument and accepts all types of liquid and tissue samples.

Molecular (ion) Map of a dosed pharmaceutical, clozapine, using ProteaPlot Software. The histologically stained section is highlighted to show the correlation of the dosed drug to its target in the cerebral cortex and other regions in the brain.

LAESI instruments employ proprietary software developed by the Company that creates “molecular maps” - the ability to instantly display the distribution of molecules throughout tissue sample in both two- and three-dimensional imaging. The software facilitates the storage and display of datasets in a user friendly, intuitive software environment. LAESI software displays the data obtained by mass spectrometry analysis combined with actual images of the tissue and cell samples. Thus, mass spectrometry data can be integrated with a sample’s tissue architecture.

The ability to display molecular information obtained from LAESI as direct molecular images is of great advantage to pathologists who can analyze samples of choice with no sample preparation, and can rapidly obtain molecular information along with traditional microscopic analysis. Also, the remaining sample is not destroyed so ion location information can be obtained and the ion maps can be visualized over the sample of origin for integration with more traditional biological analyses such as histology.

The LAESI platform eliminates two of the major drawbacks of traditional mass spectrometry - sample preparation and loss of spatial information. LAESI can analyze a wide range of sample types with no sample preparation required. In addition, samples such as a tissue section or cells can be analyzed “as is,” even live cells and bacterial colonies. LAESI technology generates big data molecular profiles of tissue sections, biofluids (blood, urine and serum) and many other sample types, including horticulture specimens, cell lines & pellets, bacterial colonies, hair fibers, contact lenses and hydrogels.

Therapeutic Protein Characterization Technology

The field of biotherapeutics is advancing rapidly and, it is in need of innovative methods to determine the detailed structures, including post-translational modification (“PTM”) analysis. PTM’s are changes in the protein after formation that can enable or change the functionality of the protein. We collaborate with Agilent (NYSE:A) to co-develop new bioanalytics technology for improved therapeutic protein characterization.

Another emerging area of importance is host cell protein analysis as part of the recombinant DNA production process.  Host cells used to generate the protein of interest also produce a number of low level other proteins that may serve as contaminants in the final protein product.  Monitoring these proteins can be indicative of the purity and overall efficiency of therapeutic production process.

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Each of these and other pieces of molecular information are critical to the biopharmaceutical industry for monitoring and controlling the safety, efficacy, and stability of biotherapeutics, and can drive decisions all the way from the research and development phase through scale-up and production and to QA batch testing.  We have developed a suite of optimized methods for the characterization of monoclonal antibodies for the biopharmaceutical industry.

Biotherapeutic Software development - collaboration with Protein Metrics

We have renewed our collaboration with California-based Protein Metrics Inc. for further applications development of their advanced analytical software for Protea’s bioanalytical services. By combining our high-resolution mass spectrometry molecular data with the analytical power of Protein Metrics software, we will develop bioinformatics tools that we can offer to facilitate the analysis of the structure of therapeutic proteins, including their disulfide linkages, glycoforms and other structural components.

DARPA Contract

In January 2014, the Company, as a subcontractor to GWU, was awarded a multi-year project with the Defense Advanced Research Projects Agency (“DARPA”).  In addition to Protea, The Stanford Research Institute International and GE Global Research also collaborate on the project entitled, “New Tools for Comparative Systems Biology of Threat Agent Action Mechanisms.” A $15 million five-year project, the goal of DARPA’s Rapid Threat Assessment (“RTA”) program is to develop new methods to elucidate the mechanism of action of a threat agent, drug, biologic or chemical on living cells within 30 days from exposure. Uncovering the mechanism of action of such agents in 30 days, compared to the years currently required, could be key to the development of effective countermeasures. The molecular networks within living cells are vast and complex. Conventional approaches fail to capture the system-wide response of a living cell to a threat agent. We believe our participation in this project will result in new technology to accelerate the characterization of biological threat agents.

Proprietary reagents

We developed proprietary bioanalytical reagents and products to facilitate sample preparation prior to mass spectrometry analysis.  Our proprietary products include new surfactants, the Progenta ™ acid labile surfactants that feature novel, acid cleavable formulations that are sample sensitive and fully compatible with mass spectrometry analysis.

Industry and Market Overview:

Malignant Melanoma

According to the American Cancer Society, there will be an estimated 87,110 new cases of melanoma diagnosed in the USA in 2017, and about 9,730 people are expected to die of melanoma. In the US, the skin biopsy rate has increased approximately 50% over an eight-year period between 2002 and 2009, and the overall melanoma incidence rate increased approximately 4% over the same period (Br J Dermatol, 2017, 76: 949–954.)  As a standard clinical practice, there are one to two million biopsies performed each year to rule out melanoma.  Of these biopsies, 25% cannot be definitively classified using routine histopathology (Am J Surg Pathol, 2009, 33, 1146-56). There can also be significant discordance between dermatopathologists in the diagnosis of melanocytic lesions.  In one study, eight pathologists reviewed the same 37 slides, where 10 cases had one discordance and 14 cases had two or more discordances (Human Pathol. 1996, 27, 528-531.)

Currently, additional testing is necessary in order to assess the indeterminate skin biopsy samples. The current method for indeterminant diagnosis is using comparative genomic hybridization (CGH) and fluorescent in situ hybridization (FISH).  Abbott Molecular Laboratories offers the commercially available FISH melanoma probe to target frequent chromosomal alterations (Histopathology 2012, 60, 706–714.).  Both CGH and FISH methodologies are used to monitor chromosomal aberrations to better guide histopathologists to make a diagnostic decision, but there are drawbacks.  Sample fixation, pretreatment and other preparation steps are key to good performance with FISH testing, and other sources of error include reproducibility issues and observer variation (Histopathology 2012, 60, 706–714.)

Advanced genetic testing services are available for melanoma patients, but these tests are predictive based on gene expression profiles and lack the ability to provide definitive pathologic diagnosis.  Companies providing these services include Myriad Genetics and Castle Biosciences, for example.  These tests measure expression of genes by a qRT-PCR (quantitative reverse transcription polymerase chain reaction) methodology, providing a risk based prognostic evaluation.  While prognostics or providing insight into the risk or possible outcome is valuable, being able to provide a higher degree of confidence in the diagnostic is essential to the patients who have been biopsied specifically to determine the result of a questionable skin lesion.

We believe a more accurate and specific test is needed for clinicians to be confident in their diagnosis. We believe our mass spectrometry based technology provides a higher level of unbiased, data driven understanding of the molecular information present in the tissue sections.  Our test uses the molecular fingerprint of proteins and peptides that have been expressed in the tissue, as indicators of disease.  We feel that looking at proteins rather than genes is more accurate, since the proteins have truly been expressed in the tissues.  Removing the subjective factor and understanding the proteins or biomarkers present in the tissue with advanced statistical power can enable more educated and confident decisions on treatment options. The approach we take includes sample preparation, analytical instrumentation and statistical power to deliver substantially more accurate and specific results to drive better treatment outcomes.

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The Bioanalytics Industry

The largest segment of the bioanalytics market is comprised of the pharmaceutical industry’s use of bioanalytics to support the development of new therapeutics. The Pharmaceutical Research and Manufacturers of America (“PhRMA”), estimated a total of $49.58 billion in research and development expenditures in 2012. Of this, $11.82 billion was spent on prehuman/preclinical functions, which represented 23.8% of all R&D expenditures. This figure does not include non-PhRMA member companies, and R&D expenditures by government agencies such as the National Institute of Health (NIH) and National Institute of Cancer (NIC) or domestic and international biopharmaceutical companies that are not members of PhRMA.

The global Pharmaceutical services market is projected to reach USD 41.86 Billion by 2021 from USD 29.29 Billion in 2016, at a CAGR of 7.4% from 2016 to 2021. The market is expected to witness significant growth in the coming years due to the increased demand for outsourcing of analytical testing and clinical trial services majorly by pharmaceutical, biopharmaceutical, and medical device companies. The high-quality standards in the pharmaceutical industry, rapid growth in the biosimilars and biologics market (biotherapeutics), rising demand for outsourcing services by pharmaceutical and biopharmaceutical companies, and increase in the number of clinical trial activities are factors driving the growth of this market. (Contract Research Organizations (CROs) Services Market by Type, Therapeutic Area, End User - Global Forecast to 2021; marketsandmarkets.com; October 2016; Report Code: PH 4672)

Therapeutic proteins (known as “biopharmaceuticals,” “biotherapeutics” or “biologics”), represent a rapidly growing sector of the pharmaceutical industry. The global market for the largest biopharmaceutical component (“therapeutic antibodies”), was valued at USD 85.4 billion in 2015 and is expected to reach a value of USD 138.6 billion by 2024 with an annual growth rate of 5.7%. Rising incidence of cancer and other chronic diseases is serving as the key contributing factor for the growth of the monoclonal antibodies market. Increasing R&D pertaining to the development of therapeutic mAbs coupled with the structural complexity of therapeutic proteins and the increasing regulatory needs for molecular information all require new analytical capabilities from the bioanalytics industry. (Monoclonal Antibodies (mAbs) Market Analysis By Source, By Type of Production, By Indication, By End-use And Segment Forecasts, 2013 – 2024; Report ID: GVR-1-68038-280-8).

Bioreactors are used to produce biopharmaceuticals, and bioreactor optimization is important for increasing production yields and for both control of the structure of the biotherapeutic.  The global bioreactors market is expected to reach to USD 1,417 Million by 2021 from USD 955 Million in 2015, at a CAGR of 6.8% between 2015 and 2021. The increase in adoption of single-use technologies, use of hybrid technologies: single-use and stainless steel, growing popularity of single-use bioreactor among biopharmaceutical companies, and growing biologics are spurring the growth of the bioreactors market. Bioreactor R&D is expected to register the highest growth rate from 2016 to 2021 owing to increased bioreactor usage in process development. (Bioreactors Market by Scale Range, Material, Usage, Suppliers, End-User, Region - Global Forecast to 2021; marketsandmarkets.com; Publishing Date: September 2016; Report Code: BT 4613)

A related sector of the Bioanalytics Industry is the identification of disease-specific molecular “biomarkers.” Biomarkers are specific molecules, or panels of molecules, that have been found to be regulated in conjunction with specific disease states or drug treatments relevant to human health and disease. The human disease biomarker sector seeks to identify and validate biomolecules that are associated with the onset and progression of a specific disease, and thus can become new diagnostics, or biomarkers, to be used for personalized medicine, as well as companion diagnostics to guide new pharmaceutical development for specific patient subgroups. The global market for biomarkers in 2011 was $13.8 billion and expected to reach $37.68 billion in 2022. Biomarker development and technologies accounted for 53.1% of the global market in 2011 and is expected to account for 43.3% of the 2022 market. In 2011, biomarker diagnostics and biomarker services accounted for 40.2% and 6.7% of the market and are expected to account for 49.8% and 6.9% of the market in 2022, respectively (Biomarkers: Technological and Commercial Outlook 2012 – 2022; Visiongain 2012).  Of the disciplines within the biomarkers research area, Proteomics makes up 22% of the total market share.  If that discipline translates into the service market, that would equate to $310M in 2016.  (Biomarkers: Technological and Commercial Outlook 2012-2022; Visiongain 2012).

Mass Spectrometry

Mass spectrometry is the gold standard methodology for bioanalytics. It is an analytical technique that ionizes chemical species and sorts the ions based on their “mass-to-charge ratio. It is a 100-year-old method that was originally used for radioisotope enrichment and chemical composition analysis. More recent developments in soft ionization techniques (e.g. electrospray and MALDI), drove advances in the use of mass spectrometry for the analysis of biomolecules, and have helped solidify biological mass spectrometry as the backbone of the Bioanalytics Industry. Mass spectrometers are used extensively in the biopharmaceutical, industrial, chemical, materials and forensics industries, as well as in academic research institutions.

Mass Spectrometry provides several advantages over traditional techniques where chemical information specific to the target protein, peptide or molecule, as well as impurities, is obtained in addition to the separation based upon physicochemical properties. Mass spectrometers are used in a wide range of research applications in academic, pharmaceutical and chemical/industrial based laboratories worldwide, including their use to identify molecules in biological samples based on their mass to charge ratios. The global mass spectrometry market was valued at U.S. $4.9 billion in 2015 and is expected to reach US $7.3 billion by 2020, growing at a compound annual growth rate (“CAGR”) of 8.1% from 2015 to 2020.  (Mass spectrometry Market by Platform & by Application - Analysis & Global Forecast to 2020; marketsandmarkets.com; Publishing Date: November 2015; Report Code: AST 3787).

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Sales and Marketing

Our bioanalytical services customers include major pharmaceutical, biotech, industry and life science medical and research institutions.  By working collaboratively with customers, we help to define the experimental plan, develop new methods required, and deliver the data or products in a professional manner.  Many of our collaborative efforts are presented through publication, either at national or international scientific conferences and many have resulted in peer-reviewed journal articles.  Presenting our technologies, services, and diagnostic capabilities in scientific settings has resulted in an increase in awareness and business growth.  These channels have also enabled the formulation of relationships between key strategic collaborators and customers.

We market our services and products worldwide, utilizing a combination of our own field sales organization, distributors, in-house sales support and web-based marketing. Protea attends exhibitions in the U.S. and overseas to present our services and products.  Protea has established marketing partnerships with VWR International and Fisher Scientific for global sales and marketing.  These purchasing channels are widely used within research organizations and enable rapid purchasing and receipt of our bioanalytical products.

In 2016, we established a co-marketing agreement with MatTek Corporation (“MatTek”), which allows Protea to include MatTek’s human cell based in vitro tissue models with Protea’s proprietary molecular imaging services.

In 2016, we renewed a co-marketing agreement with Protein Metrics for further application development of their analytical software for our bioanalytical services.

In April 2017, we entered into a co-marketing agreement with Proteos, Inc. (“Proteos”), which allows Protea to promote Proteos’ protein expression and purification service business, and serve as the provider for their mass spectrometry analytical needs.

In January 2017, we launched a new Company website which features our Corporate “Resource Center”, where researchers can access publications and application notes and other support materials on the Company’s bioanalytical services and technologies.  The website also allows researchers to purchase products directly and provides a breadth of information about our technologies and services.

Competition

We believe that our technology provides significant improvements over what is currently on the market.  Bioanalytics is a major global industry and competition is expected to be broad-based; however, we believe that the industry also affords opportunities for commercial partnerships, such as our collaboration with Agilent (NYSE:A). The following list of competitors is not intended to be exhaustive, and there are other existing competitors and there likely will be new potential competitors in the future.

Bioanalytical diagnostics

Competitors include Myriad Genetics (U.S.) Castle Biosciences (U.S.), and traditional dermatopathological services.  Myriad Genetics is a molecular testing company offering a suite of tests in the areas of companion diagnostics, hereditary cancers, melanoma, neuroscience, prostate cancer, and rheumatoid arthritis.  The majority of Myriad’s tests screen for specific genes that have been documented to be involved in the specific diseases, and many of them provide a risk based scale for the potential of a patient to develop the disease.

Bioanalytical services

Competitors include Quintiles Transnational Holdings Inc. (U.S.), Laboratory Corporation of America Holdings (U.S.), Pharmaceutical Product Development, LLC (U.S.), PAREXEL International Corporation (U.S.), and Icon Plc (Ireland), PRA Health Sciences, Inc. (U.S.), InVentiv Health Inc. (U.S.), Charles River Laboratories International Inc. (U.S.), INC Research Holdings Inc. (U.S.), and Wuxi PharmaTech (Cayman) Inc. (China).  Many of these competitors for services operate at various steps across the drug discovery and development process from disease target identification, preclinical testing, toxicology and safety analysis, and clinical trial design and manufacturing. Competitors in the field of mass spectrometry imaging services include ImaBiotech based in Loos, France.

License & Corporate Agreements & Intellectual Property

Intellectual Property

Protea currently owns eight patents (with additional pending applications) and has an exclusive license to sixteen additional patents and other pending applications owned by GWU. The subjects of the patent applications include Laser Ablation Electrospray Ionization (“LAESI”) for high throughput and imaging mass spectrometry (two- and three-dimensional biomolecular imaging), novel surfactants for proteomics research, and novel cancer diagnostic assay technologies.

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Agreement with The George Washington University (“GWU”)

In December 2008, the Company entered into an Exclusive License Agreement, as amended on February 22, 2010 and from time to time thereafter with GWU (Washington, D.C.) for the LAESI technology developed in the laboratory of Akos Vertes Ph.D., Professor of Chemistry, Professor of Biochemistry & Molecular Biology, Founder and Co-Director of the W.M. Keck Institute for Proteomics Technology and Applications, the Department of Chemistry, who is a science advisor to the Company. Under the terms of the license agreement, the Company has the exclusive, worldwide rights to commercialize the technology. The Company is obligated to pay expenses for the preparation, filing and prosecution of future related patent applications governed by the license agreement and related license fees, annual royalties equal to 5% of the net sales of products and processes sold by the Company, or an affiliate that utilizes the subject technology, after taking into account the annual minimum royalty fees described below, and 50% of payments received by the Company in connection with any sublicense of the technology under the agreement. On the first anniversary of either the date on which the Company first sells a product or service utilizing the technology underlying the agreement or the date on which the Company enters into its first sublicense agreement, whichever occurs first (the “First Sale Date”), the Company is required to pay GWU a non-refundable minimum royalty payment equal to $5,000. The university is also entitled to the following non-refundable minimum royalty payments on each subsequent anniversary of the First Sale Date: second anniversary: $10,000; third anniversary: $15,000; fourth anniversary and continuing annually through the expiration or termination of the agreement: $20,000.

Unless earlier terminated in accordance with its terms, the agreement expires upon the later of 20 years from the effective date or the end of the term of the last underlying patent to expire. Currently, the LAESI patent (US 7,964,843) is the underlying patent and will expire on May 21, 2026. The Company has made all the payments required under the agreement, and is otherwise in full compliance with the terms of the agreement.

In November 2012, the Company entered into a Patent License Agreement with GWU for Laser Desorption/Ionization and Peptide Sequencing on Laser-Induced Silicon Microcolumn Arrays (Matrix) and Nanophotonic Production, Modulation and Switching of Ions by Silicon Microcolumn Arrays technology developed in the laboratory of Akos Vertes Ph.D. Under the terms of the license agreement, the Company has an exclusive, worldwide license to make, have made, use, import, offer for sale and sell the licensed products. The Company paid a license initiation fee of $25,000 and a license diligence resource fee of $12,500 in 2013. In addition, the Company is required to pay $20,000 each year thereafter to develop and commercialize the products, $30,000 milestone payment upon the first sale of a licensed product, and royalties will be 7% of the net sales of licensed products and 5% of the net sales of combination products for combined cumulative net sales up to $50 million. Thereafter, royalties reduce to 6% and 4%, respectively, after taking into account quarterly minimum royalties of $1,500 for the first four quarters after the first sale of a licensed product, $2,500 for the next four quarters, $3,500 for the next four quarters and $6,000 for each succeeding quarter.

GWU and DARPA

In January 2014, the Company, as a subcontractor to GWU, was awarded a multi-year project with the Defense Advanced Research Projects Agency (“DARPA”).  In addition to Protea, The Stanford Research Institute International and GE Global Research also collaborate on the project entitled, “New Tools for Comparative Systems Biology of Threat Agent Action Mechanisms.” A $15 million five-year project, the goal of DARPA’s Rapid Threat Assessment (“RTA”) program is to develop new tools and methods to elucidate the mechanism of action of a threat agent, drug, biologic or chemical on living cells within 30 days from exposure. Uncovering the mechanism of action of such agents in 30 days, compared to the years currently required, could be key to the development of effective countermeasures.

Yale License Agreement

In April 2016, we entered into an exclusive license agreement for technology with Yale University related to the differential diagnosis of melanoma, specifically designated as a "Method of Differentiating Benign Melanocytic Nevi from Malignant Melanoma."  The technology was co-invented by Dr. Rossitza Lazova, of the Department of Dermatology at Yale School of Medicine, and Dr. Erin Seeley our Clinical Imaging Principal Investigator.  Under the terms of the license agreement, we have been granted the exclusive worldwide rights to commercialize the technology.  We are obligated to pay expenses for the preparation, filing and prosecution of future related patent applications governed by the license agreement and related license fees.  We are obligated to pay a non-refundable royalty of $5,000 payable to Yale University in May 2016, and an annual license maintenance royalty of $2,500 in April 2117 and an annual license maintenance royalty of $5,000 in each anniversary year thereafter.  We also pay a non-refundable royalty of $5,000 upon our making our first sale of a licensed product, $7,500 when we file for an approval for commercial sale with a government regulatory agency and $10,000 upon our “first sale” of a licensed product that is approved by such governmental agency.  In addition, we will pay Yale an earned royalty of 2.5% on worldwide cumulative net sales of licensed products by our company or under any sub-license or affiliate arrangements, to accrue within thirty (30) days from the end of each calendar quarter, subject to the payment of minimum annual royalties of $10,000, payable on the first day of January in the year following our first sale of licensed products (the “Minimum Royalty Effective Date”), and increasing to $15,000 on the first anniversary of the Minimum Royalty Effective Date, $20,000 on the second anniversary of the Minimum Royalty Effective Date, $30,000 on the third anniversary of the Minimum Royalty Effective Date, $40,000 on the fourth anniversary of the Minimum Royalty Effective Date and $50,000 on the fifth anniversary of the Minimum Royalty Effective Date and each subsequent anniversary year thereafter. Unless earlier terminated in accordance with its terms, the Yale license agreement expires upon the later of 20 years from the effective date or the end of the term of the last underlying patent to expire.

Agreement with Agilent

In 2015, we entered into a Memorandum of Understanding (the “MOU”) with Agilent Technologies, Inc. (NYSE: A) (“Agilent”), to develop new bioanalytical workflows in order to meet the emerging needs of the growing biopharmaceutical industry. Under the terms of the MOU, Protea, using Agilent instrumentation provided by Agilent combined with its expertise, will develop workflows to improve the characterization of protein therapeutics including monoclonal antibodies and new methods for the field of metabolomics.

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Agreement with West Virginia University (“WVU”)

On December 21, 2005, the Company entered into an Exclusive License Agreement (the “WVU Agreement”) with the West Virginia University Research Corporation, a nonprofit West Virginia corporation (“WVURC”) acting for and on behalf of West Virginia University. Under the terms of the WVU Agreement, the Company is required to pay (i) a license fee equal to $25,000 due within 90 days of the date on which the first notice of allowance is issued by the United States Patent and Trademark Office or a similar foreign country with respect to the technology underlying the WVU Agreement; (ii) annual royalties equal to 4% of the gross sales of products and services that utilize the subject technology which are payable semi-annually within 30 days of June 30 and December 31 of each calendar year covering gross sales received during the preceding year; and (iii) expenses for the preparation, filing and prosecution of related patent applications. In the event the Company is required to license any intellectual property from third parties in order to practice or commercialize the technology underlying the WVU Agreement, the royalty payments will be reduced by the lesser of (a) 50% or (b) the royalty and licensing fees actually incurred by the Company to license the intellectual property rights from such third party. If such a reduction is applicable, WVURC is entitled to earned royalties of at least 2% on gross sales of products and services that utilize the WVU subject technology. For any sublicense granted to sub-licensees, WVURC is entitled to 10% of any license fee and other payments or fees received from the sublicensee, which is due and payable within ten days of receipt by the Company from the sublicensee. At present, the Company sponsors collaborative research in the WVU School of Medicine Department of Pathology and the Mary Babb Randolph Cancer Center (MBRCC).

Unless earlier terminated in accordance with its terms, the WVU Agreement automatically terminates upon the later of: (i) the expiration of the last patent to expire issued in respect of the licensed technology, or (ii) 20 years from the first commercial sale by the Company of the last licensed product included in the subject technology by amendment to the WVU Agreement. At present, there are no patent applications being pursued by WVU in respect of the technology licensed to the Company under the WVU Agreement.  The Company has made all the payments required under the WVU Agreement, and the Company is otherwise in full compliance with the terms of the WVU Agreement.

Government Regulation

The Company’s products and services are sold for research use only and are not subject to U.S. Food and Drug Administration or other government agency approval.

Sources and Availability of Raw Materials

The Company does not believe that it has any critical issues of availability of raw materials or vendors where there are not multiple sources for the raw materials or vendor support that its business requires.

Environmental Matters

We are subject to various laws and governmental regulations concerning environmental matters and employee safety and health in the United States and other countries. U.S. federal environmental legislation that affects us includes the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA). We are also subject to regulation by the Occupational Safety and Health Administration (OSHA) concerning employee safety and health matters. The United States Environmental Protection Agency (EPA), OSHA, and other federal agencies have the authority to promulgate regulations that have an effect on Protea’s operations. As of the date of this prospectus, we did not have any accrued liabilities related to environmental matters.

Employees

As of the date of this prospectus, the Company currently has 28 full-time and 1 part-time employee, consisting of 12 technicians and scientists (3 PhD level), 8 management/administrative (1 PhD level), and 7 sales and marketing (1 PhD level). None of our employees are represented by a union.

Facilities

The Company leases laboratory and office space of approximately 10,412 square feet located at White Birch Towers II, 1311 Pineview Drive, Suite 501, Morgantown, WV 26505. The lease has an initial five-year term beginning on April 1, 2012, (the “Initial Term”). The rent during the Initial Term is equal to $16.10 per square foot per year or $13,969 per month. The Company has the exclusive option to renew the term of the lease for an additional five years following the expiration of the Initial Term, (the “Renewal Option”). The Renewal Option must be exercised at least 120 days prior to the end of the Initial Term. If the Renewal Option is exercised, the rent payable during the Renewal Period shall be equal to $17.75 per square foot per year; however, the Land Lord agreed to renew the lease at $16.10 per square foot per year. We have the option to terminate the lease after reaching the thirty-seventh month of the then existing term upon 90 days’ advance written notice to the lessor and the payment of an amount equal to two months’ rent.

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In June 2017, the Company has leased additional space of approximately 4,236 square feet at White Birch Towers II, 1311 Pineview Drive, Suite 200, Morgantown, WV 26505. The lease has an initial three-year term beginning on June 12, 2017, (the “Initial Term”). The rent during the Initial Term is equal to $16.10 per square foot per year or $5,683.30 per month. The Company has the exclusive option, if the lease is free from defaults beyond any applicate notice and cure periods, to renew the term of the lease for two (2) additional (1) year periods following the expiration of the Initial Term, (the “Renewal Option”). The Renewal Option must be exercised at least 120 days prior to the end of the Initial Term. If the Renewal Option is exercised, the renewal term shall be the same terms, covenants and conditions as the original term.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

In 2016, the Company had received three court summons for past due accounts payables. The claims total $213,032 and are related to amounts the Company has properly accounted for in its accounting records, including late-payment fees and interest, if applicable. In December 2016, the Company entered into a confessed judgement with one of the vendor agreeing to make payment of $161,889.16 in full by January 31, 2017. Two payments of $25,000 each were made in December 2016 leaving a balance of $111,889.16 to pay by January 31, 2017. The Company made full and final payment of $111,889.16 on the confessed judgement on January 31, 2017.

In July 2017, the Company received a Request for Entry of Judgement from Johns Hopkins University dated June 14, 2017. The judgement against the Company is in excess of $93,664 ($74,359 in fees plus $19,305 in interest) pursuant to the Agreement between Johns Hopkins University and the Company. As of the date of this prospectus total claims are $130,455.

The Company currently is not a party to any material legal proceeding and has no knowledge of any material legal proceeding contemplated by any governmental authority or third party. The Company may be subject to a number of claims and legal proceedings which, in the opinion of our management, are incidental to normal business operations. In managements’ opinion, although final settlement of these claims and suits may impact the financial statements in a particular period, they will not, in the aggregate, have a material adverse effect on the Company’s financial position, cash flows or results of operations.

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MANAGEMENT

The following table identifies our executive officers and directors, their ages, their respective offices and positions and their respective dates of election or appointment.

Name	Age	Position	Officer/Director Since

Stephen Turner	72	Chief Executive Officer and Chairman of the Board	2001
David Halverson	51	President	2016
Matthew Powell	42	Vice President Research & Development and Chief Science Officer	2011
Haddon Goodman	34	VP Corporate Development and Chief Business Officer	2017
Cynthia Price	42	Controller and Corporate Secretary	2017
Steven Antoline	61	Director	2010
Leonard Harris	80	Director	2003
Ed Roberson	72	Director	2009
Scott Segal	62	Director	2008
Patrick Gallagher(1)	52	Director	2015
Josiah T. Austin	70	Director	2013

* Represents the date on which such person was appointed to the referenced office of Protea Biosciences, Inc. Each such person was appointed to the identical position of the Company, effective September 2, 2011 upon the closing of the reverse merger in September 2011.

(1)	Appointed by the board of directors of the Company to serve as director to fill an existing vacancies on the board. Mr. Gallahgher was appointed pursuant to a provision of a unit purchase agreement among the Company and the investors in the Company’s winter 2014 – 2015 private placement offering provided that two (2) persons nominated by the placement agent for the offering would be appointed directors of the Company.

There are no family relationships among any of our executive officers and directors. In addition, none of our directors has during the past ten years been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Business Experience. The following biographical information is provided with respect to each of our executive officers and directors.

Stephen Turner is Chief Executive Officer and Chairman of the Board, positions he has held since founding the Company in August, 2001. From 1999 to 2001 he served as President and Chief Executive Officer of Quorum Sciences, Inc. From 1984 to 1997 he was President and Chief Executive Officer of Oncor, Inc. He founded Bethesda Research Laboratories, Inc., (“BRL”) in 1975 and served as its Chairman and Chief Executive Officer from 1975 to 1983, at which time BRL became the molecular biology division of Life Technologies, Inc. Prior to commencing his career in biotechnology, Mr. Turner held the position of Director of Marketing for the Clinical Microbiology Division of Becton, Dickinson & Co. He received his B.A. from Stanford University in 1967. In 1994 he received the Ernst & Young Entrepreneur of the Year Award in Life Sciences for the Washington, D.C. region. Mr. Turner was appointed to serve as a member of the Board of Directors because he is the founder of the Company and his deep knowledge of our products and market opportunity led the Board of Directors to determine that he should serve as a member of the Board of Directors.

David Halverson is President since October 27, 2016. Mr. Halverson, has worked with the Company since 2013 and prior to his appointment as President, Mr. Halverson served as the Vice President and Chief Business Officer of the Company. From 2006 to 2011 he served in several positions with Huntingdon Life Sciences including Head of European and U.S. sales. From 2001 to 2006 he served as a Director of Sales for PPD Discovery and Quintiles Preclinical Groups. From 1993 to 2001 he served as a Staff Scientist in the Drug Metabolism Group at Covance Laboratories. He graduated from Kemper Military Academy in 1987 and received a commission as 2LT in the US Army and served on active duty, Wisconsin National Guard, and Army Reserve through 2000. Mr. Halverson has in-depth knowledge of the Company’s product lines and a wealth of experience negotiating collaborations and contracts within analytical service based companies.

Matthew Powell, Ph.D. is Vice President, Research & Development and Chief Scientific Officer since 2006. He received his Ph.D. in Analytical Chemistry from West Virginia University in 2005. Dr. Powell is considered by the Company to be an expert in the field of biological mass spectrometry and is an inventor of several proprietary bioanalytical technologies in development at the Company.

Haddon Goodman is Protea's Vice President of Corporate Development and Chief Business Officer since January 2017. Prior to joining Protea, from 2007 to 2009 Mr. Goodman held various positions at Fisher Scientific in product management launching new products, managing strategic supplier relationships, and planning marketing campaigns. This experience combined with his background in biology enabled Mr. Goodman to operate in various product management, marketing, and business roles at Protea. Today, Mr. Goodman is focused on driving Protea's innovative technologies and workflows through key collaborations and in licensing and out licensing opportunities.

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Cynthia Price is Protea's Controller and Corporate Secretary since July 2017. Ms. Price has been with Protea since 2015. Prior to becoming Protea’s Controller and Corporate Secretary, Ms. Price held the position of Senior Accountant and was later promoted to Accounting Manager of Protea in early 2016. From 2014 to 2015, Ms. Price was an Accountant at ServiceLink, A Black Knight Company. From 2013 to 2014, she worked with Robert Half International holding different accounting titles in multiple roles with various companies. From 2006 to 2012, she was a Senior Accountant at PNC Bank NA with their PNC Realty Investors, Inc. group, who managed the AFL-CIO Building Investment Trust. From 2003 to 2005, she held a Senior Accountant position with prominent development companies in Maryland. From 1999 to 2003, she held several accounting positions including Senior Accountant at a small boutique property management company in Canonsburg, PA. Ms. Price received her Accounting Degree from Waynesburg University in 2002, and is currently working toward obtaining her CPA license.

Steven Antoline joined the Company’s Board of Directors in April 2010. He is a successful owner, developer and manager of coal and natural resource properties and inventor of new equipment for coal mining. From 1996 to 2006, he was President and owner of Superior Highwall Mining, Inc., which was sold to a partnership comprised of Lehman Bros. (60%) and Tennessee Valley Ventures (40%). Mr. Antoline was appointed to serve as a director of the Company because of his prior experience in the development and sale of companies, and in working with investment bankers.

Leonard Harris has been a member of the Company’s Board of Directors since April 2003. Since 1977 he has been the founder and Chief Executive Officer of Southern Computer Consultants, Inc., a company located in Frederick, Maryland which provides products and services to the United States government and Fortune 500 corporations. Mr. Harris has extensive experience in technology-based corporate development, which knowledge allows him to provide support and guidance to the Company’s research and development activities, and led the Company’s Board of Directors to determine that he should serve as a director of the Company.

Ed Roberson joined the Company’s Board of Directors in September 2009. From August 2006 to June 2010 he served as Chairman of the Board of the Methodist Healthcare System. From 2006 to 2011 he was President of Beacon Financial in Memphis, Tennessee, and from 2006 to 2007 President of Conwood LLC. He has been a Director of the Paragon National Bank from 2004 to present. From 1972 to 1992, Mr. Roberson was employed by KPMG, most recently as partner. Mr. Roberson received his M.B.A in accounting in 1972 from the University of Georgia. Mr. Roberson’s financial expertise and experience, both as a Partner with KPMG and subsequently as a Chief Executive Officer, led the Board of Directors to determine that he should serve as a director of the Company.

Scott Segal joined the Company’s Board of Directors in February 2008. He is a practicing attorney, specializing in the fields of personal injury, product liability and related matters, and is the President of the Segal Law Firm located in Charleston, West Virginia. He received his JD from the West Virginia University School of Law in 1981 and has been a member of the American Bar Association from 1981 to present. Mr. Segal has extensive legal experience and relationships within the State of West Virginia and is considered by the Company to be an expert in several areas which may have use for the Company’s technology, including forensics and occupational health, which led the Board of Directors to determine that he should serve as a director of the Company.

Patrick Gallagher joined the Company’s Board of Directors in April 2015.  Since 2014, Mr. Gallagher has been a Managing Director and Head of Institutional Sales for Laidlaw & Company (UK) Ltd.  From 2012 to 2014, Mr. Gallagher served as VP of Business Development and Investor Relations and as a strategic consultant for Kinex Pharmaceuticals.  From 2001 to 2011, Mr. Gallagher was Chief Executive Officer of Black Diamond Research, LLC (“BDR”), a firm he co-founded, where he oversaw institutional research and sales.  Prior to 2001, Mr. Gallagher held various sales positions at Kidder Peabody, PaineWebber, New Vernon Associates and Concept Capital.  He currently serves as an advisor to CHD Biosciences and is a member of the board of directors of BioSig Technologies, Inc.   Mr. Gallagher received his B.S. from the University of Vermont, his M.B.A. from Pennsylvania State University and is a CFA charter holder. Mr. Gallagher’s extensive experience in healthcare banking, both as a CFA and institutional sales manager, led the Board of Directors to determine that he should serve as a director of the Company.

Josiah T. Austin joined the Company’s Board of Directors in January 2013. He owns and operates agricultural properties in the states of Arizona and Montana. Mr. Austin has previously served on the board of directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., and North Fork Bancorporation. He served as a director of Goodrich Petroleum, Inc. from 2002 -  June 2016 and was named to the board of directors of Novogen Limited in September 2010 – April 2013. Mr. Austin graduated from the University of Denver with a B.S. in Finance in 1971. Mr. Austin has extensive investment experience in early stage biotechnology companies, which led the Board of Directors to determine that he should serve as a director of the Company.

Corporate Governance

Board of Directors Meetings and Committees

During the year ended December 31, 2016, the Board of Directors met in person or by telephonic meetings four (4) times. During 2016, the Company audit committee (the “Audit Committee”) held four (4) meetings. During 2016, the Company compensation committee (the “Compensation Committee”) held four (4) meetings. During 2016, each member of the Board of Directors attended at least 50% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees on which such director served.

It is anticipated that each member of the Board of Directors will attend the Company’s next annual meeting of stockholders. The Company does not have a formal policy with respect to directors’ attendance at the annual meeting of stockholders.

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Board Leadership Structure and Role in Risk Oversight

In accordance with the Company’s Bylaws, the Board of Directors elects the Company Chairman of the Board of Directors and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by the same person. The Board of Directors believes that the Company and its stockholders are best served by having a policy that provides the Board of Directors the ability to select the most qualified and appropriate individual to lead the Board of Directors as Chairman of the Board of Directors.

Mr. Turner currently serves as Chairman of the Board of Directors and Chief Executive Officer and is expected to continue to serve in both capacities.

The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board of Directors is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management. The Board of Directors has delegated to the Audit Committee the primary role in carrying out risk oversight responsibilities. The Board of Directors has delegated to the Compensation Committee oversight of risks associated with the Company’s policies and practices relating to compensation.

Independent Directors

While the Company is not currently trading on the Nasdaq Capital Markets, it has relied upon the director independence standards set forth in the Nasdaq Capital Markets Rule 5605. Upon consideration of the criteria and requirements regarding director independence set forth in the Nasdaq Capital Markets Rule 5605, the Board of Directors has determined that other than Mr. Turner, our Chief Executive Officer, all of the other director nominees meet the Nasdaq Capital Markets independence standards.

Audit Committee

Ed Roberson and Leonard Harris are each members of our Audit Committee. The Audit Committee’s function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audit of our financial statements. The Company does not currently have a financial expert serving on its audit committee at this time; provided however, Mr. Roberson, a current director, would be deemed a financial expert. In addition, the Company has engaged certain consultants in order to assist the Company in performing an evaluation of internal controls in accordance with Sarbanes-Oxley rules and regulations to identify control gaps and to recommend control improvement opportunities. Mr. Roberson and Mr. Harris would each be deemed independent in accordance with the Nasdaq Capital Markets Rule 5605(a)(2).

Compensation Committee

Patrick Gallagher, Chairman, Steve Antoline, and Leonard Harris are the members of the Compensation Committee. The purpose of the Compensation Committee is to aid the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Compensation Committee will review, recommend and approve salaries and other compensation of the Company’s executive officers, and will administer the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). The Company has not adopted a compensation committee charter.

Nominating Committee

No nominating committee has been appointed. Nominations of directors are made by the Board of Directors. Our Board of Directors has not yet adopted procedures by which stockholders may recommend nominees to the Board of Directors. The Board of Directors is of the view that the present management structure does not warrant the appointment of a nominating committee.

Other Committees

The Board of Directors may establish additional standing or ad hoc committees from time to time.

Stockholder Communication with the Board of Directors

Correspondence from the Company’s stockholders to the Board of Directors or any individual director or officer should be sent to the Company’s Secretary. Correspondence addressed to either the Board of Directors as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Board or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board of Directors a summary of all stockholder correspondence that the Secretary receives. This process has been approved by the Company’s Board of Directors.

All correspondence should be sent to Protea Biosciences Group, Inc., 1311 Pineview Drive, Suite 501, Morgantown, West Virginia 26505, Attention: Ms. Cynthia Price.

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Insider Participation

Other than Stephen Turner, our Chairman of the Board and Chief Executive Officer, all of our remaining directors are independent directors. All matters to be acted upon where potential conflicts exist between our executive officers and the Company (for example, the terms of employment agreements, option grants, bonus awards, etc.) are discussed and approved by the non-interested directors. During the year ended December 31, 2016, Mr. Turner did not participate in deliberations of the Company's Board of Directors concerning his compensation.

Code of Business Conduct and Ethics

The Board of Directors has adopted a code of ethics designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Securities and Exchange Commission (“SEC”) and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The code of ethics applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the code to any person without charge, upon request in writing to Protea Biosciences Group, Inc., 1311 Pineview Drive Suite 501, Morgantown, West Virginia 26505, Attention: Ms. Cynthia Price.

The Company intends to disclose any amendments to or waivers of its code of ethics as it applies to directors or executive officers by filing them with the SEC on a Current Report on Form 8-K.

Executive Compensation

The following table illustrates the compensation paid by us to our Chief Executive Officer, our three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year and who earned in excess of $100,000. The Company refers to these individuals as the “Named Executive Officers.” We have an employment agreement with Stephen Turner, our Chief Executive Officer. We do not currently have employment agreements with David Halverson or Matthew Powell, although we may enter into such agreements in the future. The disclosure is provided for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Benefits ($) (1)	Option Award ($) (2)	Total ($)
Stephen Turner, Chief Executive	2016	240,000	-	20,116	-	260,116
Officer, President	2015	240,000	-	19,336	-	259,336

Matthew Powell, Vice President,	2016	180,000	-	17,820	5,930	203,750
R&D, CSO	2015	180,000	-	18,049	4,412	202,461

Gregory Kilby, Vice President,	2016	-	-	-	-	-
COO	2015	210,000	-	9,676	13,151	232,827

David Halverson, President,CBO	2016	240,000	-	19,694	24,506	284,200

(1)	Other benefits include living allowances, insurance benefits paid by company and cell phone reimbursement.
(2)	The amount included in the “Option Awards” column does not reflect compensation actually received by the Named Executive Officer but represents the compensation cost that we recognized in each year presented, determined in accordance with FASB ASC 718. The valuation assumptions used in determining such amounts are described in Note 8 Stock Options and Stock Based Compensation in the Notes to Consolidated Financial Statements in this prospectus.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information about equity awards granted to our Named Executive Officers that were outstanding on December 31, 2016.

	Option Awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Options Exercise Price ($)	Options Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen Turner	5,000		-	-	$75.00	4/23/2020	-	-	-	-
	-		14,000	-	$27.50	2/27/2024	-	-	-	-
Matthew Powell	2,000		-	-	$62.50	1/19/2017	-	-	-	-
	800		-	-	$75.00	12/31/2019	-	-	-	-
	1,000	(1)	600	-	$27.50	4/1/2024	-	-	-	-
	313	(1)	4,688	-	$7.50	9/30/2026	-	-	-	-
David Halverson	1,625	(1)	375	-	$27.50	7/31/2023	-	-	-	-
	375	(1)	625	-	$26.50	4/1/2025	-	-	-	-
	938	(1)	2,063	-	$24.00	7/16/2025	-	-	-	-
	375	(1)	1,125	-	$12.50	12/18/2025	-	-	-	-
	563	(1)	8,438	-	$7.50	9/30/2026	-	-	-	-

(1)	Options vest in 25% increments over a four-year vesting schedule. Grant dates are ten years prior to expiration date.
(2)	Performance award will vest upon realization of certain measures as of 12/31/2016.

The Company has not granted stock awards to our Named Executive Officers that were outstanding on December 31, 2016.

Board Compensation

During the fiscal year ended December 31, 2016, our Board of Directors received the following compensation for their services as directors.

Name	Fees earned and paid in Common Stock (1)	Option Award	Other Compensation	Total
Stanley Hostler(**)	$-	-	-	$-
Steven Antoline	$25,000	-	-	$25,000
Leo Harris	$25,000	-	-	$25,000
Ed Roberson	$30,000	-	-	$30,000
Scott Segal	$20,120	-	-	$20,120
Josiah Austin	$25,000	-	-	$25,000
Maged Shenouda(*)	$25,000	-	-	$25,000
Patrick Gallagher	$20,000	-	-	$20,000

(*) Mr. Shenouda resigned as a member of the board of directors in June 2017.
(**) Mr. Hostler passed away in June 2017.
(1) Board compensation paid in Common Stock at $6.00 per share.
(2) The amount included in the “Option Awards” column does not reflect compensation actually received by the Named Executive Officer but represents the compensation cost that we recognized in each year presented, determined in accordance with FASB ASC 718. The valuation assumptions used in determining such amounts are described in Note 8 in the Financial Statement Footnotes of this prospectus.

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The following table provides information about equity awards granted to members of our Board of Directors in prior years that were outstanding on December 31, 2016.

	Number of Securities Underlying Unexercised Options			Options	Options
Name	Exercisable		Not Exercisable	Exercise Price ($)	Expiration Date
Stanley Hostler(**)	2,000		-	$75.00	9/17/2020
	5,000		-	$27.50	3/22/2023
	320		-	$75.00	9/1/2017
	960		-	$75.00	12/31/2018
	960		-	$75.00	12/31/2019
	960		-	$75.00	12/31/2020
	720		-	$75.00	9/30/2021
	240		-	$100.00	12/31/2021
	880		-	$100.00	11/30/2022
	80		-	$25.00	12/31/2022
	960		-	$27.50	12/31/2023
	240		-	$27.50	3/31/2024
	1,333	(2)	-	$12.50	12/1/2025
Steven Antoline	2,000		-	$75.00	4/23/2020
	1,333	(2)	-	$12.50	12/1/2025
Leo Harris	2,000		-	$75.00	9/17/2020
	5,000		-	$27.50	3/22/2023
	1,333	(2)	-	$12.50	12/1/2025
Ed Roberson	2,000		-	$75.00	4/23/2020
	1,830	(1)	170	$27.50	1/1/2024
	1,333	(2)	-	$12.50	12/1/2025
Scott Segal	2,000		-	$75.00	5/30/2018
	5,000		-	$27.50	3/22/2023
	1,333	(2)	-	$12.50	12/1/2025
Josiah T. Austin	3,000	(1)	-	$27.50	1/28/2023
	1,333	(2)	-	$12.50	12/1/2025
Maged Shenouda(*)	1,333	(2)	-	$12.50	12/1/2025
Patrick Gallagher	1,333	(2)	-	$12.50	12/1/2025

(*) Mr. Shenouda resigned as a member of the board of directors in June 2017.
(**) Mr. Hostler passed away in June 2017.

(1) Options vest in 33% increments over a three-year vesting schedule. Grant dates are ten years prior to expiration date.

(2) Options vest incrementally over a one-year vesting schedule. Grant dates are ten years prior to expiration date.

Stephen Turner Employment Agreement

On April 1, 2015, the Company entered into an employment agreement (the “Employment Agreement”) with Stephen Turner as Chief Executive Officer and Chairman of the Board. The Employment Agreement provides for (i) a term of employment of three years from April 1, 2015, unless terminated by the Company or Mr. Turner, (ii) a base salary of $240,000, (iii) the eligibility of Mr. Turner to receive an annual bonus of at least 20% of his annual base salary (the “Performance Bonus”) provided that he has achieved the metrics established for such calendar year by the Compensation Committee of the Board, (iv) the eligibility of Mr. Turner to receive an additional discretionary bonus as determined by the Board, (v) the eligibility of Mr. Turner to receive a financing bonus in the amount of one $100,000 (the “Financing Bonus”) within thirty (30) days of the completion of the Company’s next round of financing, (vi) the eligibility of Mr. Turner to participate in the Company’s family health insurance benefits and to be covered under the Company’s key man and other life insurance policies and (vii) Mr. Turner’s entitlement to reimbursement for all reasonable out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of his duties under the Employment Agreement. In the discretion of the Board, Mr. Turner may also be eligible for additional Financing Bonuses to the extent the Company raises additional funds. The Company will continue to provide Mr. Turner with coverage under, or equivalent to, its professional liability, directors and officers, and other similar policies for a period of three years following termination of his employment for any reason.

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The Employment Agreement may be terminated by either the Company or Mr. Turner at any time and for any reason upon a minimum of 30 days’ advice written notice. In the event that Mr. Turner is terminated by the Company for Cause (as defined in the Employment Agreement), Mr. Turner would be entitled to (x) any accrued but unpaid Base Salary through the date of termination, (y) any unused vacation time, and (z) reimbursement for any unreimbursed business expenses properly incurred by Mr. Turner. In the event that Mr. Turner is terminated by the Company without Cause, Mr. Turner would be entitled to the amounts specified in (x), (y) and (z) above as well as any unpaid Performance Bonus and unpaid Financing Bonus (all such amounts, the “Accrued Amounts”), and a lump sum payment of 18 months’ of his base salary; the Company will pay the premiums for his family health insurance coverage for a period of 18 months; and all stock, restricted stock, options, stock appreciation rights, performance compensation, and any other equity or phantom equity awarded to him that is unvested will vest as of the termination date. In the event the employment term is terminated due to the acquisition of the Company by another company, Mr. Turner will be entitled to receive the Accrued Amounts, and he will be entitled to receive continued base salary for the remainder of the original employment term. In the event of Mr. Turner’s death or disability, the Company will pay him (or his estate and/or beneficiaries, as the case may be) the Accrued Amounts and a lump sum payment of 18 months of his base salary. In the event Mr. Turner’s employment terminates due to disability, the Company will also pay the premiums for his family health insurance coverage for a period of 18 months.

The Company agrees to indemnify Mr. Turner for any liabilities, damages, costs, and expenses (including attorneys’ fees) relating, directly or indirectly, to any claims, charges or proceedings of any nature that arise out of or concern his employment with or service to the Company and any of its affiliates, subsidiaries, or related entities, including his employment with or services to the Company that preceded the execution of the Employment Agreement.

The Employment Agreement is filed as an Exhibit to this Registration Statement on Form S-1. The foregoing summary of the terms of the Employment Agreement is subject to, and qualified in its entirety by, the full text of such document, which is incorporated herein by reference. The Company does not have any employment agreements with any of its other executive officers.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of August 25, 2017, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

All shares, common stock, and per share data gives pro forma effect to the 1-for-50 reverse stock split of our outstanding capital stock that was consummated on __________ ____, 2017.

Beneficial ownership before offering of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the date of this prospectus. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 7,972,679 shares of common stock plus, for each individual, any securities that individual has the right to acquire within 60 days of August 25, 2017

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Title of Class: common stock – Before Offering

Name and Address of Beneficial Owner	Title	Beneficially Owned*		Percent of Class**
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board	78,977	(1)	*
David Halverson	President and Chief Business Officer	5,938	(2)	*
Matthew Powell	Vice President, Research & Development, and Chief Science Officer	2,938	(3)	*
Haddon Goodman	Chief Business Officer	4,025	(4)	*
Steve Antoline	Director	3,349,623	(5)	32.66%
Leonard Harris	Director	257,632	(6)	3.22%
Ed Roberson	Director	38,588	(7)	*
Scott Segal	Director	121,016	(8)	1.51%
Josiah T. Austin	Director	362,789	(9)	4.48%
Patrick Gallagher	Director	6,267	(10)	*
Officers and Directors as a Group (total of 11 persons)		4,227,793		40.46%
5% Stockholders
El Coronado Holdings, LLC		480,608	(11)	5.95%
Summit Resources, Inc.		3,279,342	(12)	32.05%
Estate of Stanley Hostler	Former Director	686,951	(13)	8.53%
Andreas Wawrla		948,778	(14)	10.89%

*	Represents ownership under 1%.

(1)	Includes 70,614 shares of Common Stock, 3,363 shares of Common Stock to be acquired upon the exercise of warrants and 5,000 shares of Common Stock to be acquired upon the exercise of stock options.

(2)	Includes 5,938 shares of Common Stock to be acquired upon the exercise of stock options.

(3)	Includes 2,938 shares of Common Stock to be acquired upon the exercise of stock options.

(4)	Includes 4,025 shares of Common Stock to be acquired upon the exercise of stock options.

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(5)	Includes 46,948 shares of Common Stock and 20,000 shares of Common Stock to be acquired upon the exercise of warrants owned of record by the Wilderness Land Company, LLC. Also includes 1,020,457 shares of Common Stock, 1,792,218 shares of Common Stock to be acquired upon the exercise of warrants owned of record by Summit Resources, Inc. As the trustee of the Wilderness Land Company, LLC and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Wilderness Land Company and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of Common Stock and the shares of Common Stock to be acquired upon the exercise of warrants held of record by the Wilderness Land Company, LLC and Summit Resources, Inc. Includes 3,333 shares of Common Stock to be acquired upon the exercise of stock options. up to 466,667 shares of Common Stock issuable upon the optional conversion of a $1,750,000 senior secured note issued to Summit Resources. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of Common Stock and the shares of Common Stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.

(6)	Includes 236,701 shares of Common Stock, 12,598 shares of Common Stock to be acquired upon the exercise of warrants and 8,333 shares of Common Stock to be acquired upon the exercise of stock options.

(7)	Includes 32,109 shares of Common Stock, 1,145 shares of Common Stock to be acquired upon the exercise of warrants and 5,333 shares of Common Stock to be acquired upon the exercise of stock options. Also includes 1,357 shares of Common Stock owned of record by Raymond James & Associates, Inc., an IRA account of Ed Roberson.

(8)	Includes 102,678 shares of Common Stock, 10,006 shares of Common Stock to be acquired upon the exercise of warrants and 8,333 shares of Common Stock to be acquired upon the exercise of stock options.

(9)	Includes 236,686 shares of Common Stock, 4,333 shares of Common Stock to be acquired upon the exercise of stock options, 109,978 shares to be acquired upon the exercise of warrants, and 11,791 shares of Common Stock upon the conversion of a convertible debenture

(10)	Includes 4,933 shares of Common Stock and 1,333 shares of Common Stock to be acquired upon the exercise of stock options.

(11)	Includes 370,630 shares of Common Stock, 109,978 shares of Common Stock to be acquired upon the exercise of warrants.

(12)	Includes 1,020,457 shares of Common Stock, 1,792,218 shares of Common Stock to be acquired upon the exercise of warrants and up to 466,667 shares of Common Stock issuable upon the optional conversion of a $1,750,000 senior secured note issued to Summit Resources. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of Common Stock and the shares of Common Stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.

(13)	Includes 604,021 shares of Common Stock, 46,277 shares of Common Stock to be acquired upon the exercise of warrants and 36,563 shares of Common Stock to be acquired upon the exercise of stock options. Also includes 232,933 shares of Common Stock held by Mr. Hostler’s wife, Virginia Child and 19,793 shares of Common Stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 2,966 shares of Common Stock and 2,225 shares of Common Stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.

(14)	Includes 212,111 shares of Common Stock, 416,667 shares of Common Stock to be acquired upon the exercise of warrants and 320,000 shares of Common Stock issuable upon the optional conversion of a $1,200,000 20% OID debenture issued in June 2017.

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Title of Class: common stock – Post Offering

Name and Address of Beneficial Owner	Title	Beneficially Owned*		Percent of Class**
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board		(1)		%
David Halverson	President		(2)		*
Matthew Powell	Vice President, Research & Development		(3)		*
Haddon Goodman	Chief Business Officer		(4)
Steve Antoline	Director		(5)		%
Leonard Harris	Director		(6)		%
Ed Roberson	Director		(7)		*
Scott Segal	Director		(8)		%
Josiah T. Austin	Director		(9)		%
Patrick Gallagher	Director		(10)		*
Officers and Directors as a Group (total of 13 persons)					%

5% Stockholders
El Coronado Holdings, LLC			(11)		%
Summit Resources, Inc.			(12)		%
Estate of Stanley Hostler	Former Director		(13)
Andreas Wawrla			(14)		%

* Represents ownership under 1%.

(1)	Includes 70,614 shares of Common Stock, 3,363 shares of Common Stock to be acquired upon the exercise of warrants and 5,000 shares of Common Stock to be acquired upon the exercise of stock options.

(2)	Includes 5,938 shares of Common Stock to be acquired upon the exercise of stock options.

(3)	Includes 2,938 shares of Common Stock to be acquired upon the exercise of stock options.

(4)	Includes 4,025 shares of Common Stock to be acquired upon the exercise of stock options.

(5)	Includes 46,948 shares of Common Stock and 20,000 shares of Common Stock to be acquired upon the exercise of warrants owned of record by the Wilderness Land Company, LLC. Also includes 1,020,457 shares of Common Stock, 1,792,218 shares of Common Stock to be acquired upon the exercise of warrants owned of record by Summit Resources, Inc. As the trustee of the Wilderness Land Company, LLC and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Wilderness Land Company and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of Common Stock and the shares of Common Stock to be acquired upon the exercise of warrants held of record by the Wilderness Land Company, LLC and Summit Resources, Inc. Includes 3,333 shares of Common Stock to be acquired upon the exercise of stock options. up to 466,667 shares of Common Stock issuable upon the optional conversion of a $1,750,000 senior secured note issued to Summit Resources. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of Common Stock and the shares of Common Stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.

(6)	Includes 236,701 shares of Common Stock, 12,598 shares of Common Stock to be acquired upon the exercise of warrants and 8,333 shares of Common Stock to be acquired upon the exercise of stock options.

(7)	Includes 32,109 shares of Common Stock, 1,145 shares of Common Stock to be acquired upon the exercise of warrants and 5,333 shares of Common Stock to be acquired upon the exercise of stock options. Also includes 1,357 shares of Common Stock owned of record by Raymond James & Associates, Inc., an IRA account of Ed Roberson.

(8)	Includes 102,678 shares of Common Stock, 10,006 shares of Common Stock to be acquired upon the exercise of warrants and 8,333 shares of Common Stock to be acquired upon the exercise of stock options.

(9)	Includes 236,686 shares of Common Stock, 4,333 shares of Common Stock to be acquired upon the exercise of stock options, 109,978 shares to be acquired upon the exercise of warrants, and 11,791 shares of Common Stock upon the conversion of a convertible debenture

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(10)	Includes 4,933 shares of Common Stock and 1,333 shares of Common Stock to be acquired upon the exercise of stock options.

(11)	Includes 370,630 shares of Common Stock, 109,978 shares of Common Stock to be acquired upon the exercise of warrants.

(12)	Includes 1,020,457 shares of Common Stock, 1,792,218 shares of Common Stock to be acquired upon the exercise of warrants and up to 466,667 shares of Common Stock issuable upon the optional conversion of a $1,750,000 senior secured note issued to Summit Resources. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of Common Stock and the shares of Common Stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.

(13)	Includes 604,021 shares of Common Stock, 46,277 shares of Common Stock to be acquired upon the exercise of warrants and 36,563 shares of Common Stock to be acquired upon the exercise of stock options. Also includes 232,933 shares of Common Stock held by Mr. Hostler’s wife, Virginia Child and 19,793 shares of Common Stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 2,966 shares of Common Stock and 2,225 shares of Common Stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.

(14)	Includes 212,111 shares of Common Stock, 416,667 shares of Common Stock to be acquired upon the exercise of warrants and 320,000 shares of Common Stock issuable upon the optional conversion of a $1,200,000 20% OID debenture issued in June 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are transactions or series of transactions that occurred from January 1, 2015 through the date of this prospectus (the “Period Reported”) between us and our executive officers, directors or the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise described under “Executive Compensation,” above, which information is incorporated herein by reference. See “Principal Stockholders,” above for information relating to outstanding options and warrants to purchase our common stock held by such persons, which information is incorporated herein by reference.

During 2014, the Company received advances equal to an aggregate of $265,000 from Stanley Hostler, a former director of the Company. The Company has repaid $125,000 to Stanley Hostler. In 2015, the Company received advances equal to an aggregate of $725,000 from Stanley Hostler a former director of the Company. The Company repaid $60,000 to Stanley Hostler. In 2016, the Company received advances equal to an aggregate of 514,775, which includes a promissory note of $255,000 that is to be repaid to United Bank. The Company has repaid $2,375 of the 2016 advances. On March 21, 2017, Mr. Hostler agreed to convert $957,400 of the indebtedness owed to him into 255,307 shares of Common Stock, 255,307 Class A Warrants and 255,307 Class B Warrants, containing identical terms to the Units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017.

On May 22, 2014 and October 10, 2014, the Company received advances equal to $30,000 from Stephen and Nancy Turner, our Chief Executive Officer and director of the Company and his spouse. The Company has repaid $20,000 to Mr. Turner. In 2015, the Company received additional advances equal to an aggregate of $57,500 from Steve and Nancy Turner of which $7,500 has been repaid. In 2016, the Company received advances equal to an aggregate of $27,664 of which $23,664 has been repaid. Subsequent to December 31, 2016, Mr. Turner had advanced the company $2,200.00

During 2014, the Company received advances equal to an aggregate of $1,415,000 from Summit. In exchange for a portion of the advances received, the Company entered into Note and Warrant Purchase Agreements and issued (a) one-year promissory notes bearing simple interest at the rate of 10% per annum to Summit in an aggregate principal amount of $1,415,000 and (b) five-year warrants to purchase up to 28,300 shares of common stock at an exercise price of $40.00 per share. On June 3, 2014, the Board approved an increase in the total offering amount of the promissory notes issuable to $1,500,000 from $900,000. The fair value of these warrants was estimated to be $101,177, which was recorded as a discount to the promissory note, and will be accreted based on the repayment of the obligation. The Company repaid $250,000 as of December 31, 2014. Accretion expense of $10,950 was recognized during the year ended December 31, 2014. The outstanding balance, net of discount, was $1,074,773 as of December 31, 2014. On March 20, 2015, the Company converted the $165,000 of outstanding principal and unpaid accrued interest of $105,078, and issued Summit 21,606 shares of common stock at a conversion price of $12.50 per share and as an inducement to convert, warrants in aggregate of 10,803 to purchase shares of common stock at an exercise price of $25.00 per share. The Company recognized accretion expense of $7,227 during the three months ended March 31, 2015. In addition, the Company recognized debt conversion inducement cost related to the fair value of the warrants issued to Summit of $31,455 during the three months ended March 31, 2015.

On March 20, 2015, the Company issued common stock in connection with the conversion of $550,262 outstanding principal and accrued unpaid interest of certain convertible promissory notes (the "Notes") to Summit Resources, Inc. The Notes were converted into 2,201,046 shares of common stock determined by dividing the Notes by $12.50 per share. In connection with the conversion of the Notes, the Summit Resources, Inc. also received a - year warrant to purchase 22,010 shares of the Company’s common stock, exercisable at $25.00 per share.

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In 2015, the Company received advances equal to an aggregate of $255,000 from Steve Antoline, a director of the Company. The Company repaid $90,000 to Steve Antoline.

As of December 31, 2016, the outstanding balance owed to Summit was $1,000,000 or $916,667, net of discount.

In March 2017, Summit and Mr. Antoline agreed to convert all of the remaining indebtedness and interest owed to it and him into 329,915 shares of Common Stock, 329,915 Class A Warrants and 329,915 Class B Warrants, containing identical terms to the Units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017.

On July 1, 2015, the Company received aggregate gross proceeds of $200,000 from one director and issued a 10% Convertible Promissory Note due on December 31, 2015. The note is convertible into common stock at a conversion price of $8.25 per share. The Company also issued 90,910 shares of common stock as commitment fee to the director with a price per share of $16.50. As of the date of this prosepectus, the Company is in discussions with the related party regarding terms to pay all accrued unpaid interest in cash and convert the principal balance of the note to common stock.

In 2015, the Company received advances equal to an aggregate of $193,000 from Leo Harris a director of the Company. In 2016, the Company received advances equal to an aggregate of $35,000 from Mr. Harris. Subsequently, in March 2017 Mr. Harris advanced the Company $30,000.00. In March 2017, Mr. Harris agreed to convert all of the remaining indebtedness owed to him into 68,800 shares of Common Stock, 68,800 Class A Warrants and 68,800 Class B Warrants, containing identical terms to the Units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017.

In 2015, the Company received advances equal to an aggregate of $72,000 from Josiah Austin, a director of the Company. No terms of repayment have been specified on the remaining aforementioned advances as of the date of this prospectus.

In 2015, the Company received an advance equal to $25,000 from Scott Segal, a director of the Company. Subsequently, in March 2017 Mr. Segal advanced the Company $50,000.00. In March 2017, Mr. Segal agreed to convert all of the indebtedness owed to him into 20,000 shares of Common Stock, 20,000 Class A Warrants and 20,000 Class B Warrants, containing identical terms to the Units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017.

In 2015, the Company received advances equal to an aggregate of $30,000 from Ed Roberson, a director of the Company. In March 2017, Mr. Roberson agreed to convert all of the remaining indebtedness owed to him into 8,000 shares of Common Stock, 8,000 Class A Warrants and 8,000 Class B Warrants, containing identical terms to the Units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 29, 2017.

Patrick Gallagher, one of our Directors, is a Managing Director and Head of Institutional Sales of Laidlaw & Co., the underwriter for this offering and the placement agent for the Company’s winter 2013, winter 2014, fall 2015 private placements and the Unit offering private placement conducted between November 2016 and March 29, 2017, for which the placement agent received cash fees aggregating $245,292 and warrants to purchase an aggregate of 149,274 shares of Common Stock at exercise price of $3.75, and was reimbursed for approximately $39,500 of expenses. The underwriter and its affiliates beneficially own shares of our Common Stock. See “Security Ownership of Certain Beneficial Owners and Management” and “Description of Securities—Warrants.” The underwriter and its affiliates may provide investment banking and other services to us in the future.

In February 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $33,333 of accrued interest on promissory notes issued by the Company to Summit and $8,060 of account payable (or a total of $41,393) by the Company to Summit, into 3,311 shares of Common Stock at the rate of $12.50 per share. The transaction also included the issuance of warrants to purchase 9,000 shares of Common Stock. The warrants have an exercise price of $20.00 per share, a five-year term and do not contain an anti-dilution provision. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $945.

In September 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $41,667 of accrued interest on promissory notes issued by the Company to Summit and $9,781 of account payable (or a total of $51,448) by the Company to Summit, into 4,116 shares of Common Stock at the rate of $12.50 per share.

On April 7, 2017, we received a loan of $1,750,000 from Summit Resources, Inc., (“Summit”) one of our principal stockholders and an affiliate of Steve Antoline, one of our directors. The loaned amount includes $500,000 previously advanced by Summit and an additional $1,250,000 will be advanced to us from April 2017 through July 2017. We issued to Summit our senior secured promissory note in the principal amount of up to $1,750,000 that is payable in monthly installments over a period of 36 months.

Of the loan proceeds, $1,250,000 will be used to purchase a new state-of-the-art mass spectrometer we recently ordered and the balance of the loan will be used for working capital. We have agreed to apply 30% of the net proceeds (after commissions and offering expenses) we receive from any equity or equity type financing to reduce and prepay the $500,000 working capital portion of the loan. In addition, the entire loan is subject to mandatory prepayment in the event and to the extent that we receive gross proceeds of $5,000,000 or more from any subsequent public offering of our securities.

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Commencing 30 days after installation of the Instrument we will pay monthly installments of principal and accrued interest in the amount equal to the greater of (a) $62,030.86 (representing 36 monthly installments of principal and accrued interest at the rate of 15% per annum), or (b) 20% of the cash proceeds we receive from customers who request services from the Company using the new mass spectrometer equipment. We also agreed to establish a special lock box to deposit cash proceeds we receive from use of such equipment.

The Note is convertible into shares of our common stock, at the option of the holder at a conversion price equal to the lower of $0.075 per share (as adjusted by the contemplated the reverse stock split), or (b) 85% of the offering price per share of the common stock in any subsequent public offering of our common stock.

The loan is secured by a first lien and security interest on all of our assets and properties, including the purchased equipment and all purchase orders we receive in connection therewith.

In a related development on April 21, 2017, we entered into an agreement with Summit under which Summit agreed to waive its security interest in our accounts receivable and inventory until such time as we retire a $301,577.79 obligation to an unaffiliated third party, subject to our agreement to reaffirm Summit’s senior priority lien and security interest on all of our assets and properties, other than the specific accounts receivable and related collateral granted to such third party. On June 28, 2017, we satisfied the obligation to the unaffiliated third party and the waiver is no longer applicable.

In June 2017, we received the sum of $1,000,000 from the issuance of a 20% original issue discount debenture in $1,200,000 face amount to Andreas Wawrla.  The debenture is due and payable on the earlier of November 30, 2017 or from the net proceeds of our sale of $5,000,000 or more of our securities in any public or private offering.  The debenture is convertible to our common stock at a conversion price of $3.75 per share.  We also issued to the debenture holder a three-year warrant to purchase additional shares of our common stock equal to 100% of the shares issuable upon conversion of the debenture at an exercise price of $3.75 per share.  Mr. Wawrla currently owns 212,111 shares of our Common Stock.  Giving effect to his conversion of the debenture and exercise of his warrant, Mr. Wawrla would own 948,778 shares of our Common Stock, or __% of our outstanding shares after completion of this offering.

We were able to obtain the collaboration agreement with Mass General through the efforts of certain members of PPLL, LLC (“PPLL”). In July 2017, we entered into a two year advisory agreement with PPLL under which they have agreed, in addition to the services previously rendered to us, to finance a portion of our financial obligations to Mass General under the collaboration agreement and continue to assist our Company in obtaining additional collaboration agreements and other business initiatives.  We have valued the prior and ongoing services of PPLL at $360,000 and issued to PPLL our 4% promissory note due June 30, 2019 which we can pay at our option after July 15, 2018 by issuing to PPLL or its members an aggregate of 720,000 shares of our common stock.  Conversely, PPLL may, at any time on or after January 1, 2018, convert the note at any times into all or a portion of such 720,000 shares.

PPLL is a Delaware limited liability company whose sole managing member is WPGAT Partners, LLC.  Matthew Eitner, the chief executive officer of Laidlaw & Company (UK) Ltd., and James Ahern, the head of capital markets for Laidlaw, are members of WPGAT Partners, LLC, owning 76% of the membership interests in WPGAT, LLC.  Further, Matthew Eitner, in his capacity as manager of WPGAT Partners, LLC, may also be deemed to have investment discretion and voting power over the shares issuable upon conversion of the Note held by PPLL, LLC.  The PPLL note contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding Common Stock together with all shares owned by the holder and its affiliates. In addition, on August 25, 2017, PPLL entered into an agreement with the Company pursuant to which PPLL agreed that until January 15, 2018, they would not convert the note held by it unless and until the Company has, in addition to all shares of common stock issued and issuable to connection with the proposed Interim Financings, a sufficient number of shares of authorized common stock available to be issued to PPLL upon full conversion or exercise of their securities.

In August 2017, we received a loan agreement in the amount of $440,000 (the “Loan”) from Summit under a maximum 10% $500,000 note payable (the “Note”) on the earlier of (a) December 31, 2017, (b) our receipt of $2,500,000 or more from any subsequent private placement of securities consummated prior to December 31, 2017, or (c) the completion of the offering contemplated by this prospectus. In consideration of its making of the Loan, and in addition to interest and any other charges to be paid pursuant to this Note, the Borrower hereby grants to the Lender or its designees a seven (7) year warrant to purchase, for an initial exercise price of $3.75 per share, 1,200,000 shares of the common stock, $0.0001 par value per share.

On August 25, 2017, we entered into an agreement with PPLL and Summit, who each agreed that until January 15, 2018, they

•	would not convert any convertible notes held by them or exercise any warrants issued to Summit unless and until the Company has, in addition to all shares of common stock issued and issuable to connection with the proposed Interim Financings, a sufficient number of shares of authorized common stock available to be issued to to PPLL and Summit upon full conversion or exercise of their securities; and,

•	would waive the covenants of our Company to reserve up 139,333,333 shares of our common stock otherwise potentially issuable to PPLL and Summit.

In connection with such agreement, we committed that by not later than January 15, 2018, the Company would either consummate a reverse stock split or obtain stockholder approve to increase the 750,000,000 shares of common stock under our certificate of incorporation to provide for a sufficient number of authorized and unissued shares of common stock to accommodate the full conversion and exercise of all convertible notes and warrants held by PPLL and Summit. Failure to effect the reverse split or amendment to our certificate of incorporation is an event of default under the notes.

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DESCRIPTION OF SECURITIES

The following description of our securities is only a summary, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our articles of incorporation and our bylaws.

Our authorized capital stock consists of 760,000,000 shares, of which 750,000,000 are designated common stock, par value $0.0001 per share and 10,000,000 are designated preferred stock, par value $0.0001 per share, all of which shares of preferred stock, subject to the next two sentences, shall remain undesignated until such time as the Board of Directors, by resolution or resolutions and the filing of a certificate pursuant to applicable laws of the State of Delaware establishes from time to time the number of shares to be included in each such series, and fixes the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights

Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights

Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters

The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are outstanding. Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any preferred stock, the issuance of preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;
•	Diluting the voting power of the common stock;
•	Impairing the liquidation rights of the common stock; or
•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

As of the date of this prospectus, there are warrants to purchase a total of 4,432,233 shares of common stock outstanding at the exercise prices set forth below:

•	2,600,141 shares of common stock at an exercise price of $3.75 per share.

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•	457,505 shares of common stock at an exercise price of $4.50 per share.

•	26,800 shares of common stock at an exercise price of $5.00 per share.

•	25,000 shares of common stock at an exercise price of $5.50 per share.

•	56,067 shares of common stock at an exercise price of $5.63 per share.

•	93,083 shares of common stock at an exercise price of $9.50 per share.

•	55,025 shares of common stock at an exercise price of $10.00 per share.

•	150,000 shares of common stock at an exercise price of $12.00 per share.

•	296,622 shares of common stock at an exercise price of $13.50 per share.

•	56,900 shares of common stock at an exercise price of $14.00 per share.

•	20,800 shares of common stock at an exercise price of $20.00 per share.

•	34,600 shares of common stock at an exercise price of $22.30 per share.

•	143,062 shares of common stock at an exercise price of $25.00 per share.

•	146,638 shares of common stock at an exercise price of $37.00 per share.

•	28,300 shares of common stock at an exercise price of $40.00 per share.

•	234,449 shares of common stock at an exercise price of $55.00 per share.

•	5,275 shares of common stock at an exercise price of $56.00 per share.

•	1,966 shares of common stock at an exercise price of $110.00 per share.

Exchange Offers

As of August 21, 2017, we were in default in payment of approximately $2,085,400 of outstanding notes and debentures.

In addition, the anti-dilution provisions contained in many of our outstanding securities between 2013 and 2017 has created significant derivative liabilities for our Company. As of December 31, 2016, such derivative liability has been calculated to be in excess of $3,100,000 and increases as we sell additional warrants. Such derivative liability directly impacts and reduces our stockholders’ equity which could materially and adversely affect our ability in the future to qualify to list our common stock for trading on the Nasdaq Capital Market or other comparable national securities exchange.

In order to cure our defaults in payment of our debt securities and to reduce, if not eliminate, the derivative liability, we:

•	Offered to the holder(s) of all $2,270,438 of 20% original issue discount debentures issued in 2016, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange their debentures for a new 20% original issued discount convertible debenture due September 30, 2017, plus one share of our Common Stock for each $1.00 outstanding principal amount of the new 20% OID convertible debenture issued to them. As proposed, the contemplated restated 20% OID convertible debenture would be in face amount equal to 100% of the outstanding principal of and accrued interest on the earlier convertible debentures and, upon consummation of any subsequent public offering of our common stock that is registered under the Securities Act prior to the new maturity date, would be subject to mandatory conversion at a 20% discount to the initial public offering price of our Common Stock (the “OID Convertible Debenture Exchange Offer”). As of the date of this prospectus, an aggregate of $2,254,281 of the 2016 20% OID Debentures were exchanged for $2,3466,995 of new 20% OID Debentures due September 30, 2017, and the parties to the exchange offer received an additional 49,779 shares of our common stock. The remaining $16,406 of our 20% original discount debentures that were not exchanged for new 20% OID Debentures are currently in default and there can be no assurance that the 3 holders of such defaulted debentures will agree to accept our exchange offer.

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•	Offered to the 156 holders of our common stock and warrants issued in the 2013 offering, an opportunity under Section 3(a)(9) of the Securities Act, to (a) waive for all purposes the “make whole” provisions in their subscription agreement in exchange for one-quarter of a warrant exercisable at $4.50 per share for each of the 2,069,952 shares of Common Stock issued and issuable to them in the 2013 Offering (approximately 517,488 additional warrants) which would contain no weighted average or full ratchet anti-dilution provisions, plus (b) exchange all of the outstanding 2013 A Warrants, and 2013 B Warrants issued in the 2013 offering (approximately 155,246 warrants) for one additional share of our common stock (the “2013 Exchange Offer”). As of the date of this prospectus, 116 of the purchasers of our securities in the 2013 offering accepted the exchange offer, resulting in the issuance of 123,251 additional shares of common stock and warrants to purchase 410,838 shares of common stock.

•	Offered to the 72 holders of our common stock and warrants issued in the 2016-17 offering, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange all of their 2016-17 Class A Warrants and 2016-17 Class B Warrants for 1.5 shares of Common Stock for each 2016-17 Class A Warrant and 2016-17 Class B Warrant (the “2016-17 Exchange Offer”). Accordingly, each $10,000 Unit that represented 2,667 shares of common stock, plus 2,667 of 2016-17 Class A Warrants and 2,667 of 2016-17 Class B Warrants would be exchanged for 1,396,954 shares of Common Stock, representing (a) 558,781 shares of Common Stock, plus (ii) 840,839 additional shares of common stock issued in lieu of the 2016-17 Class A Warrants and 2016-17 Class B Warrants. As of the date of this prospectus, 70 of the purchasers of our securities in the 2016-17 offering accepted the exchange offer resulting in the issuance of 822,172 additional shares of common stock.

•	Entered into agreements with certain related parties, including members of our board of directors, to convert approximately $2,651,719 of our indebtedness and accrued interest of $92,319 owed to such individuals into 738,410 shares of our common stock and 738,410 Class A Warrants to purchase shares of our common stock at an exercise price of 4.50 per share, and 738,410 Class B Warrants to purchase shares of our common stock at an exercise price of $5.63 per share, all upon the same terms as the Units of equity securities offered in our 2016-17 Offering. In July 2017, these related parties accepted the terms of the 2016-2017 Exchange Offer referred to above, as a result of which they were issued and aggregate of 1,097,615 additional shares of common stock in lieu of their Class A Warrants and Class B Warrants. As of the date of this prospectus, the balance of the related party debt is $2,068,994. See "Certain Relationships and Related Transactions" elsewhere in this prospectus.

As a result of acceptances, we received in the above exchange offers, we believe that we will be able to significantly reduce our derivative liability.  In such connection, we intend to engage an outside consulting firm to calculate the amount of such derivative liability reduction based upon and following the issuance of our unaudited June 30, 2017 balance sheet.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws (the “Bylaws”), which are discussed below could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Certificate of Incorporation provides that our Board has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Our Bylaws limit the ability to call special meetings of the stockholders to the Chairman of the Board, or the Chief Executive Officer, or, if there is no Chairman or Chief Executive Officer, then by the President. The stockholders have no right to request or call a special meeting; however, any action of stockholders required to be taken at any annual or special meeting, may be taken without a meeting, and without prior notice, provide that the written consent is signed by the holders of majority of the total voting power of outstanding shares of stock of the Company entitled to vote.

Our Bylaws provide that the removal of a director from the Board, with cause, must be by affirmative vote of not less than a majority of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

Transfer Agent and Registrar

Our transfer agent and registrar is Island Stock Transfer, located at 15500 Roosevelt Blvd, Clearwater, FL 33760. Its telephone number is 1-727-289-0010.

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Listing

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “PRGB.” There can be no assurance that our application to list our shares will be approved by the Nasdaq Capital Market.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares of common stock and shares of common stock issuable upon exercise of warrants, when sold pursuant to this prospectus, will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. As of June 30, 2017, our directors and executive officers held a total of approximately 1,751,126 shares or approximately 22.19% of the common stock outstanding as of that date.

7,972,679 shares of our outstanding common stock that are not registered under the registration statement of which this prospectus is a part and have not been registered under another registration statement will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted are available for sale in the public market under Rule 144.

For information about shares of common stock issuable upon the exercise of options and warrants, see “Description of Securities.”

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock.

Sale under Rule 144 by affiliates, whether of restricted or non-restricted shares, include requirements for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person’s holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

UNDERWRITING

Laidlaw & Company (UK) Ltd. is acting as the book running manager of the offering and as the representative of the underwriters named below (the “Representative”). Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriters	Number of Shares
Laidlaw & Company (UK) Ltd.

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the underwriters’ over-allotment option described below.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Commissions and Discounts

The Representative has advised us that the underwriters propose to offer directly to the public the _________ shares purchased pursuant to the underwriting agreement at the initial public offering price set forth on the cover page of this prospectus and to certain securities dealers at the initial public offering price less a concession not in excess of [$           ] per share. After the offering, the representative may change the offering price and other selling terms.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us based on an initial per share offering price of $5.00, the midpoint of the price range set forth on the cover page of this prospectus. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price
Underwriting discounts and commissions
Non-accountable expense allowance
Proceeds, before expenses, to us

We have agreed to pay a non-accountable expense allowance to the Representative of the underwriters equal to 1% of the gross proceeds received in this offering; however, an allowance shall not be paid in connection with the over-allotment option if the over-allotment option is exercised. An expense deposit of $40,000 is to be made to the Representative, which will be applied against accountable expenses that will be paid by us to the representative in connection with this offering, which advance will be refunded to us to the extent not actually incurred by the representative in the event this offering is terminated. We have also agreed to pay the all expenses relating to the offering, including, but not limited to, (a) all filing fees relating to the registration of the securities to be sold in the offering with the SEC; (b) all actual FINRA filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Securities on the NASDAQ Stock Market; (d) all actual fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other jurisdictions as Laidlaw may reasonably designate (including, without limitation, all filing and registration fees)); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (h) the costs of preparing, printing and delivering certificates representing the securities; (i) fees and expenses of the transfer agent for the common stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (k) the fees and expenses of the Company’s accountants; (l) the legal fees and expenses and fees and expenses of any other agents and representatives of the Company incurred as a result of the offering; (m) all fees and expenses of the Representative, including, without limitation, its legal fees and expenses, all such fees not to exceed $125,000 in the aggregate and (n) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 in the aggregate.

The expenses of the offering, not including the underwriting discount, are estimated at approximately $1,160,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 45 days after the date of this prospectus, to purchase up to _______ additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Representative’s Warrants

We have granted to the Representative or its designees five year warrants to purchase up to _______ shares of our common stock at an initial exercise price of $5.50, or 110% of the initial per share offering price of our common stock (the “Representative’s Warrants”).  Such Representative’s Warrants are exercisable commencing 12 months after the date of this prospectus.

Lock-Up Agreements

We, and all of our directors and executive officers, and holders of 5% or more of our outstanding securities have agreed that, for a period of 180 days after the date of this prospectus, subject to certain limited exceptions described below, we and they will not, directly or indirectly, without the prior written consent of the Representative of the underwriters, (1) offer, sell, pledge or otherwise transfer or dispose of any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, or publicly announce an intention to do either of the foregoing, (3) engage in any short selling of any shares of common stock, or (4) make any demand for or exercise any right with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities.

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These lock-up restrictions will not apply to: (1) bona fide gifts, as long as such donee agrees to be bound by the terms of the lock-up agreement, (2) transfers pursuant to a valid domestic order or divorce decree or settlement or by will, other testamentary document or intestate succession upon the death of the holder, as long as such transferee agrees to be bound by the terms of the lock-up agreement, (3) transfers to any family member or any trust for the direct or indirect benefit of the holder or the immediate family of the holder, so long as such transferee agrees to be bound by the terms of the lock-up agreement and so long as any such transfer does not involve a disposition for value, (4) transfers as part of a transfer or distribution by the holder to its stockholders, members, partners, beneficiaries or other equity holders, so long as the holder is a corporation, limited liability company, partnership, trust or other business, and so long as such transferee agrees to be bound by the terms of the lock-up agreement and any such transfer or distribution does not involve a disposition for value, (5) transfers to us pursuant to the vesting of or exercise by the holder of any equity incentive awards issued pursuant to our stock option or incentive plans as disclosed in this prospectus, on a “cashless” or “net exercise” basis, so long as the shares of our common stock received upon such exercise will remain subject to the restrictions set forth in the lock-up agreement, (6) transfers to us pursuant to any contractual arrangement that provides for the repurchase of the holder’s shares of our common stock or such other securities by us or in connection with the termination of the holder’s employment or other service relationship with us, or (7) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our capital stock involving a change in control of our company.

The Representative of the underwriters may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, the representative of the underwriters will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

At least three business days before the effectiveness of any release or waiver of any of the restrictions described above with respect to an officer or director of the Company, the Representative of the underwriters will notify us of the impending release or waiver and we have agreed to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.

Right of First Refusal

Laidlaw & Company (UK) Ltd. shall have a right of first refusal, for a period of twelve (12) months after the date this offering is completed, to act as underwriter, placement agent, financial advisor or in any other similar capacity, on the customary terms and conditions of Laidlaw & Company (UK) Ltd., in the event we retain or otherwise use (or seek to retain or use) the services of an investment bank to pursue an offering of our securities (in addition to this offering) or engage in a merger, acquisition, or equivalent transaction (each, a “Subject Transaction”).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or the Relevant Member States, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer of common shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

We have not authorized, and do not authorize the making of, any offer of shares through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated by this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the shares on our or the underwriters’ behalf.

United Kingdom

Our securities may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than persons whose ordinary activities involve acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the Financial Services and Markets Act 2000, or FSMA, with respect to anything done in relation to our securities in, from or otherwise involving the United Kingdom.

In addition, each underwriter:

•	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act of 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or the Corporations Act) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission, or the ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(1) you confirm and warrant that you are either:

(a) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c) a person associated with us under section 708(12) of the Corporations Act; or

(d) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(2) you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

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Japan

The securities offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, notes and units of shares and notes of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

–	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, notes and units of shares and notes of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

–	where no consideration is or will be given for the transfer; or

–	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Canada

Resale Restrictions

The distribution of our securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia and Manitoba on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

67

Representations of Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus and Registration Exemptions;

•	the purchaser is a “Canadian permitted client” as defined in National Instrument 31-103—Registration Requirements and Exemptions, or as otherwise interpreted and applied by the Canadian Securities Administrators;

•	where required by law, the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under “—Resale Restrictions”; and

•	the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the securities to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or on (416) 593-3684.

Rights of Action—Ontario Purchasers

Under Ontario securities legislation, certain purchasers who purchase any securities offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the securities, for rescission against us in the event that this prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

EXPERTS

Schneider Downs & Co., Inc., an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2016 and 2015, as set forth in report appearing herein. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Schneider Downs & Co., Inc., given on their authority as experts in accounting and auditing.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

The validity of the securities being offered by this prospectus will be passed upon for us by CKR Law LLP, New York, New York.  CKR Law LLP holds a Company note in the amount of $308,439 issued in payment of legal fees accrued through 2016.  Such note will convert into 72,574 shares of our common stock upon completion of this offering.  Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference Kesner, LLP, New York, New York.

68

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus. We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC.  You can read our filings over the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://proteabio.com.

69

PREFACE STATEMENT TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following consolidated financial statements of Protea Biosciences Group, Inc. and subsidiaries are presented in draft form. We expect to be in a position to issue the following draft report, in the form presented, on the date of effectiveness pending Protea’s Board of Directors effecting of the reverse-stock split as presented in Note 15 to the consolidated financial statements and subject to normal subsequent event procedures in accordance with AU Section 560 “Subsequent Events.”

August 29, 2017

/s/ SCHNEIDER DOWNS& CO., INC.

Pittsburgh, PA

70

PROTEA BIOSCIENCES GROUP, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Protea Biosciences Group, Inc.

We have audited the accompanying consolidated balance sheets of Protea Biosciences Group, Inc. and subsidiaries (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity (deficit), for each of the years in the two-year period ended December 31, 2016. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protea Biosciences Group, Inc. as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements the Company’s products are being developed and have not generated significant revenues. As a result, the Company has suffered recurring losses and its liabilities exceed its assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

__________________________

Pittsburgh, Pennsylvania

April 14, 2017 (except for the effect of the reverse stock split discussed in Note 15 to the financial statements, as to which the dates is _________ __, 2017)

F-2

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Balance Sheets

See Accompanying Notes to Financial Statements

	December 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$78,720	$6,450
Accounts receivable, less allowance for doubtful accounts of $7,000 and $3,900 as of December 31, 2016 and December 31, 2015, respectively	436,933	195,823
Inventory	92,244	111,087
Prepaid expenses	121,027	98,231
Total current assets	728,924	411,591
Property and equipment, net	2,466,125	2,626,907
Other noncurrent assets	19,041	5,248
Total Assets	$3,214,090	$3,043,746
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Current maturities on short and long-term debt, net of discount	$4,012,149	$1,323,594
Accounts payable	1,796,416	1,338,367
Bank line of credit	3,000,000	3,000,000
Obligations to stockholders, net of discount	3,087,956	2,574,500
Derivative liabilities	3,097,921	962,401
Other payables and accrued expenses	556,047	391,308
Total current liabilities	$15,550,489	$9,590,170

Long-term debt - net of current portion	1,769,355	1,726,158
Stockholders' Equity:
Preferred stock ($.0001 par value; 10,000,000 shares authorized; none are issued or outstanding at both December 31, 2016 and December 31, 2015)	-	-
Common stock ($.0001 par value; 500,000,000 shares authorized; 3,249,427 and 2,662,925 shares issued and outstanding at December 31, 2016 and December 31, 2015)	325	266
Additional paid in capital	81,139,405	71,324,621
Accumulated deficit	(95,245,530)	(79,597,608)
Accumulated other comprehensive income (loss)	46	139
Total Stockholders' Deficit	(14,105,754)	(8,272,582)
Total Liabilities and Stockholders' Deficit	$3,214,090	$3,043,746

F-3

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Operations and Total Comprehensive Loss

See Accompanying Notes to Financial Statements

	For the Year Ended December 31,	For the Year Ended December 31,
	2016	2015

Gross revenue	$2,446,795	$1,861,802
Cost of revenue	(1,705,763)	(740,834)
Gross profit	741,032	1,120,968

Selling, general, administrative expenses	(5,631,978)	(6,923,228)
Research and development expense	(602,273)	(1,337,883)
Loss from operations	(5,493,219)	(7,140,143)

Other income (expense):
Gain on sale of equity method investment	1,502,100	910,000
Gain (losses) from disposal of assets	(10,521)	(42,506)
Gain from insurance recovery	45,952	-
Impairment Loss	(122,894)	-
Interest expense	(1,968,138)	(1,617,028)
Debt conversion inducement cost	-	(60,419)
Change in fair value of derivative	(9,602,437)	(1,631,586)
Other income and currency exchange income (expense)	1,235	7,248
Total other income (expense)	(10,154,703)	(2,434,291)

Loss before income taxes	(15,647,922)	(9,574,434)
Income taxes	-	-

Net loss	(15,647,922)	(9,574,434)
Foreign currency translation adjustment	(93)	429
Total comprehensive loss	$(15,648,015)	$(9,574,005)

Net loss per share - basic and diluted	$(5.75)	$(4.36)
Weighted average number of shares outstanding - basic and diluted	2,721,172	2,193,381

F-4

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Stockholders' Equity (Deficit)

See Accompanying Notes to Financial Statements

							Accumulated	Total
	Preferred Stock		Common Stock		Additional		Other	Stockholders'
	Par Value $.0001		Par Value $.0001		Paid in Capital	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Common Stock	Deficit	Income (Loss)	(Deficit)
December 31, 2014	3,337,725	$334	1,331,772	$133	$64,299,217	$(69,867,118)	$(290)	$(5,554,672)

Issuance of preferred stock, net issuance costs of $345,143	370,050	37	-	-	394,920	-	-	394,957
Issuance of Common Stock, net issuance costs of $310,197	-	-	113,800	11	1,112,292	-	-	1,112,303
Stock dividend declared on preferred stock	78,040	8	-	-	156,048	(156,056)		-
Issuance of stock upon conversion of convertible debentures, net of issuance costs of $309,345	-	-	261,021	26	2,953,394	-	-	2,953,420
Issuance of stock for services	-	-	40,109	4	544,626	-	-	544,630
Issuance of stock under anti-dilution provision	-	-	310,493	31	945,420	-	-	945,451
Conversion of preferred stock to Common Stock	(3,785,815)	(379)	605,730	61	318)	-	-	-
Stock-based compensation expense	-	-	-	-	267,638	-	-	267,638
Stock warrants issued for services and debt	-	-	-	-	517,843	-	-	517,843
Stock warrants issued as part of debt conversion inducement cost	-	-	-	-	60,419	-	-	60,419
Stock warrants issued to placement agent	-	-	-	-	175,694	-	-	175,694
Recognition of derivative liability	-	-	-	-	(116,260)	-	-	(116,260)
Net loss	-	-	-	-	-	(9,574,434)	-	(9,574,434)
Foreign currency translation adjustment	-	-	-	-	-	-	429	429
December 31, 2015	-	$-	2,662,925	$266	$71,311,569	$(79,597,608)	$139	$(8,272,582)

F-5

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Stockholders' Equity (Deficit) (Unaudited)

See Accompanying Notes to Financial Statements

							Accumulated	Total
	Preferred Stock		Common Stock		Additional		Other	Stockholders’
	Par Value $.0001		Par Value $.0001		Paid in Capital	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Common Stock	Deficit	Income (Loss)	(Deficit)
December 31, 2015	-	-	2,662,925	$266	$71,311,569	$(79,597,608)	$139	$(8,272,582)

Issuance of Common Stock, net issuance costs of $299,134	-	-	375,315	38	1,108,258	-	-	1,108,296
Issuance of stock upon conversion of accrued interest	-	-	7,427	1	92,840	-	-	92,841
Issuance of stock for services	-	-	71,353	7	467,613	-	-	467,620
Issuance of stock for short-term convertible note	-	-	2,174	0	27,174	-	-	27,174
Issuance of stock upon conversion of related party debt	-	-	1,333	0	5,000	-	-	5,000
Issuance of stock under anti-dilution provisions	-	-	-	-	6,429,375	-	-	6,429,375
Stock warrants exercised (cashless)	-	-	128,900	13	(13.00)	-	-	-
Stock warrants issued for services and debt	-	-	-	-	60,280	-	-	60,280
Warrants issued with short-term convertible notes	-	-	-	-	280,043	-	-	280,043
Stock warrants issued to placement agent	-	-	-	-	63,707	-	-	63,707
Anti-dilution warrant shares issued	-	-	-	-	1,044,420	-	-	1,044,420
Stock-based compensation expense	-	-	-	-	236,087	-	-	236,087
Net loss	-	-	-	-	-	(15,647,922)	-	(15,647,922)
Foreign currency translation adjustment	-	-	-	-	-	-	(93)	(93)
December 31, 2016	-	-	3,249,427	$325	$81,126,352	$(95,245,530)	$46	$(14,105,754)

F-6

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Cash Flows (Unaudited)

See Accompanying Notes to Financial Statements

	For the Year Ended December 31,	For the Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(15,647,922)	$(9,574,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	678,538	686,820
Impairment loss	122,894	-
Stock-based compensation expense	236,087	267,638
Issuance of Common Stock and warrants for services	527,900	609,103
Issuance of preferred and Common Stock for accrued interest	-	394,174
Accretion of original issue discount on short-term convertible note	639,215	500,000
Accretion of debt issue costs on short-term convertible notes	1,607,223	463,827
Capitalized interest on short-term convertible notes	100,688	-
Debt conversion inducement cost	-	60,419
Capitalized interest on debt modification	-	34,596
(Gain) Loss on disposal of assets	10,521	42,506
Gain on sale of investment	(1,502,100)	(910,000)
Gain from insurance recovery	(45,952)
Bad debt expense	19,000	119,230
Change in fair value of derivative liabilities	8,564,895	1,633,142
Net change in current assets and liabilities
Accounts receivable	(260,110)	78,091
Prepaid expenses	(22,796)	(44,209)
Inventory	41,723	146,550
Other noncurrent assets	(13,793)	(93,013)
Accounts payable	458,049	148,619
Other current liabilities	257,580	(127,513)
Net cash used in operating activities	(4,228,360)	(5,564,454)

Cash flows from investing activities:
Purchase of and deposits on equipment	(120,241)	(119,254)
Proceeds from sale of equipment	51,416	243,606
Proceeds from sale of investment	1,502,100	910,000
Proceeds from insurance recovery	45,952	-
Net cash provided by investing activities	1,479,227	1,034,352

Cash flows from financing activities:
Proceeds from advances from stockholder	627,439	1,402,500
Payments on advances from stockholder	(103,539)	(115,000)
Proceeds from issuances of debt to stockholders	-	200,000
Payments on debt with stockholders	(5,444)	-
Proceeds from issuances of short-term debt	2,886,000	2,000,000
Payments of short-term debt issuance costs	(330,141)	(309,345)
Payments of short-term debt (exchanged) issuance costs	(27,578)	-
Payments on debt	(902,783)	(193,415)
Payments on capital leases	(430,754)	(458,839)
Proceeds from sale of preferred stock, net	-	575,042
Proceeds from sale of Common Stock, net	1,108,296	1,112,303
Net cash provided by financing activities	2,821,496	4,213,246
Effect of exchange rate changes on cash	(93)	429
Net (decrease) in cash	72,270	(316,427)
Cash, beginning of period	6,450	322,877
Cash, end of period	$78,720	$6,450

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$317,580	$317,545
Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired by capital lease	605,226	516,382
Debt converted to preferred stock	-	2,953,420
Dividends paid in preferred stock	-	156,056
Issuance of Common Stock upon conversion of accrued interest	92,841	-
Issuance of Common Stock with short-term convertible notes	27,174	175,694
Issuance of warrants with short-term convertible notes	280,043	-
Issuance of Common Stock upon conversion of related party debt	5,000	-
Issuance of stock under anti-dilution provisions	6,429,375
Warrants to be issued to Placement Agent	63,707	-
Anti-dilution warrants to be issued	1,044,420	-
Debt issuance costs	5,000	-

F-7

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

1. Description of Company and Nature of Business

Protea Biosciences Group, Inc. (referred to as “Protea,” “the Company,” “we,” “us” and “our”) is an emerging growth molecular information company that has developed a revolutionary platform technology, which enables the direct analysis, mapping and display of biologically active molecules in living cells and tissue samples. The technology platform offers new, unprecedented capabilities useful to the pharmaceutical, diagnostic, clinical research, agricultural and life science industries.

“Molecular information” refers to the generation and bioinformatic processing of very large data sets, known as “big data,” obtained by applying the Company’s technology to identify and characterize the proteins, metabolites, lipids and other molecules which are the biologically active molecular products of all living cells and life forms.

Our technology is used to improve pharmaceutical development and life science research productivity and outcomes, and to extend and add value to other technologies that are used in research and development (“R&D”), such as three-dimensional tissue models, biomarker discovery, synthetic biologicals and mass spectrometry. In particular, the Company believes that its ability to rapidly provide comprehensive molecular image-based datasets addresses a universal need of the pharmaceutical, diagnostic and clinical research and life science industries.

Reverse Stock-Split

On _____________, 2017, the Company effected a 1 for 50 reverse stock split of its issued common stock.  All applicable share data, per share amounts and related information in the consolidated financial statements and notes thereto have been adjusted retroactively to give effect for the 1 for 50 reverse stock split.  See Note 15.

Going Concern

The Company’s financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has funded its activities to date almost exclusively from debt and equity financings as well as sales of certain assets. Substantially all of the Company’s property and equipment are security for outstanding indebtedness. The Company will continue to require substantial funds to support our molecular information services business and advance global commercialization of our LAESI® instrument platform and service outstanding debt obligations, including scheduled interest and principal payments, and fulfilling payment obligations related to debt that has reached maturity.

These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability or classification of assets or the amounts and classification of liabilities that may result.

The Company has experienced negative cash flows from operations since inception. Since inception, our operations have been funded primarily through proceeds received from the issuance of debt and sale of equity securities in private placement offerings and, from time-to-time, sales of certain assets. Management intends to continue to meet the Company’s operating cash flow by raising additional funds from the sale of equity and debt securities, the sale of certain assets, and possibly developing corporate development partnerships to advance our molecular information technology development activities by sharing the costs of development and commercialization. For example, we could also enter into a transaction such as a merger with a business that is complimentary to ours.

We have also worked closely with various parties that financed our short- and long-term debt to obtain extensions and modifications that deferred or reduced amounts due under these obligations. Such extensions and modifications have included, in certain cases, the issuance of warrants. In addition, three members of the Company’s Board of Directors and the estate of a former board member guarantee payment of the Company’s outstanding bank line of credit. Such extensions, modifications and guarantees have been an important part of the Company’s ability to manage its liquidity and short-term capital resources. In addition, as part of these efforts, the Company has delayed payments to certain vendors and suppliers. As of December 31, 2016 the Company’s accounts payable balance of $1,796,416 included $1,652,009 that was overdue by terms, $1,503,966 of which that was more than 90 days past due (see Note 16 Commitments and Contingencies for related information). Included in the $1,503,966 balance are amounts the Company owes for rent, royalties due under certain license arrangements, legal fees and consulting. During 2016, the Company had held an overdraft position with the bank. The Company has since rectified the deficit position with its bank primarily through the receipt of a cash advance from an existing stockholder (see Note 4 Loans Payable to Stockholders). As of December 31, 2016, the Company has a positive balance at the bank. As discussed below, the Company was unable to repay the entire balance of its September 2016 10% OID Secured Promissory Note when it matured on October 15, 2016. The Company is also in arrears on scheduled interest and principal payments on certain other debt obligations, as discussed in more detail in Note 4 Loans Payable to Stockholders and Note 5 Long-term Debt. There can be no assurances that the Company will be able to continue to obtain such extensions and modifications to outstanding debt, delay certain payments or use other methods such as guarantees by or advances from stockholders, when and if necessary, to ensure the Company has the liquidity and capital resources necessary to fund future operations and to continue as a going concern.

F-8

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

1. Description of Company and Nature of Business (continued)

On May 27, 2016, the Company filed a Form S-1 Registration Statement (“Form S-1”) with the SEC for a public offering of up to 3,100,000 shares of the Company’s Common Stock with the goal of raising $15,000,000 from such offering. The offering was part of the Company’s strategy to address its acute working capital needs, ensure it meets scheduled interest and principal payments on existing debt, retire certain outstanding debt obligations, and, in general, provide the Company with the financial resources it needs to execute its business objectives and expand its business. However, on August 26, 2016, the Company filed a petition with the SEC to withdraw the Form S-1 due to market conditions.

On September 8, 2016, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the investor purchased a 10% original issue discount secured promissory note of the Company in the principal face amount of $720,000 due on October 15, 2016 for an aggregate purchase price of $650,000 (the “September 2016 10% OID Secured Promissory Note”). The Company used the proceeds from such note to repay the March 2016 Short-Term Convertible Note (see Note 5 Long-term Debt for detailed information about this note) that matured on September 4, 2016. As of the date of this prospectus, the Company is in discussions with the investor regarding terms to extend the maturity date of the note and such investor has acknowledged that the Company is not currently in default under the note. See Note 15 Evaluation of Subsequent events for related information.

As discussed under Note 3 Bank Line of Credit, the Company has reclassified the outstanding balance of its bank line of credit to current liabilities as of September 30, 2016. As of that date, the outstanding balance of the line of credit was $3,000,000. This obligation has been presented as a currently liability as the Company was in arrears with its interest at September 30, 2016. The Company has subsequently cured the interest in arrears and the bank has not notified the Company of a default. The line of credit has a due date of July 2018.

On September 9, 2016, the Company reached an agreement with the holders of certain short-term convertible notes with a principal amount totaling $1,892,500 (the “Original Principal Amount”) issued in May and June 2016 (the “Summer 2016 Notes”) whereby the Summer 2016 Notes would be exchanged for new short-term convertible notes (the “Exchange Notes”). The Exchange Notes shall have a principal amount totaling $1,987,125 which represents the Original Principal Amount plus accrued interest of 10% per annum for each of the Summer 2016 Notes. In addition, the notes shall extend the maturity dates under the Summer 2016 Notes to a date no later than March 31, 2017. In addition to the Exchange Notes, the holders of the Summer 2016 Notes are exchanging their related warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants. In October 2016, the Company reached the same such agreement with two additional holders of those certain short term convertible notes with a principal amount totaling $91,250 issued in May and July 2016. The Exchange Notes for such additional investors shall have a principal amount totaling $95,813 with extended maturity dates and such investors shall exchange their existing warrants for warrants that contain full-ratchet anti-dilution provisions. In November 2016, the Company reached the same such agreement with one final holder of those certain short term convertible notes with a principal amount totaling $30,000 issued in July 2016. The Exchange Notes for such additional investors shall have a principal amount totaling $31,500 with extended maturity dates and such investors shall exchange their existing warrants for warrants that contain full-ratchet anti-dilution provisions. As mentioned above, one element of the Company’s strategy to manage its liquidity and capital resources and otherwise continue as a going concern is to obtain extensions and modifications to outstanding debt.

On September 26, 2016, the Company issued a 20% original issue unsecured convertible note in the principal face amount of $156,250 due March 26, 2017 for an aggregate purchase price of $125,000 resulting in proceeds of $107,500 net of transaction costs. See Note 5 Long-term Debt for additional information.

On October 31, 2016, the Company received an advance from a related party, an officer of the Company and a Board of Director. To provide the Company with $255,000 to cover the deficit at the bank, the related party had to get a loan from the bank. The Company is responsible for repaying the related party note directly to the bank by November 30, 2016. The maturity of the note has been extended to February 28, 2017 and again to August 28, 2017. See Note 4 Loans Payable to Stockholders for more information.

In November and December 2016, the Company issued 375,315 shares of its Common Stock and warrants to purchase an aggregate of 750,629 shares of Common Stock resulting in gross proceeds of $1,407,430. See Note 6 Common Stock for additional information about the transactions.

F-9

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

1. Description of Company and Nature of Business (continued)

We have sold most our investment in AzurRx BioPharma, Inc. (“AzurRx”) as a means of obtaining additional cash. We raised proceeds of $1,502,100 during the nine months ended September 30, 2016 through sales of our ownership interest in AzurRx. As of December 31, 2015, our ownership interest in AzurRx was 25% on a fully-diluted basis; our interest in AzurRx has been reduced to 1.7% after the most recent sale, which was in August 2016. As of the date of this report, the Company holds 125,757 shares of AzurRx common stock, 100,000 of which is subject to an option agreement under which a counterparty, who is the CEO of AzurRx and a former board of director of the Company, has an option to purchase these shares from the Company for $1.00 per share from January 4, 2016 through January 4, 2021.

Certain of the Company’s outstanding financial instruments contain anti-dilution provisions that may be triggered by the issuance of Common Stock or financial instruments such as Preferred Stock and warrants that are convertible or otherwise exchangeable for shares of the Company’s Common Stock. As a result of the November 2016 share issuances anti-dilution provisions under certain outstanding financial instruments have been triggered. Under such provisions the Company shall issue 1,714,500 shares of Common Stock resulting in significant dilution to investors without such protection. See Note 2 Fair Value of Financial Assets and Liabilities – Derivative Financial Instruments related to the estimated fair value of the anti-dilution provisions included in the Company’s financial instruments that were outstanding as of December 31, 2016.

Aside from further issuances of its Common Stock, the Company is exploring other options for obtaining additional financial resources such as the issuances of short-term debentures and Preferred Stock.

There can be no assurance that we will be successful in raising enough funds to sustain operations.

Since inception, we have been successful in raising funds and selling certain assets to fund our operations and believe that we will be successful in obtaining the necessary capital resources to fund our operations going forward; however, there can be no assurances that we will be able to secure any additional funding or capital resources or the terms and conditions of any such arrangements. These factors raise substantial doubt about our ability to continue as a going-concern.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Protea Biosciences Group, Inc. and its wholly-owned subsidiary, Protea Biosciences, Inc. All material accounts and transactions have been eliminated in consolidation.

Estimates and Assumptions

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-10

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. The Company has cash on deposit at banks that may exceed the federally-insured limits at times.

Trade Accounts Receivable

Trade accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the statement of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company performs ongoing credit evaluations of its customers and generally has not required collateral.

The Company maintains allowances for doubtful accounts based on management’s analysis of historical losses from uncollectible accounts and risks identified for specific customers who may not be able to make required payments. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. An allowance of $7,000 and $3,000 was deemed necessary as of December 31, 2016 and December 31, 2015, respectively.

Investments in AzurRx

As a result of the sale of its subsidiary in 2014, the Company received 100 shares of Series A Preferred Stock, a then 33% interest (on a fully diluted basis) in AzurRx BioPharma, Inc. (“AzurRx”) that was accounted for on the equity method. AzurRx is a private biotechnology company formed to focus on the development of the early stage pharmaceutical assets of ProteaBio Europe during 2015 and 2016, the Company converted its preferred shares into 2,439,365 shares of Common Stock of AzurRx. Also, throughout 2016 and 2015, the Company entered into numerous transactions to sale 1,706,941 shares and 606,667 shares, respectively, resulting in cash proceeds of $1,502,100, and $910,000, respectively. As a result of these transactions, the Company’s interest in AzurRx has been reduced to 1.7%. As of the date of this report, the Company holds 125,757 shares of AzurRx Common Stock, 100,000 of which is subject to an option agreement under which a counterparty, who is the CEO of AzurRx and a former board of director of the Company, has an option to purchase these shares from the Company for $1.00 per share from January 4, 2016 through January 4, 2021.

F-11

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Inventory

Inventory represents finished goods and work in progress. Finished goods and work in progress consist primarily of specifically identifiable items that are valued at the lower of cost or fair market value using the first-in, first-out (FIFO) method. Inventory consists of the following at:

	December 31, 2016	December 31, 2015
Finished goods	$8,725	$12,650
Work in progress	83,519	98,437
Total Inventory	$92,244	$111,087

Property and Equipment

Expenditures for maintenance and repairs are charged to expense and the costs of significant improvements that extend the life of underlying assets are capitalized.

Property and equipment and leasehold improvements are capitalized at cost and depreciated using the straight-line method (the Company used the double-declining balance method for property and equipment placed in service prior to January 2011) over estimated lives as follows:

Laboratory equipment	5 - 10 years

Computers	5 years

Leasehold improvements	Life of lease

Software	3 years

Property and equipment consists of the following at:

	December 31, 2016	December 31, 2015
Lab equipment	$5,698,009	$6,617,038
Computer equipment	552,423	540,212
Office equipment	191,248	191,248
Leasehold improvements	212,730	212,730
	6,654,410	7,561,228
Accumulated depreciation	(4,188,285)	(4,934,321)
Property and equipment, net	$2,466,125	$2,626,907

Depreciation expense is charged to either research and development or selling, general and administrative expenses and totals $678,538 in 2016 and $686,820 in 2015.

The Company evaluates the potential impairment of property and equipment whenever events or changes in circumstances indicate that the carrying value of a group of assets may not be recoverable. An impairment loss would be recognized when the carrying amount of the asset group exceeds the estimated undiscounted future cash flows expected to be generated from the use of the asset group and its eventual disposition. The amount of impairment loss to be recorded is measured as the excess of the carrying value of the asset group over its fair value. Fair value is generally determined using a discounted cash flow analysis or market prices for similar assets. During 2016, the Company recognized an impairment expense of $122,894 related to equipment that was no longer being used in operations and had limited salvage value. There was no impairment expense recognized for the year ended December 31, 2015.

Other Noncurrent assets

Other receivables, which reflect amounts from non-trade activity and other noncurrent assets, consist of the following at:

	December 31, 2016	December 31, 2015
Deposits	$19,041	$5,248
Other noncurrent assets	$19,041	$5,248

F-12

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

We follow the provisions of FASB ASC 605, “Revenue Recognition.” We recognize revenue of products when persuasive evidence of a sale arrangement exists, the price to the buyer is fixed or determinable, delivery has occurred /title has passed, and collectability of the sales price is reasonably assured. The Company recognizes revenue from the sale of its ProteaPlot software when bundled with the LAESI platform, which facilitates operating the instrument and storage and display of datasets. The Company also recognizes revenue of standalone sales of ProteaPlot, which generally consists of additional user licenses. Revenue is recognized once the title is passed to the customer.

We account for shipping and handling fees and costs in accordance with the provisions of FASB ASC 605-45-45, “Revenue Recognition - Principal Agent Considerations,” which requires all amounts charged to customers for shipping and handling to be classified as revenues. Shipping and handling costs charged to customers are recorded in the period the related product sales revenue is recognized.

Regarding short-term service contracts, the majority of these service contracts involve the processing of imaging and bioanalytical samples for pharmaceutical and academic or clinical research laboratories. These contracts generally provide for a fixed fee for each method developed or sample processed and revenue is recognized when the analysis is complete and a report is delivered.

For longer-term contracts involving multiple elements, the items included in the arrangement (deliverables) are evaluated to determine whether they represent separate units of accounting. We perform this evaluation at the inception of an arrangement and as each item in the arrangement is delivered. Generally, we account for a deliverable (or a group of deliverables) separately if: (i) the delivered item(s) have standalone value to the customer, and the delivery or performance of the service(s) is probable and substantially in our control. Revenue on multiple revenue arrangements is recognized using a proportional method for each separately identified element. All revenue from contracts determined not to have separate units of accounting is recognized based on consideration of the most substantive delivery factor of all the elements in the contract or, if there is no predominant deliverable, upon delivery of the final element of the arrangement.

Revenues from grants are based upon internal costs that are specifically covered by the grants, and where applicable, an additional facilities and administrative rate that provides funding for overhead expenses. These revenues are recognized when expenses have been incurred by the Company that is related to the grants. The Company has revenue from three major components: molecular information services, LAESI instrument platform, and research products.

Revenue by component was as follows:

	Year Ended
	December 31, 2016	December 31, 2015
Molecular information services	$1,778,006	$929,076
LAESI instrument platform	358,334	640,060
Research products	310,455	292,666
Gross revenue	$2,446,795	$1,861,802

A small number of customers have accounted for a substantial portion of our revenues in 2016. Six customers represented 53% of gross revenues for the year ended December 31, 2016. One large pharmaceutical company accounted for 22% of our gross revenue in 2016.

Other Payables and Accrued Expenses

Other payables and accrued expenses, which reflect amounts due from non-trade activity, consist of the following at:

	December 31, 2016	December 31, 2015
Accrued expenses	$68,411	$28,112
Accrued interest	264,507	108,731
Accrued warranties	45,000	50,000
Accrued payroll and benefits	119,619	124,183
Accrued sales tax	103	616
Unearned revenue	58,407	79,666
Other payables and accrued expenses	$556,047	$391,308

F-13

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Warranty Costs

The Company provides for a one-year warranty with the sale of its LAESI instrument. Additionally, the Company sells extended warranties for an additional cost. During 2016, the Company sold no extended LAESI warranties. All other product warranties are 90 days from the date of delivery of the goods. As the Company does not currently have sufficient historical data on warranty claims, the Company's estimates of anticipated rates of warranty claims and costs are primarily based on comparable industry metrics. The Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its product. During the year ended December 31, 2016 and 2015, the Company recorded accrued warranty expense of $45,000 and $50,000, respectively.

Foreign Currency

The Company records foreign currency adjustments resulting from international sales of its products and services are reflected in accumulated other comprehensive income (loss).

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

Research and Development Credit

The Company follows the policy of charging the costs of research and development to expense as incurred.

Net Loss per Share

Basic and diluted loss per common share is computed based on the weighted average number of common shares outstanding. Common share equivalents (which may consist of convertible preferred stock and dividends, options, warrants and convertible debt) are excluded from the computation of diluted loss per share since the effect would be anti-dilutive. Common share equivalents which could potentially dilute basic earnings per share in the future, and which were excluded from the computation of diluted loss per share, totaled approximately 3,710,020 and 1,546,340 at December 31, 2016 and 2015, respectively.

Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-Based Compensation

The Company follows the provisions of FASB ASC 718, “Stock-Based Compensation”. Stock-Based compensation expense is estimated as of the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period. Fair value of Company stock options is estimated using the Black-Scholes option-pricing model. The associated compensation expense is recognized on a straight-line basis over the requisite service period, net of estimated forfeitures.

Estimating the fair value for stock options for each grant requires judgment, including estimating stock-price volatility, expected term, expected dividends and risk-free interest rates. The expected volatility rates are estimated based on the volatility of similar entities whose share information is publicly available. The expected term represents the average time that options are expected to be outstanding and is estimated based on the average of the contractual term and the vesting period of the options as provided in SEC Staff Accounting Bulletin #110 as the “simplified” method. The risk-free interest rate for periods approximating the expected term of the options is based on the U.S. Treasury yield curve in effect at the time of grant. Expected dividends are zero as the Company has no plans to issue dividends on Common Stock.

F-14

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Due to a lack of trading history, the Company utilizes a peer group to estimate its expected volatility assumptions used in the Black-Scholes option-pricing model. The Company completed an analysis and identified four similar companies considering their industry, stage of life cycle, size, and financial leverage. (See Note 8, Stock Options and Stock-Compensation).

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks; however, the Company has certain financial instruments that are embedded derivatives associated with capital raises and Common Stock purchase warrants. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Fair value of financial assets and liabilities - Derivative Instruments

We measure the fair value of financial assets and liabilities in accordance with GAAP, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities.

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 - inputs that are unobservable (for example, the probability of a capital raise in a “binomial” methodology for valuation of a derivative liability directly related to the issuance of Common Stock warrants).

The Company has entered into certain financial instruments and contracts such as, equity financing arrangements for the issuance of Common Stock, which include anti-dilution arrangements and detachable stock warrants that are (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. These instruments are recorded as derivative liabilities at fair value at the issuance date. Subsequent changes in fair value are recorded through the statement of operations.

The Company’s derivative liabilities are related to Common Stock issuances, detachable Common Stock purchase warrants (“warrants”) issued in conjunction with debt and Common Stock, or warrants issued to the placement agents for financial instrument issuances. The Company estimates fair values of the warrants that do contain “Down Round Protections” utilizing valuation models and techniques that have been developed and are widely accepted that take into account the additional value inherent in “Down Round Protection.” These widely accepted techniques include “Modified Binomial,” “Monte Carlo Simulation” and the “Lattice Model.” The “core” assumptions and inputs to the “Binomial” model are the same as for “Black-Scholes,” such as trading volatility, remaining term to maturity, market price, strike price, and risk free rates; all Level 2 inputs.  Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable. However, a key input to a “Binomial” model (in our case, the “Monte Carlo Simulation” for which we engaged an independent valuation firm to perform) is the probability of a future capital raise.  By definition, this input assumption does not meet the requirements for Level 1 or Level 2 outlined above; therefore, the entire fair value calculation is deemed to be Level 3 under accounting requirements due to this single Level 3 assumption. This input to the Monte Carlo Simulation model was developed with significant input from management based on its knowledge of the business, current financial position and the strategic business plan with its best efforts.

F-15

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

As discussed above, financial liabilities are considered Level 3 when their fair values are determined using pricing models or similar techniques and at least one significant model assumption or input is unobservable.  For the Company, the Level 3 financial liability is the derivative liability related to the Common Stock and warrants that include “Down Round Protection” and they were valued using the “Monte Carlo Simulation” technique.  This technique, while the majority of inputs are Level 2, necessarily incorporates a Capital Raise Assumption which is unobservable and, therefore, a Level 3 input.

A range of key quantitative assumptions related to the Common Stock and warrants issued during 2016 and 2015 are as follows:

	December 31, 2016
	Expected Life (Years)	Risk Free Rate	Volatility	Probability of a Capital Raise
Derivative liabilities	0.25-5.00	0.51% and 1.20%	81.62%	100%

	December 31, 2015
	Expected Life (Years)	Risk Free Rate	Volatility	Probability of a Capital Raise
Derivative liabilities	2-3.33	0.16% and1.31%	75.54%	100%

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company’s derivative liabilities are related to Common Stock issuances, detachable warrants issued in conjunction with debt and Common Stock, or warrants issued to the placement agents for financial instrument issuances. The derivative liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2016
	Carrying Value	Level 1	Level 2	Level 3
Derivative liabilities - Common Stock	$2,016,370	-	-	$2,016,370
Derivative liabilities - warrants	854,553	-	-	854,553
Derivative liabilities – Convertible debentures	226,998			226,998
Total	$3,097,921	$-	$-	$3,097,921

The Company’s assessment of the probability of future capital raises is considered to be high. Such capital raise activities are estimated to take place at levels that could possibly result in anti-dilution triggers—currently at $3.75 per share, based on the November sale of Common Shares—especially considering the current market price for the Company’s Common Stock (which is currently less than $3.75 per share). The assumptions used for estimating future capital raises could be materially different from the actual results. Any such differences could materially impact the derivative liabilities and have a materially adverse effect on the Company’s results of operations and financial condition in the near term.

As a result of the November 2016 share issuances, anti-dilution provisions under certain outstanding financial instruments have been triggered, which was considered in the assumptions for future capital raise activity at December 31, 2016.

	Fair Value Measurements at December 31, 2015
	Carrying Value	Level 1	Level 2	Level 3
Derivative liabilities - Common Stock	$777,002	-	-	$777,002
Derivative liabilities - warrants	185,399	-	-	185,399
Total	$962,401	-	-	$962,401

F-16

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

For the year ended December 31, 2015, the Company revised its assessment of the probability of future down-rounds, due to a probability of closing on subsequent capital raises at levels that are unlikely, but could possibly result in anti-dilution triggers, currently at $12.50 per share. This is based on the Company’s best estimate of its future capital raise activities. The assumptions used for estimating future capital raises could be materially different from the actual results. These differences could materially impact the derivative liability and have a materially adverse effect on the Company’s results of operations and financial condition in the near term.

The table below provides a summary of the changes in fair value of the derivative liabilities measured at fair value on a recurring basis:

	Year Ended December 31, 2016
				Total fair value
	Derivative liabilities			measurements
	Common		Convertible	using Level 3
	stock	Warrants	debt	inputs
Balance as of January 1, 2016	$777,002	$185,399	$–	$962,401
Issuance of warrants	–	6,878	–	6,878
Anti-dilution shares to be issued	(6,429,375)	(1,044,420)	–	(7,473,795)
Unrealized loss on derivative liabilities outstanding as of December 31, 2016	7,668,743	1,380,974	–	9,049,717
Fair value of variable conversion rate for convertible debentures issued in 2016	–	–	226,998	226,998
Fair value of derivative liabilities associated with other financial instruments issued in 2016	–	325,722	–	325,722
Balance as of December 31, 2016	$2,016,370	$854,553	$226,998	$3,097,921

	Year Ended December 31, 2015
	Derivative liabilities - Common Stock	Derivative liabilities - Warrants	Total Fair Value Measurements Using Level 3 Inputs
Balance as of December 31, 2014	$88,871	$65,187	$154,058
Issuance of warrants	-	5,948	5,948
Anti-dilution shares to be issued	(945,451)	-	(945,451)
Unrealized (gain) loss on derivative liabilities	1,551,703	79,883	1,631,586
Recognition of derivative liabilities	81,879	34,381	116,260
Balance as of December 31, 2015	$777,002	$185,399	$962,401

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” a standard on revenue recognition that provides a single, comprehensive revenue recognition model for all contracts with customers. The standard is principle-based and provides a five-step model to determine the measurement of revenue and timing of when it is recognized. The core principle is that a company will recognize revenue to reflect the transfer of goods or services to customers at an amount that the Company expects to be entitled to in exchange for those goods or services. This standard is to be applied retrospectively and is effective for fiscal years beginning after December 15, 2017 as deferred by the FASB in July 2015.

Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU 2016-08, “Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” (“ASU 2016-08”); ASU 2016-10, “Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing,” (“ASU 2016-10”); and ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers,” (“ASU 2016-20”), which are intended to provide additional guidance and clarity to ASU 2014-09. The Company must adopt ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 along with ASU 2014-09 (collectively, the “New Revenue Standards”).

F-17

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

The New Revenue Standards may be applied using one of two retrospective application methods: (1) a full retrospective approach for all periods presented, or (2) a modified retrospective approach that presents a cumulative effect as of the adoption date and additional required disclosures. The Company expects to adopt the New Revenue Standards in the first quarter of 2018. The Company is currently in the process of evaluating the impact of adoption of this standard on our consolidated financial statements and related disclosures.

In July 2015, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory.” This standard requires that inventory be valued at the lower of cost or net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The update is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which changes current lease accounting standard by requiring the recognition of lease assets and lease liabilities for all leases, including those currently classified as operating leases. This new guidance is to be applied under a modified retrospective application to the earliest reporting period presented for reporting periods beginning after December 15, 2018. Early adoption is permitted. While the Company is evaluating the comprehensive impact of this guidance, this new guidance would require us to capitalize, at the appropriate discount rate, our operating lease commitments as disclosed in Note 14 Commitments and Contingencies.

In March 2016, the FASB issued ASU 2016-09 “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting“, which simplifies aspects of accounting for share-based payment awards. The standard changes how companies account for certain aspects of share-based payment awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as the classification of related matters in the statement of cash flows. The update is effective on January 1, 2017, with early adoption permitted. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements and disclosures.

In August 2016, the FASB issued ASU 2016-18 “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)“, which makes eight targeted changes to how cash receipts and payments are presented and classified in the statement of cash flows. This update is effective on January 1, 2018and will require adoption on a retrospective basis. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements.

3. Bank Line of Credit

The Company has a line of credit with a bank that is authorized to $3,000,000. The interest rate is variable and equal to 0.75% plus prime with a minimum rate of 5.87% per annum. The line of credit is subject to an annual review and certain covenants. Borrowings under the line are secured by the personal guarantee of three board members and the estate of a former board member. On June 20, 2016, the Company and the bank entered into an agreement that established July 12, 2018 as the maturity date for the outstanding balance of the line of credit, which was $3,000,000 as of December 31, 2016 and December 31, 2015. As a result of the agreement, the outstanding balance of the line of credit was reclassified to long-term liabilities as of the date of the agreement; previously, the “payable upon demand” payment terms required the outstanding balance to be presented as a current liability. As the date of this report, this obligation has been presented as a current liability as the Company was in arrears with its interest of $14,675 at December 31, 2016. The Company is currently delinquent on the interest payments.

F-18

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

4. Loans Payable to Stockholders

During 2014, the Company received advances equal to an aggregate of $1,415,000 from Summit. In exchange for a portion of the advances received, the Company entered into Note and Warrant Purchase Agreements and issued (a) one-year promissory notes bearing simple interest at the rate of 10% per annum to Summit in an aggregate principal amount of $1,415,000 and (b) five-year warrants to purchase up to 28,300 shares of Common Stock at an exercise price of $40.00 per share. On June 3, 2014, the Board approved an increase in the total offering amount of the promissory notes issuable to $1,500,000 from $900,000. The fair value of these warrants was estimated to be $101,177, which was recorded as a discount to the promissory note, and will be accreted based on the repayment of the obligation. The Company repaid $250,000 as of December 31, 2014. Accretion expense of $10,950 was recognized during the year ended December 31, 2014. The outstanding balance, net of discount, was $1,074,773 as of December 31, 2014. On March 20, 2015, the Company converted the $165,000 of outstanding principal and unpaid accrued interest of $105,078, and issued Summit 21,606 shares of Common Stock at a conversion price of $12.50 per share and as an inducement to convert, warrants in aggregate of 10,803 to purchase shares of Common Stock at an exercise price of $25.00 per share. The Company recognized accretion expense of $7,227 during the three months ended March 31, 2015. In addition, the Company recognized debt conversion inducement cost related to the fair value of the warrants issued to Summit of $31,455 during the three months ended March 31, 2015. As of December 31, 2016, the outstanding balance was $1,000,000 or $917,000, net of discount.

During 2015, the Company received aggregate gross proceeds of $200,000 from one director and issued a 10% Convertible Promissory Note due on December 31, 2015. This note has been extended until January 31, 2016. Subsequently, the note was further extended with $25,000 due on March 31, 2016 and the remaining balance due on May 31, 2016. The note is convertible into Common Stock at a conversion price of $16.50 per share. The Company also issued 1,818 shares of Common Stock as commitment fee to the director. On May 31, 2016, one of the outstanding interest-bearing promissory notes in the amount $200,000 with a stockholder reached maturity. In June 2016, a payment was made of $12,500 to pay accrued interest through February 2016. In July 2016, a payment of $12,500 was made to cover accrued interest payable from March 2016 through June 2016 as well as $5,444 applied against the outstanding principal balance of the note. In early August 2016, the Company and the stockholder reached a verbal agreement to extend the maturity date to September 30, 2016, at which time the Company would make payment to the stockholder for the deferred amount, $194,556, as well as interest accrued on the balance through December 31, 2016 of $9,729. As of the date of this report, the Company is in discussions with the related party regarding terms to pay all accrued unpaid interest in cash and convert the principal balance of the note. Such related party has acknowledged that the Company is not currently in default under the note.

During 2014, the Company received advances equal to an aggregate of $170,000 from various directors and current stockholders of the Company.

During 2015, the Company received advances equal to an aggregate of $1,402,500 from various directors and current stockholders of the Company. The Company repaid $115,000 to these related parties in 2015 and $57,500 in 2016. No terms of repayment have been specified on the remaining $1,400,000 aforementioned advances as of the filing date.

During 2016, the Company received advances equal to an aggregate of $372,440 from various directors and current stockholders of the Company. The Company repaid $51,040 to three directors during 2016. No terms of repayment have been specified on the remaining $1,400,000 aforementioned advances as of the filing date.

On October 31, 2016, the Company received a promissory note from a related party, an officer of the Company and a Board of Director. To provide the Company with $255,000 to cover the deficit at the bank, the related party had to get a loan from the bank. The Company is responsible for repaying the related party note directly to the bank by November 30, 2016. The bank has agreed to extend the maturity date to February 28, 2017. On March 14, 2017, the bank has agreed to extend the maturity date to August 28, 2017.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $5,000 of Loans Payable to Stockholders into 66,667 shares of Common Stock at the rate of $3.75 per share. The Stockholder was also issued an A Warrant and B Warrant with the same terms and agreement as the current offering. See Note 9 Stock Warrants and Note 6 Common Stock.

As of December 31, 2016, the outstanding balance of advances and other loans payable to stockholders was $3,087,956, which included two interest-bearing promissory notes with a combined outstanding balance of $1,111,556 with two stockholders and $1,721,400 in outstanding advances from other stockholders and a related party interest-bearing promissory note of $255,000 due to the bank on August 28, 2017. The advances have no terms of repayment and do not bear interest.

See Note 6 Common Stock related to the conversion of accrued interest on promissory notes issued by the Company to Summit Resources, Inc. (“Summit”), an affiliate of Steve Antoline, a member of the Company’s Board of Directors, and accounts payable by the Company to Summit, into shares of Common Stock.

See also Note 15 Evaluation of Subsequent Events for activity related to advances and other loans payable to stockholders after December 31, 2016.

F-19

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

5. Long-term Debt

1) Note Payable to the West Virginia Development Office (“WVDO”)

In March 2007, the Company obtained an 8-year loan in the amount of $685,000 from the WVDO. The note bears interest at 3% providing for 96 monthly principal and interest payments of $8,035 through April 2015, at which time the note was due and payable. The note was secured by equipment costing $1,057,167. On February 4, 2015, the repayment terms were modified, whereby the WVDO approved a deferral of principal and interest until January 31, 2016 with the final payment due January 2017.

As of December 31, 2016, the Company was ten months is arrears on scheduled principal and interest payments on an outstanding note payable to the West Virginia Development Office (“WVDO”). The deferral amount totaled $86,909. As of the date of this report, the Company had fallen another month behind, or an additional $5,964.

In February 2017, the Company and WVDO reached an agreement whereby the Company would defer payment for another year. See Note 15 Evaluation of Subsequent Events.

2) Note Payable to the West Virginia Economic Development Authority (“WVEDA”)

In August 2009, the Company obtained a 10-year loan in the amount of $242,631 from the WVEDA. The note bears interest at 4% providing for 120 monthly principal and interest payments of $2,457 through August 2019, at which time the note was due and payable. The note was secured by 50% of equipment costing $531,522. Effective May 1, 2015, the Company and WVEDA entered into the First Amendment to Promissory Note; whereby, the original note was modified so that the remaining principal balance is payable in five annual installments; the next payment of $33,880 will be due on December 31, 2015 with final payment due August 3, 2019. During 2015, the Company repaid $1,832 on the note. On December 17, 2015, the Company elected to defer the remaining 2015 payment until December 2016. On January 31, 2017, the Company elected to defer the 2016 payment until December 31, 2017. On January 30, 2017, the Company received approval from WVEDA to defer the 2016 annual payment until December 2017 which increased the interest rate by 1.5%. If the Company fails to make any of the remaining payments, the WVEDA shall increase the interest rate by 1.5% on each successive payment failure with all principal and unpaid interest due on August 3, 2019. See Note 15 Evaluation of Subsequent Events.

3) Note Payable to the West Virginia Infrastructure and Jobs Development Council (“WVIJDC”)

In August 2009, the Company obtained a 10-year loan in the amount of $242,630 from the WVIJDC. The note bears interest at 3.25% providing for 120 monthly principal and interest payments of $2,371 through August 2019, at which time the note was due and payable. The note was secured by 50% of equipment costing $531,522. On February 4, 2015, the repayment terms were modified whereby, the WVIJDC approved a deferral of principal and interest until December 31, 2015 with monthly payments of $2,404 beginning in January 2016 and final payment due April 2021. During 2015, the Company repaid $1,832 of principal on the note. On January 6, 2016, the WVIJDC approved another deferral of principal and interest until January 2017. In February 2017, the Company and WVDO reached an agreement whereby the Company would defer principal and interest until January 2018. See Note 15 Evaluation of Subsequent Events.

4) Note Payable to the West Virginia Economic Development Authority (“WVEDA”)

In October 2010, the Company issued a 10-year note in the amount of $900,000 from the WVEDA. The note bears interest at 3.26% providing for 120 monthly principal and interest payments of $8,802 through October 2020, at which time the note was due and payable. The note was secured by equipment costing $477,095. Effective May 1, 2015, the Company and WVEDA entered into the First Amendment to Promissory Note; whereby, the original note was modified so that the remaining principal balance is payable in six annual installments; the next payment of $125,990 will be due on December 31, 2015 with final payment due October 21, 2020. During 2015, the Company repaid $57,513 on the note. On December 17, 2015, the Company elected to defer the remaining 2015 payment until December 2016. On January 30, 2017, the Company received approval from WVEDA to defer the 2016 annual payment until December 2017 which increased the interest rate by 1.5%. If the Company fails to make any of the remaining payments, the WVEDA shall increase the interest rate by 1.5% on each successive payment failure with all principal and unpaid interest due on October 21, 2020. See Note 15 Evaluation of Subsequent Events

5) Note Payable to the West Virginia Infrastructure & Jobs Development Council (“WVIJDC”)

In December 2010, the Company issued a 10-year note in the amount of $900,000 from the WVIJDC. The note bears interest at 3.25% providing for 120 monthly principal and interest payments of $8,781 through December 2020, at which time the note was due and payable. The note was secured by equipment costing $1,098,249. On February 4, 2015, the repayment terms were modified whereby, the WVIJDC approved a deferral of principal and interest until December 31, 2015 with monthly payments of $8,902 beginning in January 2016 and final payment due August 2022. During 2015, the Company repaid $57,513 on the note. On January 6, 2016, the WVIJDC approved another deferral of principal and interest until January 2017. On February 6, 2017, the WVIJDC approved another deferral of principal and interest until January 2018. See Note 15 Evaluation of Subsequent Events.

F-20

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

5. Long-term Debt (continued)

6) Convertible Promissory Note Payable to the West Virginia Jobs Investment Trust Board (“WVJITB”)

In March 2012, the Company issued an 18-month note in the amount of $290,000 from the WVJITB. The note bears interest at 6% providing for monthly interest-only payments starting April 2012 through August 2013, then final interest and principal payments due September 2013. The note has an adjustable conversion price, initially $100.00 per share, and includes a stock warrant for 1,450 shares. On December 13, 2013, the Company and the WVJITB entered into a Loan Modification Agreement whereby the maturity date changed from September 14, 2013 to $100,000 due on March 15, 2014 and the remaining $190,000 due on June 15, 2014. The WVJITB and the Company signed three addendums to the note extending the maturity date and deferring interest and principal payments until March 2, 2015. During 2014, the Company made interest only payments through October 31, 2014. On February 2, 2015, the Company and WVJITB entered into a Loan Modification Agreement whereby the interest payable for the periods of October 31, 2014 through June 30, 2015 would be due on June 30, 2015. On December 30, 2015, the Company and WVJITB entered into another Loan Modification Agreement to extend the maturity date and unpaid accrued interest payment until March 31, 2016.

In return for the extension, in February 2016, the Company granted WVJITB a five-year warrant to purchase 11,800 shares of the Company’s Common Stock at an exercise price of $20.00 per share. Effective as of March 31, 2016, the Company and WVJITB entered into another addendum whereby the maturity dates of both promissory notes were extended to September 30, 2016. In return for the extension, the Company granted WVJITB another five-year warrant to purchase 11,800 shares of the Company’s Common Stock at an exercise price to be determined by the Board of Directors. This addendum also granted WVJITB the option to convert $200,000 of the $300,000 outstanding principal balance of the April 2012 Promissory Notes to Common Stock at $25.00 per share at or prior to the revised maturity date. The Company would be required to pay WVJITB the remaining (unconverted) principal balance and all accrued and unpaid interest in cash on September 30, 2016. The warrants granted to WVJITB (the warrant granted in February 2016 and the one granted in May 2016) expire upon the Company completing an underwritten offering that results in net cash proceeds to the Company of at least $10.0 million, if such a transaction is completed before the end of the five-year term. Regarding the warrant granted to WVJITB in February 2016 and May 2016, the relative fair value at the issuance date, and the corresponding liability recorded for the warrant, was estimated at $2,478. On January 17, 2017, the Company and WVJITB entered into another addendum whereby the maturity date of the promissory note was extended until December 31, 2017. In March 2017, all accrued unpaid interest is due in full and starting in April 2017 principal payments of $25,000 and interest is due monthly until maturity is reached. In return of the extension, the Company granted WVJITB another five-year warrant to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $5.00 and assigned the September 30, 2016 warrants exercise price at $5.00 per share. See Note 15 Evaluation of Subsequent Events and Note 9 Stock Warrants.

7) Convertible Promissory Note Payable to the West Virginia Jobs Investment Trust Board (“WVJITB”)

In April 2012, the Company issued a 3-month note in the amount of $400,000 from the WVJITB. The note bears interest at 10% providing for monthly interest-only payments starting May 2012 through June 2012, then final interest and principal payments due July 2012. The note includes a stock warrant for 1,778 shares. The WVJITB and the Company have signed several addendums to the note extending the maturity date and reducing the price of converting into common shares to $25.00 per share. The WVJITB further extended the maturity date until November 29, 2013, with a $100,000 principal payment due on or before November 15, 2013. The Company repaid the $100,000 as agreed, which reduced the principal outstanding balance to $300,000. The WVJITB and the Company signed four addendums to the note extending the maturity date and deferring interest and principal payments until March 2, 2015. During 2014, the Company made interest only payments through October 31, 2014. On February 2, 2015, the Company and WVJITB entered into a Loan Modification Agreement whereby the interest payable for the periods of October 31, 2014 through June 30, 2015 would be due on June 30, 2015. The maturity date of the loan was also modified and extended to December 31, 2015. On December 30, 2015, the Company and WVJITB entered into another Loan Modification Agreement to extend the maturity date and unpaid accrued interest payment to March 31, 2016.

In return for the extension, in February 2016, the Company granted WVJITB a five-year warrant to purchase 11,800 shares of the Company’s Common Stock at an exercise price of $20.00 per share. Effective as of March 31, 2016, the Company and WVJITB entered into another addendum whereby the maturity dates of both promissory notes were extended to September 30, 2016. In return for the extension, the Company granted WVJITB another five-year warrant to purchase 11,800 shares of the Company’s Common Stock at an exercise price to be determined by the Board of Directors. This addendum also granted WVJITB the option to convert $200,000 of the $300,000 outstanding principal balance of the April 2012 Promissory Notes to Common Stock at $25.00 per share at or prior to the revised maturity date. The Company would be required to pay WVJITB the remaining (unconverted) principal balance and all accrued and unpaid interest in cash on September 30, 2016. The warrants granted to WVJITB (the warrant granted in February 2016 and the one granted in May 2016) expire upon the Company completing an underwritten offering that results in net cash proceeds to the Company of at least $10.0 million, if such a transaction is completed before the end of the five-year term. Regarding the warrant granted to WVJITB in February 2016 and May 2016, the relative fair value at the issuance date, and the corresponding liability recorded for the warrant, was estimated at $2,478. In December 2016, the Company started negotiations with the lender to extend the notes maturity. A loan modification fee of $2,500 was paid along with accrued interest of $59,250. On January 17, 2017, the Company and WVJITB entered into another addendum whereby the maturity dates of both promissory notes were extended until December 31, 2017. In March 2017, all accrued unpaid interest is due in full and starting in April 2017 principal payments of $25,000 and interest is due monthly until maturity is reached. In return of the extension, the Company granted WVJITB another five-year warrant to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $5.00 and assigned the September 30, 2016 warrants exercise price at $5.00 per share. See Note 15 Evaluation of Subsequent Events and Note 9 Stock Warrants.

F-21

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

5. Long-term Debt (continued)

8) Note Payable to the West Virginia Economic Development Authority (“WVEDA”)

In June 2012, the Company issued a 10-year note in the amount of $200,000 from the WVEDA. The note bears interest at 2% providing for 120 monthly principal and interest payments of $1,840 through June 2022, at which time the note was due and payable. The note was secured by 50% of equipment costing $447,320. On May 1, 2015, the Company and WVEDA entered into the First Amendment to Promissory Note; whereby, the original note was modified so that the remaining principal balance is payable in eight annual installments; the next payment of $26,673 will be due on December 31, 2015 with final payment due June 11, 2022. On December 17, 2015, the Company elected to defer the 2015 payment until December 2016. On January 31, 2017, the Company elected to defer the 2016 payment until December 2017 which increased the interest rate by 1.5%. If the Company fails to make any of remaining payments, the WVEDA shall increase the interest rate by 1.5% on each successive payment failure with all principal and unpaid interest due on June 11, 2022. See Note 15 Evaluation of Subsequent Events.

9) Short-Term Convertible Notes Issued in Second and Third Quarters 2016 and Related Exchange Notes

In the second quarter of 2016, the Company issued a series of 20% original issue discount unsecured convertible debentures (the “Second Quarter 2016 Convertible Debentures”) to 34 Accredited Investors pursuant to the terms and conditions of a Securities Purchase Agreement by between the Company and each Accredited Investor. The face amount of the underlying debentures issued was $1,950,000 and the aggregate gross cash proceeds to the Company were $1,560,000; each debenture has a six-month maturity from the date of issuance; maturities for the Second Quarter 2016 Convertible Debentures include $448,750, $415,000, $605,000, $481,250 in November 2016 and December 2016. In addition to the original issue discount on these debentures, which totaled $390,000, the debentures accrue additional interest at a rate of 10.0% per annum. At the Company’s option, assuming certain conditions are met, the Company can issue shares of Common Stock in lieu of making cash interest payments. In addition, for debentures that reach maturity (i.e., they are not converted to Common Stock), the Company has the option to pay the principal and any unpaid accrued interest in shares of Common Stock, assuming certain conditions are met. Each debenture may be converted into Common Stock voluntarily by the holder at any time after issuance and until the debenture is no longer outstanding. However, if the Company should complete a public offering of Common Stock (or any security convertible into or exercisable or exchangeable for shares of Common Stock) before maturity of any of the underlying debentures, on the date of closing of such offering any outstanding principal amount and accrued and unpaid interest automatically converts into shares of the Company’s Common Stock at the applicable conversion rate (“Automatic Conversion”). Each debenture is voluntarily convertible by the holder into shares of Common Stock at $12.50 per share and, for Automatic Conversion, the conversion rate is the lower of $12.50 per share or a per share rate that is equal to 85% of the price per share to the public of any Common Stock sold in a public stock offering (for either method of conversion, the conversion amount being the face amount of the note plus any accrued but unpaid interest at the conversion date). The debentures sold in September 2016 (the “September 2016 10% OID Secured Promissory Note”), which had a face amount of $156,250, were sold subject to the Company obtaining shareholder approval to increase the number of authorized shares of Common Stock; as discussed in Note 15 Evaluation of Subsequent Events, the Company obtained shareholder approval for the increase in October 2016. See Note 9 Stock Warrants related to warrants that were granted to the investors in the Second Quarter 2016 Convertible Debentures and the Placement Agent for these debentures.

On July 29, 2016, the Company sold to two Accredited Investors an aggregate face amount of $63,750 of its 20% original issue discount unsecured convertible debentures (the “July 2016 Convertible Debentures” together with the Second Quarter 2016 Convertible Debentures, the “Summer 2016 Convertible Debentures”), for aggregate gross cash proceeds of $51,000, pursuant to the terms and conditions of a Subscription Agreement by and between the Company and such investors. The debentures have a term of six months from the date of issuance and the principal amount of $63,750 bears interest at a rate of 10% per annum, payable upon conversion as described below and at maturity. The Company may pay all or any portion accrued interest that is due in cash or, at the Company’s option, in shares of Common Stock of the Company at a conversion price of $12.50 per share, or a combination thereof; provided that the Company may pay interest in shares only if certain conditions specified in the debenture are satisfied. The debentures are convertible, in whole or in part, into shares of Common Stock at the option of the holder, at any time and from time to time, at a conversion price equal to the $12.50 per share (as adjusted for forward or reverse stock splits, stock dividends or other similar proportionately-applied change).

F-22

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

5. Long-term Debt (continued)

In addition, each of the investors received a three-year warrant to purchase a number of shares of Common Stock equal to 75% of the shares of Common Stock initially issuable upon conversion of the debenture, at an exercise price of $16.25 per share (as adjusted for forward or reverse stock splits, stock dividends or other similar proportionately-applied change and subject to customary weighted-average anti-dilution price adjustment). The relative fair value of these warrants was estimated to be $731, which was recorded as a discount to the Summer 2016 Convertible Debentures and is being accreted to interest expense over the six-month term of the related notes. See also Note 9 Stock Warrants.

In connection with the issuance of the Summer 2016 Convertible Debentures, the Company paid to a broker dealer registered with the Financial Industry Regulatory Authority (“FINRA”) that acted as the placement agent an aggregate of approximately $191,400 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue warrants to purchase an aggregate of approximately 28,193 shares of Common Stock to the placement agent (or its designees) with an exercise price of $12.50 per share and a term of three (3) years. The relative fair value of these warrants was estimated to be $3,077 which was recorded as a discount to the Summer 2016 Convertible Debentures. See also Note 9 Stock Warrants.

On September 9, 2016, the Company reached an agreement with certain holders of the Second Quarter 2016 Convertible Debentures pursuant to which such debentures were exchanged for new short-term convertible notes (the “Exchange Notes”). The Exchange Notes shall have a principal amount totaling $1,987,125 which represents the original principal amount plus accrued interest of 10% per annum for each of the Second Quarter 2016 Convertible Debentures. In addition, the Exchange Notes shall extend the maturity dates under the Second Quarter 2016 Convertible Debentures to a date no later than March 31, 2017. In addition to the Exchange Notes, the holders of the Second Quarter 2016 Convertible Debentures are exchanging their related warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants.

In October and November 2016, the Company reached the same such agreement for the exchange of notes and warrants with three additional holders of the Summer 2016 Convertible Debentures. The Exchange Notes shall have a principal amount totaling $127,313 which represents the original principal amount plus accrued interest of 10% per annum for each of the Second Quarter 2016 Convertible Debentures. In addition, the Exchange Notes shall extend the maturity dates under the Second Quarter 2016 Convertible Debentures to a date no later than May 16, 2017. In addition to the Exchange Notes, the holders of the Second Quarter 2016 Convertible Debentures are exchanging their related warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants.

The relative fair value of the new warrants was estimated to be $306,231, which was recorded as a discount to the Exchange Notes and is being accreted to interest expense over the six-month term of the related notes. The unaccreted balance of the fair value of the warrants issued with Second Quarter 2016 Convertible Debentures was recorded as an adjustment to interest expense upon cancellation of the warrants. See also Note 9 Stock Warrants.

10) September 2016 10% OID Secured Promissory Note

On September 8, 2016, the Company entered into a Note Purchase Agreement with an Accredited Investor pursuant to which the investor purchased a 10% original issue discount secured promissory note of the Company in the principal face amount of $720,000 due October 15, 2016 for an aggregate purchase price of $650,000 (“September 2016 10% OID Secured Promissory Note”). The principal balance of $720,000 bears interest at a rate of 10% per annum on any unpaid principal balance as of October 15, 2016, maturity date. The Company used the proceeds from the offering to repay the March 2016 Short-Term Convertible Note (see below) that matured on September 4, 2016.

The Company’s obligations to repay and otherwise perform its obligations under the September 2016 10% OID Secured Promissory Note are secured by a continuing first priority lien and security interest in the accounts receivable and inventory of the Company and its subsidiary, Protea Biosciences, Inc. (the “Subsidiary”) pursuant to the terms of a Security Agreement among the Company, the Subsidiary, and the Lender (the “Security Agreement”) and include the specific assets now owned or hereafter acquired of the Company and the Subsidiary listed on the Exhibit 1 to the Security Agreement. The Subsidiary also provided the Lender with a full recourse guaranty for the prompt performance of all obligations of the Company, pursuant to the terms of a guaranty agreement.

On November 22, 2016, a payment of $240,000 was made on the September 2016 10% OID Secured Promissory Note leaving an unpaid balance of $480,000 and accrued interest of $12,467. As of the date of this report, the Company is in discussions with the investor regarding terms to extend the maturity date of the note and such investor has acknowledged that the Company is not currently in default under the note. If the Company is unable to successfully negotiate an extension to the note agreement, the Accredited Investor may assert all of its rights and remedies available under the Security Agreement and applicable law. On February 9, 2017 the Company made a $200,000 payment leaving the unpaid balance of $280,000. See Note 15 Evaluation of Subsequent events for related information.

F-23

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

5. Long-term Debt (continued)

11) September 2016 20% OID Note

On September 26, 2016, the Company entered into a Subscription Agreement with an Accredited Investor pursuant to which the investor purchased a 20% original issue discount unsecured convertible debenture of the Company in the principal face amount of $156,250 due March 26, 2017 for an aggregate purchase price of $125,000 (the “September 2016 20% OID Note”). The principal balance of $156,250 bears interest at a rate of 10% per annum, payable on the March 26, 2017 maturity date. The debenture may be converted into Common Stock by the holder at any time after issuance and until the debenture is no longer outstanding, However, if the Company should complete a public offering of Common Stock (or any security convertible into or exercisable or exchangeable for shares of Common Stock) before maturity of any of the underlying debentures, on the date of closing of such offering any outstanding principal amount and accrued and unpaid interest automatically converts into shares of the Company’s Common Stock at the applicable conversion rate (“Automatic Conversion”). The debenture is voluntarily convertible by the holder into shares of Common Stock at $12.50 per share and, for Automatic Conversion, the conversion rate is the lower of $12.50 per share or a per share rate that is equal to 85% of the price per share to the public of any Common Stock sold in a public stock offering (for either method of conversion, the conversion amount being the face amount of the debenture plus any accrued but unpaid interest at the conversion date). In addition, the investor received a warrant to purchase 9,375 shares of the Company’s Common Stock at an exercise price of $16.25, subject to adjustment, for a period of three years from the date thereof. The relative fair value of these warrants was estimated to be $1,792, which was recorded as a discount to the September 2016 20% OID Notes and is being accreted to interest expense over the six-month term of the notes. See also Note 9 Stock Warrants.

In connection with such issuance, the Company paid to a broker dealer registered with FINRA that acted as the placement agent an aggregate of approximately $15,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue warrants to purchase an aggregate of 2,188 shares of Common Stock to such placement agent. As of the date of this report, these warrants had not been issued to the placement agent. However, the relative fair value of these warrants was estimated to be $239, which was recorded as a discount to the September 2016 20% OID Note and is being accreted to interest expense over the six-month term of the notes. See also Note 9 Stock Warrants.

12) Short-Term Convertible Note issued in March 2016

On March 4, 2016, the Company issued to St. George Investments LLC (“St. George Investments”), an Accredited Investor, a 23% original issue discount unsecured convertible note (the “March 2016 Convertible Note”) due September 4, 2016, with a principal amount of $655,000, for aggregate gross cash proceeds of $500,000, pursuant to the terms and conditions of a Securities Purchase Agreement dated March 4, 2016 between the Company and St. George Investments. In addition to the original issue discount of $150,000, the March 2016 Convertible Note principal amount included legal fees of St. George Investments of $5,000. In connection with the issuance of the March 2016 Convertible Note, the Company issued to St. George Investments: (a) 2,174 shares of Company’s Common Stock (with a value of $27,174), and (b) a five-year warrant to purchase up to 32,750 shares of Common Stock at an exercise price of $37.50 per share, subject to adjustment in certain events as provided therein (“St. George Investments Warrant”). Upon an event of default as defined in the March 2016 Convertible Note, the outstanding balance is convertible at the holder’s option into Common Stock at a conversion price equal to (initially) 70% of the lowest closing bid price for the Common Stock in the twenty (20) trading days immediately preceding the conversion, subject to adjustment in certain events as provided therein.

The relative fair value of the St. George Investments Warrant was estimated at $12,773, which was recorded as a discount to the March 2016 Convertible Note and accreted to interest expense over the term of the note. The relative fair value of the Common Stock issued to St. George Investments was estimated at $27,174, which was recorded as a discount against the note and accreted over the term of the note. The Company recognized accretion expense of $38,019 related to the fair value of these warrants, Common Stock and transaction costs and interest expense of $51,613 related to the original issue discount during the three months ended September 30, 2016. For the nine months ended September 30, 2016, the Company recognized accretion expense of $104,947 and interest expense of $150,000 related to this note.

On September 6, 2016, the March 2016 Convertible Note reached maturity and the Company paid $655,000 to St. George Investments LLC in satisfaction of the obligation (see also September 2016 10% OID Secured Promissory Note above).

In connection with the sale of the March 2016 Convertible Note, the Company paid to a Placement Agent an aggregate of approximately $60,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue warrants to purchase an aggregate of approximately 9,825 shares of Common Stock to the Placement Agent (or its designees) with an exercise price of $12.50 per share and a term of three (3) years. As of the date of this report, the warrants had not been issued the Placement Agent. However, the relative fair value of these warrants was estimated to be $2,456, which was recorded as additional paid-in capital. See Note 9 Stock Warrants below related to the triggering of an anti-dilution provision included in the St. George Investments Warrant in May 2016.

F-24

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

5. Long-term Debt (continued)

13) Capital Leases

In June 2016, the Company entered into a new four-year capital lease for three pieces of equipment that had a total estimated fair value of $549,543. The equipment is used to generate services revenue.

From time to time, in the normal course of business, the Company enters into capital leases to finance equipment. As of December 31, 2016, the Company had seven capital lease obligations outstanding with imputed interest rates ranging from 5.86% to 9.45%. The leases require 24-60 monthly payments and begin to expire in December 2016 through October 2020. These leases are secured by equipment with an aggregate cost of $1,868,809. As of December 31, 2016, the Company was one month behind on one lease payment of $13,793.

Total outstanding debt, including capital lease obligations, are as follows (table excludes the outstanding balance of the bank line of credit because it was presented as a current liability, as discussed in Note 3 Bank Line of Credit; table also excludes obligations to stockholders, which are detailed in Note 4 Loans Payable to Stockholders and presented as a separate line item on the Company’s Consolidated Balance Sheets):

Total debts outstanding are as follows:

	December 31, 2016	December 31, 2015
1) Note Payable to the WVDO	$92,873	$100,656
2) Note Payable to the WVEDA	143,312	143,312
3) Note Payable to the WVIJDC	139,229	139,229
4) Note Payable to the WVEDA	572,148	572,148
5) Note Payable to the WVIJDC	581,987	581,987
6) Note Payable to the WVJITB	290,000	290,000
7) Note Payable to the WVJITB	300,000	300,000
8) Note Payable to the WVEDA	168,362	168,362
9) Convertible Debenture 2nd & 3rd Quarters	2,114,438	-
10) September 10% OID Secured Promissory Note	480,000	-
11) September 2016 20% OID Note	156,250	-
12) Short-term Convertible Note in March 2016	-	-
13) Capital leases	928,530	754,058
Total	5,967,129	3,049,752
Less: current portion	(4,012,149)	(1,323,594)
Less: unamortized original issue discount	(22,001)	-
Less: unamortized debt issuance costs	(163,624)	-
Long-term portion	$1,769,355	$1,726,158

Future required minimum principal repayments over the next five years are as follows:

Year ending December 31:	Future required minimum principal repayments
2017	4,264,898
2018	539,235
2019	478,274
2020	333,970
2021 & Thereafter	350,752
Total	$5,967,129

F-25

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

6. Common Stock

The Company is authorized to issue a total of 510,000,000 of shares of stock, of which 500,000,000 shares are designated Common Stock and 10,000,000 shares are designated Preferred Stock.

Common Stock - par value of $.0001 per share with one vote in respect of each share held. Holders of Common Stock do not have cumulative voting rights. The members of the Board are elected by the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock.

As of December 31, 2016, the Company was authorized to issue a total of 510,000,000 shares of stock, of which 500,000,000 shares were designated Common Stock, par value of $0.0001 per share with one vote in respect of each share held and no cumulative voting rights (“Common Stock”), and 10,000,000 are designated preferred stock, par value of $0.0001 per share with one vote in respect of each share held (“Preferred Stock”). There were no shares of Preferred Stock issued or outstanding as of December 31, 2015 and no such shares were issued during the year ended December 31, 2016. In January 2017, the Board of Directors agreed to increase the Company’s authorized shares to 750,000,000. See Note 15 Evaluation of Subsequent Events for additional information related to the authorized share increase.

On December 1, 2015, the Company’s stockholders approved a Certificate of Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Common Stock, within a range of no less than one-for-fifteen (1:15) and no more than one-for-twenty-five (1:25), with such final ratio to be determined by the Board of Directors, in its sole discretion and with such reverse split to be effective at such time and date within one year after stockholder approval (the “Reverse Split”). In January 2017, the Board of Directors agreed to further the reverse stock split range to no less than one-for-fifteen (1:15) and no more than one-for-fifty (1:50), with such final ratio to be determined by the Board of Directors, in its sole discretion and with such reverse split to be effective at such time and date within one year after stockholder approval (the “Reverse Split”). See Note 15 Evaluation of Subsequent Events for additional information related to the expected ratio and timing for the Reverse Split.

As of the date of this report, the Company’s Board of Directors had not enacted the Reverse Split and, therefore, the information presented in this report does not include the effects of any such transaction.

See also Note 15 Evaluation of Subsequent Events related to the Company’s sale of Common Stock in first quarter 2017.

Sale of Common Stock

In November and December 2016 (the “Closing”), the Company received an aggregate of $1,407,430 in gross cash proceeds from 50 accredited investors (the “Purchasers”) in connection with the sale of approximately 140.74 units of securities (each a “Unit” and collectively, the “Units”) pursuant to the terms and conditions of Subscription Agreements (the “Subscription Agreements”) by and among the Company and each of the Purchasers.

Pursuant to its private placement memorandum, dated as of October 31, 2016 (the “Memorandum”), the Company is offering, through a placement agent, a maximum of 500 Units of securities at a price of $10,000 per Unit for up to $5,000,000 in gross proceeds (the “Offering”). Each Unit consists of up to (a) 2,667 shares of Common Stock, par value $0.0001 (the “Common Stock”), (b) 18 month warrants to purchase 2,667 shares of Common Stock at an exercise price of $4.50 per share (the “Class A Warrants”), and (c) five year warrants to purchase 2,667 shares of Common Stock at an exercise price of $5.625 per share (the “Class B Warrants” and together with the Class A Warrants, the “Investor Warrants”). If all 500 Units are sold, the Company will issue an aggregate of 1,333,333 shares of its Common Stock and Investor Warrants to purchase up to 2,666,667 shares of Common Stock. The Offering will terminate on December 31, 2016 unless the Company and the Placement Agent mutually agree to extend the Offering to as late at March 31, 2017.

The Company intends to consummate a 1-for-50 reverse stock split of its outstanding Common Stock following the termination date of the Offering, which reverse split has previously been authorized by the Company’s stockholders. Consummation of the Reverse Stock Split will require (a) the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, and (b) obtaining the approval of FINRA.

In connection with the Closings, the Company paid to the placement agent an aggregate of $186,132 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant to the placement agent to purchase an aggregate of 107,346 shares of Common Stock, with an exercise price of $3.75 per share and term of three years. The Company also issued one Unit to the placement agent’s legal counsel for services rendered in connection with the Closing.

F-26

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

6. Common Stock (continued)

In connection with the Closing, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Purchasers, which requires the Company to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering for resale (i) all Common Stock issued to the Purchasers as part of the Units, (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants and the warrants issued to the placement agent, and (iii) all shares of Common Stock issued to legal counsel for services rendered in connection with the Closing.

If the Registration Statement is not declared effective by the SEC within the specified deadlines set forth in the Registration Rights Agreement, the Company will be required to pay to each Purchaser an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such Purchaser per 30-day period that such failure continues, up to the maximum of 6% of the aggregate Purchase Price. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum.

The sale of Common Stock in November and December 2016 (see above) was completed at a unit price of $3.75 per share, which triggered the anti-dilution provisions contained in certain outstanding financial instruments. As a result, to satisfy the Company’s obligations under such provisions, the Company is required to issue 1,714,500 shares of Common Stock, issue 504,887 Warrants to purchase shares of Common Stock, reduce the conversion rate for the Exchange Notes to $3.75 per share (See Note 5 Long-term Debt) and reduce the exercise price of 989,191 warrants.

Conversion of Accrued Interest and Accounts Payable

In February 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $33,333 of accrued interest on promissory notes issued by the Company to Summit and $8,060 of account payable (or a total of $41,393) by the Company to Summit, into 3,311 shares of Common Stock at the rate of $12.50 per share. The transaction also included the issuance of warrants to purchase 9,000 shares of Common Stock. The warrants have an exercise price of $20.00 per share, a five-year term and do not contain an anti-dilution provision. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $945.

In September 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $41,667 of accrued interest on promissory notes issued by the Company to Summit and $9,781 of account payable (or a total of $51,448) by the Company to Summit, into 4,116 shares of Common Stock at the rate of $12.50 per share.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $5,000 of Loans Payable to Stockholders into 66,667 shares of Common Stock at the rate of $3.75 per share. The Stockholder was also issued an A Warrant and B Warrant with the same terms and agreement as the current offering. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $5,480. See Note 9 Stock Warrants and Note 4 Loans Payable to Stockholders.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $50,000 of accounts payable to a vendor into 13,333 shares of Common Stock at the rate of $3.75 per share. The vendor was also issued an A Warrant and B Warrant with the same terms and agreement as the current offering. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $54,800. See Note 9 Stock Warrants.

Advertising Services Agreement

In March 2016, the Company entered into an agreement with an advertising firm for certain services to be rendered to the Company over an estimated ninety (90) day period (the “Media Advertising Agreement”). Besides cash compensation, the Media Advertising Agreement required the Company to issue 3,000 shares of Common Stock to the advertising firm as of the execution date of the agreement and an additional 3,000 shares to be issued to the advertising firm thirty (30) days from the execution date of the agreement. The estimate fair value of the shares issued in March 2016 and April 2016 was $37,500 for each issuance, which was recorded as consulting expense in the month of issuance.

In July 2016, the Company renewed the agreement with such advertising firm for certain services to be rendered to the Company over an estimated ninety (90) day period. Besides cash compensation, the Media Advertising Agreement required the Company to issue 6,000 shares of Common Stock upon execution of the document. The fair value of the shares issued was estimated at $75,000 with the amount recorded as consulting expense.

F-27

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

6. Common Stock (continued)

Consulting Agreements

In November 2016, the Company entered into a consulting agreement with a consulting firm for certain services to be rendered to the Company over a thirteen-month period (the “Agreement”). Besides cash compensation, the Agreement requires the Company to issue 10,000 shares of Common Stock and a Warrant to purchase 10,000 shares of Common Stock at $5.00 per share to the consulting firm within 30 days of the Agreement. For each quarter thereafter, for the remainder of the consulting period, 5,000 shares of Common Stock and a Warrant to purchase 5,000 shares Common Stock shall be issued within 30 days of the commencement of the quarter. As of December 31, 2016, 5,000 shares have been issued to the consulting firm. The fair value of the shares issued was estimated at $27,500, which was recorded as consulting expense in the month of issuance. See Note 9 Stock Warrants.

On December 31, 2016, the Company entered into a consulting agreement with a consultant to provide professional advisory and introductory services for a three-month period ending March 31, 2017, unless extend by mutual written agreement. In lieu of cash compensation, the Agreement requires the Company to issue the Consultant 5,000 shares of Common Stock. The fair value of the shares issued was estimated at $30,000, which was recorded as consulting expense in the month of issuance.

On December 31, 2016, the Company entered into a consulting agreement with a consultant to provide business advisory services for a six-month period ending June 30, 2017. Besides reimbursement of reasonable and documented expenses, the Agreement requires the Company to issue 5,000 shares of Common Stock within 30 days of the agreement and upon completion of the Company’s current private placement offering units of the Company’s security, the Company will issue an additional 4,000 shares of Common Stock. The fair value of the shares issued was estimated at $30,000, which was recorded as consulting expense in the month of issuance.

Directors Compensation

On December 31, 2016, the Company issued certain Board of Directors shares of Common Stock as compensation for their work in 2016. This form of compensation was approved at the February 17, 2015 Board of Directors meeting.

Common Stock issues during 2016 are as follows:

Common Stock	# Shares Issued	Par Value	Price Per Share		Gross Proceeds	Value of Services Obtained	Par Value	Additional Paid in Capital (1)
Balance at December 31, 2015	2,662,925	$.0001		Various	$58,393,786	$2,359,303	$13,315	$60,740,153
Issuance of stock (2)	375,315	.0001		$3.75	1,407,430	-	1,877	1,108,296
Issuance of stock (3)	7,427	.0001		$12.50	-	92,841	37	92,804
Issuance of stock (4)	71,353	.0001	$	Various	-	467,620	356	467,264
Issuance of stock (5)	2,174	.0001		12.50	-	27,174	11	27,163
Issuance of stock (6)	1,333	.0001		$3.75	-	5,000	6	4,994
Issuance of stock (7)	128,900	.0001		$3.5235	-	(645)	645	-
Balance at December 31, 2016	3,249,427				$59,801,216	$2,951,293	$16,247	$62,440,674

(1)	Balance does not include issuance costs, deferred financing, warrants portion of convertible debentures and stock options.
(2)	Shares issued under certain an anti-dilution provision per current offering provisions.
(3)	Shares issued for conversion of interest and accounts payment. Shares do not contain an anti-dilution provision.
(4)	Shares issued to directors for compensation for their service to the Company 28,353, consulting services 27,000, accounts payment conversion 13,333, and shares issued as for services rendered for an offering 2,667. Share do not contain anti-dilution provision.
(5)	Shares issued to as part of debt services. Shares do not contain anti-dilution provision.
(6)	Shares issued for conversion of debt. Shares do not contain anti-dilution provision.
(7)	Shares issued for cashless exercise of warrants. Shares do not contain anti-dilution provision.

F-28

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

6. Common Stock (continued)

Common Stock issues during 2015 are as follows:

Common Stock	# Shares Issued	Par Value	Price Per Share	Gross Proceeds	Value of Services Obtained	Par Value	Additional Paid in Capital (1)
Balance at December 31, 2014	1,331,772	$.0001	Various	$53,708,521	$1,814,673	$6,659	$55,516,535
Issuance of stock (2)	261,021	.0001	$12.50	3,262,765	-	1,305	3,261,460
Issuance of stock (3)	605,730	.0001	$12.50	-	-	3,029	(2,650)
Issuance of stock (4)	310,493	.0001	$12.50	-	-	1,552	(1,552)
Issuance of stock (5)	22,690	.0001	Various	-	$319,630	114	319,516
Issuance of stock (6)	1,818	.0001	$16.50	-	$30,000	9	29,991
Issuance of stock (7)	15,600	.0001	$12.50	-	$195,000	78	194,922
Issuance of stock (8)	113,800	.0001	$12.50	1,422,500	-	569	1,421,931
Balance at December 31, 2015	2,662,924			$58,393,786	$2,359,303	$13,315	$60,740,153

(1)	Balance does not include issuance costs, deferred financing, warrants portion of convertible debentures and stock options.
(2)	Shares issued for conversion of an aggregate of $2,841,085 principal amount and $394,173 of accrued interest on promissory notes/convertible debenture and $27,506 of accounts payable. Shares do not contain an anti-dilution provision.
(3)	Conversion of preferred stock and accrued dividends into shares of Common Stock and contain an anti-dilution provision.
(4)	Shares issued under certain anti-dilution privileges.
(5)	Shares issued to consultants for services rendered. Shares do not contain anti-dilution provision.
(6)	Shares issued to a director as a commitment fee as part of Promissory Note. Shares do not contain anti-dilution provision.
(7)	Shares issued to directors for compensation for their service to the Company. Share do not contain anti-dilution provision.
(8)	Shares issued contain an anti-dilution provision that expire upon the earlier of 1) three years from date of issuance or 2) uplisting to a senior stock exchange.

7. Preferred Stock

Preferred Stock - par value of $.0001 per share with one vote in respect of each share held. The Company is authorized to issue Preferred Stock in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Board may, from time to time, determine. No shares of the Preferred Stock were issued during 2016.

Preferred Stock issues during 2015 are as follows:

Preferred Stock	# Shares Issued	Par Value	Price Per Share	Gross Proceeds	Par Value	Additional Paid in Capital (1)
Balance at December 31, 2014	3,337,725	$.0001	$2.00	$6,675,452	$334	$6,675,118
Issuance of stock (2)	370,050	.0001	$2.00	740,100	37	740,063
Stock dividend	78,040	.0001	$2.00	(156,056)	8	156,048
Conversion of preferred stock	(3,785,815)	.0001	$2.00	(7,259,496)	(379)	(7,571,229)
Total December 31, 2015	-			$-	$-	$-

(1) Activity does not include issuance costs, deferred financing, warrants portion of convertible debentures and stock options.

(2) Shares issued contain an anti-dilution provision expiring upon the conversion to Common Stock.

F-29

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

7. Preferred Stock (continued)

During 2015, the Company sold units of Preferred Stock consisting of 50,000 shares of Series A convertible Preferred Stock and a three year warrant to purchase 4,000 shares of Common Stock at an exercise price of $0.375 per share. Each share of Preferred Stock has a stated value equal to $2.00. The Preferred Stock automatically converted into shares of Common Stock determined by dividing the stated value by $12.50 per share on March 31, 2015. Under certain circumstances, the holders of the Preferred Stock had voluntary conversion rights, were entitled to receive stock dividends at the rate of 6.0% per annum and are entitled to certain anti-dilution protections.

8. Stock Options and Stock-based Compensation

In 2002, the Board adopted the 2002 Equity Incentive Plan (“the 2002 Plan”) that governed equity awards to employees, directors and consultants of the Company. Under the Plan, 9,000 shares of Common Stock were reserved for issuance. From 2006 through 2012, the 2002 Plan was amended several times to increase the total number of shares authorized under the 2002 Plan to 83,000 shares. During the first quarter 2013, the Board adopted the 2013 Equity Incentive Plan (the “2013 Plan”) and together with the 2002 Plan (the “Plans”) governs the equity awards to employees, directors and consultants of the Company. Under the 2013 Plan, an additional 100,000 shares of Common Stock has been reserved for issuance. On June 18, 2013, the 2013 Plan was approved by holders of a majority of the issued and outstanding shares of Common Stock of the Company. On December 18, 2015, the Board approved an increase of 150,000 shares of Common Stock to be reserved for issuance on January 1, 2016; thus, increasing the total reserved shares to 250,000.

The types of awards permitted under the Plan include qualified incentive stock options (ISO) and non-qualified stock options (NQO), and restricted stock. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify. Stock options generally vest over four years and expire no later than ten years from the date of grant.

A summary of stock option activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding at December 31, 2014	140,395	$46.00	6.69
Granted	79,157	$16.50
Exercised	-
Cancelled or expired	(18,550)	$45.00
Outstanding at December 31, 2015	201,002	$34.50	7.26
Granted	67,000	$7.50
Exercised	-
Cancelled or expired	(52,400)	$26.00
Outstanding at December 31, 2016	215,602	$28.50	7.30

Exercisable at December 31, 2015	98,773	$50.50	5.59
Exercisable at December 31, 2016	113,618	$42.00	5.70

F-30

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

8. Stock Options and Stock-based Compensation (continued)

The following table summarizes information about stock options at December 31, 2016:

	Options Outstanding			Options Exercisable
Exercise Price	Outstanding	Weighted Average Remaining contractual life (in years)	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$7.50	65,000			4,063
$12.50	31,467			15,492
$24.00	3,000			938
$25.00	1,580			1,580
$26.50	8,100			3,038
$27.50	66,240			48,294
$62.50	3,000			3,000
$75.00	32,920			32,920
$100.00	4,295			4,295
$7.50 - $100.00	215,602	7.30	$28.50	113,620	$42.00

At December 31, 2016, the total aggregate intrinsic value for options currently exercisable and options outstanding was $0. These values represent the total pre-tax intrinsic value based on the estimated fair value of the Company’s stock price of $6.00 as of December 31, 2016. During the year ended December 31, 2016 no shares were exercised.

The following table summarizes the activity of the Company’s stock options that have not vested for the year ended December 31, 2016:

	Shares	Weighted Average Grant-date Fair Value
Nonvested at December 31, 2014	48,466	$12.90
Granted	79,157	$7.75
Forfeited	(18,550)	$19.30
Vested	(6,844)	$14.15
Nonvested at December 31, 2015	102,229	$7.65
Granted	67,000	$7.65
Forfeited	(31,884)	$15.70
Vested	(30,530)	$3.80
Nonvested at December 31, 2016	106,815	$6.25

The fair value of non-vested options to be recognized in future periods is $612,632, which is expected to be recognized over a weighted average period of 2.52 years. The total fair value of options vested during the year ended December 31, 2016 was $235,965 compared to $267,638 for the year ended December 31, 2015.

Stock-based compensation expense is as follows:

	Year ended
	December 31, 2016	December 31, 2015
Selling, general, and administrative expense	$222,195	$230,016
Research and development expense	13,892	37,622
Total stock-based compensation expense	$236,087	$267,638

The weighted average grant-date fair value of options granted during the year ended December 31, 2016 was $4.795 and for the year ended December 31, 2015 was $7.775 per option.

F-31

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

8. Stock Options and Stock-based Compensation (continued)

The fair value of the option grants was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year ended
	December 31, 2016	December 31, 2015
Risk-free interest rate	1.36%	1.82%
Volatility factor	66.26%	65.78%
Weighted average expected life (in years)	7	7
Dividend rate	0.0%	0.0%

The Company utilizes a peer group to estimate its expected volatility assumptions used in the Black-Scholes option-pricing model. The Company completed an analysis and identified four similar companies considering their industry, stage of life cycle, size, and financial leverage. Given the Company’s limited history with stock options, the Company’s expected term is based on an average of the contractual term and the vesting period of the options (the SAB 110 “Simplified” method).

9. Stock Warrants

From 2008 through 2016, the Company issued warrants to purchase shares of Common Stock. The warrants are exercisable for three to five years from date of issuance and are exercisable at exercise prices that range from $3.75 to $112.50 per share.

In connection with the issuance of the Summer 2016 Convertible Debentures and the September 2016 20% OID Note (see Note 5 Long-term Debt above), the Company granted each investor a three-year warrant to purchase shares of the Company’s Common Stock at an exercise price of $16.25 per share, as adjusted for forward or reverse stock splits, stock dividends or other similar proportionately-applied change and subject to customary weighted-average anti-dilution price adjustment. The total number of shares of Common Stock issuable upon exercise of these warrants is 130,200. The relative fair value of these warrants was estimated at $24,886, which was recorded as a discount to these debentures and is being accreted over the term of the underlying debentures. The Placement Agent compensated with cash and warrants. The total number of shares of Common Stock issuable upon exercise of these warrants is 30,380. The relative fair value of these warrants was estimated at $3,316, which was recorded as a discount to these debentures and is being accreted over the term of the underlying debentures. As noted below, a majority of the warrants issued in conjunction with the Summer Convertible Debentures are being cancelled in exchange for new warrants.

On September 9, 2016, the Company reached an agreement with holders of certain short-term convertible notes issued in May and June 2016, the Second Quarter 2016 Convertible Debentures, to exchange existing notes with new short-term convertible notes (the “Exchange Notes”). In addition to the Exchange Notes, such holders are exchanging their existing warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants. The relative fair value of the new warrants was estimated at $233,345, which was recorded as a discount to the New Notes and is being accreted to interest expense over the six-month term of these notes. Related to the exchange transaction, the Placement Agent also exchanged their warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants. The relative fair value of the new warrants issued to the Placement Agent was estimated at $54,447, which was also recorded as a discount to the Exchange Notes and is also being accreted to interest expense over the six-month term of the related notes.

In October and November 2016, the Company reached an agreement with one holder of certain short-term convertible notes issued in May, the Second Quarter 2016 Convertible Debentures and an agreement with holders of certain short-term convertible notes issued in July 2016, the July 2016 Convertible Debentures, to exchange existing notes with new short-term convertible notes (the “Exchange Notes”). In addition to the Exchange Notes, such holders are exchanging their existing warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants. The relative fair value of the new warrants was estimated at $14,950, which was recorded as a discount to the New Notes and is being accreted to interest expense over the six-month term of these notes. Related to the exchange transaction, the Placement Agent also exchanged their warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants. The relative fair value of the new warrants issued to the Placement Agent was estimated at $3,488, which was also recorded as a discount to the Exchange Notes and is also being accreted to interest expense over the six-month term of the related notes.

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PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

9. Stock Warrants (continued)

The St. George Investments Warrant (see Note 5 Long-term Debt above for additional information related to this warrant and the related short-term convertible note) included an anti-dilution provision that required the Company to reduce the exercise price for the warrant for any subsequent issuances of Common Stock, or any instrument or securities that are convertible into or exercisable for shares of Common Stock, if the effective price for any such issuance was at an effective price per share that was less than the exercise price for the St. George Investments Warrant. Such a triggering event occurred upon issuance of the first of the Second and Third Quarter 2016 Convertible Debentures, each of which are convertible into shares of the Company’s Common Stock at $12.50 per share. Effective May 20, 2016, the exercise price of the St. George Investment Warrant was reduced to $12.50 per share thereby increasing the number of shares of Common Stock issuable upon exercise of this warrant to 98,250 shares from 32,750 shares (the adjustment was capped by a provision in the warrant agreement that limits any anti-dilution adjustment to three times the original number of shares issuable upon exercise of the warrant). The relative fair value of the adjustment was estimated to be $6,879, which was recorded as an additional discount to the March 2016 Convertible Debenture and was accreted over the remaining term of the obligation. As discussed above in Note 5 Long-term Debt, this debenture matured on September 6, 2016. The Company recognized accretion expense of $104,947 related to the adjustment.

In November 2016, St George Investments provided notice of exercise of warrant to the Company and the cashless exercise option. Exhibit A in the Warrant to purchase shares of Common Stock. Upon review of the cashless exercise, the Company contacted legal counsel who in turn collaborated with St George Investments counsel. A settlement of 128,900 shares was agreed upon by both parties and issued in December 2016 exhausting all warrants to purchase shares. This settlement agreement was approved by the Board of Directors on January 31, 2017. See Note 15 Evaluation of Subsequent Events

See Note 5 Long-term Debt and Note 6 Common Stock for information related to the issuance of warrants to Summit, WVJITB, and a placement agent for the purchase of 9,000, 23,600, and 136,831 shares of Common Stock, respectively during the year ended December 31, 2016. Note, the amount of warrants issued to the placement agent are net of warrants cancelled in September 2016.

In November and December 2016, pursuant to the “Closing”, issued 18-month Class A Warrants of 375,315 shares of Common Stock at an exercise price of $4.50 per share and issued five year Class B Warrants of 375,315 shares of Common Stock at an exercise price of $5.625 per share. See Note 6 Common Stock for information regarding the “Closing.”

See also Note 15 Evaluation of Subsequent Events for information related to warrants issued in conjunction with the Company’s sale of Common Stock in January through March 2017.

The sale of Common Stock in November and December 2016 (see above) was completed at a unit price of $3.75 per share, which triggered the anti-dilution provisions contained in certain outstanding financial instruments. As a result, to satisfy the Company’s obligations under such provisions, the Company expects to issue 1,714,500 shares of Common Stock, issue 504,887 Warrants to purchase shares of Common Stock, reduce the conversion rate for the Exchange Notes to $3.75 per share (See Note 6 Common Stock) and reduce the exercise price of 989,191 warrants.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $5,000 of Loans Payable to Stockholders into 1,333 shares of Common Stock at the rate of $3.75 per share. The Stockholder was also issued an 18-month Class A Warrant of 1,333 shares of Common Stock to purchase at an exercise price of $4.50 and a five-year Class B Warrant of 1,333 shares Common Stock to purchase at an exercise price of $5.625 with the same terms and agreement as the current offering. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $5,480. See Note 6 Common Stock.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $50,000 of accounts payable to a vendor into 13,333 shares of Common Stock at the rate of $3.75 per share. The Vendor was also issued an 18-month Class A Warrant of 13,333 shares of Common Stock to purchase at an exercise price of $4.50 and a five-year Class B Warrant of 13,333 shares Common Stock to purchase at an exercise price of $5.625 with the same terms and agreement as the current offering. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $54,800. See Note 6 Common Stock.

As of December 31, 2016, warrants to purchase 2,449,518 shares of Common Stock were outstanding and exercisable. During the year ended December 31, 2016, the Company recognized a total of $202,982 in interest expense resulting from the accretion of the fair value of issued warrants.

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PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

9. Stock Warrants (continued)

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding at December 31, 2015	1,426,858	$38.50	2.37
Granted	1,208,717	$10.50	2.65
Exercised	(98,250)	-
Cancelled or expired	(87,808)	$100.50
Outstanding at December 31, 2016	2,449,517	$21.50	2.13

The following table summarizes information about stock warrants at December 31, 2016:

Warrants Outstanding
Exercise Price	Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$3.75	107,346
$4.50	392,648
$5.00	11,800
$5.63	392,648
$12.50	96,163
$13.00	150,000
$15.00	56,900
$16.50	157,500
$17.50	296,622
$19.00	14,820
$20.00	20,800
$22.50	34,600
$25.00	45,010
$37.50	231,128
$40.00	32,050
$55.00	377,337
$56.00	5,275
$100.00	2,776
$110.00	1,966
$112.50	22,128
$3.75 - $112.50	2,449,518	2.13	$21.50

10. Treasury Stock

Treasury stock is accounted for using the par value method and is constructively cancelled when received.

11. Income Taxes

The provision for income taxes, if any, is comprised of current and deferred components. The current component, if any, presents the amount of federal and state income taxes that are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company’s taxable income as reported in its income tax returns. The Company has evaluated its income tax positions in accordance with FASB ASC 740. There were no changes to unrecognized tax benefits during 2014. The tax years 2011 through 2014 remain open to review by various taxing authorities.

ASC Topic 740, Income Taxes defines the confidence level that a tax position must meet in order to be recognized in the financial statements. Accordingly, we have assessed uncertain tax positions in each of the tax jurisdictions in which we have operations and account for the related financial statement implications. We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements on a particular tax position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The amount of unrecognized tax benefits is adjusted as appropriate for changes in facts and circumstances, such as significant amendments to existing tax law, new regulations or interpretations by the taxing authorities, new information obtained during a tax examination, or resolution of an examination. We recognize both accrued interest and penalties, where appropriate, related to unrecognized tax benefits in income tax expense.

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PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

11. Income Taxes (continued)

Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded in connection with the deferred tax assets.

The Company provides for a full valuation allowance against the deferred tax asset. Net operating loss carryforwards start to expire beginning 2021 for both federal and state purposes. The net operating tax loss carryforward totals approximately $76,530,000 and $68,600,000 at December 31, 2016 and December 31, 2015, respectively.

We have recorded a full valuation allowance of $31,103,721 and $27,916,317 as of December 31, 2016 and 2015, respectively, due to uncertainties related to our ability to utilize the Company’s deferred tax assets, primarily consisting of certain net operating losses carried forward.

The valuation allowance is based on management’s current estimates of taxable income for the jurisdictions in which we operate and the period over which the deferred tax assets will be recoverable.

	December 31, 2016	December 31, 2015
Current deferred income tax asset:
Tax net operating loss carry forward	$29,846,911	$26,751,533
Tax-deferred stock option expense	1,256,810	1,164,784
Total current deferred income tax asset	31,103,721	27,916,317
Valuation Allowance	(31,103,721)	(27,916,317)
Net deferred income tax asset	$-	$-

In the event that actual results differ from these estimates, or these estimates are adjusted in future periods, and realization of these deferred tax assets for which the valuation allowance has been provided occur, the provision for income taxes may decrease, raising income and positively impacting the Company’s financial position.

12. Lease Commitments

The Company leases its facility under an operating lease beginning April 2012 through March 2017. The Company also has one equipment operating lease with a term of five years.

Future minimum rental payments are as follows for the year ending December 31, 2015:

Year ending	Future minimum rental payments
2016 (payment in arrears)	$21,754
2017	185,317
2018	189,613
2019	188,813
2020	184,813
2021 & Thereafter	369,626

Rent expense totals $167,633 for the year ended December 2016 and $274,580 for 2015. As of September 30, 2015, the Company consolidated into one facility. As a result of the consolidation, rent expense declined from 2015 to 2016. The Company has notified the facility Leasing Company of the Company is exercising the renewal option within the leasing agreement.

On December 1, 2016, the Company executed the facility lease Renewal Option, Article IV-Possession, Renewal and Early Termination, 4.0.2 Renewal Option, for another five-year term starting April 1, 2017. On April 1, 2017, rent will increase $1,432 per a month, thus increasing annual rent to from $13,969 to $15,401 per a month.

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PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

13. Retirement Plan

The Company provides a 401(k) Profit Sharing Plan for elective deferrals whereby participants can defer up to 100% of their wages not to exceed a maximum dollar amount determined by the Federal Government each year. The Company, at its discretion, can make matching contributions to the Plan. The Company may also make qualified non-elective contributions to participants who are not highly compensated employees. All employees meeting age and hours of service requirements are eligible to participate in the Plan after completing one year of service. Participants become vested in employer contributions on a graduated scale with full vesting after five years. No Company contributions have yet been made.

14. Commitments and Contingencies

Legal Proceedings

The Company currently is not a party to any material legal proceeding and has no knowledge of any material legal proceeding contemplated by any governmental authority or third party. The Company may be subject to a number of claims and legal proceedings which, in the opinion of our management, are incidental to normal business operations. In managements’ opinion, although final settlement of these claims and suits may impact the financial statements in a particular period, they will not, in the aggregate, have a material adverse effect on the Company’s financial position, cash flows or results of operations.

In 2016, the Company had received three court summons for past due accounts payables. The claims total $213,032 and are related to amounts the Company has properly accounted for in its accounting records, including late-payment fees and interest, if applicable. In December 2016, the Company entered into a confessed judgement with one of the vendor agreeing to make payment of $161,889.16 in full by January 31, 2017. Two payments of $25,000 each were made in December 2016 leaving a balance of $111,889.16 to pay by January 31, 2017.

Subsequent to December 31, 2016, the Company made full and final payment of $111,889.16 on the confessed judgement on January 31, 2017. As of the date of this report total claims are $37,000.00.

Indemnity of Directors and Officers

As permitted under Delaware law and required by corporate by-laws, the Company indemnifies and holds harmless its directors and officers for certain events or occurrences while the director or officer is or was serving in such capacity. The maximum potential amount of future payments that could be required under these indemnification obligations is unlimited; however, the Company maintains a Directors and Officers liability insurance policy that enables it to recover a portion of any future amounts paid with a limit of liability of $5,000,000.  The Company may incur an additional liability if indemnity for more than the limit of liability occurred, and such liability may have a material adverse effect on our financial position, cash flows and results of operations. As there were no known or pending claims, the Company has not accrued a liability for such claims as of December 31, 2016.

Agreement with Landlord

On November 4, 2016, the Company reached an agreement with the landlord for its Morgantown, West Virginia facility for payment of past-due rent. The agreement stipulates that the Company will pay the amount due as of October 31, 2016, $90,801, in four installments from November 4, 2016 through December 16, 2016. The Company has paid all installments, as scheduled.

Warranty Reserve

The Company provides for a one-year warranty with the sale of its LAESI instrument. Additionally, the Company sells extended warranties for an additional cost. During 2016, the Company sold no extended LAESI warranties. All other product warranties are 90 days from the date of delivery of the goods. As the Company does not currently have sufficient historical data on warranty claims, the Company's estimates of anticipated rates of warranty claims and costs are primarily based on comparable industry metrics. The Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its product. During the year ended December 31, 2016 and 2015, the Company recorded accrued warranty expense of $45,000 and $50,000, respectively.

University License Agreements

The Company has agreements with universities related to in-licensed technologies as follows:

AGREEMENT WITH WEST VIRGINIA UNIVERSITY (WVU)

The Company has entered into a License and Exclusive Option to License Agreement with the West Virginia University Research Corporation, a nonprofit West Virginia corporation (“WVURC”) acting for and on behalf of WVU. Under the terms of this Agreement, the WVURC has granted the Company an exclusive option to license technology from the laboratories of certain WVU principal investigators in the field of protein discovery for therapeutic, diagnostic and all other commercial fields worldwide.

Under the terms of this Agreement, the Company pays expenses for the preparation, filing and prosecution of related patent applications, and the Company will pay royalties on the net revenue resulting from the sale of products and services that utilize the WVU subject technology.

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PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

14. Commitments and Contingencies (continued)

AGREEMENT WITH GEORGE WASHINGTON UNIVERSITY (GWU)

In December 2008, the Company entered into an Exclusive License Agreement with George Washington University (Washington D.C.) for technology developed in the laboratory of Dr. Akos Vertes Ph.D., Professor of Chemistry, Professor of Biochemistry & Molecular Biology, Founder and Co-Director of the W.M. Keck Institute for Proteomics Technology and Applications, the Department of Chemistry, who is a science advisor to the Company. The technology field is LAESI - laser ablation electrospray ionization, a new method of bioanalytical analysis that enables high throughput biomolecule characterization.

Under the terms of the license agreement, the Company has the exclusive, worldwide rights to commercialize the technology. The Company is obligated to pay expenses for the preparation, filing and prosecution of related patent applications, and the Company will pay royalties on the net revenues resulting from the sale of products and services that utilize the GWU subject technology. During the year ended December 31, 2016, the Company recorded royalty expenses of approximately $24,319 compared to $41,500 as of December 31, 2015. As of December 31, 2016, the Company’s accounts payable balance includes approximately $85,883 to GWU, of which approximately $76,858 was in arrears, for royalties on LAESI sales compared to $54,693 as of December 31, 2015.

In November 2012, the Company entered into a Patent License Agreement with George Washington University (Washington D.C) for technology developed in the laboratory of Akos Vertes Ph.D. The technology field is Laser Desorption/Ionization and Peptide Sequencing on Laser-Induced Silicon Microcolumn Arrays (Matrix) and Nanophotonic Production, Modulation and Switching of Ions by Silicon Microcolumn Arrays.

Under the terms of the license agreement, the Company has an exclusive, worldwide license to make, have made, use, import, offer for sale and sell the licensed products. The Company is obligated to pay a license initiation fee of $25,000 and a minimum license diligence resources of $12,500 in year two and $20,000 each year thereafter to develop and commercialize the products, $30,000 milestone payment upon the first sale of a licensed product, and royalties will be 7% of the net sales of licensed products and 5% of the net sales of combination products for combined cumulative net sales up to $50 million. Thereafter, royalties reduce to 6% and 4%, respectively, after taking into account quarterly minimum royalties of $1,500 for the first four quarters after the first sale of a licensed product, $2,500 for the next four quarters, $3,500 for the next four quarters and $6,000 for each succeeding quarter. During the third quarter of 2015, the Company reached the $30,000 milestone payment under this agreement.

In January 2014, the Company became a subcontractor to GWU in a multi-year project with the Defense Advanced Research Projects Agency (“DARPA”) to develop new tools and methods to elucidate the mechanism of action of a threat agent, drug, biologic or chemical on living cells within 30 days of exposure. During the year ended December 31, 2016, the Company recorded REDIchip royalty expense of $8,000 and $3,000 for December 31, 2015. As of December 31, 2016, the Company’s accounts payable balance includes approximately $41,000 to GWU, which includes the milestone commitment, of which $38,500 is in arears compared to $30,000 as of December 31, 2015. Subsequent to December 31, 2016, GWU has requested all past due payments be made. See Note 15 Evaluation of Subsequent Events for further information.

COAST Project

In 2014, the Company entered into an agreement with Omics2Image related to the “Next Generation Ambient Imaging Mass Spectrometry for (Bio)polymers and Smart Materials” (“COAST Project”). The Company has committed to fund €60,000 or $76,000 related to the COAST Project over the next twelve month period. Omics2Image agrees to evenly share the value gained from the efforts outlined within the scope of the COAST Project, which may include new intellectual property and the development of a commercial, integrated instrument system. As of December 31, 2015, the Company had made two payments of €40,000 or $46,600 to Omics2Image. On November 25, 2016, the Company paid the balance in full plus accrued interest of totaling $24,296. As of December 31, 2016, this commitment has been fully satisfied.

Engineering and Design Services

The Company has engaged Dynamic Manufacturing LLC, to produce ten LAESI units and of December 31, 2016, the Company has received ten LAESI units. As of December 31, 2016, the Company has payables of $53,063 of which $53,063 is in arears. In February 2017, this commitment has been paid in full and fully exhausted.

F-37

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

15. Evaluation of Subsequent Events

Sale of Common Stock

In January through March 2017 (the “Closing”), the Company received an aggregate of $688,000 in gross cash proceeds from 21 accredited investors (the “Purchasers”) in connection with the sale of approximately 68.80 units of securities (each a “Unit” and collectively, the “Units”) pursuant to the terms and conditions of Subscription Agreements (the “Subscription Agreements”) by and among the Company and each of the Purchasers.

Pursuant to its private placement memorandum, dated as of October 31, 2016 (the “Memorandum”), the Company is offering, through a placement agent, a maximum of 500 Units of securities at a price of $10,000 per Unit for up to $5,000,000 in gross proceeds (the “Offering”). Each Unit consists of up to (a) 2,667 shares of Common Stock, par value $0.0001 (the “Common Stock”), (b) 18 month warrants to purchase 2,667 shares of Common Stock at an exercise price of $4.50 per share (the “Class A Warrants”), and (c) five year warrants to purchase 2,667 shares of Common Stock at an exercise price of $5.625 per share (the “Class B Warrants” and together with the Class A Warrants, the “Investor Warrants”). If all 500 Units are sold, the Company will issue an aggregate of 1,333,333 shares of its Common Stock and Investor Warrants to purchase up to 2,666,667 shares of Common Stock. The Offering terminated on March 31, 2017.

In connection with the Closings, the Company paid to the placement agent an aggregate of $71,960 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant to the placement agent to purchase an aggregate of 46,560 shares of Common Stock, with an exercise price of $3.75 per share and term of three years. The Company also issued one Unit to the placement agent’s legal counsel for services rendered in connection with the Closing.

Stock Warrants

Subsequent to December 31, 2016, the Company issued warrants to purchase 15,000 shares of Common Stock to West Virginia Jobs Investment Trust Board as consideration for modifying the terms of the loan agreement. The warrants are exercisable at an exercise price of $5.00 per share for a five-year term. In connection with this loan modification, a price of $5.00 was set to the September 30, 2016 warrant to purchase 11,800 shares of Common Stock.

Consultant Agreements

Subsequent to December 31, 2016, the Board of Directors approved payment of $50,000 to a certain Consultant for Consulting Services of which is to be paid as units of our securities consisting of (a) 13,333 shares of our Common Stock (a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 13,333 share of Common Stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 13,333 shares of Common Stock at an exercise price of $5.625 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017.

Subsequent to December 31, 2016, the Company issued warrants to purchase 34,400 shares of Common Stock to Consultants pursuant to their Consulting Agreements.

Subsequent to December 31, 2016, the Company has issued an aggregate of 15,000 in Common Stock for consulting services. The consulting agreement required 10,000 shares of Common Stock to be issued upon execution of the Consulting Agreement. The aggregate of 5,000 shares of Commons Stock were issued as upon execution of the Consulting Agreement, in 2016, leaving an aggregate of 5,000 shares of Common Stock to be issued for execution of the agreement. In addition to the 10,000 shares of Common Stock to be issued upon execution of the Consulting Agreement, and for each quarter thereafter for the remainder of the Consulting Period, Common Stock and warrants to purchase Common Stock will be issued 5,000 shares of Common Stock and a warrant to purchase 5,000 shares of Common Stock to the Consultant on the first day of each quarter. The issuance of 15,000 comprised of 5,000 shares of Common Stock due upon execution of the Consulting Agreement, 5,000 shares of Common Stock for the first quarter in 2017 and 5,000 shares of Common Stock for the second quarter of 2017. On January 31, 2017 the Board of Directors approved the request to accelerate the issuance of 5,000 shares of Common Stock for the second quarter of 2017.

Subsequent to December 31, 2016, the Company has entered into a consulting agreement with a firm for professional financial advisory and introductory services for a period is from March 8, 2017 through December 31, 2017. Besides a one-time $10,000 retainer payment the consulting agreement requires payment of 24,000 shares of the Company’s Common Stock.

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PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

15. Evaluation of Subsequent Events (continued)

Advances from Stockholders

Subsequent to December 31, 2016, the Company received advances equal to an aggregate of $522,148 from certain current directors and related parties. A total of $131,319 was converted into current units of security (see subsequent event below) and no terms of repayment have been specified on the balance of aforementioned advances as of the filing date.

Conversion of Advances from Stockholders

Subsequent to December 31, 2016, Related Parties agreed to convert $2,521,719 of such Stockholder Notes and accrued interest of $92,319 into units of our securities consisting of (a) 697,077 shares of our Common Stock (a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 697,077 share of Common Stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 697,077 shares of Common Stock at an exercise price of $5.625 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 29, 2017.

Payment on Debt

Subsequent to December 31, 2016, the Company made a $200,000 payment on the September 2016 10% OID Secured Promissory Note. As of the date of this report the balance of the note is $280,000.

Stock Options Granted

Subsequent to December 31, 2016, the Board of Directors approved 11,200 Stock Option awards to certain key personnel with an $5.50 exercise price. Stock Options vest over four years and expire no later than ten years from the date of grant.

Appointment of Principal Officer

Subsequent to December 31, 2016, the Board of Directors approved the appointment of Haddon Goodman to the Chief Business Officer, which was previously held by the Company’s President David Halverson.

Obligations to Vendors

Subsequent to December 31, 2016, the Company had fulfilled their obligation to MPR of $111,889 and such judgement has been cancelled.

License Agreements with The George Washington University (“GWU”)

Subsequent to December 31, 2016, the Company had received two Payment on Demand letters from George Washington University regarding the patent license agreement for “LISMA/NAPA License” and exclusive license agreement for the “LAESI License” along with the patent license agreement for the “Protein Microscope License.” As these letters relate to such agreements and past due payments they allow the Company to make payment or release their rights of the each of such license agreements by specified amount of days for each agreement or provide requested plans.

The Protein Microscope License request is to deliver the University an updated Development Plan per article 2.1, achieving first commercial sale of the Licensed Product per article 2.3, and either demonstrating expenditures of agreed diligence minimums or paying any shortfall per article 2.4 within forty-five (45) days of the letter. The due date of this request is March 13, 2017. As of the date of this report the Company has complied with the request and is currently working with GWU.

The LAESI License request is that all past due royalties are paid within sixty (60) days of the letter. George Washington University is preserving their rights under article 10.9 and 7.3(b) of the LAESI License agreement. The Company has made payment in full on March 28, 2017, this request has been fulfilled.

The LISMA/NAPA License request is that all past due royalties are paid within ten (10) days of the letter. As of the date of this report, the Company has relinquished all rights to the LISMA/NAPA License and Patents. George Washington University has accepted this relinquishment and has started the process of removing Protea from all rights.

Proxy

Subsequent to December 31, 2016, our definitive proxy statement on Schedule 14A, filed as of March 2, 2017 with the SEC. We submitted a ratification of appointment of Schneider Downs & Co., Inc. as our auditors for the 2016 fiscal year, is being submitted to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether to appoint Schneider Downs & Co., Inc. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm if the Board of Directors determines that a new appointment would be in our best interests and the best interests of our stockholders.

F-39

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

15. Evaluation of Subsequent Events (continued)

On January 31, 2017, at a special meeting of the Board of Directors, our Board of Directors approved by unanimous vote to seek shareholder approval of certain proposals by written consent that, to adopt and effectuate, will require the majority consent of our stockholders. As of the date of this filing on Form 10-K, we have submitted these proposals to our stockholders pursuant to our definitive proxy statement on Schedule 14A, filed on March 2, 2017 with the Securities and Exchange Commission ("SEC"). Under the proposals we are soliciting our stockholders written consent to approve the filing of an amended and restated certificate of incorporation in Delaware (“Restated Charter”), to increase the number of authorizes shares of our Common Stock, $0.0001 par value per share (“Common Stock”) from 500,000,000 shares of Common Stock to 750,000,000 shares of Common Stock (the “Authorized Common Stock Increase”), and with such Authorized Common Stock Increase to be effective at such time and date within one year after the date such action is approved by the Majority Stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Authorized Common Stock Increase Proposal”).

Included within our definitive proxy statement on Schedule 14A, filed as of March 2, 2017 with the SEC, we submitted a proposal to our stockholders for written consent to approve the filing of an amended and restated certificate of incorporation in Delaware (the “Restated Charter”) or in a subsequent amendment to the Restated Charter, provisions to effect a reverse split of our issued and outstanding Common Stock, within a range of not less than one-for-fifteen (1:15) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Reverse Split Proposal”).

The Reverse Split proposal, including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted (within the stockholder-approved range referred to above), if approved by the consent of a majority of our stockholders, will be determined by our Board of Directors in order to list our Common Stock on the Nasdaq Capital Market which, in any event, shall become effective only (a) upon the approved filing of the Restated Charter to consummate the Reverse Split with the Secretary of State of the State of Delaware, including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted; and (b) upon announcement of the Reverse Split by FINRA.

In the event that we receive written consent from a majority of our stockholders entitled to vote thereunder approving the Reverse Split and, subsequently, our Board of Directors elects to consummate the Reverse Split on or prior to March 31, 2017, the Board of Directors will not effectuate the filing of the Restated Charter to consummate the Authorized Common Stock Increase. However, in the event that we do not consummate the Reverse Split on or prior to March 31, 2017, we will consummate the Authorized Common Stock Increase by filing the Restated Charter with the Secretary of State of the State of Delaware as soon as practicable following March 31, 2017. Even if we do consummate the Authorized Common Stock Increase on or about March 31, 2017, our Board of Directors will still reserve and maintain the right to consummate the Reverse Split at such time and date within one year after the date such action is approved by our stockholders, if at all, and as determined by the Board of Directors in its sole discretion (the “Reverse Split Proposal”).

If implemented, the Reverse Stock Split will only effect our outstanding Common Stock and shares of Common Stock issuable upon conversion of convertible securities and exercise of warrants and options. It will not effect the number of shares of Common Stock we are authorized to issue under our Restated Charter.

The purpose of the Reverse Split is to enable us to qualify our Common Stock for listing on a national stock exchange such as The Nasdaq Capital Market or the NYSE AMEX. Our Common Stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market or NYSE AMEX. In order for us to list our Common Stock on The Nasdaq Stock Market or NYSE MKT, we must fulfill certain listing requirements, including minimum bid price requirements for our Common Stock.

On April 4, 2017, the Company’s board of directors approved the Company’s decision to exercise such discretionary right by extending the deadline to receive written consents under the Consent Solicitation from the original date of March 30, 2017 to April 28, 2017.

Convertible Note

Subsequent to December 31, 2016, we issued our legal counsel, CKR Law LLP a $308,439 convertible note due September 30, 2017, representing accrued and unpaid legal fees through December 31, 2016 and in connection with the preparation and filing of our recent proxy statement. Such note will, at the option of the holder, either be paid out of the net proceeds of any public offering of our Common Stock we consummate prior to the maturity date of such note, or be convertible into shares of our common stock at a price equal to 85% of the initial per share offering price of our Common Stock we may offer in connection with such public offering. We have agreed to register the shares of Common Stock issuable upon conversion of the note in the registration statement relating to such public offering.

Senior Secured Convertible Note

On April 7, 2017, we received a loan of $1,750,000 from Summit Resources, Inc., one of our principal stockholders and an affiliate of Steve Antoline, one of our directors. The loaned amount includes $200,000 previously advanced by Summit and an additional $1,550,000 will be advanced to us from April 2017 through July 2017. We issued to Summit our senior secured promissory note in the principal amount of up to $1,750,000 that is payable in monthly installments over a period of 36 months.

Of the loan proceeds, $1,250,000 will be used to purchase the new state-of-the-art mass spectrometer we recently ordered and the balance of the loan will be used for working capital. We have agreed to apply 30% of the net proceeds (after commissions and offering expenses) we receive from any equity or equity type financing to reduce and prepay the $500,000 working capital portion of the loan. In addition, the entire loan is subject to mandatory prepayment in the event and to the extent that we receive gross proceeds of $5,000,000 or more from any subsequent public offering of our securities.

Commencing 30 days after installation of the Instrument we will pay monthly installments of principal and accrued interest in the amount equal to the greater of (a) $62,030.86 (representing 36 monthly installments of principal and accrued interest at the rate of 15% per annum), or (b) 20% of the cash proceeds we receive from customers who request services from the Company using the new mass spectrometer equipment. We also agreed to establish a special lock box to deposit cash proceeds we receive from use of such equipment.

The Note is convertible into shares of our Common Stock, at the option of the holder at a conversion price equal to the lower of $3.75 per share (as adjusted by the contemplated the reverse stock split), or (b) 85% of the offering price per share of the Common Stock in any subsequent public offering of our Common Stock.

The loan is secured by a first lien and security interest on all of our assets and properties, including the purchased equipment and all purchase orders we receive in connection therewith.

Reverse Stock-Split

On August 25, 2017, and after having received stockholder approval on March 2, 2017, the Company’s board of directors approved a 1-for-50 reverse stock split of its issued common stock, which stock split will be effectuated immediately prior to the effective date of this registration statement, or at such earlier date as the underwriter and the Company shall mutually determine. On __________, 2017, the Company effected the 1-for-50 reverse stock split. Such reverse stock split will not cause an adjustment to the par value of the authorized shares of common stock. As a result of the reverse stock split, the Company will also adjust the share and per-share amounts under its incentive stock plan and common stock warrant agreements with third parties. No fractional shares will be issued in connection with the reverse stock split. All disclosure of common shares and per share common pershare data in the accompanying consolidated financial statements and related notes have been adjusted retroactively to reflect the reverse stock split for all periods presented.

F-40

PROTEA BIOSCIENCES GROUP, INC.

INDEX

Page

PART I.	FINANCIAL INFORMATION

Item 1.	Consolidated Financial Statements:

	Consolidated Balance Sheets – June 30, 2017 and December 31, 2016	2

	Consolidated Statements of Operations and Comprehensive Loss – Three and six months ended June 30, 2017 and June 30, 2016	3

	Consolidated Statements of Stockholders’ Deficit – June 30, 2017 and December 31, 2016	4

	Consolidated Statements of Cash Flows – Six months ended June 30, 2017 and June 30, 2016	5

	Notes to Consolidated Financial Statements (Unaudited)	6

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Item 4.	Controls and Procedures

PART II.	OTHER INFORMATION

Item 1.	Legal Proceedings

Item 1A.	Risk Factors

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

Item 3.	Defaults Upon Senior Securities

Item 4.	Mine Safety Disclosures

Item 5.	Other Information

Item 6.	Exhibits

Signatures		95

1

PART I – FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$82,652	$78,720
Accounts receivable, less allowance for doubtful accounts of $3,000 and $7,000 as of June 30, 2017 and December 31, 2016, respectively	202,540	436,933
Inventory	38,281	92,244
Prepaid expenses	176,975	121,027
Total current assets	500,448	728,924

Property and equipment, net	2,305,745	2,466,125
Deposits and other noncurrent assets	19,166	19,041
Total Assets	$2,825,359	$3,214,090

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities on short and long-term debt, net of discount	$4,496,239	$4,012,149
Accounts payable	1,143,007	1,796,416
Bank line of credit	3,000,000	3,000,000
Obligations to stockholders, net of discount	1,662,144	3,087,956
Derivative liabilities	1,752,222	3,097,921
Other current liabilities	801,643	556,047
Total current liabilities	12,855,255	15,550,489

Long-term debt, net of current maturities	1,776,185	1,769,355

Stockholders’ Deficit
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued or outstanding as of June 30, 2017 and December 31, 2016)	–	–
Common stock ($0.0001 par value; 750,000,000 shares authorized; 7,890,766 and 3,249,427 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively)	789	325
Additional paid-in capital	94,804,489	81,139,405
Accumulated deficit	(106,611,507)	(95,245,530)
Accumulated other comprehensive income	148	46
Total Stockholders’ Deficit	(11,806,081)	(14,105,754)
Total Liabilities and Stockholders’ Deficit	$2,825,359	$3,214,090

See accompanying Notes to Consolidated Financial Statements.

2

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Gross revenue	$328,092	$581,764	$682,928	$1,057,102
Cost of revenue	(389,518)	(489,605)	(676,914)	(693,980)
Gross profit	(61,426)	92,159	6,014	363,122

Selling, general and administrative expenses	(1,110,475)	(1,388,139)	(2,607,781)	(2,992,542)
Research and development expenses	(198,551)	(139,502)	(327,491)	(372,112)
Loss from operations	(1,370,452)	(1,435,482)	(2,929,258)	(3,001,532)

Other income (expense)
Gains from sales of investment	85,355	675,000	85,355	1,312,100
Gain (loss) on disposal of assets	(58,544)	(329)	(73,931)	(511)
Gain from insurance recovery	–	45,952	–	45,952
Interest expense	(1,191,154)	(373,345)	(1,651,472)	(523,674)
Exchange conversion costs	(8,138,109)	–	(8,143,109)	–
Change in fair value of derivative liabilities	5,171,902	(719,349)	1,345,699	(726,817)
Other income (expense)	(346)	(45)	739	1,341
Total other income (expense)	(4,130,896)	(372,116)	(8,436,719)	108,391
Loss before income taxes	(5,501,348)	(1,807,598)	(11,365,977)	(2,893,141)
Provision for income taxes	–	–	–	–
Net loss	(5,501,348)	(1,807,598)	(11,365,977)	(2,893,141)
Foreign currency translation adjustment	47	(272)	102	(224)
Total comprehensive loss	$(5,501,301)	$(1,807,870)	$(11,365,875)	$(2,893,365)

Weighted average number of shares of Common stock outstanding – basic and diluted	6,103,279	2,673,751	4,748,784	2,669,892

Net loss per share – basic and diluted	$(1.00)	$(0.50)	$(2.50)	$(1.00)

See accompanying Notes to Consolidated Financial Statements.

3

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Stockholders’ Deficit

(Unaudited)

							Accumulated
	Preferred stock		Common stock				other	Total
	par value $0.0001		par value $0.0001		Additional	Accumulated	comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	paid-in capital	deficit	income (loss)	Deficit

December 31, 2016	–	$–	3,249,427	$325	$81,123,483	$(95,245,530)	$46	$(14,105,754)
Issuance of common stock, net issuance costs of $133,742	–	–	183,467	18	553,341	–	–	554,258
Issuance of stock per exchange offers, net of issuance costs of $4,150	–	–	2,070,163	207	7,748,609	–	–	7,758,960
Issuance of stock for services	–	–	108,333	11	355,808	–	–	356,350
Issuance of stock for short-term convertible note	–	–	100,000	10	374,500	–	–	375,000
Issuance of stock upon conversion of related party debt	–	–	730,410	73	2,735,385	–	–	2,739,037
Issuance of stock under anti-dilution provision	–	–	1,448,967	145	(7,245)	–	–	–
Stock warrants issued for services and debt	–	–	–	–	1,757,067	–	–	1,757,067
Stock-based compensation expense	–	–	–	–	124,876	–	–	124,876
Net loss	–	–	–	–	–	(11,365,977)		(11,365,977)
Foreign currency translation adjustment	–	–	–	–	–	–	102	102

June 30, 2017			7,890,767	789	94,804,489	(106,611,507)	148	(11,806,081)

See accompanying Notes to Consolidated Financial Statements.

4

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(11,365,977)	$(2,893,141)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	306,359	319,128
Stock-based compensation	124,876	122,223
Issuance of common stock and warrants for services	2,113,417	75,000
Issuance of preferred and common stock for accrued interest	–	–
Accretion of original issue discount on short-term convertible notes	42,563	145,681
Accretion of warrants and debt issue costs on short-term convertible notes	(578,947)	105,255
Exchange conversion costs	8,143,109	–
(Gains) losses from disposal of assets	101,477	511
Gains from sales of investment	(85,355)	(1,312,100)
Gain from insurance recovery	–	(45,952)
Bad debt expense	–	–
Expense from the change in fair value of derivative liabilities	(1,345,699)	726,817
Net changes in certain assets and liabilities:
Accounts receivable	234,393	(179,258)
Prepaid expenses	(55,948)	(23,816)
Inventory	900	521
Other noncurrent assets	(125)	–
Accounts payable	(349,120)	(39,164)
Other current liabilities	443,528	157,604
Net cash used in operating activities	(2,270,549)	(2,840,691)

Cash flows from investing activities:
Purchase of and deposits on equipment	(69,890)	(7,817)
Proceeds from sale of equipment	–	75
Proceeds from sale of investment	85,355	1,312,100
Proceeds from insurance recovery	–	45,952
Net cash provided by investing activities	15,465	1,350,310

Cash flows from financing activities:
Proceeds from advances from stockholders	1,424,148	176,375
Payments on advances from stockholders	(6,200)	(74,376)
Proceeds from issuances of debt	1,000,000	2,060,000
Payments of debt issuance costs	–	(302,707)
Payments on debt	(501,577)	(7,783)
Payments on capital leases	(206,715)	(193,349)
Payment on loan modification fee	(5,000)	–
Proceeds from sale of common stock, net	554,258	–
Net cash provided by financing activities	2,258,914	1,658,160
Effect of exchange rate changes on cash	102	(224)
Net increase (decrease) in cash	3,932	167,555
Cash, beginning of period	78,720	6,450
Cash, end of period	$82,652	$174,005

See Accompanying Notes to Consolidated Financial Statements.

5

PROTEA BIOSCIENCE GROUP, INC.

Notes to Consolidated Financial Statements

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

1.	Description of Business and Basis of Presentation

The Company

Protea Biosciences Group, Inc. (referred to herein as “Protea,” “the Company,” “we,” “us” and “our”) is an emerging growth, molecular information company that has developed a revolutionary platform technology that enables the direct analysis, mapping and display of biologically active molecules in living cells and tissue samples. The technology platform offers new, unprecedented capabilities useful to the pharmaceutical, diagnostic, clinical research, agricultural and life science industries. “Molecular information” refers to the generation and bioinformatic processing of very large data sets, known as “big data,” obtained by applying the Company’s technology to identify and characterize the proteins, metabolites, lipids and other molecules which are the biologically active molecular products of all living cells and life forms.

Our technology is used to improve pharmaceutical development and life science research productivity and outcomes, and to extend and add value to other technologies that are used in research and development, such as three-dimensional tissue models, biomarker discovery, synthetic biologicals and mass spectrometry. In particular, the Company believes that its ability to rapidly provide comprehensive molecular image-based datasets addresses a universal need of the pharmaceutical, diagnostic and clinical research and life science industries.

The Company’s commercial development is centered on three lines of business:

•	Molecular information services – We believe that we are the commercial leader in providing multi-modal Mass Spectrometry Imaging (“MSI”), combining Laser Ablation Electrospray Ionization (“LAESI®”), Matrix Assisted Laser Desorption Ionization (“MALDI”) and optical microscopy. Our proprietary services enable the identification and quantitation of both small molecules (e.g., lipids and metabolites) and large molecules (e.g., proteins) and our services portfolio, inclusive of MSI, proteomics, metabolomics, lipidomics and bioinformatics is unique in the industry. Our clients include major pharmaceutical, chemical and biotechnology companies;

•	LAESI® instrument platform – We offer our proprietary LAESI® DP-1000 instrument, software and bioanalytical consumables to corporate and academic research laboratories; and

•	Molecular diagnostics and clinical research – We apply our multi-modal MSI technologies and workflows in partnership with top-tier medical research institutions to co-develop new molecular diagnostic tests that the company believes can be used to improve the diagnosis and prognosis of cancer and provide requisite information useful in predicting the outcome of cancer treatment. Our current test development programs target the differential diagnosis and prognosis of malignant melanoma and the molecular profiling of subpopulations of cells in lung adenocarcinoma.

Reverse Stock-Split

On _____________, 2017, the Company effected a 1 for 50 reverse stock split of its issued common stock. All applicable share data, per share amounts and related information in the consolidated financial statements and notes thereto have been adjusted retroactively to give effect for the 1–for-50 reverse stock split. See Note 18.

Basis of Presentation

The unaudited consolidated financial statements (the “Consolidated Financial Statements”) include the accounts of Protea Biosciences Group, Inc. and its wholly-owned subsidiary, Protea Biosciences, Inc. In the opinion of management, these statements have been prepared on a basis consistent with the December 31, 2016 audited Consolidated Financial Statements and include all material adjustments, consisting of normal recurring adjustments and the elimination of material intercompany transactions and balances, necessary for a fair presentation of the Company’s consolidated financial position and results of operations for the interim periods presented. These unaudited, interim, Consolidated Financial Statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include certain information and footnotes normally required by accounting principles generally accepted in the United States of America (“GAAP”) for complete consolidated financial statements.

The consolidated results of operations for the three and six months ended June 30, 2017 are not necessarily indicative of the results of operations for the full fiscal year. These Consolidated Financial Statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on April 14, 2017 (the “2016 Form 10-K”).

6

Emerging Growth Company

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to hold a nonbinding advisory vote of shareholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our consolidated financial statements may not be comparable to companies that are required to comply with revised dates.

We will remain an “emerging growth company” for up to five years following our initial public offering, that is, until February 2019, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any period ending June 30.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, even after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosure requirements, and; (3) the requirement to provide only two years of audited financial statements instead of three years of audited financial statements in our annual report.

Critical Accounting Policies

Information with respect to the Company’s critical accounting policies which management believes are the most important to the portrayal of the Company’s reported results of operations and financial condition and that require management’s most difficult, subjective or complex judgements, often as the result of the need to make estimates about the effects of matters that are inherently uncertain, is contained in Part II, Item 7, of our 2016 Form 10-K.

Recently Issued Accounting Pronouncements

There were no changes, except as described below to the recently issued accounting pronouncements as described in the consolidated financial statements included in our 2016 Form 10-K.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815). Part I of this Update addresses the complexity of accounting for certain financial instruments with down-round features. The amendments sin Part I of this update change the classification analysis of certain equity-lined financial instruments (or embedded features) with down-round features. When determining whether certain financial instruments should be classified as liability or equity instruments, a down-round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. For public business entities, the amendments in Part I for this update are effective for fiscal years and interim periods with those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes the interim period. The Company is evaluating the impact of the revised guidance and believes that this will have a significant impact on its consolidated financial statements.

Going Concern

The Company’s Consolidated Financial Statements included in this report have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has funded its activities to date almost exclusively from debt and equity financings as well as sales of certain assets. Substantially all of the Company’s property and equipment are security for outstanding indebtedness. We will continue to require substantial funds to support our molecular information services business and advance global commercialization of our LAESI® instrument platform and service outstanding debt obligations, including scheduled interest and principal payments, and fulfilling payment obligations related to debt that has reached maturity.

The Company has experienced negative cash flows from operations since inception. Since inception, our operations have been funded primarily through proceeds received from the issuance of debt, the sale of equity securities in private placement offerings and from time-to-time, sales of certain assets. Management intends to continue to meet the Company’s operating cash flow requirements by raising additional funds from the sale of equity or debt securities, the sale of certain assets, and possibly through developing corporate development partnerships to advance our molecular information technology development activities by sharing the costs of development and commercialization. For example, we could also enter into a transaction such as a merger with a business that is complimentary to ours.

7

We have also worked closely with various parties that financed our short- and long-term debt to obtain extensions and modifications that deferred or reduced amounts due under these obligations. Such extensions and modifications have included, in certain cases, the issuance of warrants. In addition, two members of the Company’s Board of Directors and the estate of two former board members guarantee payment of the Company’s outstanding bank line of credit. Such extensions, modifications and guarantees have been an important part of the Company’s ability to manage its liquidity and short-term capital resources. In addition, as part of these efforts, the Company has delayed payments to certain vendors and suppliers. As of June 30, 2017, the Company’s accounts payable balance of $1,143,007 included $1,112,900 that was overdue by its terms, $988,985 of which that was more than 90 days past due. Included in the $988,985 balance are amounts the Company owes for lab supplies, temporary employees, legal fees, interest payments and consulting. In April 2017, we received $500,000 in working capital from the loan of $1,750,000 from Summit Resources, Inc. (the “Summit Resources Loan”), one of our principal stockholders and an affiliate of Steve Antoline, one of our directors that was executed on April 7, 2017, see Note 12 Debt for more information. In June 2017, we received a original issue discount note (or OID Note) of $1,000,000 with a face value of $1,200,000, see Note 12 Debt for more information. The Company is in arrears on scheduled interest and principal payments on certain other debt obligations, as discussed in more detail Note 12 Debt. There can be no assurances that the Company will be able to continue to obtain such extensions and modifications to outstanding debt, delay certain payments or use other methods such as guarantees by or advances from stockholders, when and if necessary, to ensure the Company has the liquidity and capital resources necessary to fund future operations and to continue as a going concern.

The bank line of credit has been presented as a currently liability as the Company was in arrears with its interest at June 30, 2017. The line of credit of $3,000,000 has a due date of July 2018. See Note 9 Bank Line of Credit for more details.

As of the date of this report, the Company is in default on three (3) short-term convertible notes with the principal amount totaling $337,969. The Company is working on an agreement with the holders of certain short-term convertible notes exchanged in September through November 2016 (the “Exchange Notes”) to extend the maturity date to September 30, 2017. The Exchange Notes shall have a principal amount totaling $2,384,222, which represents the Original Principal Amount plus accrued interest of 10% per annum for each of the Exchange Notes. In addition, the notes shall extend the maturity dates under the Exchange Notes to September 30, 2017. As mentioned above, one element of the Company’s strategy to manage its liquidity and capital resources and otherwise continue as a going concern is to obtain extensions and modifications to outstanding debt.

During the six months ended June 30, 2017, the Company’s debt obligation to stockholders decreased by $2,646,719 due to the Company issuing 730,410 shares of its Common Stock and warrants to purchase an aggregate of 1,469,820 shares of Common Stock as part of the Company’s “Insider Debt Conversion Agreement.” In June 2017, the Class A and Class B warrants that had been issued with the same terms as the 2016/17 Offering, were exchanged for 1,097,615 shares of Common Stock. See Note 10 Obligations to Shareholders and Note 13 Common Stock for additional information about these transactions.

In the first quarter of 2017, the Company issued 183,467 shares of its Common Stock and warrants to purchase an aggregate of 366,933 shares of Common Stock resulting in gross proceeds of $688,000 associated with the 2016-17 Offering. See Note 13 Common Stock and Note 15 Warrants for additional information about these transactions.

We have sold most our investment in AzurRx BioPharma, Inc. (“AzurRx”) as a means of obtaining additional cash in prior periods. As of June 30, 2017, our ownership interest in AzurRx was 1.36% on a fully-diluted basis. As of the date of this report, the Company holds 100,757 shares of AzurRx common stock, 100,000 of which is subject to an option agreement under which a counterparty, who is the CEO of AzurRx and a former board of director of the Company, has an option to purchase these shares from the Company for $1.00 per share from January 4, 2016 through January 4, 2021. In May 2017, as a means of obtaining additional cash, the Company sold 25,000 shares of its AzurRx common stock for $85,355 on the open market.

Certain of the Company’s outstanding financial instruments contain anti-dilution provisions that may be triggered by the issuance of Common Stock or financial instruments such as Preferred Stock and warrants that are convertible or otherwise exchangeable for shares of the Company’s Common Stock. As a result of the 2016/17 Offering anti-dilution provisions under certain outstanding financial instruments have been triggered and 1,448,967 shares of Common Stock were issued to the 2013 investors with anti-dilutuion protection. Under such provisions the Company shall issue 31,353 shares of Common Stock to the 2015 investors with anti-dilution protection. The amount of anti-dilution shares relating to this trigger results in significant dilution to investors without such protection. See Note 4 Fair Value of Financial Assets and Liabilities – Derivative Financial Instruments for additional information. See also Note 3 Derivative Liabilities for additional information related to the estimated fair value of the anti-dilution provisions included in the Company’s financial instruments that were outstanding as of June 30, 2017.

Aside from further issuances of its Common Stock, the Company is exploring other options for obtaining additional financial resources such as the issuances of short-term debentures and Preferred Stock.

There can be no assurance that we will be successful in raising enough funds to sustain operations.

Since inception, we have been successful in raising funds and selling certain assets to fund our operations and believe that we will be successful in obtaining the necessary capital resources to fund our operations going forward; however, there can be no assurances that we will be able to secure any additional funding or capital resources or the terms and conditions of any such arrangements. These factors raise substantial doubt about our ability to continue as a going-concern.

The accompanying Consolidated Financial Statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

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2.	Gross Revenue

The Company recognizes revenue from three major components: molecular information services, LAESI® instrument platform and research products.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Molecular information services	$256,947	$494,821	$514,700	$711,873
LAESI® instrument platform	24,361	7,126	31,243	186,921
Research products	46,784	79,817	136,985	158,308
Gross revenue	$328,092	$581,764	$682,928	$1,057,102

3.	Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. However, the Company has certain financial instruments that are embedded derivatives associated with certain capital raises and common stock purchase warrants. The Company evaluates all of its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB Accounting Standards Codification 815-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. If the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity. See also Note 4 Fair Value of Financial Assets and Liabilities – Derivative Financial Instruments.

4.	Fair Value of Financial Assets and Liabilities – Derivative Financial Instruments

We measure the fair value of financial assets and liabilities in accordance with GAAP, which defines fair value, establishes a framework for measuring fair value and requires certain disclosures about fair value measurements.

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example, the probability of a capital raise in a “binomial” methodology for valuation of a derivative liability directly related to the issuance of common stock warrants)

The Company has entered into certain financial instruments, such as convertible debentures and equity financing arrangements, which include variable conversion rates, include anti-dilution provisions (“down-round protection”) and detachable warrants that are: (i) not afforded equity classification; (ii) embody risks not clearly and closely related to host contracts, or; (iii) may be net-cash settled by the counterparty. Such derivative liabilities are recorded at fair value at the issuance date. Subsequent changes in fair value are recorded through the consolidated statement of comprehensive loss. For the Company, the Level 3 financial liability is the derivative liabilities related to certain Common Stock and warrants that include “down-round protection” that are valued using the “Monte Carlo Simulation” technique. While the majority of inputs are Level 2, this technique necessarily incorporates a capital raise assumption which is unobservable and, therefore, a Level 3 input.

As of June 30, 2017, a range of key quantitative assumptions related to the Common Stock and warrants that include “down round protection” are as follows:

	Expected life (years)	Risk-free rate	Volatility	Probability of a capital raise
Derivative liabilities	0.25 – 4.75	1.03% and 1.31%	86.55%	100%

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

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The Company’s derivative liabilities are related to certain Common Stock issuances that included “down-round protection”, warrants issued in conjunction with certain Common Stock and debt issuances, including warrants granted to the Placement Agent related to such issuances, that included “down-round protection”, and the variable conversion rate feature of certain short-term convertible debentures. See also Note 12 Debt, Note 13 Common Stock, and Note 15 Warrants.

The derivative liabilities measured at fair value on a recurring basis are summarized below:

	Fair value measurements as of June 30, 2017
	Carrying value	Level 1	Level 2	Level 3
Derivative liabilities – Common Stock	$524,736	$–	$–	$524,736
Derivative liabilities – Warrants	670,752	–	–	670,752
Derivative liabilities – Convertible debentures	556,734	–	–	556,734
Total	$1,752,222	$–	$–	$1,752,222

	Fair value measurements as of December 31, 2016
	Carrying value	Level 1	Level 2	Level 3
Derivative liabilities – Common Stock	$2,016,370	$–	$–	$2,016,370
Derivative liabilities – Warrants	854,553	–	–	854,553
Derivative liabilities – Convertible debentures	226,998	–	–	226,998
Total	$3,097,921	$–	$–	$3,097,921

The Company’s assessment of the probability of future capital raises is considered to be high. Such capital raise activities are estimated to take place at levels that could possibly result in anti-dilution triggers—currently at $0.075 per share, based on the 2016/17 Offering unit sales of Common Shares—especially considering the current market price for the Company’s Common Stock (which currently trades at $0.07 per share). The assumptions used for estimating future capital raises could be materially different from the actual results. Any such differences could materially impact the derivative liabilities and have a materially adverse effect on the Company’s results of operations and financial condition in the near term.

As a result of the 2016/17 Offering unit share issuances, anti-dilution provisions under certain outstanding financial instruments have been triggered, which was considered in the assumptions for future capital raise activities at June 30, 2017.

The table below provides a summary of the changes in fair value of the derivative liabilities measured at fair value on a recurring basis:

	Six Months Ended June 30, 2017
				Total fair value
	Derivative liabilities			measurements
	Common		Convertible	using Level 3
	stock	Warrants	debt	inputs
Balance as of December 31, 2016	$2,016,370	$854,553	$226,998	$3,097,921
Unrealized gain on derivative liabilities from the conversion of certain instruments of June 30, 2017	(1,491,634)	(1,447,002)		(2,938,636)
Fair value of variable conversion rate for convertible debentures issued in 2017			329,736	329,736
Fair value of derivative liabilities associated with other financial instruments issued in 2017		1,263,201		1,263,201
Balance as of June 30, 2017	$524,736	$670,752	$556,734	$1,752,222

5.	Net Loss per Share

Basic and diluted loss per common share is computed based on the weighted average number of shares of Common Stock outstanding, or 6,103,279 and 4,748,784 for the three and six months ended June 30, 2017, respectively; for the comparative periods in 2016, weighted average number of shares of Common Stock outstanding was 2,673,750 and 2,669,892, respectively. Common share equivalents (which may consist of stock options, warrants and convertible debt) are excluded from the computation of diluted loss per share for all periods presented because including them would be anti-dilutive. Common share equivalents that could potentially dilute basic earnings per share in the future, and which were excluded from the computation of diluted loss per share, were 5,223,762 and 2,072,499 shares as of June 30, 2017 and June 30, 2016, respectively.

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6.	Inventory

Inventory represents finished goods and work in progress. Finished goods and work in progress consist primarily of specifically identifiable items that are valued at the lower of cost or fair market value using the first-in, first-out (FIFO) method. Inventory consists of the following at:

	June 30, 2017	December 31, 2016
Finished goods	$9,564	$8,725
Work-in progress	28,717	83,519
Total inventory	$38,281	$92,244

7.	Property and Equipment

Property and equipment and leasehold improvements are capitalized at cost and depreciated using the straight-line method (however, the Company used the double-declining balance method for property and equipment placed in service prior to January 2011) over estimated lives as follows:

Equipment	5 – 10 years

Vehicles	5 years

Leasehold improvements	Life of lease

Software	3 years

Property and equipment consists of the following:

	June 30, 2017	December 31, 2016
Lab equipment	$5,775,541	$5,698,009
Computer equipment	538,705	552,423
Office equipment	191,248	191,248
Leasehold improvements	212,730	212,730
	6,718,224	6,654,410
Accumulated depreciation	(4,412,479)	(4,188,285)
Property and equipment, net	$2,305,745	$2,466,125

For the three and six months ended June 30, 2017, depreciation expense was $149,015 and $306,359, respectively. For the three and six months ended June 30, 2016, depreciation expense was $160,135 and $319,128, respectively.

8.	Trade Accounts Receivable and Other Noncurrent Assets

Trade accounts receivable, net, includes a bad debt allowance of $3,000 and $7,000 for June 30, 2017 and December 31, 2016, respectively.

Other noncurrent assets consisted of deposits totaling $19,166 of June 30, 2017 and $19,041 December 31, 2016.

9.	Bank Line of Credit

The Company has a line of credit with United Bank (the “Bank”) that is authorized to $3,000,000. The interest rate is variable and equal to 0.75% plus prime with a minimum rate of 5.87% per annum. This line of credit is subject to an annual review and certain covenants. Borrowings under the line of credit are secured by the personal guarantee of two board members and the estate of two former board members. On June 20, 2016, the Company and the Bank entered into an agreement that established July 12, 2018 as the maturity date for the outstanding balance of the line of credit, which was $3,000,000 as of June 30, 2017 and December 31, 2016.

The Company’s line of credit with the Bank requires the Company to adhere to certain customary covenants. For example, the bank can issue a default notice to the Company and accelerate payment of the outstanding balance if the Company fails to make a scheduled interest payment to the Bank, is in default under any agreement with a third party which materially and adversely affects the Company’s property, operations or financial condition, or the Company does not make timely payments on property that is useful its business, including maintenance and repairs of such property.

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As of the date of this report, the Company is one month in arrears with scheduled payments to the Bank. The Bank has not issued any notice to the Company regarding any default or possible default under the line of credit; however, this has caused the Company to classify the line of credit as a current liability.

10.	Obligations to Stockholders

During the six months ended June 30, 2017, the Company received advances equal to an aggregate of 1,424,148 from various directors and current stockholders of the Company increasing the advance obligation to $1,942,185 including promissory notes, less a discount of $280,042. The advances have no terms of repayment and do not bear interest. Certain Stockholders have converted some of their 2017 advances into Common Stock and warrants. See below.

During 2014, the Company received advances equal to an aggregate of $1,415,000 from Summit Resources Inc. (“Summit). In exchange for a portion of the advances received, the Company entered into Note and Warrant Purchase Agreements and issued (a) one-year promissory notes bearing simple interest at the rate of 10% per annum to Summit in an aggregate principal amount of $1,415,000 and (b) five-year warrants to purchase up to 28,300 shares of Common Stock at an exercise price of $40.00 per share. On June 3, 2014, the Board approved an increase in the total offering amount of the promissory notes issuable to $1,500,000 from $900,000. The fair value of these warrants was estimated to be $101,177, which was recorded as a discount to the promissory note, and will be accreted based on the repayment of the obligation. The Company repaid $250,000 as of December 31, 2014. Accretion expense of $10,950 was recognized during the year ended December 31, 2014. On March 20, 2015, the Company converted the $165,000 of outstanding principal and unpaid accrued interest of $105,078, and issued Summit 21,606 shares of Common Stock at a conversion price of $12.50 per share and as an inducement to convert, warrants in aggregate of 10,803 to purchase shares of Common Stock at an exercise price of $25.00 per share. The Company recognized accretion expense of $7,227 during the three months ended March 31, 2015. In addition, the Company recognized debt conversion inducement costs related to the fair value of the warrants issued to Summit of $31,455 during the three months ended March 31, 2015. As of December 31, 2016, the outstanding balance was $1,000,000 or $917,000, net of discount. On March 14, 2017, Summit agreed to convert the balance of this note and accrued interest into securities, as further discussed below. Accretion expense of $83,000 was recognized in March 2017 due to the note being converted.

During the six months ending June 2017, certain related parties agreed to convert $2,320,400 of such Stockholder advances received on or before December 31, 2016 and $326,319 of such Stockholder advanced received in 2017 along with accrued interest of $92,319 into units of our securities consisting of (a) 730,410 shares of our Common Stock (at a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 730,410 share of Common Stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 730,410 shares of Common Stock at an exercise price of $5.63 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017. In May 2017, the related parties agreed to exchange their Class A and Class B warrants for Common Stock. They would receive 1.5 shares of Common Stock for one (1) Class A warrant and one (1) Class B warrant. See Note 13 Common Stock for more information relating to this exchange.

The $200,000 interest-bearing promissory note, dated July 2015, with a stockholder has reached maturity. This obligation has a current principal amount of $194,556. In February 2017, the Company and the stockholder discussed the possibility of converting the unpaid principal balance into units of our securities containing identical terms of the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017 only when the accrued and unpaid interest of $15,047, as of March 31, 2017, is paid in cash. As of June 30, 2017, accrued interest on this note was $19,911 and the Company is still in discussions with the related party regarding timing of the conversion.

On March 14, 2017, the Company received an extension of maturity on its $255,000 related party note. This note was obtained from a bank and the Company is responsible for repaying the related party note directly to the Bank on or before August 28, 2017.

On April 7, 2017, we received a loan for proceeds of up to $1,750,000 from Summit Resources, Inc. (“Summit”), one of our principal stockholders and an affiliate of Steve Antoline, one of our directors. The loaned amount includes $500,000 advanced as of June 30, 2017 by Summit and an additional $1,250,000 will be advanced to us from April 2017 through August 2017 for the purchase of a new mass spectrometer. In August 2017, the Company decided not to purchasea new state-of-the-art mass spectrometer and instead to purchase two new mass spectrometers and, as a result, is working with Summit Resources, Inc. to amend the note agreement to better reflect the Company’s intentions. We issued to Summit our senior secured promissory note in the principal amount of up to $1,750,000 that is payable in monthly installments over a period of 36 months. In addition, the Company granted a seven-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $3.75 per share. The relative fair value of the warrants at the issuance date was $305,500, which was recorded as a discount against the note and will be accreted over the life of the note. The Company recognized accretion expense of $25,458 relating to the warrant for the three and six months ending June 30, 2017.

We have agreed to apply 30% of the net proceeds (after commissions and offering expenses) we receive from any equity or equity type financing to reduce and prepay the $500,000 working capital portion of the loan. In addition, the entire loan is subject to mandatory prepayment in the event and to the extent that we receive gross proceeds of $5,000,000 or more from any subsequent public offering of our securities. We are currently in default of this agreement for which proceeds were received, from an original issued discounted note, at the end of June and the Company was unable to made the required 30% of net proceeds payment on the loan.

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10.	Obligations to Stockholders (Continued)

Commencing 30 days after installation of the Instrument we will pay monthly installments of principal and accrued interest in the amount equal to the greater of (a) $62,030.86 (representing 36 monthly installments of principal and accrued interest at the rate of 15% per annum), or (b) 20% of the cash proceeds we receive from customers who request services from the Company using the new mass spectrometer equipment. We also agreed to establish a special lock box to deposit cash proceeds we receive from use of such equipment.

The Note is convertible into shares of our Common Stock, at the option of the holder at a conversion price equal to the lower of $3.75 per share (as adjusted by the contemplated reverse stock split), or (b) 85% of the offering price per share of the Common Stock in any subsequent public offering of our Common Stock.

The loan is secured by a first lien and security interest on all of our assets and properties, including the purchased equipment and all purchase orders we receive in connection therewith.

In a related development on April 21, 2017, we entered into an agreement with Summit under which Summit:

•	Consented to the exchange agreement with GRQ Consultants Inc. 401K (“GRQ”) and waived any defaults on our part under the Summit loan agreement; and

•	agreed to waive its security interest in the GRQ collateral until such time as we pay the $301,578 obligation to GRQ.

The Company and our subsidiary reaffirmed Summit’s senior priority lien and security interest on all of our assets and properties, other than the specific GRQ collateral. On June 28, 2017, the Company has paid the GRQ note in full and such security interest has been reinstated.

See also Note 18 Evaluation of Subsequent Events for activity related to advances and other loans payable to stockholders after June 30, 2017.

11.	Other Current Liabilities

Other current liabilities consist of the following at:

	June 30, 2017	December 31, 2016
Accrued expenses	$227,849	$68,411
Accrued interest	299,278	264,507
Accrued warranty expense	35,000	45,000
Accrued payroll and benefits	191,944	119,619
Accrued sales tax	–	103
Unearned revenue	47,572	58,407
Other payables and accrued expenses	$801,643	$556,047

12.	Debt

Convertible Promissory Notes with WVJITB

The Company has outstanding two convertible promissory notes with the West Virginia Jobs Investment Trust Board (“WVJITB”). One is an 18-month note issued in March 2012 with a principal amount of $290,000 (“March 2012 Promissory Note”) and the second a 3-month note issued in April 2012 with principal amount of $400,000 (“April 2012 Promissory Note”). As of June 30, 2017, the principal balance of the March 2012 Promissory Note was $290,000 with the principal balance of the April 2012 Promissory Note having been reduced to $300,000 as the result of a payment made by the Company in 2013. Since the issuance of these notes, the Company and WVJITB have enacted several addendums to both notes, including extending the maturity dates and reducing the rate at which the notes are convertible into shares of Common Stock.

On January 17, 2017, the Company and WVJITB entered into another addendum, loan modification, whereby the maturity date of the promissory note was extended until December 31, 2017. The loan modification requires the Company to pay all accrued unpaid interest is due in full on March 1, 2017. Starting in April 2017 principal payments of $50,000 are owed, which payments will be split evenly between the two notes and interest is due monthly until the notes reach maturity. In return for the extension, the Company paid a $5,000 loan modification fee and granted WVJITB another five-year warrant to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $5.00 per share. As of June 30, 2017, the Company is four months in arears on principal payments and three months in arears on interest payments. As of the date of this report, the Company has not been placed in default with these notes.

As of June 30, 2017, the principal balance of each note has been offset with the fair value of the warrant. The relative fair value of the warrant at the issuance date was estimated at $30,825 and $15,028 has been accreted for the six months ending June 30, 2017.

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12.	Debt (Continued)

Promissory Note with WVDO

As of January 31, 2017, the Company was eleven months is arrears on scheduled principal and interest payments on an outstanding note payable to the West Virginia Development Office (“WVDO”). The deferral amount totaled $92,873. The promissory note matured on January 31, 2017. In February 2017, the Company and WVDO reached an agreement whereby the Company would defer payment for another year.

Convertible Debentures and September 2016 OID Note

As of June 30, 2017, the Company was in default under approximately $589,969 of outstanding debt securities owed to six investors and was unable to obtain an extension of the maturity at this time. The Company is offering to the holder(s) of all $2,270,688 of OID Debentures plus accrued interest of $113,534, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange their debentures for a new 20% OID convertible debenture due September 30, 2017, plus one share of our Common Stock for each $50.00 outstanding principal amount of the new 20% OID convertible debenture issued to them. As proposed, the contemplated restated 20% OID convertible debenture would be in face amount equal to 100% of the outstanding principal of and accrued interest on the earlier convertible debentures and, upon consummation of any subsequent public offering of our Common Stock that is registered under the Securities Act prior to the new maturity date, would be subject to mandatory conversion at a 20% discount to the initial public offering price of our Common Stock (the “OID Convertible Debenture Exchange Offer”). The OID Convertible Debenture Exchange Offering was offered for a period expiring on the earlier of June 30, 2017 or acceptance of the OID Convertible Debenture Exchange Offer by 100% of the holders of such OID Debentures.

As of June 30, 2017, an aggregate of $1,680,719 of the 2016 20% OID Debentures were exchanged for $1,764,755 of new 20% OID Debentures due September 30, 2017, and the parties to the exchange offer received an additional 35,295 shares of our common stock.

September 2016 10% OID Secured Promissory Note

On April 20, 2017, we entered into an exchange agreement with GRQ Consulting Inc. 401k (“GRQ”) under Section 3(a)(9) of the Securities Act of 1933, as amended. Under the terms of the exchange agreement, GRQ exchanged the Original GRQ Note for a new Company note that requires the Borrowers to pay in full the overdue $301,578 amount by not later than June 30, 2017, plus an additional unsecured amount of $375,000 by September 30, 2017 (the “Final Maturity Date”); which latter amount is convertible by the holder at any time at a conversion price $3.75 per share or may be paid at our option at any time prior to the Final Maturity Date by delivering to the note holder 100,000 shares of our Common Stock. On April 21, 2017, GRQ exercised its conversion right and converted the $375,000 balance of the note into 100,000 shares of our common stock.

The guaranty of our Protea subsidiary and GRQ’s security interest in the GRQ collateral remain in full force and effect pending our payment of the $301,578 amount due on June 30, 2017.

In a related development on April 21, 2017, we entered into an agreement with Summit under which Summit:

•	Consented to the exchange agreement with GRQ and waived any defaults on our part under the Summit loan agreement; and

•	Agreed to waive its security interest in the GRQ Collateral until such time as we pay the $301,578 obligation to GRQ.

The Company and our subsidiary reaffirmed Summit’s senior priority lien and security interest on all of our assets and properties, other than the specific GRQ Collateral.

On June 28, 2017, the Company had made payment of $311,305 which included the then principal balance of $301,578 and $9,727 of accrued interest, thus the Company’s obligation to GRQ has been satisfied.

CKR Convertible Note

In June 2017, we issued to our legal counsel, CKR Law LLP, a $308,439 convertible note due September 30, 2017, representing accrued and unpaid legal fees through December 31, 2016 and in connection with the preparation and filing of our recent proxy statement. Such note will, at the option of the holder, either be paid out of the net proceeds of any public offering of our common stock we consummate prior to the maturity date of such note, or be convertible into shares of our common stock at a price equal to 85% of the initial per share offering price of our common stock we may offer in connection with such public offering. We have agreed to register the shares of common stock issuable upon conversion of the note in the registration statement relating to such public offering.

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12.	Debt (Continued)

June 2017 20% OID Note

In June 2017, we received the sum of $1,000,000 from the issuance of a 20% original issue discount debenture in $1,200,000 face amount to a 5% shareholder. The debenture is due and payable on the earlier of November 30, 2017 or from the net proceeds of our sale of $5,000,000 or more of our securities in any public or private offering. The debenture is convertible into our common stock at a conversion price of $3.75 per share. We also issued to the debenture holder a three-year warrant to purchase additional shares of our common stock equal to 100% of the shares issuable upon conversion of the debenture at an exercise price of $3.75 per share.

Capital Leases

From time to time, in the normal course of business, the Company enters into capital leases to finance equipment. As of June 30, 2017, the Company had six capital lease obligations outstanding with imputed interest rates ranging from 5.04% to 9.45%. The capital leases require 24 – 60 monthly payments and expire in June 2017 – June 2020. These leases are secured by equipment with an aggregate cost of $1,868,809. As of June 30, 2017, the Company was two and a half months in arears on two capital lease payments.

See Note 18 Evaluation of Subsequent Events for additional activity and information regarding debt.

Total outstanding debt, including capital lease obligations, are as follows (table excludes the outstanding balance of the bank line of credit because it was presented as a current liability, as discussed in Note 9 Bank Line of Credit; table also excludes obligations to stockholders, which are detailed in Note 10 Obligations to Stockholders and presented as a separate line item on the Company’s Consolidated Balance Sheets):

	June 30, 2017	December 31, 2016
1) Note Payable to the WVDO	$92,873	$92,873
2) Note Payable to the WVEDA (a)	143,312	143,312
3) Note Payable to the WVIJDC (b)	139,229	139,229
4) Note Payable to the WVEDA (a)	572,148	572,148
5) Note Payable to the WVIJDC (b)	581,987	581,987
6) Note Payable to the WVJITB	290,000	290,000
7) Note Payable to the WVJITB	300,000	300,000
8) Note Payable to the WVEDA (a)	168,362	168,362
9) Convertible Debenture 2nd & 3rd Quarters 2016	2,190,661	2,114,438
10) September 2016 10% OID Secured Promissory Note	–	480,000
11) September 2016 20% OID Note	164,063	156,250
12) June 2017 20% OID Note	1,200,000	–
13) CKR Convertible Note	308,439	–
14) Capital leases	846,318	928,530
Total	6,997,392	5,967,129
Less: current portion	(4,496,239)	(4,012,149)
Less: unamortized original issue discount	(172,222)	(22,001)
Less: unamortized debt issuance costs	(552,746)	(163,624)
Long-term portion	$1,776,185	$1,769,355

(a)	West Virginia Economic Development Authority

(b)	West Virginia Infrastructure and Jobs Development Council

Future required minimum principal repayments over the next five years are as follows (same exclusions as noted for the table above):

Future required minimum
Year Ended December 31:	principal payments
2017	$4,985,174
2018	622,198
2019	500,357
2020	495,353
2021 and thereafter	394,310
Total	$6,997,392

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13.	Common Stock

The Company was authorized to issue a total of 510,000,000 shares of stock, of which 500,000,000 shares were designated Common Stock, par value of $0.0001 per share with one vote in respect of each share held and no cumulative voting rights (“Common Stock”), and 10,000,000 are designated preferred stock, par value of $0.0001 per share with one vote in respect of each share held (“Preferred Stock”). There were no shares of Preferred Stock issued or outstanding as of December 31, 2016 and no such shares were issued during the three months ended March 31, 2017. In January 2017, the Board of Directors agreed to increase the Company’s authorized shares of common stock to 750,000,000.

The Company filed the Restated Charter with the Secretary of State of the State of Delaware on April 25, 2017 to increase the Company’s authorized shares to 760,000,000, of which 750,000,000 shares were designated common stock, par value of $0.0001 per share and 10,000,000 designated preferred stock, par value of $0.0001 per share.

Proxy

On January 31, 2017, at a special meeting of the Board of Directors, our Board of Directors approved by unanimous vote to seek shareholder approval of certain proposals by written consent that, to adopt and effectuate, will require the majority consent of our stockholders. These proposals were submitted to our stockholders pursuant to our definitive proxy statement on Schedule 14A, filed on March 2, 2017 with the Securities and Exchange Commission (“SEC”). On April 24, 2017, the Company received the written consent of more than a majority of the voting power of its common stock outstanding as of the record date in favor of the proposals. Under the proposals we were soliciting our stockholders’ written consent to approve the filing of an amended and restated certificate of incorporation in Delaware (“Restated Charter”), to increase the number of authorizes shares of our Common Stock, $0.0001 par value per share (“Common Stock”) from 500,000,000 shares of Common Stock to 750,000,000 shares of Common Stock (the “Authorized Common Stock Increase”), and with such Authorized Common Stock Increase to be effective at such time and date within one year after the date such action is approved by the Majority Stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Authorized Common Stock Increase Proposal”).

Included within our definitive proxy statement on Schedule 14A, filed as of March 2, 2017 with the SEC, we submitted a proposal to our stockholders seeking written consent to approve the filing of an amended and restated certificate of incorporation in Delaware (the “Restated Charter”), or in a subsequent amendment to the Restated Charter, provisions to effect a reverse split of our issued and outstanding Common Stock, within a range of not less than one-for-fifteen (1:15) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Reverse Split Proposal”).

We obtained stockholder consent to the Reverse Split Proposal, but have yet to effectuate the Reverse Split. Any decision to effectuate the Reverse Split will be determined by our Board of Directors based on the requirements to list our Common Stock on the Nasdaq Capital Market and shall become effective only (a) upon the approved filing of the Restated Charter to consummate the Reverse Split with the Secretary of State of the State of Delaware, including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted; and (b) upon announcement of the Reverse Split by FINRA.

If implemented, the Reverse Stock Split will only effect our outstanding Common Stock and shares of Common Stock issuable upon conversion of convertible securities and exercise of warrants and options. It will not effect the number of shares of Common Stock we are authorized to issue under our Restated Charter.

The purpose of the Reverse Split is to enable us to qualify our Common Stock for listing on a national stock exchange such as The Nasdaq Capital Market or the NYSE AMEX. Our Common Stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market or NYSE AMEX. In order for us to list our Common Stock on The Nasdaq Stock Market or NYSE MKT, we must fulfill certain listing requirements, including minimum bid price requirements for our Common Stock.

16

13.	Common Stock (Continued)

Conversion of Obligations to Stockholder

During the six months ended June 30, 2017, certain related parties agreed to convert $2,320,400 of such Stockholder advances received on or before December 31, 2016 and $326,319 of such Stockholder advanced received in 2017 along with accrued interest of $92,319 into units of our securities consisting of (a) 730,410 shares of our Common Stock (at a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 730,410 share of Common Stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 730,410 shares of Common Stock at an exercise price of $5.63 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017. In May 2017, the related parties agreed to exchange one Class A warrant and one Class B warrants for 1.5 shares of Common Stock. Upon exchange, the holders will receive 1,093,615 shares of Common Stock.

Sale of Common Stock

In January through March 2017 (the “Closing”), the Company received an aggregate of $688,000 in gross cash proceeds from 21 accredited investors (the “Purchasers”) in connection with the sale of approximately 68.80 units of securities (each a “Unit” and collectively, the “Units”) pursuant to the terms and conditions of Subscription Agreements (the “Subscription Agreements”) by and among the Company and each of the Purchasers.

Pursuant to its private placement memorandum, dated as of October 31, 2016 (the “Memorandum”), the Company is offering, through a placement agent, a maximum of 500 Units of securities at a purchase price of $10,000 per Unit for up to $5,000,000 in gross proceeds (the “Offering”). Each Unit consists of up to (a) 2,667 shares of Common Stock, par value $0.0001 (the “Common Stock”), (b) 18 month warrants to purchase 2,667 shares of Common Stock at an exercise price of $4.50 per share (the “Class A Warrants”), and (c) five year warrants to purchase 2,667 shares of Common Stock at an exercise price of $5.63 per share (the “Class B Warrants” and together with the Class A Warrants, the “Investor Warrants”). If all 500 Units are sold, the Company will issue an aggregate of 1,333,333 shares of its Common Stock and Investor Warrants to purchase up to 2,666,667 shares of Common Stock. The Offering terminated on March 31, 2017.

In connection with the Closing, the Company issued an aggregate of 183,467 shares of Common Stock at $3.75, Class A Warrants to purchase 183,467 shares of Common Stock at an exercise price of $4.50 per share and Class B Warrants to purchase 183,467 shares of Common Stock at an exercise price of $5.63 per share. See Note 15 Warrants for additional information.

In connection with the Closing, the Company paid to the placement agent an aggregate of $88,040 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant to the placement agent to purchase an aggregate of 44,440 shares of Common Stock, with an exercise price of $3.75 per share and term of three years. The Company also issued one Unit to the placement agent’s legal counsel for services rendered in connection with the Closing.

In connection with the Closing, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Purchasers, which requires the Company to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering for resale (i) all Common Stock issued to the Purchasers as part of the Units, (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants and the warrants issued to the placement agent, and (iii) all shares of Common Stock issued to legal counsel for services rendered in connection with the Closing.

If the Registration Statement is not declared effective by the SEC within the specified deadlines set forth in the Registration Rights Agreement, the Company will be required to pay to each Purchaser an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such Purchaser per 30-day period that such failure continues, up to the maximum of 6% of the aggregate Purchase Price. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum. As of the date of this filing, the Company is in negotiations with the placement agent to amend the Registration Rights Agreement and with filing the Registration Statement.

17

13.	Common Stock (Continued)

Exchange Agreements

In addition, the anti-dilution provisions contained in many of our outstanding securities between 2013 and 2017 has created significant derivative liabilities for our Company. As of December 31, 2016, such derivative liability has been calculated to be in excess of $3,100,000 and increases as we sell additional warrants. Such derivative liability directly impacts and reduces our stockholders equity which could materially and adversely affect our ability in the future to qualify to list our common stock for trading on the Nasdaq Capital Market or other comparable national securities exchange.

In order to cure our defaults in payment of our debt securities and to reduce, if not eliminate, the derivative liability, we:

Offered to the holder(s) of all $2,270,688 of 20% original issue discount debentures issued in 2016, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange their debentures for a new 20% original issued discount convertible debenture due September 30, 2017, plus one share of our Common Stock for each $1.00 outstanding principal amount of the new 20% OID convertible debenture issued to them. As proposed, the contemplated restated 20% OID convertible debenture would be in face amount equal to 100% of the outstanding principal of and accrued interest on the earlier convertible debentures and, upon consummation of any subsequent public offering of our common stock that is registered under the Securities Act prior to the new maturity date, would be subject to mandatory conversion at a 20% discount to the initial public offering price of our Common Stock (the “OID Convertible Debenture Exchange Offer”). As of the date of this report, an aggregate of $1,680,719 of the 2016 20% OID Debentures were exchanged for $1,764,755 of new 20% OID Debentures due September 30, 2017, and the parties to the exchange offer received an additional 37,124 shares of our common stock.

Offered to the 156 holders of our common stock and warrants issued in the 2013 offering, an opportunity under Section 3(a)(9) of the Securities Act, to (a) waive for all purposes the “make whole” provisions in their subscription agreement in exchange for one-quarter of a warrant exercisable at $4.50 per share for each of the 2,069,952 shares of Common Stock issued and issuable to them in the 2013 Offering (approximately 517,488 additional warrants) which would contain no weighted average or full ratchet anti-dilution provisions, plus (b) exchange all of the outstanding 2013 B Warrants issued in the 2013 offering (approximately 155,246 warrants) for one additional share of our common stock (the “2013 Exchange Offer”). As of the date of this report, 116 of the purchasers of our securities in the 2013 offering accepted the exchange offer resulting in 123,251 shares of common stock and warrants to purchase 410,838 shares of common stock being issued.

Offered to the 72 holders of our common stock and warrants issued in the 2016-17 offering, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange all of their 2016-17 Class A Warrants and 2016-17 Class B Warrants for 1.5 shares of Common Stock for each 2016-17 Class A Warrant and 2016-17 Class B Warrant (the “2016-17 Exchange Offer”). Accordingly, each $10,000 Unit that represented 2,667 shares of common stock, plus 2,667 of 2016-17 Class A Warrants and 2,667 of 2016-17 Class B Warrants would be exchanged for 1,403,620 shares of Common Stock, representing (a) 561,448 shares of Common Stock, plus (ii) 842,172 additional shares of common stock issued in lieu of the 2016-17 Class A Warrants and 2016-17 Class B Warrants. As of the date of this report, 69 of the purchasers of our securities in the 2016-17 offering accepted the exchange offer resulting in 772,172 additional shares of common stock being issued.

Consultant Agreements

On January 31, 2017, the Board of Directors approved payment of $50,000 to a certain Consultant for Consulting Services of which is to be paid as units of our securities consisting of (a) 13,333 shares of our Common Stock (a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 13,333 share of Common Stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 13,333 shares of Common Stock at an exercise price of $5.63 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017. In June 2017, the consultant was offered an opportunity to exchange every two warrants for 1.5 shares of common stock. As of the date of this report the consultant was issued an additional 20,000 shares of common stock pursuant to this exchange.

On January 31, 2017, the Board of Directors approved payment of 40,000 shares of Common Stock to one Consultants for Consulting Services.

In February 2017, the Company has issued an aggregate of 15,000 in Common Stock for consulting services. The consulting agreement required 10,000 shares of Common Stock to be issued upon execution of the Consulting Agreement. The aggregate of 5,000 shares of Commons Stock were issued as upon execution of the Consulting Agreement, in 2016, leaving an aggregate of 5,000 shares of Common Stock to be issued for execution of the agreement. In addition to the 10,000 shares of Common Stock to be issued upon execution of the Consulting Agreement, and for each quarter thereafter for the remainder of the Consulting Period, Common Stock and warrants to purchase Common Stock will be issued 5,000 shares of Common Stock and a warrant to purchase 5,000 shares of Common Stock to the Consultant on the first day of each quarter. The issuance of 15,000 comprised of 5,000 shares of Common Stock due upon execution of the Consulting Agreement, 5,000 shares of Common Stock for the first quarter in 2017 and 5,000 shares of Common Stock for the second quarter of 2017. On January 31, 2017, the Board of Directors approved the request to accelerate the issuance of 5,000 shares of Common Stock for the second quarter of 2017.

18

13.	Common Stock (Continued)

On February 28, 2017, the Company entered into a consulting agreement for business advisory services and has term period from February 28, 2017 through January 31, 2018. The Company will compensate the Consultant by issuing 2,000 shares of Common Stock.

On March 8, 2017, the Company entered into a consulting agreement with a firm for professional financial advisory and introductory services for a period is from March 8, 2017 through December 31, 2017. Besides a one-time $10,000 retainer payment the consulting agreement requires payment of 24,000 shares of the Company’s Common Stock which were issued in May 2017.

On April 25, 2017, the Company entered into one (1) consulting agreement. This agreement was entered into for business advisory services and has a term period from April 25, 2017 through December 31, 2017. The Company will compensate the Consultant by issuing 5,000 shares of Common Stock no later than 30 days from the effective date. These shares were issued in May 2017.

On June 30, 2017, the Company issued 5,000 shares of Common Stock to a certain consultant as part of his consulting agreement dated December 2016. The agreement states the Company is to pay 5,000 shares of Common Stock upon completion of the 2016-17 Unit Offering which was completed on March 31, 2017.

Conversion of Accounts Payable

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $50,000 of accounts payable to a vendor into 13,333 shares of Common Stock at the rate of $3.75 per share. The vendor was also issued an A Warrant and B Warrant with the same terms and agreement as the 2016-17 offering. In June 2017, the vendor was offered an opportunity to exchange one (1) Class A warrant and one (1) Class B warrant for 30,000 shares of common stock. In June 2017, the vendor was issued an additional 20,000 shares of common stock pursuant to this exchange.

Anti-Dilution Triggering Event

The sale of Common Stock in the 2016/17 Offering was completed at a unit price of $3.75 per share, which triggered the anti-dilution provisions contained in certain outstanding financial instruments. As a result, to satisfy the Company’s obligations under such provisions, the Company expects to issue 31,353 shares of Common Stock and has already issued 1,448,967 shares of Common Stock, issue 504,887 Warrants to purchase shares of Common Stock, reduce the conversion rate for the Exchange Notes to $3.75 per share and has reduced the exercise price of 989,191 warrants.

Common Stock issued and outstanding is as follows:

	Shares		Price
	issued and		per	Gross	Par	Additional
	outstanding		share	proceeds	value	paid-in capital
Balance as of December 31, 2016	3,249,427		Various	$59,801,216	$325	$62,456,596
Issuance (a)	183,467		$3.75	688,000	18.34	687,982
Issuance (b)	2,070,163		$3.75	–	207	7,762,902
Issuance (c)	108,333		$ various	–	10.84	356,339
Issuance (d)	100,000		$3.75	–	10	374,990
Issuance (e)	730,410		$3.75	–	73	2,738,964
Issuance (f)	1,448,967		$3.75	–	145	–
Balance as of June 30, 2017	7,890,767	(g)		$60,489,216	$789	$74,377,773

(a)	Shares issued in conjunction with the 2016/17 Offering and contains no anti-dilution provisions
(b)	Shares issued in conjunction with exchange offers
(c)	Shares issued in conjunction with certain Consultant Agreements
(d)	Shares issued in conjunction with short-term convertible note
(e)	Shares issued for conversion of debt and interests. Shares do not contain anti-dilution provisions
(f)	Shares issued in conjunction with trigger of anti-dilution provision, previously recognized in 2016
(g)	Includes 177,790 shares that contain an anti-dilution provision

19

14.	Stock Options and Stock-Based Compensation

In 2002, the Board adopted the 2002 Equity Incentive Plan (the “2002 Plan”) that governed equity awards to employees, members of the Board of Directors, and consultants of the Company. Under the 2002 Plan, 9,000 shares of Common Stock were reserved for issuance. From 2006 through 2012, the 2002 Plan was amended several times to increase the total number of shares authorized under this plan to 83,000 shares. In 2013, the Board of Directors adopted the 2013 Equity Incentive Plan (the “2013 Plan”) and, together with the 2002 Plan (the “Plans”), governs the equity awards to employees, members of the Board of Directors, and consultants of the Company. Under the 2013 Plan, an additional 250,000 shares of Common Stock were reserved for issuance.

The types of awards permitted under the Plans include qualified incentive stock options (“ISO”), non-qualified stock options (“NQO”), and restricted stock. Each stock option shall be exercisable at such times and subject to such terms and conditions as the Board of Directors may specify. Stock options generally vest over four (4) years and expire no later than ten (10) years from the date of grant. A summary of stock option activity is as follows:

		Weighted average	Weighted avg. remaining
	Stock options	exercise price	contractual life (years)
Outstanding as of December 31, 2016	215,602	$28.50	7.30
Granted	48,700	$6.50
Exercised	–	$–
Cancelled or expired	(9,600)	$28.00
Outstanding as of March 31, 2017	254,702	$24.00	7.41

Exercisable as of December 31, 2016	113,618	$42.00	5.70
Exercisable as of June 30, 2017	145,420	$33.50	6.34

20

14.	Stock Options and Stock-Based Compensation (Continued)

The following table summarizes information about stock options at June 30, 2017:

Stock options outstanding				Stock options exercisable
			Weighted		Weighted
		Weighted average	average		average
		remaining contractual	exercise		exercise
Exercise price	Outstanding	life (in years)	price	Exercisable	price
$5.50	22,000			22,000
$6.00	7,000			1,313
$7.50	79,700			10,638
$12.50	31,467			18,092
$24.00	3,000			1,313
$25.00	1,580			1,580
$26.50	6,500			3,250
$27.50	66,240			50,021
$75.00	32,920			32,920
$100.00	4,295			4,295
$5.50 – $100.00	254,702	7.41	$24.00	145,422	$33.50

As of June 30, 2017, the total aggregate intrinsic value for stock options currently exercisable and stock options outstanding was estimated to be $0.  This value represents the total pre-tax, intrinsic value based on the estimated fair value of the Company’s Common Stock price of $4.50 per share as of June 30, 2017.

The following table summarizes the activity of the Company’s stock options that have not yet vested:

		Weighted average
		grant-date fair
	Stock options	value (per option)
Non-vested as of December 31, 2016	106,814	$6.00
Granted	48,700	$6.50
Forfeited	(9,600)	$28.00
Vested	(36,633)	$2.50
Non-vested as of June 30, 2017	109,281	$10.50

The fair value of non-vested stock options to be recognized in future periods is $498,247, which is expected to be recognized over a weighted average period of 2.25 years. The total fair value of stock options vested during the six months ended June 30, 2017 was $124,877 compared to $122,223 for the six months ended June 30, 2016.

Stock-based compensation expense is as follows:

	Six Months Ended June 30,
	2017	2016
Selling, general, and administrative expense	$118,840	$113,741
Research and development expense	6,036	8,482
Total stock-based compensation	$124,876	$122,223

The weighted average grant-date fair value of stock options granted during the six months ended June 30, 2017 was $0.05 per stock option and for the six months ended June 30, 2016 it was $0 per stock option.

The fair value of the stock option grants was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Six Months Ended June 30,
	2017	2016
Weighted average risk-free interest rate	2.06%	N/A%
Volatility factor	66.32%	N/A%
Weighted average expected life (in years)	7	N/A
Dividend rate	0%	N/A%

21

14.	Stock Options and Stock-Based Compensation (Continued)

The Company utilizes a peer group to estimate its expected volatility assumptions used in the Black-Scholes option-pricing model. The Company completed an analysis and identified four similar public companies considering their industry, stage of life cycle, size, and financial leverage. Given the Company’s limited history with stock options, the Company’s expected term is based on an average of the contractual term and the vesting period of the options (the SEC Staff Accounting Bulletin No. 110, “Simplified” method).

15.	Warrants

See Note 12 Debt and Note 13 Common Stock for information related to the issuance of warrants to related parties, WVJITB, Consultants, Investors of 2016-17 Offering, Placement Agent, Wawrla, Anti-Dilution and Exchange Offer for the purchase of 2,280,820, 15,000, 61,067, 366,933, 44,440, 266,667, 434,000 and 507,325 shares of Common Stock, respectively during the six months ended June 30, 2017.

As part of the Exchange Offers, certain investors and related parties exchanged 2,766,121 of their warrants for shares of Common Stock thus reducing the total number of outstanding warrants to purchase shares of Common Stock. See Note 13 Common Stock for more information relating to the Exchange Offers.

As of June 30, 2017, warrants to purchase 3,634,983 shares of Common Stock were outstanding and exercisable. During the six months ended June 30, 2017, the Company recognized a total of 42,563 in interest expense resulting from the accretion of the fair value of issued warrants.

The following table summarizes the activity of the Company’s warrants:

			Weighted	Weighted
			average	average remaining
			exercise	contractual life
	Warrants		price	(in years)
Outstanding as of December 31, 2016	2,449,518		$21.50	2.13
Granted	3,976,252		$2.00	2.88
Exercised	–		$
Cancelled or expired	(2,790,787)		$7.00
Outstanding as of June 30, 2017	3,634,983	(a)	$12.00	3.64

(a) includes 1,438,856 warrants that contain an anti-dilution provision

The following table summarizes information about warrants as of June 30, 2017:

Warrants Outstanding
Exercise Price	Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$3.75	1,654,054
$4.00	112,375
$4.05	457,505
$5.00	36,200
$5.50	25,000
$5.63	46,667
$9.50	93,083
$10.00	55,025
$12.00	150,000
$13.50	296,622
$14.00	56,900
$16.25	33,713
$20.00	20,800
$22.50	34,600
$25.00	143,062
$37.00	146,187
$40.00	28,300
$55.00	235,465
$56.00	5,275
$110.00	1,400
$112.50	2,750
$3.75 - $112.50	3,634,983	3.64	$12.00

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16.	Commitments and Contingencies

Legal Proceedings

The Company currently is not a party to any material legal proceeding and has no knowledge of any material legal proceeding contemplated by any governmental authority or third party. The Company may be subject to a number of claims and legal proceedings which, in the opinion of our management, are incidental to normal business operations. In managements’ opinion, although final settlement of these claims and suits may impact the financial statements in a particular period, they will not, in the aggregate, have a material adverse effect on the Company’s financial position, cash flows or results of operations.

In 2016, the Company received three court summonses for past due accounts payables. The claims totaled $213,032 and are related to amounts the Company has properly accounted for in its accounting records, including late-payment fees and interest, if applicable. In December 2016, the Company entered into a confessed judgement with one of the vendor agreeing to make payment of $161,889.16 in full by January 31, 2017. Two payments of $25,000 each were made in December 2016 leaving a balance of $111,889.16 to pay by January 31, 2017. The Company made full and final payment of $111,889.16 on the confessed judgement on January 31, 2017.

In July 2017, the Company received a Request for Entry of Judgement from Johns Hopkins University dated June 14, 2017. The judgement against the Company is in excess of $93,664 ($74,359 in fees plus $19,305 in interest) pursuant to the Agreement between Johns Hopkins University and the Company. As of the date of this report total claims are $130,455.

Warranty Reserve

The Company provides for a one-year warranty with the sale of its LAESI® instruments. As the Company does not currently have sufficient historical data on warranty claims, the Company’s estimates of anticipated rates of warranty claims and costs are primarily based on comparable industry metrics. The Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its products. As of June 30, 2017 and December 31, 2016, the Company had accrued warranty expense of $35,000 and $45,000, respectively.

University License Agreements

The Company has agreements with West Virginia University (“WVU”) and George Washington University (“GWU”) related to in-licensed technologies as follows:

WVU	The Company has entered into a License and Exclusive Option to License Agreement with the West Virginia University Research Corporation (“WVURC”), a nonprofit West Virginia corporation acting for and on behalf of WVU. Under the terms of this agreement, the WVURC has granted the Company an exclusive option to license technology from the laboratories of certain WVU principal investigators in the field of protein discovery, for therapeutic, diagnostic and all other commercial fields worldwide. Under the terms of this Agreement, the Company pays expenses for the preparation, filing and prosecution of related patent applications, and the Company will pay royalties on the net revenue resulting from the sale of products and services that utilize the WVU subject technology.

GWU	In March 2009, the Company entered into an Exclusive License Agreement with GWU for technology developed in the laboratory of Dr. Akos Vertes Ph.D., Professor of Chemistry, Professor of Biochemistry & Molecular Biology, Founder and Co-Director of the W.M. Keck Institute for Proteomics Technology and Applications, the Department of Chemistry, who is a science advisor to the Company. The technology field is laser ablation electrospray ionization, or “LAESI”, a new method of bioanalytical analysis that enables high throughput biomolecule characterization. Under the terms of this agreement, the Company has the exclusive, worldwide rights to commercialize the technology. The Company has obtained a registered trademark for “LAESI®”. The Company is obligated to pay expenses for the preparation, filing and prosecution of related patent applications, and the Company pays royalties on the net revenues resulting from the sale of products and services that utilize the GWU subject technology. During the six months ended June 30, 2017, the Company recorded royalty expenses of $2,199. During the six months ended June 30, 2016, the Company recorded royalty expenses of $4,538.

In January 2017, the Company had received a payment on demand letter from GWU regarding the exclusive license agreement for the “LAESI License” along with the patent license agreement for the “Protein Microscope License.” As these letters relate to such agreements and past due payments, they allow the Company to make payment or release their rights to each of such license agreement by a specified amount of days for each agreement or provide requested plans.

23

16.	Commitments and Contingencies (Continued)

GWU requested that all LAESI License past due royalties and interest of $110,374 be paid within sixty (60) days of the letter dated January 27, 2017. GWU is preserving its rights under article 10.9 and 7.3(b) of the LAESI License agreement. The Company has made payment in full on March 28, 2017, and this request has been fulfilled.

As of June 30, 2017, the Company’s accounts payable balance included $50,800 payable to GWU, of which $0, for royalties on sales of the LAESI® instrument platform and $2,199 was owed for royalties on Imaging Services work using the LAESI® instrument. Under the terms of the Company’s Exclusive License Agreement with GWU, as amended, the Company is required to pay interest on amounts that are more than five (5) business days overdue. In addition, the Company’s agreement with GWU allows GWU to terminate the agreement under certain circumstances, including related to late payments.

In January 2014, the Company became a subcontractor to GWU in a multi-year project with the Defense Advanced Research Projects Agency (“DARPA”) to develop new tools and methods to elucidate the mechanism of action of a threat agent, drug, biologic or chemical on living cells within thirty (30) days of exposure. This product is called REDIchip™ (an acronym for Resonance-Enhanced Desorption Ionization).

Yale	In April 2016, we entered into an exclusive license agreement for technology with Yale University related to the differential diagnosis of melanoma, specifically designated as a "Method of Differentiating Benign Melanocytic Nevi from Malignant Melanoma." The technology was co-invented by Dr. Rossitza Lazova, of the Department of Dermatology at Yale School of Medicine, and Dr. Erin Seeley, our Principal Investigator. Under the terms of the license agreement, we have been granted the exclusive worldwide rights to commercialize the technology. We are obligated to pay expenses for the preparation, filing and prosecution of future related patent applications governed by the license agreement and related license fees. We are obligated to pay a non-refundable royalty of $5,000 payable to Yale University in May 2016, and an annual license maintenance royalty of $2,500 in April 2017, and an annual license maintenance royalty of $5,000 in each anniversary year thereafter. We are also obligated to pay a non-refundable royalty of $5,000 upon our making our first sale of a licensed product, $7,500 when we file for an approval for commercial sale with a government regulatory agency and $10,000 upon our “first sale” of a licensed product that is approved by such governmental agency. In addition, we will pay Yale an earned royalty of 2.5% on worldwide cumulative net sales of licensed products by our company or under any sub-license or affiliate arrangements, to accrue within thirty (30) days from the end of each calendar quarter, subject to the payment of minimum annual royalties of $10,000, payable on the first day of January in the year following our first sale of licensed products (the “Minimum Royalty Effective Date”), and increasing to $15,000 on the first anniversary of the Minimum Royalty Effective Date, $20,000 on the second anniversary of the Minimum Royalty Effective Date, $30,000 on the third anniversary of the Minimum Royalty Effective Date, $40,000 on the fourth anniversary of the Minimum Royalty Effective Date and $50,000 on the fifth anniversary of the Minimum Royalty Effective Date and each subsequent anniversary year thereafter. Unless earlier terminated in accordance with its terms, the Yale license agreement expires upon the later of 20 years from the effective date or the end of the term of the last underlying patent to expire.

17.	Supplemental Cash Flow Information

Cash paid for interest and income taxes

During the six months ended June 30, 2017, cash paid for interest totaled $233,226. Cash paid for interest for the six months ended June 30, 2016 was $122,354.

The Company did not pay any income taxes during 2016 or the six months ended June 30, 2017.

Non-cash investing and financing activities

	Six Months Ended June 30,
	2017	2016

Equipment acquired under capital leases	$124,503	$567,888
Issuance of common stock upon conversion of accrued interest	$–	$41,393
Issuance of common stock upon conversion of related party debt and interest	$2,739,037	$–
Issuance costs for short-term debt	$–	$5,000
Issuance of common stock for short-term convertible note	$375,000	$–
Anti-dilution warrants to be issued	$–	$6,878
Fair value of warrant committed to placement agent	$–	$5,436

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18.	Evaluation of Subsequent Events

Convertible Promissory Note

Subsequent to June 30, 2017, we were able to obtain the collaboration agreement with Massachusetts General Hospital (“Mass General”) through the efforts of certain members of PPLL, LLC. In July 2017, we entered into a two-year advisory agreement with PPLL under which they have agreed, in addition to the services previously rendered to us, to finance a portion of our financial obligations to Mass General under the collaboration agreement and continue to assist our Company in obtaining additional collaboration agreements and other business initiatives. We have valued the prior and ongoing services of PPLL at $360,000 and issued to PPLL our 4% promissory note due June 30, 2019 which we can pay at our option after July 15, 2018 by issuing to PPLL or its members an aggregate of 720,000 shares of our common stock. Conversely, PPLL may, at any time on or after January 1, 2018, convert the note at any times into all or a portion of such 720,000 shares.

Common Stock

Subsequent to June 30, 2017, the Company issued 5,000 shares of Common Stock in lieu of cash as partial payment to a certain vendor. The issuance doesn’t fulfill the entire amount due to the vendor.

Subsequent to June 30, 2017, the Board of Directors approved issuing 40,000 shares of Common Stock to a certain consultant for his services to the company.

Obligations to Stockholders

Subsequent to June 30, 2017, the Company received advances totaling $406,850 from certain related parties. Advances have no terms of repayment and do not bear interest. The related party received two warrants to purchase 1,200,000 shares of common stock at a purchase price of $3.75 per share in exchange for the advances.

Reverse Stock-Split

On August 25, 2017, and after having received stockholder approval on March 2, 2017, the Company’s board of directors approved a 1-for-50 reverse stock split of its issued common stock, which stock split will be effectuated immediately prior to the effective date of this registration statement, or at such earlier date as the underwriter and the Company shall mutually determine. On __________, 2017, the Company effected the 1-for-50 reverse stock split. Such reverse stock split will not cause an adjustment to the par value of the authorized shares of common stock. As a result of the reverse stock split, the Company will also adjust the share and per-share amounts under its incentive stock plan and common stock warrant agreements with third parties. No fractional shares will be issued in connection with the reverse stock split. All disclosure of common shares and per share common per-share data in the accompanying consolidated financial statements and related notes have been adjusted retroactively to reflect the reverse stock split for all periods presented.

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___________ Shares

Common Stock

PROSPECTUS

Laidlaw & Company (UK) Ltd.

                   , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

Amount
SEC registration fee		$2,134
Nasdaq Capital Market listing fee
FINRA filing fee
Print fees			*
Legal fees			*
Accounting fees and expenses			*
Transfer Agent Fees and Expenses			*
Miscellaneous Fees and Expenses			*
Total	$		*

* Estimated.

Item 14.  Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Pursuant to Article Seven of our Certificate of Incorporation (“Article Seven”), we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others.

Article Seven also states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except of any matter in respect of which such director shall be liable under Section 174 of the DGCL or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Under Article Eight of our Certificate of Incorporation, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us and we are required to advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the DGCL.  These rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15.  Recent Sales of Unregistered Securities.

During the past three years, the registrant has issued and sold the following unregistered securities:

Common Stock and Warrants

On October 31, 2014, the Company received $2,539,475 in aggregate gross cash proceeds from 47 accredited investors in connection with the sale of approximately 25.4 units (each a “2014 Unit” and collectively, the “2014 shares”). Each 2014 Unit consists of (i) 25,000 shares of Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), (ii) and a 3 year warrant to purchase 4,000 shares of common stock at an exercise price of $37.50 per share for an aggregate of 634,869 shares of the Company’s Preferred Stock and warrants to purchase an aggregate of 101,576 shares of the Company’s common stock. In addition, the Company issued an aggregate of approximately 18.9 in additional 2014 shares or 471,763 shares of Preferred Stock and warrants to purchase up to 75,482 shares of common stock, to certain existing convertible promissory note holders, in connection with the conversion of $1,887,053.90 in outstanding principal and accrued unpaid interest in convertible promissory notes.

Each share of Preferred Stock has a stated value equal to $4.00, subject to increase (the “Stated Value”). The Preferred Stock will automatically convert into shares of common stock determined by dividing the Stated Value by $12.50 per share on February 17, 2015. Under certain circumstances, the holders of the Preferred Stock have voluntary conversion rights, are entitled to receive dividends at the rate of 6.0% per annum and shall be entitled to certain anti-dilution protections.

The Company agreed to issue a warrant to purchase an aggregate of 29,784 shares of common stock to the placement agent (or its designees).

On November 25, 2014, the Company received $982,500 in aggregate gross cash proceeds from 19 accredited investors in connection with the sale of approximately 9.83 in additional 2014 shares for an aggregate of 245,625 shares of the Company’s Preferred Stock and warrants to purchase an aggregate of 39,300 shares of the Company’s common stock. In addition, the Company issued an aggregate of approximately 2.60 in additional in additional 2014 shares or 64,981 shares of Preferred Stock and warrants to purchase up to 10,397 shares of common stock, to certain existing convertible promissory note holders, in connection with the conversion of $259,922.91 in outstanding principal and accrued unpaid interest in convertible promissory notes. In addition, the Company agreed to issue a warrant to purchase an aggregate of 11,790 shares of common stock to the placement agent (or its designees).

On June 29, 2015, the Company issued 108,052 shares of common stock to investors in the Company’s winter 2013 private placement of common stock and common stock warrants pursuant to anti-dilution rights.

On July 16, 2015, the Company issued a warrant to The George Washington University to purchase 2,000 shares of common stock. The warrants are exercisable at an exercise price of $25.00 per share for a five-year term.

On October 12, 2015, the Company issued warrants to purchase 2,000 shares of common stock to private lenders. The warrants are exercisable at an exercise price of $25.00 per share for a five year term.

On December 18, 2015, the Company issued 15,600 shares of common stock with an aggregate value of $195,000 to non-employee directors of the Company as compensation for their service to the Company.

On May 22, 2015, the Company entered into a Subscription Agreement with one accredited investor, pursuant to which the Company received an aggregate gross proceeds of $2,000,000 for the sale of an 20% original issue discount unsecured convertible debenture (the “Debenture”) due November 22, 2015. The Company issued (a) the Debenture with a principal amount of $2,500,000 that bears interest at a rate of 10% per annum. On December 31, 2015, the debenture was converted into 212,111 shares of common stock at $12.50 per share and included interest of $151,389.

In connection with the Debenture, the Company paid to a FINRA registered broker dealer that acted as the placement agent an aggregate of approximately $440,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant to purchase an aggregate of 31,000 shares of common stock to the placement agent (or its designees).

The Company agreed to file a registration statement with the Securities and Exchange Commission to register for resale (i) all common stock issuable upon conversion of the Series A preferred stock and the shares of common stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants.

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In closings between August 26 and December 10, 2015, the Company received $1,422,500 in aggregate gross cash proceeds from 39 accredited investors in connection with the sale of approximately 14.23 units (each a “Unit” and collectively, the “Units”) of its securities in a private placement offering to accredited investors (as defined in Regulation D under the Securities Act). Under the private placement offering (the “2015 Offering”) of a minimum of $4,000,000 and up to a maximum of $4,500,000, each Unit consists of (a) 8,000 shares of the Company’s common stock and (b) three-year warrant to purchase 4,000 shares of common stock (the “Investor Warrant”) at an exercise price of $18.75 per share pursuant to the terms and conditions of a Subscription Agreement and Unit Purchase Agreement. The Company issued an aggregate of 113,840 shares of the Company’s common stock and Investor Warrants to purchase an aggregate of 29,640 shares of the Company’s common stock issued at each closing in connection with the cash proceeds received.

In connection with each closing, the Company also paid to a FINRA registered broker dealer that acted as the placement agent (the “Placement Agent”) an aggregate of $155,700 in cash compensation, representing (i) 10% of the gross proceeds raised in the Offering from Purchasers introduced to the Company by the Placement Agent; (ii) 2% of the aggregate gross proceeds raised in the 2015 Offering from pre-existing investors of the Company, and (iii) 2% of the aggregate gross proceeds raised in the Offering, in connection with a non-accountable expense allowance. In addition, the Company agreed to issue a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 14,820 shares of common stock at exercise price equal to $12.50 per share.

The Company also entered into a Registration Rights Agreement with each of the purchasers of Units in the 2015 Offering, which requires the Company to file a registration statement with the Commission registering for resale (i) all common stock issued to the Purchasers, and (ii) all shares of Common stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants.

In March 2016, May 2016, June 2016, and July 2016, in connection with the sale of $2,668,750 of bridge notes (described below), the Company issued to the note purchasers and the placement agent, warrants to purchase 271,913 shares of common stock.

All of the Units and securities underlying the Units issued in the 2015 Offering were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the offering of the Units. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

In February 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $33,333 of accrued interest on promissory notes issued by the Company to Summit Resources, Inc. (“Summit”), and $8,060 of account payable by the Company to Summit, into 3,331 shares of Common Stock at the rate of $12.50 per share. The transaction also included the issuance of warrants to purchase 9,000 shares of Common Stock. The warrants have an exercise price of $20.00 per share and a five-year term.

In September 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $41,667 of accrued interest on promissory notes issued by the Company to Summit and $9,781 of account payable (or a total of $51,448) by the Company to Summit, into 205,791 shares of Common Stock at the rate of $12.50 per share.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $5,000 of Loans Payable to Stockholders into 1,333 shares of Common Stock at the rate of $3.75 per share. The Stockholder was also issued a Class A Warrant and a Class B Warrant with the same terms and agreement as the current offering. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $5,480.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $50,000 of accounts payable to a vendor into 13,333 shares of Common Stock at the rate of $3.75 per share. The vendor was also issued a Class A Warrant and a Class B Warrant with the same terms and agreement as the current offering. The relative fair value of these warrants at the issuance date, and the corresponding liability recorded for these warrants at that date, was estimated at $54,800.

In March 2016, the Company entered into an agreement with an advertising firm for certain services to be rendered to the Company over an estimated ninety (90) day period (the “Media Advertising Agreement”). Besides cash compensation, the Media Advertising Agreement required the Company to issue 3,000 shares of Common Stock to the advertising firm as of the execution date of the agreement and an additional 3,000 shares to be issued to the advertising firm thirty (30) days from the execution date of the agreement. In July 2016, the Company renewed the agreement with such advertising firm for certain services to be rendered to the Company over an estimated ninety (90) day period. Besides cash compensation, the Media Advertising Agreement required the Company to issue 6,000 shares of Common Stock upon execution of the document. The fair value of the shares issued was estimated at $75,000 with the amount recorded as consulting expense.

In July 2016, the Company renewed the agreement with such advertising firm for certain services to be rendered to the Company over an estimated ninety (90) day period. Besides cash compensation, the Media Advertising Agreement required the Company to issue 6,000 shares of Common Stock upon execution of the document. The fair value of the shares issued was estimated at $75,000 with the amount recorded as consulting expense.

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Pursuant to its private placement memorandum, dated as of October 31, 2016 (the “Memorandum”), the Company offered, through a placement agent, a maximum of 500 Units of securities (the “Units”) to accredited investors (as defined in Regulation D under the Securities Act). at a price of $10,000 per Unit for up to $5,000,000 in gross proceeds (the “Unit Offering”). Each Unit consists of up to (a) 2,666.67 shares of Common Stock, par value $0.0001 (the “Common Stock”), (b) 18 month warrants to purchase 2,666.67 shares of Common Stock at an exercise price of $4.50 per share (the “Class A Warrants”), and (c) five year warrants to purchase 2,666.67 shares of Common Stock at an exercise price of $5.63 per share (the “Class B Warrants” and together with the Class A Warrants, the “Investor Warrants”). If all 500 Units had been sold, the Company would have issued an aggregate of 1,333,333 shares of its Common Stock and Investor Warrants to purchase up to 2,666,667 shares of Common Stock. The Offering terminated on March 31, 2017.

In a series of closings of the Unit offering between November 1, 2016 and December 31, 2016, the Company received $1,407,403 in aggregate gross cash proceeds from 50 accredited investors in connection with the sale of approximately 140.74 Units and issued an aggregate of 375,315 shares of the Company’s Common Stock, Class A Warrants to purchase 375,315 shares of common stock and 2016-17 Class B Warrants to purchase an aggregate of 375,315 shares of Common Stock

In additional closings that occurred between January through March 2017 the Company received an aggregate of $688,000 in gross cash proceeds from 21 accredited investors in connection with the sale of approximately 68.80 Units, and issued an aggregate of 183,467 shares of Common Stock at $3.75, Class A Warrants to purchase 183,467 shares of Common Stock at an exercise price of $4.50 per share and Class B Warrants to purchase 183,467 shares of Common Stock at an exercise price of $5.63 per share. See Note 15 Warrants for additional information.

In connection with the closings under the Unit offering, the Company paid to the placement agent an aggregate of $88,040 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant to the placement agent to purchase an aggregate of 44,440 shares of Common Stock, with an exercise price of $3.75 per share and term of three years. The Company also issued one Unit to the placement agent’s legal counsel for services rendered in connection with the Closing.

In connection with the Unit Offering the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Purchasers, which requires the Company to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering for resale (i) all Common Stock issued to the Purchasers as part of the Units, (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants and the warrants issued to the placement agent, and (iii) all shares of Common Stock issued to legal counsel for services rendered in connection with the Closing.

If the Registration Statement is not declared effective by the SEC within the specified deadlines set forth in the Registration Rights Agreement, the Company will be required to pay to each Purchaser an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such Purchaser per 30-day period that such failure continues, up to the maximum of 6% of the aggregate Purchase Price. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum.

The sale of Common Stock in the Unit Offering at a price of $3.75 per share triggered the anti-dilution provisions contained in certain outstanding financial instruments. As a result, to satisfy the Company’s obligations under such provisions, the Company issued 1,714,500 shares of Common Stock, 504,887 Warrants to purchase shares of Common Stock, and was required to reduce the conversion rate for the Exchange Notes to $3.75 per share (See Note 12 Debt) and reduce the exercise price of 989,191 warrants.

In connection with each closing, the Company also paid to a FINRA registered broker dealer that acted as the placement agent (the “Placement Agent”) an aggregate of $258,092 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue warrants (the “Placement Agent Warrant”) to purchase an aggregate of 153,906 shares of Common Stock at exercise prices equal to $3.75 per share.

All of the Units and securities underlying the Units issued in the Unit Offering were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the offering of the Units. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

The Company agreed to file a registration statement forty five (45) days following the final closing date with the SEC to register for resale (i) all Common Stock issued in, and the shares of Common Stock issuable upon exercise of the 2016-17 Class A Warrants and 2016-17 Class B Warrants and the Placement Agent Warrants issued in, the 2016 Offering.

Promissory Notes

From April 2, 2014 until June 30, 2014, the Company entered into a Note Purchase Agreement, and issued convertible one-year promissory notes (the “2014 Q2 Notes”) to eight related parties in the aggregate principal amount of $1,378,500. From July 1, 2014 until June 30, 2015, the Company entered into a Note Purchase Agreement, and issued convertible one-year promissory notes (the “2014 Q3 Notes”) to ten related parties in the aggregate principal amount of $817,500. The 2014 Q2 Notes and 2014 Q3 Notes converted into the 2014 Offering.

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On July 1, 2015, the Company received an aggregate gross proceeds of $200,000 from one director and issued a 10% Convertible Promissory Note due on December 31, 2015. The note is convertible into common stock at a conversion price of $16.50 per share. The Company also issued 1,818 shares of common stock as commitment fee to the director with a price per share of $16.50.

During 2014, the Company received advances equal to an aggregate of $1,415,000 from Summit. In exchange for a portion of the advances received, the Company entered into Note and Warrant Purchase Agreements and issued (a) one-year promissory notes bearing simple interest at the rate of 10% per annum to Summit in an aggregate principal amount of $1,415,000 and (b) five-year warrants to purchase up to 28,300 shares of Common Stock at an exercise price of $40.00 per share. On June 3, 2014, the Board approved an increase in the total offering amount of the promissory notes issuable to $1,500,000 from $900,000. The fair value of these warrants was estimated to be $101,177, which was recorded as a discount to the promissory note, and will be accreted based on the repayment of the obligation. The Company repaid $250,000 as of December 31, 2014. Accretion expense of $10,950 was recognized during the year ended December 31, 2014. The outstanding balance, net of discount, was $1,074,773 as of December 31, 2014. On March 20, 2015, the Company converted the $165,000 of outstanding principal and unpaid accrued interest of $105,078, and issued Summit 1,080,312 shares of Common Stock at a conversion price of $12.50 per share and as an inducement to convert, warrants in aggregate of 540,156 to purchase shares of Common Stock at an exercise price of $25.00 per share. The Company recognized accretion expense of $7,227 during the three months ended March 31, 2015. In addition, the Company recognized debt conversion inducement cost related to the fair value of the warrants issued to Summit of $31,455 during the three months ended March 31, 2015. As of December 31, 2016, the outstanding balance was $1,000,000 or $917,000, net of discount.

During 2015, the Company received aggregate gross proceeds of $200,000 from one director and issued a 10% Convertible Promissory Note due on December 31, 2015. This note has been extended until January 31, 2016. Subsequently, the note was further extended with $25,000 due on March 31, 2016 and the remaining balance due on May 31, 2016. The note is convertible into Common Stock at a conversion price of $16.50 per share. The Company also issued 1,818 shares of Common Stock as commitment fee to the director. On May 31, 2016, one of the outstanding interest-bearing promissory notes in the amount $200,000 with a stockholder reached maturity. In June 2016, a payment was made of $12,500 to pay accrued interest through February 2016. In July 2016, a payment of $12,500 was made to cover accrued interest payable from March 2016 through June 2016 as well as $5,444 applied against the outstanding principal balance of the note. In early August 2016, the Company and the stockholder reached a verbal agreement to extend the maturity date to September 30, 2016, at which time the Company would make payment to the stockholder for the deferred amount, $194,556, as well as interest accrued on the balance through December 31, 2016 of $9,729. As of the date of this prospectus, the Company is in discussions with the related party regarding terms to pay all accrued unpaid interest in cash and convert the principal balance of the note. Such related party has acknowledged that the Company is not currently in default under the note.

During 2014, the Company received advances equal to an aggregate of $170,000 from various directors and current stockholders of the Company.

During 2015, the Company received advances equal to an aggregate of $1,402,500 from various directors and current stockholders of the Company. The Company repaid $115,000 to these related parties in 2015 and $57,500 in 2016. No terms of repayment have been specified on the remaining $1,400,000 aforementioned advances as of the filing date.

During 2016, the Company received advances equal to an aggregate of $372,440 from various directors and current stockholders of the Company. The Company repaid $51,040 to three directors during 2016. No terms of repayment have been specified on the remaining $1,400,000 aforementioned advances as of the filing date.

On October 31, 2016, the Company received a promissory note from a related party, an officer of the Company and a Board of Director. To provide the Company with $255,000 to cover the deficit at the bank, the related party had to get a loan from the bank. The Company is responsible for repaying the related party note directly to the bank by November 30, 2016. The bank has agreed to extend the maturity date to February 28, 2017. On March 14, 2017, the bank has agreed to extend the maturity date to August 28, 2017.

In December 2016, the Company’s Board of Directors authorized the conversion of an aggregate of $5,000 of Loans Payable to Stockholders into 1,333 shares of Common Stock at the rate of 3.75 per share. The Stockholder was also issued an A Warrant and B Warrant with the same terms and agreement as the current offering. See Note 9 Stock Warrants and Note 6 Common Stock.

As of December 31, 2016, the outstanding balance of advances and other loans payable to stockholders was $3,087,956, which included two interest-bearing promissory notes with a combined outstanding balance of $1,111,556 with two stockholders and $1,721,400 in outstanding advances from other stockholders and a related party interest-bearing promissory note of $255,000 due to the bank on August 28, 2017. The advances have no terms of repayment and do not bear interest.

On March 4, 2016, the Company issued to St. George Investments LLC (“St. George Investments”), an Accredited Investor, a 23% original issue discount unsecured convertible note (the “March 2016 Convertible Note”) due September 4, 2016, with a principal amount of $655,000, for aggregate gross cash proceeds of $500,000, pursuant to the terms and conditions of a Securities Purchase Agreement dated March 4, 2016 between the Company and St. George Investments. In addition to the original issue discount of $150,000, the March 2016 Convertible Note principal amount included legal fees of St. George Investments of $5,000. In connection with the issuance of the March 2016 Convertible Note, the Company issued to St. George Investments: (a) 3,614 shares of Company’s Common Stock (with a value of $27,174), and (b) a five-year warrant to purchase up to 32,750 shares of Common Stock at an exercise price of $37.50 per share, subject to adjustment in certain events as provided therein (“St. George Investments Warrant”). Upon an event of default as defined in the March 2016 Convertible Note, the outstanding balance is convertible at the holder’s option into Common Stock at a conversion price equal to (initially) 70% of the lowest closing bid price for the Common Stock in the twenty (20) trading days immediately preceding the conversion, subject to adjustment in certain events as provided therein.

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The relative fair value of the St. George Investments Warrant was estimated at $12,773, which was recorded as a discount to the March 2016 Convertible Note and accreted to interest expense over the term of the note. The relative fair value of the Common Stock issued to St. George Investments was estimated at $27,174, which was recorded as a discount against the note and accreted over the term of the note. The Company recognized accretion expense of $38,019 related to the fair value of these warrants, Common Stock and transaction costs and interest expense of $51,613 related to the original issue discount during the three months ended September 30, 2016. For the nine months ended September 30, 2016, the Company recognized accretion expense of $104,947 and interest expense of $150,000 related to this note.

On September 6, 2016, the March 2016 Convertible Note reached maturity and the Company paid $655,000 to St. George Investments LLC in satisfaction of the obligation (see also September 2016 10% OID Secured Promissory Note above).

In connection with the sale of the March 2016 Convertible Note, the Company paid to a Placement Agent an aggregate of approximately $60,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue warrants to purchase an aggregate of approximately 9,825 shares of Common Stock to the Placement Agent (or its designees) with an exercise price of $12.50 per share and a term of three (3) years. As of the date of this prospectus, the warrants had not been issued the Placement Agent. However, the relative fair value of these warrants was estimated to be $2,456, which was recorded as additional paid-in capital. See Note 9 Stock Warrants below related to the triggering of an anti-dilution provision included in the St. George Investments Warrant in May 2016.

In the second quarter of 2016, the Company issued a series of 20% original issue discount unsecured convertible debentures (the “Second Quarter 2016 Convertible Debentures”) to 34 Accredited Investors pursuant to the terms and conditions of a Securities Purchase Agreement by between the Company and each Accredited Investor. The face amount of the underlying debentures issued was $1,950,000 and the aggregate gross cash proceeds to the Company were $1,560,000; each debenture has a six-month maturity from the date of issuance; maturities for the Second Quarter 2016 Convertible Debentures include $448,750, $415,000, $605,000, $481,250 in November 2016 and December 2016. In addition to the original issue discount on these debentures, which totaled $390,000, the debentures accrue additional interest at a rate of 10.0% per annum. At the Company’s option, assuming certain conditions are met, the Company can issue shares of Common Stock in lieu of making cash interest payments. In addition, for debentures that reach maturity (i.e., they are not converted to Common Stock), the Company has the option to pay the principal and any unpaid accrued interest in shares of Common Stock, assuming certain conditions are met. Each debenture may be converted into Common Stock voluntarily by the holder at any time after issuance and until the debenture is no longer outstanding. However, if the Company should complete a public offering of Common Stock (or any security convertible into or exercisable or exchangeable for shares of Common Stock) before maturity of any of the underlying debentures, on the date of closing of such offering any outstanding principal amount and accrued and unpaid interest automatically converts into shares of the Company’s Common Stock at the applicable conversion rate (“Automatic Conversion”). Each debenture is voluntarily convertible by the holder into shares of Common Stock at $12.50 per share and, for Automatic Conversion, the conversion rate is the lower of $12.50 per share or a per share rate that is equal to 85% of the price per share to the public of any Common Stock sold in a public stock offering (for either method of conversion, the conversion amount being the face amount of the note plus any accrued but unpaid interest at the conversion date). The debentures sold in September 2016 (the “September 2016 10% OID Secured Promissory Note”), which had a face amount of $156,250, were sold subject to the Company obtaining shareholder approval to increase the number of authorized shares of Common Stock; as discussed in Note 15 Evaluation of Subsequent Events, the Company obtained shareholder approval for the increase in October 2016. See Note 9 Stock Warrants related to warrants that were granted to the investors in the Second Quarter 2016 Convertible Debentures and the Placement Agent for these debentures.

On July 29, 2016, the Company sold to two Accredited Investors an aggregate face amount of $63,750 of its 20% original issue discount unsecured convertible debentures (the “July 2016 Convertible Debentures” together with the Second Quarter 2016 Convertible Debentures, the “Summer 2016 Convertible Debentures”), for aggregate gross cash proceeds of $51,000, pursuant to the terms and conditions of a Subscription Agreement by and between the Company and such investors. The debentures have a term of six months from the date of issuance and the principal amount of $63,750 bears interest at a rate of 10% per annum, payable upon conversion as described below and at maturity. The Company may pay all or any portion accrued interest that is due in cash or, at the Company’s option, in shares of Common Stock of the Company at a conversion price of $12.50 per share, or a combination thereof; provided that the Company may pay interest in shares only if certain conditions specified in the debenture are satisfied. The debentures are convertible, in whole or in part, into shares of Common Stock at the option of the holder, at any time and from time to time, at a conversion price equal to the $12.50 per share (as adjusted for forward or reverse stock splits, stock dividends or other similar proportionately-applied change).

In addition, each of the investors received a three-year warrant to purchase a number of shares of Common Stock equal to 75% of the shares of Common Stock initially issuable upon conversion of the debenture, at an exercise price of $16.25 per share (as adjusted for forward or reverse stock splits, stock dividends or other similar proportionately-applied change and subject to customary weighted-average anti-dilution price adjustment). The relative fair value of these warrants was estimated to be $731, which was recorded as a discount to the Summer 2016 Convertible Debentures and is being accreted to interest expense over the six-month term of the related notes. See also Note 9 Stock Warrants.

In connection with the issuance of the Summer 2016 Convertible Debentures, the Company paid to a broker dealer registered with the Financial Industry Regulatory Authority (“FINRA”) that acted as the placement agent an aggregate of approximately $191,400 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue warrants to purchase an aggregate of approximately 28,193 shares of Common Stock to the placement agent (or its designees) with an exercise price of $12.50 per share and a term of three (3) years. The relative fair value of these warrants was estimated to be $3,077 which was recorded as a discount to the Summer 2016 Convertible Debentures. See also Note 9 Stock Warrants.

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On September 9, 2016, the Company reached an agreement with certain holders of the Second Quarter 2016 Convertible Debentures pursuant to which such debentures were exchanged for new short-term convertible notes (the “Exchange Notes”). The Exchange Notes shall have a principal amount totaling $1,987,125 which represents the original principal amount plus accrued interest of 10% per annum for each of the Second Quarter 2016 Convertible Debentures. In addition, the Exchange Notes shall extend the maturity dates under the Second Quarter 2016 Convertible Debentures to a date no later than March 31, 2017. In addition to the Exchange Notes, the holders of the Second Quarter 2016 Convertible Debentures are exchanging their related warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants.

In October and November 2016, the Company reached the same such agreement for the exchange of notes and warrants with three additional holders of the Summer 2016 Convertible Debentures. The Exchange Notes shall have a principal amount totaling $127,313 which represents the original principal amount plus accrued interest of 10% per annum for each of the Second Quarter 2016 Convertible Debentures. In addition, the Exchange Notes shall extend the maturity dates under the Second Quarter 2016 Convertible Debentures to a date no later than May 16, 2017. In addition to the Exchange Notes, the holders of the Second Quarter 2016 Convertible Debentures are exchanging their related warrants for warrants that contain full-ratchet anti-dilution provisions. No additional changes are being made to such forms of warrants.

The relative fair value of the new warrants was estimated to be $306,231, which was recorded as a discount to the Exchange Notes and is being accreted to interest expense over the six-month term of the related notes. The unaccreted balance of the fair value of the warrants issued with Second Quarter 2016 Convertible Debentures was recorded as an adjustment to interest expense upon cancellation of the warrants. See also Note 9 Stock Warrants.

On September 8, 2016, the Company entered into a Note Purchase Agreement with an Accredited Investor pursuant to which the investor purchased a 10% original issue discount secured promissory note of the Company in the principal face amount of $720,000 due October 15, 2016 for an aggregate purchase price of $650,000 (“September 2016 10% OID Secured Promissory Note”). The principal balance of $720,000 bears interest at a rate of 10% per annum on any unpaid principal balance as of October 15, 2016, maturity date. The Company used the proceeds from the offering to repay the March 2016 Short-Term Convertible Note (see below) that matured on September 4, 2016.

The Company’s obligations to repay and otherwise perform its obligations under the September 2016 10% OID Secured Promissory Note are secured by a continuing first priority lien and security interest in the accounts receivable and inventory of the Company and its subsidiary, Protea Biosciences, Inc. (the “Subsidiary”) pursuant to the terms of a Security Agreement among the Company, the Subsidiary, and the Lender (the “Security Agreement”) and include the specific assets now owned or hereafter acquired of the Company and the Subsidiary listed on the Exhibit 1 to the Security Agreement. The Subsidiary also provided the Lender with a full recourse guaranty for the prompt performance of all obligations of the Company, pursuant to the terms of a guaranty agreement.

On November 22, 2016, a payment of $240,000 was made on the September 2016 10% OID Secured Promissory Note leaving an unpaid balance of $480,000 and accrued interest of $12,467. As of the date of this prospectus, the Company is in discussions with the investor regarding terms to extend the maturity date of the note and such investor has acknowledged that the Company is not currently in default under the note. If the Company is unable to successfully negotiate an extension to the note agreement, the Accredited Investor may assert all of its rights and remedies available under the Security Agreement and applicable law. On February 9, 2017, the Company made a $200,000 payment leaving the unpaid balance of $280,000. See Note 15 Evaluation of Subsequent events for related information.

On September 26, 2016, the Company entered into a Subscription Agreement with an Accredited Investor pursuant to which the investor purchased a 20% original issue discount unsecured convertible debenture of the Company in the principal face amount of $156,250 due March 26, 2017 for an aggregate purchase price of $125,000 (the “September 2016 20% OID Note”). The principal balance of $156,250 bears interest at a rate of 10% per annum, payable on the March 26, 2017 maturity date. The debenture may be converted into Common Stock by the holder at any time after issuance and until the debenture is no longer outstanding, However, if the Company should complete a public offering of Common Stock (or any security convertible into or exercisable or exchangeable for shares of Common Stock) before maturity of any of the underlying debentures, on the date of closing of such offering any outstanding principal amount and accrued and unpaid interest automatically converts into shares of the Company’s Common Stock at the applicable conversion rate (“Automatic Conversion”). The debenture is voluntarily convertible by the holder into shares of Common Stock at $12.50 per share and, for Automatic Conversion, the conversion rate is the lower of $12.50 per share or a per share rate that is equal to 85% of the price per share to the public of any Common Stock sold in a public stock offering (for either method of conversion, the conversion amount being the face amount of the debenture plus any accrued but unpaid interest at the conversion date). In addition, the investor received a warrant to purchase 9,375 shares of the Company’s Common Stock at an exercise price of $16.25, subject to adjustment, for a period of three years from the date thereof. The relative fair value of these warrants was estimated to be $1,792, which was recorded as a discount to the September 2016 20% OID Notes and is being accreted to interest expense over the six-month term of the notes. See also Note 9 Stock Warrants.

In connection with such issuance, the Company paid to a broker dealer registered with FINRA that acted as the placement agent an aggregate of approximately $15,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue warrants to purchase an aggregate of 2,188 shares of Common Stock to such placement agent. As of the date of this prospectus, these warrants had not been issued to the placement agent. However, the relative fair value of these warrants was estimated to be $239, which was recorded as a discount to the September 2016 20% OID Note and is being accreted to interest expense over the six-month term of the notes. See also Note 9 Stock Warrants.

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Subsequent to March 31, 2017, we issued our legal counsel, CKR Law LLP a $308,439 convertible note due September 30, 2017, representing accrued and unpaid legal fees through December 31, 2016 and in connection with the preparation and filing of our recent proxy statement. Such note will, at the option of the holder, either be paid out of the net proceeds of any public offering of our Common Stock we consummate prior to the maturity date of such note, or be convertible into shares of our common stock at a price equal to 85% of the initial per share offering price of our Common Stock we may offer in connection with such public offering. We have agreed to register the shares of Common Stock issuable upon conversion of the note in the registration statement relating to such public offering.

On April 20, 2017, we entered into an exchange agreement with GRQ Consulting Inc. 401k (‘GRQ”) under Section 3(a)(9) of the Securities Act of 1933, as amended. Under the terms of the exchange agreement, GRQ exchanged the Original GRQ Note for a new Company note that requires the Borrowers to pay in full the overdue $301,578 amount by not later than June 30, 2017, plus an additional unsecured amount of $375,000 by September 30, 2017 (the “Final Maturity Date”); which latter amount is convertible by the holder at any time at a conversion price $3.75 per share or may be paid at our option at any time prior to the Final Maturity Date by delivering to the note holder 100,000 shares of our Common Stock. On April 21, 2017, GRQ exercised its conversion right and converted the $375,000 balance of the note into 100,000 shares of our common stock.

The guaranty of our Protea subsidiary and GRQ’s security interest in the GRQ collateral remain in full force and effect pending our payment of the $301,578 amount due on June 30, 2017. On June 28, 2017, the Company made payment in full to GRQ Consulting Inc., 401k thus relinquishing all rights and liens to collateral specified in the note.

In June 2017, we received the sum of $1,000,000 from the issuance of a 20% original issue discount debenture in $1,200,000 face amount to Andreas Wawrla. The debenture is due and payable on the earlier of November 30, 2017 or from the net proceeds of our sale of $5,000,000 or more of our securities in any public or private offering. The debenture is convertible to our common stock at a conversion price of $3.75 per share. We also issued to the debenture holder a three year warrant to purchase additional shares of our common stock equal to 100% of the shares issuable upon conversion of the debenture at an exercise price of $3.75 per share.

In July 2017, the Company issued a $360,000 note to PPLL, LLC under a two-year advisory agreement that was entered into in connection with the Company’s collaboration and research agreement with MGH. The note is convertible into 720,000 shares of the Company’s common stock at any time after January 28, 2018at the option of the holder and may be paid by the Company by the issuance of such shares of common stock in exchange for cancellation of the note. For further information, see “Certain Relationships and Related Transactions” on page 56 of this prospectus.

In August 2017, we received an loan agreement in the amount of $440,000 from Summit Resources under a maximum 10% $500,000 note payable on the earlier of (a) December 31, 2017, (b) our receipt of $2,500,000 or more from any subsequent private placement of securities consummated prior to December 31, 2017, or (c) the completion of the offering contemplated by this prospectus. In consideration of its making of the Loan, and in addition to interest and any other charges to be paid pursuant to this Note, the Borrower hereby grants to the Lender or its designees a seven (7) year warrant to purchase, for an initial exercise price of $3.75 per share, 1,200,000 shares of the common stock, $0.0001 par value per share (“Common Stock”).

Conversion of Promissory Notes

On March 20, 2015, the Company’s Board of Directors authorized the conversion of an aggregate of $341,084.81 principal amount of, and $192,784.63 of accrued interest on promissory notes issued by the Company to Summit Resources, Inc. (“Summit”), the president of which is Steven Antoline, who is a director of the Company and an affiliate of Summit, and $16,392.14 of accounts payable by the Company to Summit, into 2,201,046 units of securities, each unit consisting of one share of the Company’s common stock and a five-year warrant to purchase one-half share of common stock, at an exercise price of $25.00 per  whole  share, at a conversion price of $12.50 per unit. The issuance of these shares and warrants was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

In May 2015, the Company received an aggregate of $2,000,000 in gross cash proceeds, less transaction costs such as commission and legal fees of $309,344, from one accredited investor in connection with the sale of a 20% original issue discount unsecured convertible debenture (the “Debenture”) due November 22, 2015, pursuant to the terms and condition of a Subscription Agreement. The Company issued (a) the Debenture with a principal amount of $2,500,000 that bears interest at a rate of 10% per annum, and (b) a three-year warrant to purchase up to 150,000 shares of Common Stock of the Company par value $0.001 per share at an exercise price of $16.25 per share. The related fair value of these warrants was estimated to be $411,750, which was recorded as a discount to the promissory note, and will be accreted over the life of the loan. The Debenture may be converted in whole or in part, into shares of Common Stock at a conversion price of $12.50 per share. The Company recognized accretion expense of $411,750 related to the fair value of the warrants and interest expense of $500,000 related to the original issue discount during the year ended December 31, 2015. On December 30, 2015, the Convertible Debenture and accrued interest were converted to 212,111 shares of stock at an exercise price of $12.50 per share.

Consultant Shares, Warrants and Agreements

During the first quarter of 2014, the Company issued 500 shares of common stock at $25.00 per share for services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated February 13, 2014.

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On March 3, 2014, the Company issued warrants to purchase 3,350 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated March 3, 2014. The warrants contain an exercise price of $55.00 per share and are exercisable for five years from date of issuance.

During the quarter ended June 30, 2014, the Company issued 10,747 shares of common stock for services rendered by attorneys and two consultants.

On April 30, 2014, the Company issued warrants to purchase 3,750 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated October 17, 2013. The warrants contain an exercise price of $55.00 per share and are exercisable for five years from date of issuance.

During the quarter ended June 30, 2015, the Company issued 5,000 shares of common stock having a value of $220,000 to three consultants for services rendered.

On March 20, 2015, the Company issued warrants to purchase 3,350 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated March 3, 2014. The warrants contain an exercise price of $55.00 per share and are exercisable for five years from date of issuance.

On March 20, 2015, the Company granted options to purchase 3,3350 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated March 3, 2014. The options contain an exercise price of $27.50 per share and are exercisable for ten years from date of issuance.

On June 11, 2015, the Company issued 6,000 shares of common stock with a value of $93,000 to a consultant for services rendered.

On October 28, 2015, the Company issued 7,800 shares of common stock and warrants to purchase 19,000 shares of common stock to a consultant for services retained. The warrants are exercisable at an exercise price of $25.00 per share for a five year term.

On December 14, 2015, the Company issued 6,000 shares of common stock to a consultant for services rendered during the year with a value of $93,000.

The shares issued to consultants as described above were issued in connection with the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. The investor received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

In November 2016, the Company entered into a consulting agreement with a consulting firm for certain services to be rendered to the Company over a thirteen-month period (the “Agreement”). Besides cash compensation, the Agreement requires the Company to issue 10,000 shares of Common Stock and a Warrant to purchase 10,000 shares of Common Stock at $5.50 per share to the consulting firm within 30 days of the Agreement. For each quarter thereafter, for the remainder of the consulting period, 5,000 shares of Common Stock and a Warrant to purchase 5,000 shares Common Stock shall be issued within 30 days of the commencement of the quarter. As of December 31, 2016, 5,000 shares have been issued to the consulting firm. The fair value of the shares issued was estimated at $27,500, which was recorded as consulting expense in the month of issuance.

In November 2016, the Company entered into a consulting agreement with a consulting firm for certain services to be rendered to the Company over a twelve-month period (the “Agreement”). Besides cash compensation, the Agreement requires the Company to issue a Warrant to purchase 5,000 shares of Common Stock at $5.50 per share to the consulting firm within 30 days of the Agreement. For each quarter thereafter, for the remainder of the consulting period, a Warrant to purchase 5,000 shares Common Stock shall be issued within 30 days of the commencement of the quarter.

On December 1, 2016, the Company entered into a consulting agreement with a consulting firm for certain services to be rendered to the Company over a twelve-month period (the “Agreement”). Besides cash compensation, the Agreement requires the Company to issue 5,000 shares of Common Stock.

On December 31, 2016, the Company entered into a consulting agreement with a consultant to provide professional advisory and introductory services for a three-month period ending March 31, 2017, unless extend by mutual written agreement. In lieu of cash compensation, the Agreement requires the Company to issue the Consultant 5,000 shares of Common Stock. The fair value of the shares issued was estimated at $30,000, which was recorded as consulting expense in the month of issuance.

In December 2016, the Company entered into a consulting agreement with a consultant to provide professional advisory and introductory services for a three-month period ending March 31, 2017, unless extend by mutual written agreement. In lieu of cash compensation, the Agreement requires the Company to issue the Consultant 9,400 shares of Common Stock. The fair value of the shares issued was estimated at $47,000, which was recorded as consulting expense in the month of issuance.

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On December 31, 2016, the Company entered into a consulting agreement with a consultant to provide business advisory services for a six-month period ending June 30, 2017. Besides reimbursement of reasonable and documented expenses, the Agreement requires the Company to issue 5,000 shares of Common Stock within 30 days of the agreement and upon completion of the Company’s current private placement offering units of the Company’s security, the Company will issue an additional 5,000 shares of Common Stock. The fair value of the shares issued was estimated at $30,000, which was recorded as consulting expense in the month of issuance.

On January 31, 2017, the Board of Directors approved payment of $50,000 to a certain Consultant for Consulting Services of which is to be paid as units of our securities consisting of (a) 13,333 shares of our Common Stock (a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 13,333 share of Common Stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 13,333 shares of Common Stock at an exercise price of $5.63 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and March 31, 2017.

On January 31, 2017, the Board of Directors approved payment of 40,000 shares of Common Stock to a certain Consultant for Consulting Services which were issued in February 2017.

In February 2017, the Company has issued an aggregate of 15,000 in Common Stock for consulting services. The consulting agreement required 10,000 shares of Common Stock to be issued upon execution of the Consulting Agreement. The aggregate of 5,000 shares of Commons Stock were issued as upon execution of the Consulting Agreement, in 2016, leaving an aggregate of 5,000 shares of Common Stock to be issued for execution of the agreement. In addition to the 10,000 shares of Common Stock to be issued upon execution of the Consulting Agreement, and for each quarter thereafter for the remainder of the Consulting Period, Common Stock and warrants to purchase Common Stock will be issued 5,000 shares of Common Stock and a warrant to purchase 5,000 shares of Common Stock to the Consultant on the first day of each quarter. The issuance of 15,000 comprised of 5,000 shares of Common Stock due upon execution of the Consulting Agreement, 5,000 shares of Common Stock for the first quarter in 2017 and 5,000 shares of Common Stock for the second quarter of 2017. On January 31, 2017, the Board of Directors approved the request to accelerate the issuance of 5,000 shares of Common Stock for the second quarter of 2017.

On February 28, 2017, the Company entered into a consulting agreement for business advisory services and has term period from February 28, 2017 through January 31, 2018. The Company will compensate the Consultant by issuing 100,000 shares of Common Stock

In March 2017, the Company entered into a consulting agreement with a firm for professional financial advisory and introductory services for a period is from March 8, 2017 through December 31, 2017. Besides a one-time $10,000 retainer payment the consulting agreement requires payment of 24,000 shares of the Company’s Common Stock.

Subsequent to March 31, 2017 the Company has entered into one (1) consulting agreement. This agreement was entered into for business advisory services and has a term period from April 24, 2017 through December 31, 2017. The Company will compensate the Consultant by issuing 5,000 shares of Common Stock no later than 30 days from the effective date.

On July 03, 2017, the Board of Directors approved payment of 40,000 shares of Common Stock to a certain Consultant for Consulting Services.

In July 2017, the Company issued 5,000 shares of Common Stock as compensation for consulting services in lieu of $7,500 cash. This payment of Common Stock satisfies half of what the Company owes to this consultant.

In July 2017, the Company issued a $360,000 note under a two year advisory agreement that was entered into connection with its collaboration and research agreement with Massachusetts General Hospital. The note is convertible into 720,000 shares of Company Common Stock at any time after September 30, 2017 at the option of the holder and may be paid by the Company by the issuance of such shares of Common Stock in exchange for cancellation of the note.

Options

During the quarter ended June 30, 2014, the Company granted options to purchase an aggregate of 26,090 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $27.50 per share.

During the quarter ended June 30, 2014, the Company granted options to purchase an aggregate of 20,850 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $27.50 per share to the Chief Scientific Officer, Vice President, Corporate Finance & Development and various employees. The options expire five years from date of issuance.

During the quarter ended September 30, 2014, the Company granted options to purchase an aggregate of 1,150 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $27.50 per share to various employees. The options expire ten years from date of issuance. In addition, 500 options were exercised at $27.50 per share during the quarter.

On July 16, 2015 (the “Issuance Date”), the Company issued an incentive stock option to Dave Halverson, Vice President of Sales, under the Company’s 2013 Equity Incentive Plan (the “Plan”), to purchase 3,000 shares of common stock. The option shall be exercisable at fair market value, as defined in the Plan, and shall vest as to 25% of the shares at the end of each of the first four anniversaries from the Issuance Date, becoming fully vested and exercisable four years from the Issuance Date.

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On October 12, 2015, the Company granted non-qualified options to purchase an aggregate of 2,240 shares of common stock to certain individuals in recognition of their services to the Company at an exercise price of $27.50 per share.

On December 18, 2015, the Board of Directors approved an increase of 150,000 shares of common stock issuable under the 2013 Equity Incentive Plan.

On December 31, 2015, the Company granted non-qualified options to purchase an aggregate of 10,667 shares of common stock to non-employee directors of the Company in recognition of their service to the Company at an exercise price of $12.50 per share.

During the quarter ended December 31, 2015, the Company granted options to purchase an aggregate of 34,400 shares of common stock to several key employees in recognition of their services to the Company at an exercise price of $12.50 per share.

In 2016, the Company granted non-qualified options to purchase an aggregate of 2,000 shares of Common Stock to a non-employee of the Company in recognition of their patience and service to the Company at an exercise price of $12.50 per share.

In 2016, the Company granted options to purchase an aggregate of 65,000 shares of Common Stock to several key employees in recognition of their services to the Company at an exercise price of $7.50 per share.

In January 2017, the Company granted options to purchase an aggregate of 11,200 shares of Common Stock to several key employees in recognition of their services to the Company at an exercise price of $7.50 per share.

In March 2017, the Board of Directors awarded Stanley Hostler, former director and former secretary of the Company 22,000 options with immediate vesting. In May 2017, the Company issued 22,000 options with immediate vesting to Mr. Hostler.

In May 2017, the Company granted options to purchase an aggregate of 15,500 shares of Common Stock to several key employees in recognition of their services to the Company at an exercise price of $7.50 per share.

Advertising Services Agreement

In March 2016, the Company entered into an agreement with an advertising firm for certain services to be rendered to the Company over an estimated ninety (90) day period (the “Media Advertising Agreement”). Besides cash compensation, the Media Advertising Agreement required the Company to issue 3,000 shares of Common Stock to the advertising firm as of the execution date of the agreement and an additional 3,000 shares to be issued to the advertising firm thirty (30) days from the execution date of the agreement. The estimate fair value of the shares issued in March 2016 and April 2016 was $37,500 for each issuance, which was recorded as consulting expense in the month of issuance.

In July 2016, the Company renewed the agreement with such advertising firm for certain services to be rendered to the Company over an estimated ninety (90) day period. Besides cash compensation, the Media Advertising Agreement required the Company to issue 6,000 shares of Common Stock upon execution of the document. The fair value of the shares issued was estimated at $75,000 with the amount recorded as consulting expense.

Related Party Debt

During the six months ended June 30, 2016, the Company received advances equal to an aggregate of $109,500 from various directors and current stockholders of the Company. The Company repaid $57,500 to three directors during this period, which included payment of $15,000 of the $2,547,500 in aggregate advances and other loans payable to stockholders outstanding as of December 31, 2015. As of June 30, 2016, the outstanding balance of advances and other loans payable was $2,626,500, which included two interest-bearing promissory notes with a combined outstanding balance of $1,117,000 with two stockholders and $1,509,000 in outstanding advances from stockholders that have no terms of repayment and do not bear interest.

In 2017, related parties, including members of our board of directors, converted a total of $2,646,719 principal amount of notes we owed to such persons and accrued interest of $92,319 into units of our securities consisting of (a)730,410 shares of our common stock (a conversion price of $3.75 per share) plus (b) an eighteen-month warrant to purchase an additional 730,410 shares of common stock at an exercise price of $4.50 per share and (c) a five-year warrant to purchase an additional 730,410 shares of common stock at an exercise price of $5.63 per share containing identical terms to the units of equity securities which we sold in our private placement to unaffiliated accredited investors between November 2016 and June 30, 2017. In July 2017, these related parties accepted the terms of the 2016-2017 Exchange Offer referred to above, as a result of which they were issued and aggregate of 1,097,615 additional shares of common stock in lieu of their Class A Warrants and Class B Warrants

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Subsequent to March 31, 2017, the Company received advances totaling $587,000 from certain related parties. A total of $130,000 of the related party debt converted into the terms of the previous 2016-17 Offering in the 2nd quarter of 2017. All advances that do not convert have no terms of repayment and do not bear interest.

Subsequent to June 30, 2017, the Company received advances totaling $506,850 from certain related parties. Advances have no terms of repayment and do not bear interest. The one related party received a warrant to purchase 1,200,000 shares of common stock at a purchase price of $3.75 per share in exchange for their advances.

On April 7, 2017, we received a loan of $1,750,000 from Summit Resources, Inc., one of our principal stockholders and an affiliate of Steve Antoline, one of our directors. The loaned amount includes $500,000 previously advanced by Summit and an additional $1,250,000 will be advanced to us from April 2017 through July 2017. We issued to Summit our senior secured promissory note in the principal amount of up to $1,750,000 that is payable in monthly installments over a period of 36 months.

Of the loan proceeds, $1,250,000 will be used to purchase the new state-of-the-art mass spectrometer we recently ordered and the balance of the loan will be used for working capital. We have agreed to apply 30% of the net proceeds (after commissions and offering expenses) we receive from any equity or equity type financing to reduce and prepay the $500,000 working capital portion of the loan. In addition, the entire loan is subject to mandatory prepayment in the event and to the extent that we receive gross proceeds of $5,000,000 or more from any subsequent public offering of our securities.

Commencing 30 days after installation of the Instrument we will pay monthly installments of principal and accrued interest in the amount equal to the greater of (a) $62,031 (representing 36 monthly installments of principal and accrued interest at the rate of 15% per annum), or (b) 20% of the cash proceeds we receive from customers who request services from the Company using the new mass spectrometer equipment. We also agreed to establish a special lock box to deposit cash proceeds we receive from use of such equipment.

The Note is convertible into shares of our Common Stock, at the option of the holder at a conversion price equal to the lower of $3.75 per share (as adjusted by the contemplated the reverse stock split), or (b) 85% of the offering price per share of the Common Stock in any subsequent public offering of our Common Stock.

The loan is secured by a first lien and security interest on all of our assets and properties, including the purchased equipment and all purchase orders we receive in connection therewith.

In a related development on April 21, 2017, we entered into an agreement with Summit under which Summit:

•	Consented to the exchange agreement with GRQ and waived any defaults on our part under the Summit loan agreement; and
•	agreed to waive its security interest in the GRQ Collateral until such time as we pay the $301,578 obligation to GRQ.

The Company and our subsidiary reaffirmed Summit’s senior priority lien and security interest on all of our assets and properties, other than the specific GRQ Collateral.

In June 2017, we received the sum of $1,000,000 from the issuance of a 20% original issue discount debenture in $1,200,000 face amount to Andreas Wawrla. The debenture is due and payable on the earlier of November 30, 2017 or from the net proceeds of our sale of $5,000,000 or more of our securities in any public or private offering. The debenture is convertible to our common stock at a conversion price of $3.75 per share. We also issued to the debenture holder a three year warrant to purchase additional shares of our common stock equal to 100% of the shares issuable upon conversion of the debenture at an exercise price of $3.75 per share.

Our Exchange Offers

As of August 21, 2017, we were in default in payment of approximately $2,085,400 of outstanding notes and debentures.

In addition, the anti-dilution provisions contained in many of our outstanding securities between 2013 and 2017 has created significant derivative liabilities for our Company. As of December 31, 2016, such derivative liability has been calculated to be in excess of $3,100,000 and increases as we sell additional warrants. Such derivative liability directly impacts and reduces our stockholders equity which could materially and adversely affect our ability in the future to qualify to list our common stock for trading on the Nasdaq Capital Market or other comparable national securities exchange.

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In order to cure our defaults in payment of our debt securities and to reduce, if not eliminate, the derivative liability, we:

•	Offered to the holder(s) of all $2,270,688 of 20% original issue discount debentures issued in 2016, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange their debentures for a new 20% original issued discount convertible debenture due September 30, 2017, plus one share of our Common Stock for each $1.00 outstanding principal amount of the new 20% OID convertible debenture issued to them. As proposed, the contemplated restated 20% OID convertible debenture would be in face amount equal to 100% of the outstanding principal of and accrued interest on the earlier convertible debentures and, upon consummation of any subsequent public offering of our common stock that is registered under the Securities Act prior to the new maturity date, would be subject to mandatory conversion at a 20% discount to the initial public offering price of our Common Stock (the “OID Convertible Debenture Exchange Offer As of the date of this prospectus, an aggregate of $2,254,281 of the 2016 20% OID Debentures were exchanged for $2,366,995 of new 20% OID Debentures due September 30, 2017, and the parties to the exchange offer received an additional 49,779 shares of our common stock. The remaining $16,406 of our 20% original discount debentures that were not exchanged for new 20% OID Debentures are currently in default and there can be no assurance that the 3 holders of such defaulted debentures will agree to accept our exchange offer. See “Risk Factors”.

•	Offered to the 156 holders of our common stock and warrants issued in the 2013 offering, an opportunity under Section 3(a)(9) of the Securities Act, to (a) waive for all purposes the “make whole” provisions in their subscription agreement in exchange for one-quarter of a warrant exercisable at $4.50 per share for each of the 2,069,952 shares of Common Stock issued and issuable to them in the 2013 Offering (approximately 517,488 additional warrants) which would contain no weighted average or full ratchet anti-dilution provisions, plus (b) exchange all of the outstanding 2013 B Warrants issued in the 2013 offering (approximately 155,246 warrants) for one additional share of our common stock (the “2013 Exchange Offer”). As of the date of this prospectus, 116 of the purchasers of our securities in the 2013 offering accepted the exchange offer, resulting in the issuance of 123,251 additional shares of common stock and warrants to purchase 410,838 shares of common stock.

•	Offered to the 72 holders of our common stock and warrants issued in the 2016-17 offering, an opportunity under Section 3(a)(9) of the Securities Act of 1933, as amended, to exchange all of their 2016-17 Class A Warrants and 2016-17 Class B Warrants for 1.5 shares of Common Stock for each 2016-17 Class A Warrant and 2016-17 Class B Warrant (the “2016-17 Exchange Offer”). Accordingly, each $10,000 Unit that represented 2,667 shares of common stock, plus 2,667 of 2016-17 Class A Warrants and 2,667 of 2016-17 Class B Warrants would be exchanged for 1,403,620 shares of Common Stock, representing (a) 561,448 shares of Common Stock, plus (ii) 842,1729 additional shares of common stock issued in lieu of the 2016-17 Class A Warrants and 2016-17 Class B Warrants. As of the date of this prospectus, 70 of the purchasers of our securities in the 2016-17 offering accepted the exchange offer resulting in the issuance of 822,172 additional shares of common stock.

•

Entered into agreements with certain related parties, including members of our board of directors, to convert approximately $2,651,719 of our indebtedness and accrued interest of $92,319 owed to such individuals into 738,410 shares of our common stock and 738,410 Class A Warrants to purchase shares of our common stock at an exercise price of 4.50 per share, and 738,410 Class B Warrants to purchase shares of our common stock at an exercise price of $5.63 per share, all upon the same terms as the Units of equity securities offered in our 2016-17 Offering. In July 2017, these related parties accepted the terms of the 2016-2017 Exchange Offer referred to above, as a result of which they were issued and aggregate of 1,097,615 additional shares of common stock in lieu of their Class A Warrants and Class B Warrants. As of the date of this prospectus, the balance of the related party debt is $2,068,994. See "Certain Relationships and Related Transactions" elsewhere in this prospectus.

As a result of acceptances, we received in the above exchange offers, we believe that we will be able to significantly reduce our derivative liability. In such connection, we intend to engage an outside consulting firm to calculate the amount of such derivative liability reduction based upon and following the issuance of our unaudited June 30, 2017 balance sheet.

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Item 16.  Exhibits and Financial Statement Schedules.

Exhibit No.	Description	Exhibit Location

2.1	Merger Agreement by and among Protea Biosciences, Inc., SRKP 5, Inc., and SRKP 5 Acquisition Corp. Inc.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

3.1	Certificate of Incorporation.	Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005 and incorporated herein by this reference.

3.2	Bylaws.	Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005 and incorporated herein by this reference.

3.3	Certificate of Ownership and Merger filed with the Office of Secretary of the State of Delaware on September 2, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

3.4	Certificate of Amendment to Certificate of Incorporation.	Form 8-K filed with the Securities and Exchange Commission on June 24, 2013 and incorporated herein by this reference.

3.5	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.	Form 8-K filed with the Securities and Exchange Commission on November 5, 2014 and incorporated herein by this reference.

3.6	Certificate of Amendment to Certificate of Incorporation, filed with the Office of Secretary of State of the State of Delaware on July 1, 2015.	Form 8-K filed with the Securities and Exchange Commission on July 8, 2015 and incorporated herein by this reference.

3.7	Amended and Restated Bylaws	Form S-1/A filed with the Securities and Exchange Commission on June 22, 2016 and amended and restated on July 14, 2016 and July 15, 2016. Further amended and restated on Form 10-Q as filed with the Securities and Exchange Commission on August 15, 2016 and incorporated herein by this reference.

3.8	Second Amended & Restated Bylaws	Form 10-Q/A filed with the Securities and Exchange Commission on August 18, 2016 and incorporated herein by this reference.

3.9	Certificate of Amendment to the Certificate of Incorporation as filed with the Delaware Secretary of State on October 24, 2016	Form 8-K filed with the Securities and Exchange Commission on October 25, 2016 and incorporated herein by this reference.

3.10	Certificate of Amendment to the Certificate of Incorporation as filed with the Delaware Secretary of State on April 25, 2017	Form 10-Q filed with the Securities and Exchange Commission on May 19, 2017 and incorporated herein by reference.

4.1	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Economic Development Authority, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.2	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.3	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Economic Development Authority, dated October 21, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.4	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

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4.5	Commercial Promissory Note between Protea Biosciences, Inc. and United Bank (formerly Centra Bank, Inc.), dated August 27, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.6	Form of Promissory Note issued by Protea Biosciences, Inc. in connection with the sale of promissory notes.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.7	Form of Warrant issued by Protea Biosciences, Inc. in connection with the sale of promissory notes.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.8	Form of Convertible Promissory Note issued by Protea Biosciences, Inc. in connection with the sale of convertible promissory notes.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.9	Form of Warrant issued to El Coronado Holdings, LLC.	Form 8-K filed with the Securities and Exchange Commission on March 27, 2013 and incorporated herein by this reference.

4.10	Warrant to purchase Common Stock of the Company issued to Summit Resources, Inc. in connection with Warrant and Reimbursement Agreement.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

4.11	Form of Placement Agent Warrant issued in connection with the Fall 2012 Offering.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

4.12	Form of Warrants to purchase Common Stock issued in connection with the Spring 2013 Direct Issuances.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

4.13	Form of Promissory Note for $1,500,000 Offering.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.14	Form of Warrant for $1,500,000 Offering.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.15	Form of Convertible Promissory Note for $2,000,000 Offering.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.16	Form of Warrant issued to the Representative of several underwriters.	Form S-1/A filed with the Securities and Exchange Commission on June 22, 2016 and July 14, 2016 and July 15, 2016 and incorporated herein by this reference.

4.17	Warrant to Purchase Common Stock, executed by Josiah T. Austin, Managing Member of El Coronado Holdings, LLC with respect to the warrant by and between the Company and El Coronado Holdings, LLC.	Form 8-K filed with the Securities and Exchange Commission on January 9, 2013 as Exhibit 10.1 and incorporated herein by this reference.

4.18	Form of Conversion Warrant.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

4.19	Form of Warrant issued to investors in the Company’s winter 2014-2015 private placement offering.	Form 10-K filed with the Securities and Exchange Commission on February 13, 2015.

4.20	Form of Warrant issued to an investor, dated May 22, 2015.	Form 8-K filed with the Securities and Exchange Commission on May 29, 2015 and incorporated herein by reference.

4.21	Form of Warrant issued to investors in the Company’s summer/fall 2015 private placement offering.	Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015 and incorporated herein by reference.

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4.22	Form of Warrant issued to placement agents in the Company’s summer/fall 2015 private placement offering.	Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015 and incorporated herein by reference.

4.23	Form of Warrant issued to the investor in the Company’s March 2016 bridge offering.	Form 8-K filed with the Securities and Exchange Commission on March 10, 2016 and incorporated herein by reference.

4.24	Placement Agent Warrant, dated March 2, 2016.	Form S-1A filed with the Securities and Exchange Commission on June 22, 2016 and incorporated herein by reference.

4.25	Form of Investor Warrant.	Form 8-K filed with the Securities and Exchange Commission on March 10, 2016 and incorporated herein by reference.

4.26	Warrant to Purchase Common Stock granted to West Virginia Jobs Investment Trust Board on February 3, 2016.	Form 10-Q filed with the Securities and Exchange Commission on May 13, 2016 and incorporated herein by reference.

4.27	Form of Placement Agent Warrant issued to Laidlaw in connection with financing by St. George Investments LLC.	Form 10-Q filed with the Securities and Exchange Commission on August 15, 2016 and incorporated herein by reference.

4.28	Form of Investor Warrant.	Form 8-K filed with the Securities and Exchange Commission on August 12, 2016 and incorporated herein by reference.

4.29	Form of Placement Agent Warrant.	Form 8-K filed with the Securities and Exchange Commission on August 12, 2016 and incorporated herein by reference.

4.30	Form of Exchange Warrant	Form 10-Q filed with the Securities and Exchange Commission on November 21, 2016 and incorporated herein by reference.

4.31	Form of Investor Warrant.	Form 10-Q filed with the Securities and Exchange Commission on November 21, 2016 and incorporated herein by reference.

4.32	Form of Placement Agent Warrant.	Form 10-Q filed with the Securities and Exchange Commission on November 21, 2016 and incorporated herein by reference.

4.33	Form of Class A Warrant.	Form 8-K filed with the Securities and Exchange Commission on November 9, 2016 and incorporated herein by reference.

4.34	Form of Class B Warrant.	Form 8-K filed with the Securities and Exchange Commission on November 9, 2016 and incorporated herein by reference.

4.35	Form Placement Agent of Warrant.	Form 8-K filed with the Securities and Exchange Commission on November 9, 2016 and incorporated herein by reference.

4.36	Form of Class B Exchange Warrant.	Form 10-K filed with the SEC on April 14, 2017 and incorporated herein by reference.

4.37	Form of Warrant issued to Summit entitling Summit to purchase 20,000,000 shares of Registrant’s Common Stock)	Form 8-K filed with the SEC on April 24, 2017 and incorporated herein by reference.

4.38	Form of Warrant issued to Andreas Wawrla	Filed herewith.

4.39	Form of Warrant issued to Summit entitling Summit to purchase up to 60,000,000 shares of Registrant’s Common Stock.	Form 8-K filed with the SEC on August 25, 2017 and incorporated herein by reference.

4.40	Form of Underwriting Agreement	Filed herewith.

10.1	Share Cancellation Agreement dated as of September 2, 2011 by and between the registrant and the Persons signatory thereto.	Form 8-K filed with the SEC on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.2	Amended and Restated Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated February 22, 2010.	Form 8-K filed with the SEC on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

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10.3	Second Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated January 14, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.4	Third Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated April 27, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.5	Fourth Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated June 21, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.6	Fifth Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated September 10, 2012.	Form 10-K filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

10.7	Sixth Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated July 30, 2013.	Form 10-K filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

10.8	Exclusive License Agreement between Johns Hopkins University and Protea Biosciences, Inc., dated June 9, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.9	Exclusive Option Agreement between West Virginia University and Protea Biosciences, Inc., dated September 19, 2001.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.10	Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated December 21, 2005.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.11	1st Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated March 8, 2006.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.12	2nd Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated November 20, 2006.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.13	3rd Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated April 11, 2007.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.14	4th Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated January 24, 2008.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.15	Joint Research and Development Agreement between Laboratories Mayoly Spindler SAS, Protea Biosciences, Inc. and Proteabio Europe SAS, dated March 22, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.16	Loan Agreement between West Virginia Economic Development Authority and Protea Biosciences, Inc., dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

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10.17	Security Agreement between Protea Biosciences, Inc. and West Virginia Economic Development Authority, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.18	Loan Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council and Protea Biosciences, Inc., dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.19	Intercreditor Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, West Virginia Economic Development Authority and Protea Biosciences, Inc., dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.20	Security Agreement between Protea Biosciences, Inc. and West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.21	Loan Agreement between West Virginia Economic Development Authority and Protea Biosciences, Inc., dated October 21, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.22	Security Agreement between Protea Biosciences, Inc. and West Virginia Economic Development Authority, dated October 21, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.23	Loan Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council and Protea Biosciences, Inc., dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.24	Intercreditor Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, West Virginia Economic Development Authority and Protea Biosciences, Inc., dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.25	Amended and Restated Security Agreement between Protea Biosciences, Inc. and West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.26	Commercial Loan Agreement between United Bank (formerly Centra Bank, Inc.) and Protea Biosciences, Inc., dated August 27, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.27	First Amendment to Exclusive Option Agreement between West Virginia University and Protea Biosciences, Inc., dated December 11, 2002.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

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10.28	Lease Agreement, dated January 25, 2012, by and between Protea Biosciences, Inc. and White Birch Properties LLC.	Form 8-K filed with the Securities and Exchange Commission on January 25, 2012 and incorporated herein by this reference.

10.29	Form of Convertible Promissory Notes, dated as of April 16, 2012, issued to directors and certain related parties*.	Form 8-K filed with the Securities and Exchange Commission on April 20, 2012 as Exhibit 10.1 and amended on June 15, 2012 and incorporated herein by this reference.

10.30	10% Convertible Debenture, dated as of April 18, 2012, issued to the West Virginia Jobs Investment Trust Board.	Form 8-K filed with the Securities and Exchange Commission on April 20, 2012 as Exhibit 10.2 and amended on October 31, 2012 and incorporated herein by this reference.

10.31	Loan Agreement, dated as of June 11, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.3 and incorporated herein by this reference.

10.32	Promissory Note, dated as of June 11, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.4 and incorporated herein by this reference.

10.33	Security Agreement, dated as of June 11, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.5 and incorporated herein by this reference.

10.34	Guaranty, dated as of June 6, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.7 and incorporated herein by this reference.

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10.35	Warrant and Reimbursement Agreement, Dated March 6, 2013 by and between the Company and Steve Antoline.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

10.36	2013 Equity Incentive Plan.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

10.37	Form of Securities Purchase Agreement by and between the Company and investors in the Spring 2013 Direct Issuances.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

10.38	Form of Conversion Agreement.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.39	Form of Bridge Note Purchase Agreement.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.40	Form of Bridge Note.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.41	Form of Bridge Noteholder Warrant.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.42	Patent License Agreement between the Company and George Washington University.	Form 10-K filed with the Securities and Exchange Commission on March 27, 2013 and incorporated herein by this reference.

10.43	Memorandum of Understanding, dated March 19, 2014, by and between the Company and BioPharma d’Azur, Inc.	Form 10-Q filed with the Securities and Exchange Commission on May 9, 2014 and incorporated herein by this reference.

10.44	Option Agreement, dated March 27, 2014, by and between the Company, ProteaBio Europe SAS and BioPharma d’Azur, Inc.	Form 10-Q filed with the Securities and Exchange Commission on May 9, 2014 and incorporated herein by this reference.

10.45	Stock Purchase and Sale Agreement, dated May 21, 2014, by and among the Company, Protea Biosciences, Inc., ProteaBio Europe SAS, and AzurRx BioPharma, Inc.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

10.46	Form of Unit Purchase Agreement among Protea Biosciences Group, Inc., and investors in the Company’s winter 2014-2015 private placement offering.	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by reference.

10.47	Form of Registration Rights Agreement among Protea Biosciences Group, Inc., and investors in the Company’s winter 2014-2015 private placement offering.	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by reference.

10.48	Form of Employment Agreement with Stephen Turner.	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by reference.

10.49	Form of Unit Purchase Agreement among Protea Biosciences Group, Inc., and investors in the Company’s summer/fall 2015 private placement offering.	Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015 and incorporated herein by reference.

10.50	Form of Subscription Agreement among Protea Biosciences Group, Inc., and investors in the Company’s summer/fall 2015 private placement offering.	Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015 and incorporated herein by reference.

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10.51	Form of Registration Rights Agreement among Protea Biosciences Group, Inc., and investors in the Company’s summer/fall 2015 private placement offering.	Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015 and incorporated herein by reference.

10.52	Form of Lock-Up Agreement among Protea Biosciences Group, Inc. and certain directors, officers and key employees in connection with the Company’s summer/fall 2015 private placement offering.	Form 10-k filed with the Securities and Exchange Commission on March 16, 2016 and incorporated herein by reference.

10.53	Amendment No. 1 to Share Purchase Agreement by and between Protea Biosciences Group, Inc. and vivoPharm PTLY LTD dated June 4, 2015.	Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015 and incorporated herein by reference.

10.54	Amendment No. 2 to Share Purchase Agreement by and between Protea Biosciences Group, Inc. and vivoPharm PTLY LTD dated August 7, 2015.	Form 10-Q filed with the Securities and Exchange Commission on November 16, 2015 and incorporated herein by reference.

10.55	Loan Modification and Warrant Issue Agreement dated December 30, 2015 by and between Protea Bioscience Group, Inc. and West Virginia Jobs Investment Trust Board.	Form 10-Q filed with the Securities and Exchange Commission on May 13, 2016 and incorporated herein by reference.

10.56	Loan Modification and Warrant Issue Agreement dated March 31, 2016 by and between Protea Biosciences Group, Inc. and West Virginia Jobs Investment Trust Board.	Form 10-Q filed with the Securities and Exchange Commission on May 13, 2016 and incorporated herein by reference.

10.57	Media Advertising Agreement by and between Al & J Media Inc., and Protea Biosciences Group, Inc., dated as of March 16, 2016.	Form 10-Q filed with the Securities and Exchange Commission on May 13, 2016 and incorporated herein by reference.

10.58	Revised Media Advertising Agreement by and between Al & J Media Inc., and Protea Biosciences Group, Inc., dated as of July 1, 2016.	Form 10-Q filed with the Securities and Exchange Commission on August 15, 2016 and incorporated herein by reference.

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10.59	Form of Subscription Agreement between the Company and each purchaser of Debentures.	Form 8-K filed with the Securities and Exchange Commission on August 12, 2016 and incorporated herein by reference.

10.60	Form of 20% Original Issue Discount Unsecured Convertible Debenture.	Form 8-K filed with the Securities and Exchange Commission on August 12, 2016 and incorporated herein by reference.

10.61	Exclusive License Agreement by and between Yale University and Protea Biosciences Group, Inc. dated April 12, 2016.	Form S-1/A filed with the Securities and Exchange Commission on June 22, 2016 and amended on July 14, 2016 and July 15, 2016 and incorporated herein by this reference.

10.62	Letter dated June 20, 2016 between United Bank and Protea Biosciences Group, Inc. extending the maturity date under the line of credit to July 12, 2018.	Form S-1/A filed with the Securities and Exchange Commission on June 22, 2016 and amended on July 14, 2016 and July 15, 2016 and incorporated herein by this reference.

10.63	Form of Note Purchase Agreement.	Form 8-K filed with the Securities and Exchange Commission on September 14, 2016 and incorporated herein by reference.

10.64	Form of 10% Original Issue Discount Secured Promissory Note.	Form 8-K filed with the Securities and Exchange Commission on September 14, 2016 and incorporated herein by reference.

10.65	Form of Security Agreement between the Company and the Secured Party.	Form 8-K filed with the Securities and Exchange Commission on September 14, 2016 and incorporated herein by reference.

10.66	Form of Guaranty.	Form 8-K filed with the Securities and Exchange Commission on September 14, 2016 and incorporated herein by reference.

10.67	Form of Exchange Agreement by and among the Company and each purchaser of Second and Third Quarter 2016 Convertible Debentures.	Form 10-Q filed with the Securities and Exchange Commission on November 21, 2016 and incorporated herein by reference.

10.68	Form of Subscription Agreement between the Company and each purchaser of the September 2016 20% OID Note.	Form 10-Q filed with the Securities and Exchange Commission on November 21, 2016 and incorporated herein by reference.

10.69	Form of Exchange Note.	Form 10-Q filed with the Securities and Exchange Commission on November 21, 2016 and incorporated herein by reference.

10.70	Form of 20% Original Issued Discount Unsecured Convertible Note.	Form 10-Q filed with the Securities and Exchange Commission on November 21, 2016 and incorporated herein by reference.

10.71	Form of Subscription Agreement between the Company and each purchaser in the Fall 2016 Offering.	Form 8-K filed with the Securities and Exchange Commission on November 9, 2016 and incorporated herein by reference.

10.72	Form of Registration Rights Agreement and each purchaser in the Fall 2016 Offering.	Form 8-K filed with the Securities and Exchange Commission on November 9, 2016 and incorporated herein by reference.

10.73	Form of Debt Conversion Agreements executed between Protea Biosciences Group, Inc. and certain of its Officers and Directors.	Form 10-K with the SEC on April 14, 2017 and incorporated herein by reference.

10.74	Form of accounts payable conversion agreement between Protea Biosciences Group, Inc. and CKR Law LLP.	Form 10-K filed with the SEC on April 17, 2017 and incorporated herein by reference.

10.75	Form of Promissory Note to CKR Law, LLP (see 10.74).	Form 10-K with the SEC on April 14, 2017 and incorporated herein by reference.

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10.76	Form of 20% Restated OID Note.	Form 10-K filed with the SEC on April 14, 2017 and incorporated herein by reference.

10.77	Form of Exchange Agreement between Protea Biosciences Group, Inc., and the 2013 Offering Investors.	Form 10-K filed with the SEC on April 14, 2017 and incorporated herein by reference.

10.78	Form of Exchange Agreement between Protea Biosciences Group, Inc., and the Unit Offering Investors.	Form 10-K filed with the SEC on April 14, 2017 and incorporated herein by reference.

10.79	Form of OID Debenture Exchange Agreement.	Form 10-K filed with the SEC on April 14, 2017 and incorporated herein by reference.
10.80	Form of $1,750,000 senior secured convertible note issued by the Registrant to Summit Resources, Inc.	Incorporated by reference to Form 8-K filed with the SEC on April 24, 2017
10.81	Form of Guaranty of Summit Note by Protea Biosciences, Inc.	Incorporated by reference to Form 8-K filed with the SEC on April 24, 201)
10.82	Form of Security Agreement among Registrant and subsidiary as debtors and Summit Resources, Inc. as secured party	Incorporated by reference to Form 8-K filed with the SEC on April 24, 2017.

10.83	Form of Summit collateral waiver letter agreement between Summit and the Registrant	Incorporated by reference to Form 8-K filed with the SEC on April 24, 2017.

10.84	Form of Subscription Agreement dated as of May 31, 2017 between the Registrant and Andreas Wawrla.	Filed herewith.

10.85	Form of 20% OID debenture issued to Andreas Wawrla	Filed herewith.

14.1	Code of Ethics	Incorporated by reference to Form S-1/A filed with the SEC on July 15, 2016.

21.1	List of Subsidiaries	Filed herewith.

23.1	Consent of Schneider Downs & Co., Inc.	Filed herewith.

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* Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morgantown, State of West Virginia, on August 29, 2017.

PROTEA BIOSCIENCES GROUP, INC.

By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer and Interim Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen Turner his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on August 29, 2017.

/s/ Stephen Turner	/s/ Steven Antoline
Stephen Turner	Steven Antoline
Chief Executive Officer and Chairman of the Board	Director
(Principal Executive Officer)

/s/ Josiah T. Austin	/s/ Leonard Harris
Josiah T. Austin	Leonard Harris
Director	Director

/s/ Ed Roberson	/s/ Patrick Gallagher
Ed Roberson	Patrick Gallagher
Director	Director

/s/ Scott Segal
Scott Segal
Director

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